339441540 v11 Execution Version CREDIT AGREEMENT dated as of August 25, 2026, among CORE SCIENTIFIC, INC., as the Borrower, THE LENDERS AND ISSUING BANKS PARTY HERETO, JPMORGAN CHASE BANK, N.A., as Administrative Agent and Collateral Agent, MORGAN STANLEY SENIOR FUNDING, INC., JPMORGAN CHASE BANK, N.A., GOLDMAN SACHS LENDING PARTNERS LLC, AND TD SECURITIES (USA) LLC, as Joint Bookrunners

339441540 v11 -i- TABLE OF CONTENTS Page ARTICLE I DEFINITIONS ........................................................................................................................................ 1 Section 1.01 Defined Terms .................................................................................................................. 1 Section 1.02 Terms Generally; GAAP ................................................................................................ 42 Section 1.03 Letter of Credit Amounts ................................................................................................ 43 Section 1.04 Timing of Payment or Performance ................................................................................ 43 Section 1.05 Times of Day .................................................................................................................. 43 Section 1.06 Classification of Loans and Borrowings ......................................................................... 43 Section 1.07 Certain Conditions, Calculations and Tests .................................................................... 43 Section 1.08 Interest Rates; Benchmark Notification .......................................................................... 44 Section 1.09 Exchange Rates; Currency Equivalents .......................................................................... 45 ARTICLE II THE CREDITS .................................................................................................................................... 45 Section 2.01 Loan Commitments ........................................................................................................ 45 Section 2.02 Loans and Borrowings. ................................................................................................... 45 Section 2.03 Requests for Borrowings ................................................................................................ 46 Section 2.04 [Reserved] ....................................................................................................................... 47 Section 2.05 Letter of Credit Facility. ................................................................................................. 47 Section 2.06 Funding of Borrowings. .................................................................................................. 50 Section 2.07 Interest Elections. ........................................................................................................... 51 Section 2.08 Termination and Reduction of Commitments. ................................................................ 52 Section 2.09 Evidence of Debt. ........................................................................................................... 52 Section 2.10 Repayment of Loans. ...................................................................................................... 53 Section 2.11 Prepayment of Loans. ..................................................................................................... 53 Section 2.12 Fees. ................................................................................................................................ 54 Section 2.13 Interest. ........................................................................................................................... 55 Section 2.14 Alternative Rate of Interest. ............................................................................................ 55 Section 2.15 Increased Costs. .............................................................................................................. 57 Section 2.16 Break Funding Payments ................................................................................................ 58 Section 2.17 Taxes. .............................................................................................................................. 59 Section 2.18 Payments Generally; Pro Rata Treatment; Sharing of Set-offs. ...................................... 62 Section 2.19 Mitigation Obligations; Replacement of Lenders. .......................................................... 63 Section 2.20 Illegality .......................................................................................................................... 65 Section 2.21 Incremental Commitments. ............................................................................................. 65 Section 2.22 Extensions of Loans and Commitments ......................................................................... 67 Section 2.23 Refinancing Amendments............................................................................................... 68

339441540 v11 Page -ii- Section 2.24 Defaulting Lender. .......................................................................................................... 69 ARTICLE III REPRESENTATIONS AND WARRANTIES ................................................................................... 71 Section 3.01 Organization; Powers ...................................................................................................... 71 Section 3.02 Authorization .................................................................................................................. 71 Section 3.03 Enforceability ................................................................................................................. 72 Section 3.04 Governmental Approvals ................................................................................................ 72 Section 3.05 Financial Statements ....................................................................................................... 72 Section 3.06 No Material Adverse Effect ............................................................................................ 72 Section 3.07 Title to Properties; Possession under Leases .................................................................. 72 Section 3.08 [Reserved]. ...................................................................................................................... 72 Section 3.09 Litigation; Compliance with Laws. ................................................................................. 72 Section 3.10 Federal Reserve Regulations .......................................................................................... 73 Section 3.11 Investment Company Act ............................................................................................... 73 Section 3.12 Use of Proceeds .............................................................................................................. 73 Section 3.13 Tax Returns ..................................................................................................................... 73 Section 3.14 No Material Misstatements. ............................................................................................ 73 Section 3.15 Employee Benefit Plans. ................................................................................................. 73 Section 3.16 Environmental Matters ................................................................................................... 74 Section 3.17 Security Documents. ....................................................................................................... 74 Section 3.18 Solvency ......................................................................................................................... 74 Section 3.19 Labor Matters.................................................................................................................. 75 Section 3.20 [Reserved]. ...................................................................................................................... 75 Section 3.21 Intellectual Property; Licenses, Etc ................................................................................ 75 Section 3.22 USA PATRIOT Act ........................................................................................................ 75 Section 3.23 Anti-Corruption Laws and Sanctions .............................................................................. 75 Section 3.24 Outbound Investment Rules ............................................................................................ 75 ARTICLE IV CONDITIONS OF LENDING ........................................................................................................... 75 Section 4.01 Closing Date ................................................................................................................... 75 Section 4.02 Subsequent Credit Events ............................................................................................... 77 Section 4.03 Determinations under Section 4.01 ................................................................................. 77 ARTICLE V AFFIRMATIVE COVENANTS .......................................................................................................... 77 Section 5.01 Existence; Business and Properties. ................................................................................ 78 Section 5.02 Insurance. ........................................................................................................................ 78 Section 5.03 Taxes ............................................................................................................................... 79 Section 5.04 Financial Statements, Reports, Etc. ................................................................................ 79 Section 5.05 Other Notices. ................................................................................................................. 80 Section 5.06 Compliance with Laws ................................................................................................... 81

339441540 v11 Page -iii- Section 5.07 Maintaining Records; Access to Properties and Inspections .......................................... 81 Section 5.08 Use of Proceeds .............................................................................................................. 81 Section 5.09 [Reserved]. ...................................................................................................................... 81 Section 5.10 Additional Security; Notice of Name Change; Further Assurances................................ 81 Section 5.11 [Reserved]. ...................................................................................................................... 83 Section 5.12 Restricted and Unrestricted Subsidiaries; Material Assets ............................................. 83 Section 5.13 Anti-Corruption Laws and Sanctions .............................................................................. 83 Section 5.14 Post-Closing .................................................................................................................... 83 ARTICLE VI NEGATIVE COVENANTS ............................................................................................................... 83 Section 6.01 Indebtedness ................................................................................................................... 83 Section 6.02 Liens ............................................................................................................................... 86 Section 6.03 Asset Sales ...................................................................................................................... 90 Section 6.04 Investments, Loans and Advances .................................................................................. 90 Section 6.05 Mergers and Fundamental Changes ................................................................................ 92 Section 6.06 Restricted Payments ........................................................................................................ 93 Section 6.07 Modifications of Organizational Documents .................................................................. 95 Section 6.08 Restrictions on Subsidiary Distributions and Negative Pledge Clauses ......................... 95 Section 6.09 Financial Covenant ......................................................................................................... 97 Section 6.10 Transactions with Affiliates ............................................................................................ 97 Section 6.11 Outbound Investment Rules ............................................................................................ 99 ARTICLE VII EVENTS OF DEFAULT .................................................................................................................. 99 Section 7.01 Events of Default ............................................................................................................ 99 ARTICLE VIII THE ADMINISTRATIVE AGENT AND OTHER AGENTS ...................................................... 101 Section 8.01 Appointment ................................................................................................................. 101 Section 8.02 Delegation of Duties ..................................................................................................... 102 Section 8.03 Exculpatory Provisions ................................................................................................. 102 Section 8.04 Reliance by the Agents ................................................................................................. 103 Section 8.05 Notice of Default .......................................................................................................... 103 Section 8.06 Non-Reliance on the Agents, Arrangers and Other Lenders ......................................... 104 Section 8.07 Indemnification ............................................................................................................. 104 Section 8.08 Agents in Their Individual Capacity ............................................................................. 105 Section 8.09 Successor Administrative Agent. .................................................................................. 105 Section 8.10 Arrangers, Etc ............................................................................................................... 105 Section 8.11 Security Documents and Agents. .................................................................................. 106 Section 8.12 Right to Realize on Collateral and Enforce Guarantees ................................................ 106 Section 8.13 Withholding Tax ........................................................................................................... 107 Section 8.14 Certain ERISA Matters. ................................................................................................ 107

339441540 v11 Page -iv- Section 8.15 Erroneous Payments. .................................................................................................... 108 Section 8.16 Borrower Communications ........................................................................................... 109 ARTICLE IX MISCELLANEOUS ......................................................................................................................... 109 Section 9.01 Notices; Communications. ............................................................................................ 110 Section 9.02 Survival of Agreement .................................................................................................. 110 Section 9.03 Binding Effect ............................................................................................................... 111 Section 9.04 Successors and Assigns ................................................................................................ 111 Section 9.05 Expenses; Indemnity ..................................................................................................... 115 Section 9.06 Right of Set-off ............................................................................................................. 116 Section 9.07 Applicable Law ............................................................................................................. 117 Section 9.08 Waivers; Amendment. .................................................................................................. 117 Section 9.09 Interest Rate Limitation ................................................................................................ 119 Section 9.10 Entire Agreement .......................................................................................................... 119 Section 9.11 WAIVER OF JURY TRIAL ......................................................................................... 120 Section 9.12 Severability ................................................................................................................... 120 Section 9.13 Counterparts; Electronic Execution .............................................................................. 120 Section 9.14 Headings ....................................................................................................................... 120 Section 9.15 Jurisdiction; Consent to Service of Process. ................................................................. 120 Section 9.16 Confidentiality .............................................................................................................. 121 Section 9.17 Release of Liens and Guarantees. ................................................................................. 122 Section 9.18 USA PATRIOT Act ...................................................................................................... 124 Section 9.19 Agency of the Borrower for the Loan Parties ............................................................... 124 Section 9.20 No Liability of the Issuing Banks ................................................................................. 124 Section 9.21 Judgment Currency ....................................................................................................... 125 Section 9.22 Acknowledgment and Consent to Bail-In of Affected Financial Institutions ............... 125 Section 9.23 Acknowledgment Regarding Any Supported QFCs ..................................................... 125 Section 9.24 No Advisory or Fiduciary Responsibility ..................................................................... 126

339441540 v11 -v- Exhibits and Schedules Exhibit A Form of Assignment and Acceptance Exhibit B-1 Form of Borrowing Request Exhibit B-2 Form of Letter of Credit Request Exhibit C Form of Interest Election Request Exhibit D Form of Note Exhibit E-1 U.S. Tax Certificate (For Non-U.S. Lenders that are not Partnerships for U.S. Federal Income Tax Purposes) Exhibit E-2 U.S. Tax Certificate (For Non-U.S. Lenders that are Partnerships for U.S. Federal Income Tax Purposes) Exhibit E-3 U.S. Tax Certificate (For Non-U.S. Participants that are not Partnerships for U.S. Federal Income Tax Purposes) Exhibit E-4 U.S. Tax Certificate (For Non-U.S. Participants that are Partnerships for U.S. Federal Income Tax Purposes) Exhibit F Form of Guarantee Agreement Exhibit G Form of Compliance Certificate Exhibit H Form of Perfection Certificate Exhibit I Form of Collateral Agreement Schedule 1.01A L/C Fronting Commitments Schedule 1.01B Unrestricted Subsidiaries Schedule 2.01 Commitments Schedule 3.04 Governmental Approvals Schedule 3.09 Existing Litigation Schedule 3.21 Intellectual Property; Licenses, Etc. Schedule 5.14 Post-Closing Actions Schedule 6.01 Indebtedness Schedule 6.02 Liens Schedule 6.04 Investments Schedule 6.10 Transactions with Affiliates Schedule 9.01 Notice Information

339441540 v11 -1- CREDIT AGREEMENT, dated as of August 25, 2026 (as amended, restated, amended and restated, sup- plemented and otherwise modified from time to time, this “Agreement”), among CORE SCIENTIFIC, INC., a Dela- ware corporation (the “Borrower”), JPMORGAN CHASE BANK, N.A., as administrative agent (in such capacity, the “Administrative Agent”) and as Collateral Agent (as defined below), and each Issuing Bank and Lender (each as defined below) party hereto from time to time. WHEREAS, the Borrower has requested that the Lenders and the Issuing Banks extend credit as set forth herein, the proceeds of which will be used, among other things, for working capital and general corporate purposes (the “Transactions”); NOW, THEREFORE, the Lenders and the Issuing Banks are willing to extend such credit to the Borrower on the terms and subject to the conditions set forth herein. Accordingly, the parties hereto agree as follows: ARTICLE I DEFINITIONS Section 1.01 Defined Terms. As used in this Agreement, the following terms shall have the meanings specified below: “2029 Convertible Senior Notes” shall mean the Borrower’s 3.00% Convertible Senior Notes due 2029. “2031 Convertible Senior Notes” shall mean the Borrower’s 0.00% Convertible Senior Notes due 2031. “ABR” shall mean, when used in reference to any Loan or Borrowing, whether such Loan, or the Loans comprising such Borrowing, bear interest at a rate determined by reference to the Alternate Base Rate. All ABR Loans shall be denominated in Dollars. “ABR Borrowing” shall mean a Borrowing comprised of ABR Loans. “ABR L/C Loan” shall mean any L/C Loan bearing interest at a rate determined by reference to the ABR in accordance with the provisions of Article II. “ABR Loan” shall mean any Loan (including any ABR Revolving Loan or ABR L/C Loan) bearing interest at a rate determined by reference to the ABR in accordance with the provisions of Article II. “ABR Revolving Facility Borrowing” shall mean a Borrowing comprised of ABR Revolving Loans. “ABR Revolving Loan” shall mean any Revolving Facility Loan bearing interest at a rate determined by reference to the ABR in accordance with the provisions of Article II. “Acceptable Intercreditor Agreement” shall mean with respect to any Indebtedness that is secured by the Collateral on a pari passu lien basis with the Obligations in respect of the Initial Revolving Loans and/or Initial Let- ters of Credit, an intercreditor agreement reasonably acceptable to the Borrower and the Administrative Agent. “Account” shall be as defined in the Uniform Commercial Code, including all rights to payment for goods sold or leased, or for services rendered. “Adjusted Daily Simple SOFR” shall mean an interest rate per annum equal to Daily Simple SOFR; pro- vided that if the Adjusted Daily Simple SOFR as so determined would be less than the Floor, such rate shall be deemed to be equal to the Floor for the purposes of this Agreement.

339441540 v11 -2- “Adjusted Term SOFR” shall mean, with respect to any Term SOFR Borrowing for any Interest Period, an interest rate per annum equal to the Term SOFR for such Interest Period; provided that if the Adjusted Term SOFR as so determined would be less than the Floor, such rate shall be deemed to be equal to the Floor for the purposes of this Agreement. “Administrative Agent” shall have the meaning assigned to such term in the introductory paragraph of this Agreement, together with its permitted successors and assigns. “Administrative Agent Fees” shall have the meaning assigned to such term in Section 2.12(c). “Administrative Questionnaire” shall mean an administrative questionnaire in the form supplied by the Ad- ministrative Agent. “Affected Financial Institution” shall mean (a) any EEA Financial Institution or (b) any UK Financial Insti- tution. “Affiliate” shall mean, when used with respect to a specified Person, another Person that directly, or indi- rectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified. “Affiliate Transaction” shall have the meaning assigned to such term in Section 6.10. “Agents” shall mean, collectively, the Administrative Agent and the Collateral Agent. “Agreement” shall have the meaning assigned to such term in the introductory paragraph of this Agree- ment, as may be amended, restated, amended and restated, supplemented or otherwise modified from time to time. “Agreement Currency” shall have the meaning assigned to such term in Section 9.21. “Alternate Base Rate” shall mean, for any day, a rate per annum equal to the highest of (a) 1.00% per an- num, (b) the Prime Rate in effect on such day, (c) the Federal Funds Effective Rate in effect on such day plus ½ of 1.00% and (d) the Adjusted Term SOFR for a one month Interest Period as published two U.S. Government Securi- ties Business Days prior to such day (or if such day is not a Business Day, the immediately preceding Business Day) plus 1.00%; provided that for the purpose of this definition, the Adjusted Term SOFR for any day shall be based on the Term SOFR Reference Rate at approximately 5:00 a.m. Chicago time on such day (or any amended publication time for the Term SOFR Reference Rate, as specified by the CME Term SOFR Administrator in the Term SOFR Reference Rate methodology). Any change in the Alternate Base Rate due to a change in the Prime Rate, the NYFRB Rate or the Adjusted Term SOFR shall be effective from and including the effective date of such change in the Prime Rate, the NYFRB Rate or the Adjusted Term SOFR, respectively. If the Alternate Base Rate is being used as an alternate rate of interest pursuant to Section 2.14 (for the avoidance of doubt, only until the Benchmark Re- placement has been determined pursuant to Section 2.14(b)), then the Alternate Base Rate shall be the greater of clauses (a) and (b) above and shall be determined without reference to clause (c) above. “AML Legislation” shall have the meaning assigned to such term in Section 9.18. “Annual Financial Statements” shall mean the audited consolidated balance sheet and the related audited consolidated statements of operations, stockholders’ equity and cash flows of the Borrower for the fiscal year ended December 31, 2025. “Anti-Corruption Laws” shall mean the United States Foreign Corrupt Practices Act of 1977, the UK Brib- ery Act of 2010, and the rules and regulations promulgated under each of the foregoing, as each may be amended from time to time, and all other laws, rules and regulations of any jurisdiction that is applicable to the Borrower or any of its Subsidiaries concerning or relating to bribery and corruption.

339441540 v11 -3- “Applicable Commitment Fee” shall mean for any day (i) with respect to any Revolving Facility Commit- ments relating to Initial Revolving Loans and any L/C Facility Commitments relating to the Initial Letters of Credit, 0.250% per annum; and (ii) with respect to any Other Commitments, the “Applicable Commitment Fee” set forth in the applicable Extension Amendment or Refinancing Amendment (as applicable). “applicable Issuing Bank” shall have the meaning assigned to such term in Section 2.05(d). “Applicable Margin” shall mean, for any day, with respect to any Initial Revolving Loan, 1.750% per an- num in the case of any Term SOFR Loan, and 0.750% per annum in the case of any ABR Loan. “Approved Borrower Portal” shall have the meaning assigned to such term in Section 8.16(a). “Approved Commercial Bank” shall mean a commercial bank with a consolidated combined capital and surplus of at least $5,000,000,000. “Approved Fund” shall have the meaning assigned to such term in Section 9.04(b)(ii). “Arrangers” shall mean, collectively, (i) the Lead Left Arranger, (ii) JPMorgan Chase Bank, N.A., Gold- man Sachs Lending Partners LLC, and TD Securities (USA) LLC, in their respective capacities as joint lead arrang- ers and joint bookrunners. “Asset Sale” shall mean (x) any Disposition to any Person of any asset or assets of the Borrower or any Re- stricted Subsidiary and (y) any sale of any Equity Interests by any Restricted Subsidiary to a Person other than the Borrower or a Restricted Subsidiary (each, an “Asset Sale Event”); other than: (1) any Disposition of assets of the Borrower or any Subsidiary with a Fair Market Value in an aggregate amount not to exceed, for any Disposition or series of related Dispositions, $25,000,000; (2) any Disposition of property or transfer of assets between or among the Loan Parties; (3) a sale or issuance of Equity Interests by a Restricted Subsidiary to the Borrower or to another Loan Party or between or among the Loan Parties; (4) any sale or disposition consisting of worn-out, surplus, obsolete, retired or otherwise unsuitable equipment or facilities or otherwise may be required pursuant to the terms of any lease, sub- lease, license or sublicense; (5) any Disposition of equipment or inventory in the ordinary course of business; (6) the sale or other disposition of cash or Permitted Investments or the unwinding, or sale in the ordinary course of business, of Hedging Agreements; (7) an Investment or Restricted Payment, that is permitted by Section 6.04 (other than Section 6.04(c)), or Section 6.06 hereof, respectively; (8) sales or grants of non-exclusive licenses or sublicenses to use patents, trade secrets, know-how, copyrights and other intellectual property; provided that such sales or grants do not materi- ally interfere with the business of the Borrower and its Restricted Subsidiaries taken as a whole (as determined in good faith by the Borrower); (9) [reserved];

339441540 v11 -4- (10) any trade-in of equipment by the Borrower or any Restricted Subsidiary of the Borrower in exchange for other equipment; provided that in the good faith judgment of the Borrower, the Bor- rower or such Restricted Subsidiary receives equipment having a Fair Market Value equal or greater than the equip- ment being traded in; (11) any “like-kind exchange” under Section 1031 of the Code (excluding any boot thereon); (12) the transfer, sale or other disposition resulting from any involuntary loss of title, involuntary loss or damage to or destruction of or any condemnation or other taking of, any property or assets of the Borrower or any Restricted Subsidiary; (13) the termination of leases and subleases in the ordinary course of busi- ness; (14) sales, transfers and other dispositions of Investments in (including in the form of Equity Interests of) joint ventures to the extent required by, or made pursuant to, customary buy/sell ar- rangements between the joint venture parties, or as otherwise set forth in joint venture arrangements or similar bind- ing arrangements; (15) the lapse, cancellation, surrender, abandonment or transfer for no con- sideration of intellectual property rights that is reasonably determined in good faith by the Borrower to be immate- rial to the operation of the business of the Borrower and its Restricted Subsidiaries taken as a whole; (16) the creation or perfection of a Lien permitted under Section 6.02 hereof to be so created or perfected (but not the sale or other disposition of any asset subject to such Lien); (17) the surrender, expiration or waiver of contract rights or the settlement, release or surrender of contract, tort or other claims of any kind; (18) discount or dispositions of receivables owing to the Borrower or any of its Restricted Subsidiaries in connection with the compromise, settlement or collection thereof in the ordinary course of business or in bankruptcy or similar proceedings of the account debtor; (19) the settlement or early termination or cancellation of any Permitted Bond Hedge Transaction or any Permitted Warrant Transaction; (20) dispositions of real property (i) for the purpose of (x) resolving title disputes or defects, including encroachments and lot line adjustments, or (y) granting easements, rights of way or access and egress agreements, or (ii) to any Governmental Authority in consideration of the grant, issuance, consent or approval of or to any development agreement, change of zoning or zoning variance, permit or authorization in connection with the conduct of the Borrower’s or any Restricted Subsidiary’s business, in each case which does not materially interfere with the business conducted on such real property; (21) dispositions of assets acquired in connection with a Permitted Acquisi- tion or other similar Investment or made to obtain the approval of an antitrust authority and any Dispositions made to comply with an order of any agency or state authority or other regulatory body or any applicable Requirement of Law or regulation; (22) any financing transaction with respect to property built or acquired by the Borrower or any Restricted Subsidiary after the Closing Date within 360 days following completion or construc- tion as applicable; and (23) in connection with any Permitted Reorganization.

339441540 v11 -5- “Asset Sale Event” shall have the meaning assigned to such term in the definition of “Asset Sale.” “Assignment and Acceptance” shall mean an assignment and acceptance entered into by a Lender and an Eligible Transferee, and accepted by the Administrative Agent and the Borrower (if required by Section 9.04), in the form of Exhibit A or such other form as shall be approved by the Administrative Agent and reasonably satisfactory to the Borrower. “Auto Renewal Letter of Credit” shall have the meaning assigned to such term in Section 2.05(c). “Availability Period” shall mean, with respect to any Class of Revolving Facility Commitments or L/C Fa- cility Commitments, the period from and including the Closing Date (or, if later, the effective date for such Class of Revolving Facility Commitments or L/C Facility Commitments) to but excluding the earlier of the Maturity Date for such Class and, in the case of each of the Revolving Facility Loans, Revolving Facility Borrowings and Letters of Credit, the date of termination of the Revolving Facility Commitments or L/C Facility Commitments, as the case may be, of such Class. “Available Tenor” shall mean, as of any date of determination and with respect to the then-current Bench- mark, any tenor for such Benchmark (or component thereof) or payment period for interest calculated with reference to such Benchmark (or component thereof), as applicable, that is or may be used for determining the length of an Interest Period for any term rate or otherwise, for determining any frequency of making payments of interest calcu- lated pursuant to this Agreement as of such date and not including, for the avoidance of doubt, any tenor for such Benchmark that is then-removed from the definition of “Interest Period” pursuant to clause (e) of Section 2.14. “Available Unused Commitment” shall mean, (i) with respect to a Revolving Facility Lender under any Class of Revolving Facility Commitments at any time, an amount equal to the amount by which (a) the applicable Revolving Facility Commitment of such Revolving Facility Lender at such time exceeds (b) the applicable Revolv- ing Facility Credit Exposure of such Revolving Facility Lender at such time, and (ii) with respect to an Issuing Bank under any Class of L/C Facility Commitments at any time, an amount equal to the amount by which (a) the applica- ble L/C Facility Commitment of such Issuing Bank at such time exceeds (b) the applicable L/C Exposure of such Issuing Bank at such time. “Bail-In Action” shall mean the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution. “Bail-In Legislation” shall mean, (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, regulation, rule or requirement for such EEA Member Country from time to time which is described in the EU Bail- In Legislation Schedule and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relat- ing to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings). “Bankruptcy Code” shall mean Title 11 of the United States Code entitled “Bankruptcy,” as now or hereaf- ter in effect, and any successor thereto. “Bankruptcy Plan” shall have the meaning assigned to such term in Section 9.04(h)(iii). “Benchmark” shall mean, initially, with respect to any Term SOFR Loan, Adjusted Term SOFR; provided that if a Benchmark Transition Event, and the related Benchmark Replacement Date have occurred with respect to Adjusted Term SOFR, or the then-current Benchmark, then “Benchmark” shall mean the applicable Benchmark Re- placement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to clause (b) of Section 2.14. “Benchmark Replacement” shall mean, for any Available Tenor, the first alternative set forth in the order below that can be determined by the Administrative Agent for the applicable Benchmark Replacement Date:

339441540 v11 -6- (1) the Adjusted Daily Simple SOFR; or (2) the sum of: (a) the alternate benchmark rate that has been selected by the Administrative Agent and the Borrower as the replacement for the then-current Benchmark for the applicable Corresponding Tenor giving due consideration to (i) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body or (ii) any evolving or then- prevailing market convention for determining a benchmark rate as a replacement for the then-current Benchmark for syndicated credit facilities denominated in Dollars at such time in the United States and (b) the related Benchmark Replacement Adjustment. If the Benchmark Replacement as determined pursuant to clause (1) or (2) above would be less than the Floor, the Benchmark Replacement will be deemed to be the Floor for the purposes of this Agreement and the other Loan Documents. In determining the Benchmark Replacement pursuant to clause (2) above, the Administrative Agent will consider in good faith any proposal reasonably requested by the Borrower that would not reasonably be expected to have a material adverse effect on the Lenders or the Issuing Banks and that is intended to prevent the use of the Benchmark Replacement from causing a “significant modification” of any Loan or any L/C Disbursement within the meaning of Treasury Regulations Section 1.1001-3(b) or an exchange of property for other property dif- fering materially in kind or in extent for purposes of Treasury Regulations Section 1.1001-1(a). “Benchmark Replacement Adjustment” shall mean, with respect to any replacement of the then-current Benchmark with an Unadjusted Benchmark Replacement for any applicable Interest Period and Available Tenor for any setting of such Unadjusted Benchmark Replacement, the spread adjustment, or method for calculating or deter- mining such spread adjustment, (which may be a positive or negative value or zero) that has been selected by the Administrative Agent and the Borrower for the applicable Corresponding Tenor giving due consideration to (i) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjust- ment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement by the Rele- vant Governmental Body on the applicable Benchmark Replacement Date and/or (ii) any evolving or then-prevail- ing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for syndicated credit facilities denominated in Dollars at such time. “Benchmark Replacement Conforming Changes” shall mean, with respect to any Benchmark Replacement and/or any Term SOFR Loan, any technical, administrative or operational changes (including changes to the defini- tion of “Alternate Base Rate,” the definition of “Business Day,” the definition of “U.S. Government Securities Busi- ness Day,” the definition of “Interest Period,” timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, length of lookback peri- ods, the applicability of breakage provisions and other technical, administrative or operational matters) that the Ad- ministrative Agent decides (after consultation with the Borrower) may be appropriate to reflect the adoption and im- plementation of such Benchmark and to permit the administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent decides (after consultation with the Borrower) that adoption of any portion of such market practice is not administratively feasible or if the Administra- tive Agent determines (after consultation with the Borrower) that no market practice for the administration of such Benchmark exists, in such other manner of administration as the Administrative Agent decides (after consultation with the Borrower) is reasonably necessary in connection with the administration of this Agreement and the other Loan Documents). “Benchmark Replacement Date” shall mean, with respect to any Benchmark, the earliest to occur of the following events with respect to such then-current Benchmark: (1) in the case of clause (1) or (2) of the definition of “Benchmark Transi- tion Event,” the later of (a) the date of the public statement or publication of information referenced therein and (b) the date on which the administrator of such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide all Available Tenors of such Benchmark (or such component thereof); or

339441540 v11 -7- (2) in the case of clause (3) of the definition of “Benchmark Transition Event,” the first date on which such Benchmark (or the published component used in the calculation thereof) has been determined and announced by the regulatory supervisor for the administrator of such Benchmark (or such com- ponent thereof) to be no longer representative; provided, that such non-representativeness will be determined by ref- erence to the most recent statement or publication referenced in such clause (3) and even if any Available Tenor of such Benchmark (or such component thereof) continues to be provided on such date. For the avoidance of doubt, (i) if the event giving rise to the Benchmark Replacement Date occurs on the same day as, but earlier than, the Reference Time in respect of any determination, the Benchmark Replacement Date will be deemed to have occurred prior to the Reference Time for such determination and (ii) the “Benchmark Re- placement Date” will be deemed to have occurred in the case of clause (1) or (2) with respect to any Benchmark, upon the occurrence of the applicable event or events set forth therein with respect to all then-current Available Ten- ors of such Benchmark (or the published component used in the calculation thereof). “Benchmark Transition Event” shall mean, with respect to any Benchmark, the occurrence of one or more of the following events with respect to such then-current Benchmark: (1) a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof), permanently or indefinitely, provided that, at the time of such statement or publication, there is no succes- sor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof); (2) a public statement or publication of information by the regulatory su- pervisor for the administrator of such Benchmark (or the published component used in the calculation thereof), the Federal Reserve Board, the NYFRB, the CME Term SOFR Administrator, an insolvency official with jurisdiction over the administrator for such Benchmark (or such component), a resolution authority with jurisdiction over the administrator for such Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark (or such component), in each case, which states that the admin- istrator of such Benchmark (or such component) has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof) permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Bench- mark (or such component thereof); or (3) a public statement or publication of information by the regulatory su- pervisor for the administrator of such Benchmark (or the published component used in the calculation thereof) an- nouncing that all Available Tenors of such Benchmark (or such component thereof) are no longer, or as of a speci- fied future date will no longer be, representative. For the avoidance of doubt, a “Benchmark Transition Event” will be deemed to have occurred with respect to any Benchmark if a public statement or publication of information set forth above has occurred with respect to each then-current Available Tenor of such Benchmark (or the published component used in the calculation thereof). “Benchmark Unavailability Period” shall mean, with respect to any Benchmark, the period (if any) (x) be- ginning at the time that a Benchmark Replacement Date pursuant to clause (1) or (2) of that definition has occurred if, at such time, no Benchmark Replacement has replaced such then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 2.14 and (y) ending at the time that a Benchmark Re- placement has replaced such then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 2.14. “Beneficial Ownership Regulation” shall mean 31 C.F.R. § 1010.230. “Benefit Plan” shall mean any of (a) an “employee benefit plan” (as defined in ERISA) that is subject to Title I of ERISA, (b) a “plan” as defined in and subject to Section 4975 of the Code or (c) any Person whose assets

339441540 v11 -8- include (for purposes of ERISA Section 3(42) or otherwise for purposes of Title I of ERISA or Section 4975 of the Code) the assets of any such “employee benefit plan” or “plan.” “BHC Act Affiliate” of a party shall mean an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party. “Board” shall mean the Board of Governors of the Federal Reserve System of the United States of Amer- ica. “Board of Directors” shall mean, as to any Person, the board of directors, the board of managers, the sole manager or other governing body of such Person. “Bona Fide Lending Affiliate” shall have the meaning set forth in the definition of “Disqualified Lender”. “Borrower” shall have the meaning assigned to such term in the introductory paragraph of this Agreement. “Borrower Materials” shall have the meaning assigned to such term in Section 9.16. “Borrowing” shall mean a group of Loans of a single Type under a single Facility, and made on a single date and, in the case of Term SOFR Loans, as to which a single Interest Period is in effect. “Borrowing Minimum” shall mean (a) in the case of Term SOFR Loans, $1,000,000 and (b) in the case of ABR Loans, $1,000,000. “Borrowing Multiple” shall mean (a) in the case of Term SOFR Loans, $500,000 and (b) in the case of ABR Loans, $250,000. “Borrowing Request” shall mean a request by the Borrower in accordance with the terms of Section 2.03 and substantially in the form of Exhibit B-1 or another form approved by the Administrative Agent. “Business Day” shall mean any day (other than a Saturday or a Sunday) on which banks are open for busi- ness in New York City. “Capitalized Software Expenditures” shall mean, for any period, the aggregate of all expenditures (whether paid in cash or accrued as liabilities) by the Borrower and its Restricted Subsidiaries during such period in respect of purchased software or internally developed software and software enhancements that, in conformity with GAAP, are or are required to be reflected as capitalized costs on the consolidated balance sheet of the Borrower and its Re- stricted Subsidiaries. “Cash Collateralize” shall mean to pledge and deposit with or deliver to the Collateral Agent, for the bene- fit of one or more of the Issuing Banks, as collateral for L/C Exposure, Fronting Exposure or obligations of the Issu- ing Banks to fund participations in respect of L/C Exposure, cash or deposit account balances or, if the Collateral Agent and each applicable Issuing Bank shall agree in their sole discretion, other credit support, in each case pursu- ant to documentation in form and substance reasonably satisfactory to the Collateral Agent and each applicable Issu- ing Bank. “Cash Collateral,” “Cash Collateralized” and “Cash Collateralization” shall have a meaning correlative to the foregoing and shall include the proceeds of such cash collateral and other credit support. “Cash Management Agreement” shall mean any agreement to provide to the Borrower or any Restricted Subsidiary cash management services for collections, treasury management services (including controlled disburse- ment, overdraft, automated clearing house fund transfer services, return items and interstate depository network ser- vices), any demand deposit, payroll, trust or operating account relationships, commercial credit cards, merchant card, purchase or debit cards, non-card e-payables services, and other cash management services, including elec- tronic funds transfer services, lockbox services, stop payment services and wire transfer services. “CFC” shall mean a “controlled foreign corporation” within the meaning of Section 957(a) of the Code.

339441540 v11 -9- “Change in Law” shall mean (a) the adoption of any law, rule or regulation after the Closing Date, (b) any change in law, rule or regulation or in the interpretation or application thereof by any Governmental Authority after the Closing Date or (c) compliance by any Lender (or, for purposes of Section 2.15(b), by any Lending Office of such Lender or by such Lender’s holding company, if any) with any written request, guideline or directive (whether or not having the force of law) of any Governmental Authority made or issued after the Closing Date; provided, however, that notwithstanding anything herein to the contrary, (x) all requests, rules, guidelines or directives under or issued in connection with the Dodd-Frank Wall Street Reform and Consumer Protection Act, all interpretations and applications thereof and any compliance by a Lender with any request or directive relating thereto and (y) all requests, rules, guidelines or directives promulgated under or in connection with, all interpretations and applications of, and any compliance by a Lender with any request or directive relating to the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States of America or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case under clauses (x) and (y) be deemed to be a “Change in Law.” “Change of Control” shall mean any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act) (other than a Permitted Holder) is or becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of Equity Interests of the Borrower representing more than fifty percent (50%) on a fully diluted basis of the aggregate voting power represented by the issued and outstanding Equity Interests of the Borrower. Notwithstanding the foregoing, a transaction in which the Borrower becomes a subsidiary of another Per- son (such Person, the “New Parent”) shall not constitute a Change of Control if immediately following the consum- mation of such transaction, no person, other than a Permitted Holder, the New Parent or any subsidiary of the New Parent, beneficially owns, directly or indirectly through one or more intermediaries, Equity Interests of the Borrower representing more than 50% on a fully diluted basis of the aggregate voting power represented by the issued and out- standing Equity Interests of the Borrower. Notwithstanding the preceding paragraph or any provision of Section 13d-3 of the Exchange Act, (i) a Per- son or group shall not be deemed to beneficially own Equity Interests subject to a stock or asset purchase agreement, merger agreement, option agreement, warrant agreement or similar agreement (or voting or option or similar agree- ment related thereto) until the consummation of the acquisition of the Equity Interests in connection with the trans- actions contemplated by such agreement, (ii) a Person or group will not be deemed to beneficially own the Equity Interests of another Person as a result of its ownership of Equity Interests or other securities of such other Person’s parent entity (or related contractual rights) unless it owns 50% or more of the total voting power of the Equity Inter- ests entitled to vote for the election of directors of such parent entity having a majority of the aggregate votes on the board of directors (or similar body) of such parent entity and (iii) the right to acquire Equity Interests (so long as such Person does not have the right to direct the voting of the Equity Interests subject to such right) or any veto power in connection with the acquisition or disposition of Equity Interests will not cause a party to be a beneficial owner. For purposes of this definition, including other defined terms used herein in connection with this definition and notwithstanding anything to the contrary in this definition or any provision of Section 13d-3 of the Exchange Act, (i) “beneficial ownership” shall be as defined in Rules 13(d)-3 and 13(d)-5 under the Exchange Act as in effect on the date hereof, (ii) the phrase person or group is within the meaning of Section 13(d) or 14(d) of the Exchange Act, but excluding any employee benefit plan of such person or group or its subsidiaries and any person acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan, (iii) a person or group shall not be deemed to beneficially own Equity Interests to be acquired by such person or group pursuant to a stock or asset pur- chase agreement, merger agreement, option agreement, warrant agreement or similar agreement (or voting or option or similar agreement related thereto) until the consummation of the acquisition of the Equity Interests in connection with the transactions contemplated by such agreement and (iv) a person or group, other than one or more Permitted Holders, will not be deemed to beneficially own the Equity Interests of another person as a result of its ownership of Equity Interests or other securities of such other person’s parent (or related contractual rights) unless it owns 50.0% or more of the aggregate ordinary voting or designation power with respect to the election of the Board of Directors of such parent represented by the issued and outstanding Equity Interests of such parent. “Charges” shall have the meaning assigned to such term in Section 9.09.

339441540 v11 -10- “Class” shall mean, (a) when used in respect of any Loan or Borrowing, whether such Loan or the Loans comprising such Borrowing are Incremental Term Loans, Initial Revolving Loans or Other Revolving Loans; and (b) when used in respect of any Commitment, whether such Commitment is in respect of a commitment to make In- cremental Term Loans, Initial Revolving Loans, Other Revolving Loans, or to issue Incremental Letters of Credit, Initial Letters of Credit or other Letters of Credit. Incremental Term Loans and Other Revolving Loans that have different terms and conditions (together with the Commitments in respect thereof) from the existing Incremental Term Loans of any Class, Initial Revolving Loans, or from other Other Revolving Loans, as applicable, shall be construed to be in separate and distinct Classes. “Closing Date” shall mean the first date on which the conditions set forth in Section 4.01 are satisfied (or waived in accordance with Section 9.08). “CME Term SOFR Administrator” shall mean CME Group Benchmark Administration Limited as admin- istrator of the forward-looking term Secured Overnight Financing Rate (SOFR) (or a successor administrator). “Code” shall mean the Internal Revenue Code of 1986, as amended. “Collateral” shall mean all the “Collateral” as defined in any Security Document and shall also include all other property that is subject to any Lien in favor of the Administrative Agent, the Collateral Agent or any Subagent for the benefit of the Secured Parties pursuant to any Security Document; provided that, notwithstanding anything to the contrary herein or in any Security Document or other Loan Document, in no case shall the Collateral include any Excluded Property. “Collateral Agent” shall mean JPMorgan Chase Bank, N.A acting as collateral agent for the Secured Par- ties, together with its permitted successors and assigns in such capacity. “Collateral Agreement” shall mean the Collateral Agreement substantially in the form of Exhibit I dated as of the Closing Date, as may be amended, restated, amended and restated, supplemented or otherwise modified from time to time, among the Borrower, the Guarantors and the Collateral Agent. “Collateral and Guarantee Requirement” shall mean the requirement that (in each case, subject to Section 5.10 and Section 5.14 (which, for the avoidance of doubt, shall override the applicable clauses of this definition of “Collateral and Guarantee Requirement”)): (a) on the Closing Date, the Collateral Agent shall have received from the Borrower and each Guarantor, a counterpart of the Collateral Agreement and a counterpart of the Guarantee Agreement, in each case duly executed and delivered on behalf of such Person; (b) on the Closing Date, (i) all outstanding Equity Interests directly owned by the Loan Par- ties, in Material Subsidiaries other than Excluded Securities, and all Indebtedness owing to the Loan Parties, other than Excluded Securities, shall have been pledged or assigned for security purposes pursuant to the Security Docu- ments and (ii) the Collateral Agent shall have received certificates or other instruments (if any) representing such Equity Interests and any notes or other instruments required to be delivered on the Closing Date pursuant to the ap- plicable Security Documents, together with stock powers, note powers or other instruments of transfer with respect thereto (as applicable) endorsed in blank; (c) in the case of any Person that becomes a Guarantor after the Closing Date, the Collateral Agent shall have received (i) a supplement to the Guarantee Agreement and (ii) supplements to the Collateral Agree- ment and any other Security Documents, if applicable, in the form specified therefor or otherwise reasonably ac- ceptable to the Administrative Agent, in each case, duly executed and delivered on behalf of such Guarantor; pro- vided that any Designated Project Entity that is required hereunder to become a Guarantor after the Closing Date pursuant to Section 5.10 will not be required to provide Guarantees (x) prior to the applicable Commencement Date, or (y) to the extent and for so long as such Guarantees would not be permitted pursuant to the documents governing such Designated Project Entity’s applicable Indebtedness (excluding any such restrictions entered into with the pri- mary purpose of circumventing the guarantee requirements hereunder, as determined by the Borrower in good faith);

339441540 v11 -11- (d) after the Closing Date (x) all outstanding Equity Interests of any Person that becomes a Guarantor and that are held by a Loan Party and (y) all Equity Interests directly acquired by a Loan Party after the Closing Date in a Material Subsidiary (including by forming a new Subsidiary), in each case, other than Excluded Securities, shall have been pledged pursuant to the Security Documents, together with stock powers or other instru- ments of transfer with respect thereto (as applicable) endorsed in blank; (e) except as otherwise contemplated by this Agreement or any Security Document, all docu- ments and instruments, including Uniform Commercial Code financing statements, and filings with the United States Copyright Office and the United States Patent and Trademark Office, and all other actions reasonably re- quested by the Collateral Agent (including those required by applicable Requirements of Law) to be delivered, filed, registered or recorded to create the Liens intended to be created by the Security Documents (in each case, including any supplements thereto) and perfect such Liens to the extent required by, and with the priority required by, the Se- curity Documents, shall have been delivered, filed, registered or recorded or delivered to the Collateral Agent for filing, registration or the recording substantially concurrently with, or promptly following, the execution and deliv- ery of each such Security Document; (f) after the Closing Date, the Collateral Agent shall have received (i) such other Security Documents as may be required to be delivered pursuant to Section 5.10 or the Security Documents and (ii) upon rea- sonable request by the Collateral Agent, evidence of compliance with any other requirements of Section 5.10. “Commencement Date” shall mean, with respect to any Project, the date of commencement of lease cash- flows in respect of all phases of such Project. “Commitment Fee” shall have the meaning assigned to such term in Section 2.12(a). “Commitments” shall mean, with respect to any Lender, such Lenders’ Revolving Facility Commitments, L/C Facility Commitments and Incremental Term Loan Commitments, as applicable. “Commodity Exchange Act” shall mean the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended from time to time, and any successor statute. “Compliance Certificate” shall have the meaning assigned to such term in Section 5.04(c). “Confidential Information” shall have the meaning assigned to such term in Section 9.16. “Consolidated EBITDA” shall mean, for any period, Consolidated Net Income for such period plus, with- out duplication and to the extent deducted or not included in determining Consolidated Net Income for such period, the sum of: (a) fees, costs, expenses and settlements paid, incurred or accrued for taxes based on income, profits, gross receipts, revenue or capital, including federal, foreign, state, local and provincial income, franchise, excise, value added and similar taxes and foreign withholding taxes paid or accrued during such period (including in respect of repatriated funds) including penalties, additions to tax, or and interest related to such taxes or arising from any tax examinations and (without duplication) any payments to a Parent Entity as a Restricted Payment in respect of such taxes, (b) interest expense (including, to the extent not reflected therein, any losses on hedging obli- gations with respect to interest rate risk), amortization or write-off of debt discount and debt issuance costs and com- missions, discounts and other fees and charges associated with Indebtedness (including the Loans), (c) depreciation and amortization expense (including amortization of Capitalized Software Expenditures, customer acquisition costs, conversion costs, contract acquisition costs, internal labor costs, incentive payments and amortization of deferred financing fees and accelerated and other deferred financing costs, OID or other capitalized costs),

339441540 v11 -12- (d) amortization of intangibles (including, but not limited to, goodwill) and organization costs, (e) any unusual, infrequent, extraordinary or non-recurring charges, expenses or losses; pro- vided that the aggregate amount added back under this clause (e) and clause (l) below in any Test Period shall not exceed 25% of Consolidated EBITDA for such Test Period (calculated after giving effect to any such adjustment pursuant to such clause (e) and clause (l)), (f) non-cash stock option and other equity-based compensation expenses, (g) non-cash charges resulting from the vesting and settlement of equity compensation awards and from stock repurchases; net cash paid by the Borrower and its Restricted Subsidiaries on payroll tax- related items in connection with the vesting and settlement of employee equity awards or the repurchase of shares from employees, and charges from liability accounting associated with the repurchase of immature shares from em- ployees, (h) any other non-cash charges, non-cash expenses or non-cash losses of the Borrower or any of its Restricted Subsidiaries for such period (provided, that if any such non-cash charges represent an accrual or reserve for potential cash items in any future period, (A) the Borrower may elect not to add back such non-cash charge in the current period and (B) to the extent the Borrower elects to add back such non-cash charge, the cash payment in respect thereof in such future period shall be subtracted from Consolidated EBITDA to such extent), (i) the amount of any non-controlling interest charge attributable to non-controlling interests of third parties in any non-wholly owned subsidiary deducted (and not added back in such period to Consolidated Net Income), (j) any unrealized losses (or minus any unrealized gains) in respect of Hedging Agreements, (k) any unrealized foreign exchange losses (or minus any unrealized foreign exchange gains), (l) restructuring (including tax restructuring), integration or similar charges incurred during such period in respect of restructurings, headcount reductions or other similar actions and including relocation and recruiting costs, rent termination costs, moving costs, business optimization or organization costs, integration costs, signing costs, signing, retention or completion bonuses, employee replacement costs, executive recruiting costs, sev- erance costs, transition costs, consulting costs, contract termination payments (including future lease payments), non-recurring legal expenses (including litigation or regulatory settlements or losses and related costs and expenses), duplicative running costs (including facility and personnel related costs), excess pension charges, costs related to opening, pre-opening, expansion, closure, discontinuation and/or consolidation of facilities and/or operations, costs incurred in connection with any strategic initiatives, Public Company Costs, any charge attributable to the undertak- ing and/or implementation of cost savings initiatives, cost rationalization programs (including costs and expenses relating to customer contract rationalization), operating expense reductions and/or cost synergies (including, without limitation, in connection with any integration, and/or restructuring or transition), any systems establishment or im- plementation charge, any third-party consulting charge incurred in connection with any strategic initiatives or other one-time non-recurring projects and/or any other transaction costs or other costs associated with operational changes or improvements; provided that (i) such charges have been incurred or are projected by the Borrower in good faith to result from actions that have been taken or initiated or are expected to be taken (in the good faith determination of the Borrower) within the next 18 months, and (ii) the aggregate amount added back under this clause (l) and clause (e) above in any Test Period shall not exceed 25% of Consolidated EBITDA for such Test Period (calculated after giving effect to any such adjustment pursuant to such clause (e) and clause (l)), (m) (i) Transaction Costs, including any Transaction Costs that are paid following the Closing Date, and (ii) transaction fees and expenses incurred or amortized for such period in connection with any transaction not prohibited by the Loan Documents (whether or not consummated),

339441540 v11 -13- (n) fees, expenses and costs that have been or, without duplication, are required to be reim- bursed by third parties (including insurers) pursuant to indemnification or reimbursement provisions or similar agreements (including, without limitation, expenses incurred with respect to liability or casualty events or business interruption that are covered by insurance) to the extent actually reimbursed, (o) adjustments, charges, losses and expenses resulting from the application of purchase ac- counting, recapitalization accounting or other similar acquisition accounting (including with respect to inventory, property and equipment, goodwill, intangible assets, deferred revenue, earn-out obligations and debt line items) in connection with any Permitted Acquisition, any Investment or any Disposition (in each case, to the extent not pro- hibited by the Loan Documents), (p) debt discount, debt issuance costs and prepayment expense, and any other fees, costs and expenses incurred in connection with the issuance of Indebtedness permitted by the Loan Documents or the prepay- ment, repayment or retirement of existing Indebtedness or other obligations (including any premiums or other ex- penses paid in connection with the early termination of an operating lease or other contractual obligation), (q) expenses incurred with respect to liability or casualty events or business interruption (to the extent covered by insurance) and, without duplication, cash proceeds of business interruption insurance received by the Borrower or any of its Restricted Subsidiaries to the extent not already included in Consolidated Net Income, (r) fees paid to S&P, Moody’s or any other ratings agencies, (s) fees, costs and expenses from (or incurred in connection with) discontinued operations, divested joint ventures and other divested investments, and (t) fees, costs and expenses incurred, and cash payments made, in connection with the settle- ment of any litigation or claim involving the Borrower or any of its Restricted Subsidiaries, minus, to the extent included in the statement of such Consolidated Net Income for such period, the sum of: (i) interest income, (ii) any extraordinary, unusual or non-recurring income or gains included in Consol- idated Net Income, and (iii) any other non-cash income increasing Consolidated Net Income of the Borrower for such period (excluding any items of non-cash income to the extent they represent the reversal of any accrual of, or cash reserve for, a potential cash item that reduced Consolidated EBITDA in any prior period and any non-cash gains with respect to cash actually received in a prior period so long as such cash did not increase Consolidated EBITDA in such prior period), all as determined on a consolidated basis, provided, however, that, without duplication: (u) the net increase or decrease during such period in any deferred lease revenue, deferred rent, lease receivable or other similar balance sheet account arising from the difference between the timing of reve- nue recognition under GAAP and the timing of cash rent receipts under any lease, which amount shall increase or decrease Consolidated EBITDA, as applicable, for such period, and (v) cash payments made in such period in respect of non-cash charges, expenses or losses added back to Consolidated EBITDA in a prior period shall be subtracted from Consolidated Net Income in calculat- ing Consolidated EBITDA in the period when such cash payment is made. “Consolidated Net Income” for any period shall mean the consolidated net income (or loss) attributable to the Borrower and its Restricted Subsidiaries for such period determined on a consolidated basis in accordance with

339441540 v11 -14- GAAP; provided that there shall be excluded from such net income (to the extent otherwise included therein), with- out duplication: (1) the net income (or loss) of any Person that is not a Restricted Subsidi- ary, except to the extent such income has actually been distributed in cash to the Borrower or any Restricted Subsid- iary during such period; (2) gains and losses due solely to fluctuations in currency values and the related tax effects according to GAAP; (3) the cumulative effect of any change in accounting principles; (4) gains and losses from dispositions of assets outside the ordinary course of business or upon early retirement of Indebtedness; (5) any impairment charge or asset write-off or write-down; (6) to the extent covered by insurance and actually reimbursed, or, so long as the Borrower has made a determination that there exists reasonable evidence that such amount will in fact be re- imbursed by the insurer and only to the extent that such amount (A) has not been denied by the applicable carrier in writing and (B) is in fact reimbursed within 365 days of the date of such evidence (with a deduction for any amount so added back to the extent not so reimbursed within such 365 days), expenses with respect to liability or casualty events or anticipated proceeds of business interruption insurance; (7) the net income (or loss) of any Person that is not a Restricted Subsidi- ary that is accounted for by the equity method of accounting, to the extent such income has actually been distributed in cash (or to the extent converted into cash) to the Borrower or any Restricted Subsidiary during such period; and (8) any dividend, distribution or other payment in cash (or to the extent converted into cash) received by the Borrower or the applicable Restricted Subsidiary from any person in excess of, but without duplication of, any amounts included in the foregoing clause (7). “Consolidated Total Assets” shall mean, as of any date of determination, the total assets of the Borrower and the Restricted Subsidiaries, determined on a consolidated basis in accordance with GAAP, as set forth on the consolidated balance sheet of the Borrower as of the last day of the Test Period ending immediately prior to such date for which financial statements of the Borrower have been delivered (or were required to be delivered) pursuant to Section 5.04(a) or 5.04(b), as applicable or, prior to the delivery of the initial financial statements following the Closing Date, as of June 30, 2026. Consolidated Total Assets shall be determined on a Pro Forma Basis. “Control” shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities, by contract or other- wise, and “Controls,” “Controlled” and “controlling” shall have meanings correlative thereto. “Corresponding Tenor” with respect to any Available Tenor shall mean, as applicable, either a tenor (in- cluding overnight) or an interest payment period having approximately the same length (disregarding business day adjustment) as such Available Tenor. “Covered Entity” shall mean any of the following: (i) a “covered entity” as that term is defined in, and in- terpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accord- ance with, 12 C.F.R. § 382.2(b). “Covered Party” shall have the meaning assigned to such term in Section 9.23.

339441540 v11 -15- “Credit Event” shall mean each Borrowing (but not, for the avoidance of doubt, the continuation of any Loan or conversion of any Loan from one Type to another) and each issuance, amendment, extension or renewal of a Letter of Credit or increase of the stated amount of a Letter of Credit. “Cure Proceeds” shall have the meaning assigned to such term in Section 6.09(b). “Daily Simple SOFR” shall mean, for any day (a “SOFR Day”), a rate per annum equal to SOFR for the day (such day “SOFR Determination Date”) that is five (5) U.S. Government Securities Business Days prior to (i) if such SOFR Day is a U.S. Government Securities Business Day, such SOFR Day or (ii) if such SOFR Day is not a U.S. Government Securities Business Day, the U.S. Government Securities Business Day immediately preceding such SOFR Day, in each case, as such SOFR is published by the SOFR Administrator on the SOFR Administrator’s Website. Any change in Daily Simple SOFR due to a change in SOFR shall be effective from and including the ef- fective date of such change in SOFR without notice to the Borrower. “Daily Simple SOFR Borrowing” shall mean, as to any Borrowing, the Daily Simple SOFR Loans com- prising such Borrowing. “Daily Simple SOFR Loan” shall mean a Loan that bears interest at a rate based on the Adjusted Daily Simple SOFR. “Debtor Relief Laws” shall mean the Bankruptcy Code and all other liquidation, conservatorship, bank- ruptcy, assignment for the benefit of creditors, moratorium, rearrangement, arrangement, receivership, insolvency, reorganization, examination, administration or similar debtor relief laws of the United States of America or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally. “Debt Service” shall mean, for any Test Period, the sum of (without duplication) (a) all scheduled principal payable during such period in respect of any senior secured or unsecured debt facility by the Borrower and its Re- stricted Subsidiaries, (b) the amount of interest expense in respect of any senior secured or unsecured debt facility, (c) all scheduled principal, interest or premiums in respect of the Loans pursuant to this Agreement, and (d) the amount of any commitment fees or other scheduled fees paid or payable in connection with any Indebtedness (other than fees that constitute operating expenses) by the Borrower and its Restricted Subsidiaries. “Debt Service Coverage Ratio” shall mean, as of any date of determination, the ratio of (a) Consolidated EBITDA for the most recently ended Test Period prior to such date to (b) Debt Service for the most recently ended Test Period prior to such date, all determined on a consolidated basis in accordance with GAAP. “Deemed Date” shall have the meaning assigned to such term in Section 6.01. “Default” shall mean any event or condition that upon notice, lapse of time or both would constitute an Event of Default. “Default Right” shall have the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable. “Defaulting Lender” shall mean, subject to Section 2.24, any Lender that (a) has failed to (i) fund all or any portion of its Loans within two (2) Business Days of the date such Loans were required to be funded hereunder, un- less such Lender notifies the Administrative Agent and the Borrower in writing that such failure is the result of such Lender’s good faith determination that one or more conditions precedent to such funding (each of which conditions precedent, together with any applicable Default, shall be specifically identified in such writing) has not been satis- fied or (ii) pay to the Administrative Agent, any Issuing Bank or any other Lender any other amount required to be paid by it hereunder (including in respect of its participation in Letters of Credit) within two (2) Business Days of the date when due, (b) has notified the Borrower, the Administrative Agent, any Issuing Bank or any other Lender in writing that it does not intend or expect to comply with its funding obligations hereunder or generally under other agreements in which it commits to extend credit, or has made a public statement to that effect, (c) has failed, within three (3) Business Days after written request by the Administrative Agent or the Borrower, to confirm in writing to

339441540 v11 -16- the Administrative Agent and the Borrower that it will comply with its prospective funding obligations hereunder (provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon receipt of such written confirmation by the Administrative Agent and the Borrower) or (d) has, or has a direct or indirect parent company that has, (i) become the subject of a proceeding under any Debtor Relief Law, (ii) had appointed for it a receiver, custodian, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or assets, including the Federal Deposit Insurance Corpo- ration or any other state or federal regulatory authority acting in such a capacity, (iii) taken any action in furtherance of, or indicated its consent to, approval or acquiescence in any such proceeding or appointment, or (iv) become the subject of a Bail-In Action; provided, that a Lender shall not be a Defaulting Lender solely by virtue of the owner- ship or acquisition of any equity interest in that Lender or any direct or indirect parent company thereof by a Gov- ernmental Authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States of America or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender. Any determination by the Administrative Agent that a Lender is a Defaulting Lender under any one or more of clauses (a) through (d) above shall be conclusive and binding absent manifest error, and such Lender shall be deemed to be a Defaulting Lender (subject to Section 2.24) upon delivery of written notice of such determination to the Borrower, each Issuing Bank and each Lender. “Delaware Divided LLC” shall mean any Delaware LLC which has been formed as a consequence of a Delaware LLC Division (excluding any dividing Delaware LLC that survives a Delaware LLC Division). “Delaware LLC” shall mean any limited liability company organized or formed under the laws of the State of Delaware. “Delaware LLC Division” shall mean the statutory division of any Delaware LLC into two (2) or more Del- aware LLCs pursuant to Section 18-217 of the Delaware Limited Liability Company Act. “Designated Project Entity” shall mean (i) Core Scientific Finance I LLC, Core Scientific Finance Holding LLC, Core Scientific Austin LLC, Core Scientific Dalton LLC, Core Scientific Denton LLC, Core Scientific Marble LLC, Core Scientific Muskogee LLC, Core Scientific Finance II LLC, Core Scientific Finance Holding II LLC, Core Scientific Pecos LLC, Core Scientific Muskogee II LLC, Telios Quinlan One, LLC, and (ii) any other future subsidiary of the Borrower (including in the form of a joint venture) that is or becomes party to any data center de- velopment project in any capacity that are designated as such in writing by the Borrower to the Administrative Agent. “Dispose” or “disposed of” shall mean to convey, sell, lease, sell and lease-back, assign, farm-out, transfer or otherwise dispose of any property, business or asset (including to a Delaware Divided LLC pursuant to a Dela- ware LLC Division). The term “Disposition” shall have a correlative meaning to the foregoing. Notwithstanding anything to the contrary herein, “Dispose,” “disposed of” and “Disposition” shall be deemed not to include any issu- ance by the Borrower of any of its Equity Interests to another Person. “Disqualified Lender” shall mean (i) any Person that is designated by the Borrower, by written notice deliv- ered to the Arrangers at such email address as agreed to by the Arrangers on or prior to the Closing Date, as a dis- qualified institution or other entity, (ii) any Person that is designated by the Borrower, by written notice delivered to the Administrative Agent on or after the Closing Date at such email address as agreed to by the Administrative Agent (including the email address for the Administrative Agent set forth on Schedule 9.01), as applicable (for pur- poses of this definition, the “Notice Address”), as a competitor of the Borrower or its subsidiaries or (iii) any person that is designated by the Borrower, by written notice delivered to the Administrative Agent at the Notice Address, or that is clearly identifiable based solely on the similarity of name to the name of any entity referred to in clauses (i) or (ii) above, in each case as an affiliate of any entity referred to in clauses (i) or (ii) above; provided, however, that this definition shall exclude any Person that the Borrower has designated as no longer being a Disqualified Lender by written notice delivered to the Administrative Agent at the Notice Address from time to time. Any supplement delivered to the list of Disqualified Lenders as contemplated by clauses (ii) and (iii) above shall become effective three (3) Business Days after receipt of such supplement by the Administrative Agent at the Notice Address, and shall not apply retroactively to disqualify any pending or prior assignment of or participation in an interest in this Agreement to any pending Lender, pending participant, Lender or participant, as applicable. Notwithstanding the

339441540 v11 -17- foregoing, in no event shall a Bona Fide Lending Affiliate be a Disqualified Lender, unless such Bona Fide Lending Affiliate is identified under clause (i) above. For purposes of this definition, “Bona Fide Lending Affiliate” shall mean any bona fide debt fund, investment vehicle, regulated banking entity or non-regulated lending entity that is primarily engaged in making, purchasing, holding or otherwise investing in commercial loans or bonds and/or simi- lar extensions of credit in the ordinary course of business. “Disqualified Stock” shall mean, with respect to any Person, any Equity Interests of such Person that, by its terms (or by the terms of any security or other Equity Interests into which it is convertible or for which it is ex- changeable), or upon the happening of any event or condition (a) matures or is mandatorily redeemable (other than solely for Qualified Equity Interests of the Borrower), pursuant to a sinking fund obligation or otherwise, (b) is re- deemable at the option of the holder thereof (other than solely for Qualified Equity Interests of the Borrower), in whole or in part, (c) provides for scheduled, mandatory payments of dividends in cash, or (d) is or becomes convert- ible into or exchangeable for Indebtedness or any other Equity Interests that would constitute Disqualified Stock, in the case of each of the foregoing clauses (a), (b), (c) and (d), prior to the date that is ninety-one (91) days after the latest Maturity Date in effect at the time of issuance thereof and except as a result of a change of control or asset sale so long as any rights of the holders thereof upon the occurrence of a change of control or asset sale event shall be subject to the prior repayment in full of the Loans and all other Loan Obligations that are accrued and payable and the termination of the Commitments (provided, that only the portion of the Equity Interests that so mature or are mandatorily redeemable, are so convertible or exchangeable or are so redeemable at the option of the holder thereof prior to such date shall be deemed to be Disqualified Stock). Notwithstanding the foregoing: (i) any Equity Interests issued to any employee or consultant or to any plan for the benefit of employees or consultants of the Borrower or the Restricted Subsidiaries or by any such plan to such employees or consultants shall not constitute Disqualified Stock solely because they may be required to be repurchased by the Borrower in order to satisfy applicable statutory or regulatory obligations or as a result of such employee’s termination, death or disability; and (ii) any class of Eq- uity Interests of such Person that by its terms authorizes such Person to satisfy its obligations thereunder by delivery of Equity Interests that are not Disqualified Stock shall not be deemed to be Disqualified Stock. “Dollar Equivalent” shall mean, for any amount, at the time of determination thereof, (a) if such amount is expressed in Dollars, such amount, and (b) if such amount is denominated in any other currency, the equivalent of such amount in Dollars as determined by the Administrative Agent using any method of determination it deems ap- propriate in its sole discretion. “Dollars” or “$” shall mean lawful money of the United States of America. “Domestic Subsidiary” shall mean any Subsidiary that is not a Foreign Subsidiary. “DQ List” shall have the meaning assigned to such term in Section 9.04(h)(iv). “EEA Financial Institution” shall mean (a) any credit institution or investment firm established in any EEA Member Country that is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country that is a parent of an institution described in clause (a) above, or (c) any institution estab- lished in an EEA Member Country that is a subsidiary of an institution described in clause (a) or (b) above and is subject to consolidated supervision with its parent. “EEA Member Country” shall mean any of the member states of the European Union, Iceland, Liechten- stein, and Norway. “EEA Resolution Authority” shall mean any public administrative authority or any Person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution. “Eligible Transferee” shall mean a commercial bank, any insurance company, any finance company, any financial institution, any fund that invests in loans and any other “accredited investor” (as defined in Regulation D of the Securities Act), but, in any event excluding (i) any natural person (or holding company, investment vehicle or

339441540 v11 -18- trust for, or owned for the primary benefit of, a natural person), (ii) the Borrower and its Affiliates, (iii) any Disqual- ified Lender and (iv) any Defaulting Lender. “Environment” shall mean ambient and indoor air, surface water and groundwater (including potable water, navigable water and wetlands), the land surface or subsurface strata or sediment and natural resources such as flora and fauna. “Environmental Laws” shall mean all Requirements of Law (including common law), rules, regulations, codes, ordinances, orders, binding agreements, decrees or judgments, promulgated or entered into by or with any Governmental Authority, relating to the protection, preservation or reclamation of natural resources, the release or threatened release of any Hazardous Materials or, to the extent relating to exposure to Hazardous Materials, to the protection of human health or safety. “Environmental Liability” shall mean any liability, contingent or otherwise (including any liability for damages, costs of investigation, reclamation or remediation, fines, penalties or indemnities), of the Borrower or any Restricted Subsidiary resulting from or based upon (a) any Environmental Law, including compliance or noncompli- ance therewith, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials or (c) the presence, release or threatened release of, or exposure to, any Hazardous Materials into the envi- ronment. “Equity Interests” of any Person shall mean any and all shares, interests, rights to purchase or otherwise acquire, warrants, options, participations or other equivalents of or interests in (however designated) equity or own- ership of such Person, including any preferred stock (including any preferred equity certificates (and any other simi- lar instruments)), any limited or general partnership interest and any limited liability company membership interest, and any securities or other rights or interests convertible into or exchangeable for any of the foregoing, but exclud- ing any Indebtedness convertible into or exchangeable (including Permitted Convertible Debt) for any of the forego- ing. “ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended and the rules and regulations promulgated thereunder. “ERISA Affiliate” shall mean any trade or business (whether or not incorporated) that, together with the Borrower or a Restricted Subsidiary, is treated as a single employer under Section 414(b) or (c) of the Code, or, solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under Sec- tion 414 of the Code. “ERISA Event” shall mean (a) any Reportable Event or the requirements of Section 4043(b) of ERISA ap- ply with respect to a Plan (other than an event for which the thirty (30) day notice period is waived); (b) with respect to any Plan, the failure to satisfy the minimum funding standard under Section 412 of the Code or Section 302 of ERISA, whether or not waived; (c) a determination that any Plan is, or is expected to be, in “at-risk” status (as de- fined in Section 303(i)(4) of ERISA or Section 430(i)(4) of the Code); (d) the filing pursuant to Section 412(c) of the Code or Section 302(c) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan; (e) the incurrence by the Borrower, a Restricted Subsidiary or any ERISA Affiliate of any liability un- der Title IV of ERISA with respect to the termination of any Plan; (f) the receipt by the Borrower, a Restricted Sub- sidiary or any ERISA Affiliate from the PBGC or a plan administrator of any notice relating to an intention to termi- nate any Plan or to appoint a trustee to administer any Plan under Section 4042 of ERISA; (g) the incurrence by the Borrower, a Restricted Subsidiary or any ERISA Affiliate of any liability with respect to the withdrawal or partial withdrawal from any Plan or Multiemployer Plan; or (h) the receipt by the Borrower, a Restricted Subsidiary or any ERISA Affiliate of any notice, or the receipt by any Multiemployer Plan from the Borrower, a Restricted Subsidiary or any ERISA Affiliate of any notice, concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent, within the meaning of Title IV of ERISA, or in “endangered” or “critical” status, within the meaning of Section 432 of the Code or Section 305 of ERISA. “EU Bail-In Legislation Schedule” shall mean the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor Person), as in effect from time to time.

339441540 v11 -19- “Event of Default” shall have the meaning assigned to such term in Section 7.01. “Exchange Act” shall mean the United States Securities Exchange Act of 1934, as amended from time to time. “Excluded Property” shall have the meaning assigned to such term in Section 5.10. “Excluded Securities” shall mean any of the following: (a) any Equity Interests or Indebtedness with respect to which the Collateral Agent and the Borrower reasonably agree that the cost or other consequences of pledging such Equity Interests or Indebtedness in favor of the Secured Parties under the Security Documents (including Tax consequences) are likely to be excessive in relation to the value to be afforded thereby; (b) any Equity Interests or Indebtedness to the extent, and for so long as, the pledge thereof would be prohibited by any Requirement of Law (in each case, except to the extent such prohibition is unenforcea- ble after giving effect to applicable provisions of the Uniform Commercial Code and other applicable Requirements of Law); (c) any Equity Interests of any Person that is not a Wholly Owned Subsidiary to the extent (A) that a pledge thereof to secure the Secured Obligations (as defined in the Collateral Agreement) is prohibited by (i) any applicable organizational documents, joint venture agreement, shareholder agreement, or similar agreement or (ii) any other contractual obligation with an unaffiliated third party not in violation of Section 6.08 that was exist- ing on the Closing Date or at the time of the acquisition of such Person and was not created in contemplation of such acquisition but, in the case of this subclause (A), only to the extent, and for so long as, such prohibition is not termi- nated or rendered unenforceable or otherwise deemed ineffective by the Uniform Commercial Code or any other Requirement of Law, (B) any organizational documents, joint venture agreement, shareholder agreement, or similar agreement (or other contractual obligation referred to in subclause (A)(ii) above) prohibits such a pledge without the consent of any other party thereto; provided, that this clause (B) shall not apply if (1) such other party is a Loan Party or a Wholly Owned Subsidiary or (2) consent has been obtained to consummate such pledge (it being under- stood that the foregoing shall not be deemed to obligate the Borrower or any Restricted Subsidiary to obtain any such consent) and for so long as such organizational documents, joint venture agreement, shareholder agreement or similar agreement (or other contractual obligation referred to in subclause (A)(ii) above) or replacement or renewal thereof is in effect, or (C) a pledge thereof to secure the Secured Obligations (as defined in the Collateral Agree- ment) would give any other party (other than a Loan Party or a Wholly Owned Subsidiary) to any organizational documents, joint venture agreement, shareholder agreement or similar agreement governing such Equity Interests the right to terminate its obligations thereunder, but only to the extent, and for so long as, such right of termination is not terminated or rendered unenforceable or otherwise deemed ineffective by the Uniform Commercial Code or any other Requirement of Law; (d) any Equity Interests in any (A) Immaterial Subsidiary, (B) not-for-profit Subsidiary, (C) captive insurance Subsidiary, (D) Designated Project Entities that are Excluded Subsidiaries unless in the case of this clause (D) such Equity Interests are owned by a Restricted Subsidiary that is not a Designated Project Entity, or (E) Unrestricted Subsidiary; (e) any Margin Stock; (f) voting Equity Interests (and any other interests constituting “stock entitled to vote” within the meaning of Treasury Regulations Section 1.956-2(c)(2)) in excess of 65% of all such voting Equity Interests in (A) any Foreign Subsidiary that is a CFC or (B) any FSHCO; and (g) any Equity Interests or Indebtedness constituting Project Assets;

339441540 v11 -20- provided that in no event shall Excluded Securities include the Equity Interests in any Restricted Subsidiary that owns Equity Interests in a Designated Project Entity unless such Restricted Subsidiary is a Designated Project Entity. “Excluded Subsidiary” shall mean any of the following: (a) each Immaterial Subsidiary, (b) each Domestic Subsidiary that is not a Wholly Owned Subsidiary (for so long as such Subsidiary remains a non-Wholly Owned Subsidiary), (c) each Domestic Subsidiary that is prohibited from Guaranteeing or granting Liens to se- cure the Obligations by any Requirement of Law or that would require consent, approval, license or authorization of a Governmental Authority to Guarantee or grant Liens to secure the Obligations (unless such consent, approval, li- cense or authorization has been received), (d) each Domestic Subsidiary that is prohibited by any applicable contractual requirement (including by the terms of any applicable organizational document, joint venture agreement, shareholder agreement or similar agreement) from, or would otherwise require the consent of any other party other than a Loan Party or a Wholly Owned Subsidiary of the Borrower to (it being understood that the foregoing shall not be deemed to obligate the Borrower or any Subsidiary to obtain any such consent), provide a Guarantee or grant Liens to secure the Obli- gations on the Closing Date or at the time such Subsidiary becomes a Subsidiary not in violation of Section 6.08(m) (and for so long as such restriction or any replacement or renewal thereof is in effect), (e) any Designated Project Entity, for so long as and to the extent, the instruments governing its project-level Indebtedness (including any refinancing thereof) prohibit it from providing a Guarantee, (f) any Foreign Subsidiary, (g) any Domestic Subsidiary (i) that is an FSHCO or (ii) that is a Subsidiary of a Foreign Subsidiary of the Borrower that is a CFC, (h) any other Domestic Subsidiary with respect to which the Administrative Agent and the Borrower reasonably agree that the cost or other consequences (including Tax consequences) of providing a Guaran- tee of or granting Liens to secure the Obligations are likely to be excessive in relation to the value to be afforded thereby, (i) any Unrestricted Subsidiary, (j) any captive insurance Subsidiary and any not-for-profit Subsidiary, (k) any securities broker or dealer, and (l) until the date that is one hundred twenty (120) days after the Closing Date, Telios Quin- lan One, LLC. “Excluded Taxes” shall mean, with respect to the Administrative Agent, any Lender, any Issuing Bank or any other recipient of any payment to be made by or on account of any obligation of any Loan Party hereunder or under any other Loan Document, (i) Taxes imposed on or measured by net income (however denominated), and, for the avoidance of doubt, franchise Taxes, branch profits Taxes, and similar Taxes imposed in lieu of net income Taxes, in each case, imposed by a jurisdiction (including any political subdivision thereof) (a) as a result of such recipient being organized under the laws of, having its principal office in, or in the case of any Lender, having its applicable Lending Office in, such jurisdiction, or (b) that are Other Connection Taxes, (ii) U.S. federal withholding Tax imposed on any payment by or on account of any obligation of any Loan Party hereunder or under any other

339441540 v11 -21- Loan Document to a Lender (other than to the extent such Lender is an assignee pursuant to a request by the Bor- rower under Section 2.19(b) or 2.19(c)) pursuant to laws in force at the time (x) such Lender acquires such interest in the applicable Commitment or, if such Lender acquires an applicable interest in a Loan other than by funding such Loan pursuant to a prior Commitment, such Loan, or (y) such Lender changes its Lending Office, except, in each case, to the extent that, pursuant to Sections 2.17(a) or (c), amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender acquired the applicable interest in the applicable Commitment or Loan or to such Lender immediately before it changed its Lending Office, (iii) any Tax attributable to such recipient’s failure or inability to comply with Section 2.17(d) or Section 2.17(f) or (iv) any Tax imposed un- der FATCA. “Extended Commitment” shall have the meaning assigned to such term in Section 2.22(a). “Extended Loan” shall have the meaning assigned to such term in Section 2.22(a). “Extending Lender” shall have the meaning assigned to such term in Section 2.22(a). “Extension” shall have the meaning assigned to such term in Section 2.22(a). “Extension Amendment” shall have the meaning assigned to such term in Section 2.22(b). “Facility” shall mean the Commitments of any Class and the extensions of credit made hereunder by the Lenders of such Class and, for purposes of Section 9.08(b), shall refer to all such Commitments as a single Class. “Fair Market Value” shall mean, with respect to any asset or property, the price (as determined in good faith by the Borrower) that could be negotiated in an arm’s-length transaction between a willing seller and a willing buyer, neither of whom is under undue pressure or compulsion to complete the transaction. “FATCA” shall mean Sections 1471 through 1474 of the Code, as of the Closing Date (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), or any current or future Treasury Regulations promulgated thereunder or official administrative interpretations thereof and any ap- plicable agreements entered into pursuant to Section 1471(b)(1) of the Code, as of the Closing Date (or any amended or successor version described above), and any intergovernmental agreements or any legislation, rules or official administrative practices adopted pursuant to any intergovernmental agreement implementing the foregoing. “Federal Funds Effective Rate” shall mean, for any day, the rate calculated by the NYFRB based on such day’s federal funds transactions by depositary institutions, as determined in such manner as shall be set forth on the NYFRB’s Website from time to time, and published on the next succeeding Business Day by the NYFRB as the ef- fective federal funds rate; provided that if the Federal Funds Effective Rate as so determined would be less than the Floor, such rate shall be deemed to be the Floor for the purposes of this Agreement. “Federal Reserve Board” shall mean the Board of Governors of the Federal Reserve System of the United States of America. “Fee Letter” shall mean that certain Fee Letter, dated as of July 28, 2026, by and among the Borrower, Morgan Stanley and JPMorgan (as such Fee Letter may be amended, restated, supplemented or otherwise modified). “Fees” shall mean, collectively, the Commitment Fees, the L/C Participation Fees, the Issuing Bank Fees and the Administrative Agent Fees. “Finance I Notes” shall have the meaning assigned to such term in Section 6.01(y). “Finance Lease Obligations” shall mean, at the time any determination thereof is to be made, the amount of the liability in respect of a finance lease that would at such time be required to be capitalized and reflected as a lia- bility on the balance sheet (excluding the footnotes thereto) in accordance with GAAP; provided that all obligations

339441540 v11 -22- that are or would be characterized as an operating lease as determined in accordance with GAAP as in effect on De- cember 31, 2018 (whether or not such operating lease was in effect on such date) shall continue to be accounted for as an operating lease (and not as a Finance Lease Obligation) for purposes of this Agreement regardless of any change in GAAP following December 31, 2018 (or any change in the implementation in GAAP for future periods that are contemplated as of December 31, 2018) that would otherwise require such obligation to be recharacterized as a Finance Lease Obligation. “Financial Covenant” shall mean the covenant of the Borrower set forth in Section 6.09. “Financial Officer” of any Person shall mean the Chief Financial Officer, Chief Accounting Officer, Senior Vice President or Vice President of Finance, Treasurer, Assistant Treasurer, Controller or other executive responsi- ble for the financial affairs of such Person. “Financial Statements” shall mean the Annual Financial Statements and the Interim Financial Statements. “Fixed Amounts” shall have the meaning assigned to such term in Section 1.07(b). “Floor” shall mean the benchmark rate floor, if any, provided in this Agreement (as of the execution of this Agreement, the modification, amendment or renewal of this Agreement or otherwise) with respect to the Adjusted Term SOFR. For the avoidance of doubt, the initial Floor for all purposes hereunder on the Closing Date shall be 0.00% per annum. “Foreign Lender” shall mean a Lender that is not a U.S. Person. “Foreign Subsidiary” shall mean any Subsidiary that is incorporated or organized under the laws of any jurisdiction other than the United States of America, any state thereof or the District of Columbia. “Fronting Exposure” shall mean, at any time there is a Defaulting Lender, with respect to any Issuing Bank, such Defaulting Lender’s L/C Facility Percentage of L/C Exposure with respect to Letters of Credit issued by such Issuing Bank other than such L/C Exposure as to which such Defaulting Lender’s participation obligation has been reallocated to other Lenders or Cash Collateralized in accordance with the terms hereof. “FSHCO” shall mean any Domestic Subsidiary of the Borrower that owns no material assets (directly or through subsidiaries) other than Equity Interests and/or Indebtedness of one or more Foreign Subsidiaries of the Borrower that are CFCs or other FSHCOs. “GAAP” shall mean generally accepted accounting principles in effect from time to time in the United States of America, applied on a consistent basis, subject to the provisions of Section 1.02. “Governmental Authority” shall mean the government of the United States of America or any other nation, or of any political subdivision thereof, whether state, local or otherwise, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank). “Guarantee” of or by any Person (the “guarantor”) shall mean (a) any obligation, contingent or otherwise, of the guarantor guaranteeing or having the economic effect of guaranteeing any Indebtedness or other monetary obligation payable or performable by another Person (the “primary obligor”) in any manner, whether directly or in- directly, and including any obligation of the guarantor, direct or indirect, (i) to purchase or pay (or advance or sup- ply funds for the purchase or payment of) such Indebtedness, (ii) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness, (iii) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or (iv) entered into for the purpose of assuring in any other manner the holders of such Indebtedness of the payment thereof or to protect such holders against loss in respect thereof (in whole or in part), or (b) any Lien on any assets of the guarantor securing any Indebtedness (or any existing right, contingent or otherwise, of the holder of

Indebtedness to be secured by such a Lien) of any other Person, whether or not such Indebtedness is assumed by the guarantor; provided, however, that the term "Guarantee" shall not include endorsements of instruments for deposit or collection in the ordinary course of business or customary and reasonable (as determined in good faith by the Borrower) indemnity obligations in effect on the Closing Date or entered into in connection with any acquisition or Disposition of assets permitted by this Agreement (other than such obligations with respect to Indebtedness). The amount of any Guarantee shall be deemed to be an amount equal to the stated or determinable amount of the Indebtedness in respect of which such Guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by such Person in good faith. The amount of the Indebtedness subject to any Guarantee provided by any Person for purposes of clause (b) above shall (unless the applicable Indebtedness has been assumed by such Person or is otherwise recourse to such Person) be deemed to be equal to the lesser of (A) the aggregate unpaid amount of such Indebtedness and (B) the Fair Market Value of the property encumbered thereby.

"Guarantee Agreement" shall mean the Guarantee Agreement substantially in the form of Exhibit F dated as of the Closing Date, as may be amended, restated, supplemented or otherwise modified from time to time, among the Borrower, each Guarantor and the Collateral Agent.

"guarantor" shall have the meaning assigned to such term in the definition of the term "Guarantee."

"Guarantors" shall mean each Restricted Subsidiary of the Borrower that is or becomes a Loan Party on the Closing Date or thereafter pursuant to the Guarantee Agreement, whether existing on the Closing Date or established, created or acquired after the Closing Date, unless and until such time as the respective Restricted Subsidiary is released from its obligations under the Guarantee Agreement in accordance with the terms and provisions hereof or thereof.

"Hazardous Materials" shall mean all pollutants, contaminants, wastes, chemicals, materials, substances and constituents, including explosive or radioactive substances or petroleum byproducts or petroleum distillates, asbestos or asbestos-containing materials, polychlorinated biphenyls, radon gas or pesticides, fungicides, fertilizers or other agricultural chemicals, of any nature subject to regulation due to their dangerous or deleterious properties or characteristics or which can give rise to liability under any Environmental Law.

"Hedging Agreement" shall mean any agreement with respect to any swap, forward, future or derivative transaction, or option or similar agreement involving, or settled by reference to, one or more rates, currencies, commodities (including electricity and other energy or environmental commodities), digital assets, cryptocurrencies, tokens or similar blockchain-based assets, equity or debt instruments or securities, or economic, financial or pricing indices or measures of economic, financial or pricing risk or value, or credit spread transaction, repurchase transaction, reserve repurchase transaction, securities lending transaction, weather index transaction, spot contracts, fixed price physical delivery contracts, or any similar transaction or any combination of these transactions, in each case of the foregoing, whether or not exchange traded; provided that no phantom stock or similar plan providing for payments only on account of services provided by any Permitted Payee shall be a Hedging Agreement, and further provided that neither any Permitted Bond Hedge Transaction nor any Permitted Warrant Transaction shall be a Hedging Agreement.

"Immaterial Subsidiary" shall mean any Restricted Subsidiary (other than any Excluded Subsidiary) that (a) did not, as of the last day of the fiscal quarter of the Borrower most recently ended for which financial statements have been (or were required to be) delivered pursuant to Section 5.04(a) or 5.04(b) (or, prior to the date such financial statements are first required to be delivered pursuant to Section 5.04(a) or 5.04(b) after the Closing Date, as of June 30, 2026), as applicable, have either (i) assets with a value in excess of 5% of the Consolidated Total Assets of the Borrower and its Restricted Subsidiaries on a consolidated basis as of such applicable date or (ii) gross revenue with a value in excess of 5% of the gross revenue of the Borrower and its Restricted Subsidiaries on a consolidated basis as of such applicable date, and (b) taken together with all such Restricted Subsidiaries (other than Restricted Subsidiaries that are Guarantors or Excluded Subsidiaries) as of such applicable date, did not have either (i) assets with a value in excess of 10% of Consolidated Total Assets of the Borrower and its Restricted Subsidiaries on a consolidated basis as of such applicable date or (ii) gross revenue with a value in excess of 10% of gross revenue of the Borrower and its Restricted Subsidiaries on a consolidated basis as of such applicable date.

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339441540 v11 -24- “Immediate Family Members” shall mean, with respect to any individual, such individual’s child, stepchild, grandchild or more remote descendant, parent, stepparent, grandparent, spouse, former spouse, qualified domestic partner, sibling, mother-in-law, father-in-law, son-in-law and daughter-in-law (including adoptive relationships), the estates of such individual and such other individuals above and any trust, partnership or other bona fide estate-plan- ning vehicle the only beneficiaries of which are any of the foregoing individuals or any private foundation or fund that is controlled by any of the foregoing individuals or any donor-advised fund of which any such individual is the donor. “Increased Amount” of any Indebtedness shall mean any increase in the amount of such Indebtedness in connection with any accrual of interest, the accretion of accreted value, the amortization of original issue discount or deferred financing fees, the payment of interest or dividends in the form of additional Indebtedness or in the form of common stock of the Borrower, the accretion of original issue discount, deferred financing fees or liquidation pref- erence and increases in the amount of Indebtedness outstanding solely as a result of fluctuations in the exchange rate of currencies. “Incremental Amount” shall mean, at any time, the sum of, (x) $500,000,000, plus (y) without duplication in the case of refinancing thereof, an amount equal to all voluntary reductions and terminations of Commitments under the Facilities and all voluntary prepayments or retirements for value of Incremental Term Loans, Incremental Equivalent Debt or any other Indebtedness for borrowed money (without duplication in the case of a refinancing thereof) prior to such date, in each case, that is secured on a pari passu basis with the Liens securing the Obligations. “Incremental Assumption Agreement” shall mean an Incremental Assumption Agreement in form and sub- stance reasonably satisfactory to the Administrative Agent, among the Borrower, the Administrative Agent and, if applicable, one or more Incremental Lenders. “Incremental Commitment” shall mean an Incremental Term Loan Commitment, an Incremental Revolving Facility Commitment or an Incremental Letter of Credit Facility Commitment. “Incremental Equivalent Debt” shall mean Indebtedness incurred pursuant to Section 6.01(w). “Incremental Facility” shall mean the Incremental Commitments and the Incremental Loans made thereun- der. “Incremental Issuing Bank” shall mean a Lender with an Incremental L/C Facility Commitment or L/C Ex- posure in respect of a Letter of Credit issued pursuant to an Incremental L/C Facility Commitment. “Incremental Lender” shall mean an Incremental Term Lender, an Incremental Revolving Facility Lender or an Incremental Issuing Bank. “Incremental Letter of Credit” shall mean a Letter of Credit issued by an Incremental Issuing Bank for the account of the Borrower or any of its Restricted Subsidiaries pursuant to an Incremental L/C Facility Commitment to issue such letters of credit. “Incremental L/C Facility Commitment” shall mean the commitment of any Lender, established pursuant to Section 2.21, to acquire participations in Letters of Credit and make L/C Loans. “Incremental Loan” shall mean an Incremental Term Loan or an Incremental Revolving Loan. “Incremental Revolving Facility Commitment” shall mean the commitment of any Lender, established pur- suant to Section 2.21, to make Incremental Revolving Loans to the Borrower. “Incremental Revolving Facility Lender” shall mean a Lender with an Incremental Revolving Facility Commitment or an outstanding Incremental Revolving Loan.

339441540 v11 -25- “Incremental Revolving Loan” shall mean a Revolving Facility Loan made by an Incremental Revolving Facility Lender to the Borrower pursuant to an Incremental Revolving Facility Commitment to make such revolving credit loans. “Incremental Term Lender” shall mean a Lender with an Incremental Term Loan Commitment or an out- standing Incremental Term Loan. “Incremental Term Loan” shall mean term loans made by one or more Lenders to the Borrower pursuant to Section 2.21. “Incremental Term Loan Commitments” shall mean the commitment of any Lender, established pursuant to Section 2.21, to make Incremental Term Loans to the Borrower. “Incurrence-Based Amounts” shall have the meaning assigned to such term in Section 1.07(b). “Indebtedness” of any Person shall mean, without duplication, (a) all obligations of such Person for bor- rowed money, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such Person under conditional sale or other title retention agreements relating to property or assets purchased by such Person (except any such obligation that constitutes a trade payable or similar obligation to a trade creditor incurred in the ordinary course of business), (d) all obligations of such Person issued or assumed as the de- ferred purchase price of property or services (except (i) any such balance that constitutes a trade payable or similar obligation to a trade creditor incurred in the ordinary course of business, (ii) any earn-out obligations until such obli- gation becomes a liability on the balance sheet of such Person in accordance with GAAP and if not paid within 60 days after being due and payable (or, if such payment is contested in good faith, within 60 days after the final deter- mination thereof), (iii) liabilities accrued in the ordinary course of business) which purchase price is due more than six (6) months after the date of placing the property in service or taking delivery and title thereto, (e) all Guarantees by such Person of Indebtedness of others, (f) all Finance Lease Obligations of such Person, (g) obligations under any Hedging Agreements, to the extent the foregoing would appear on a balance sheet of such Person as a liability, (h) the principal component of all obligations, contingent or otherwise, of such Person as an account party in respect of letters of credit, (i) the principal component of all obligations of such Person in respect of bankers’ acceptances, (j) the stated value or liquidation preference component of all obligations of such Person with respect to any Disquali- fied Stock (but excluding any accrued dividends) and (k) all Indebtedness of others secured by any Lien on property owned or acquired by such Person (other than Equity Interests of an Unrestricted Subsidiary), whether or not the Indebtedness secured thereby has been assumed. The amount of Indebtedness of any Person for purposes of clause (k) above shall (unless such Indebtedness has been assumed by such Person or is otherwise recourse to such Person) be deemed to be equal to the lesser of (A) the aggregate unpaid amount of such Indebtedness and (B) the Fair Mar- ket Value of the property encumbered thereby. For the avoidance of doubt, and without limitation of the foregoing, Indebtedness convertible into or exchangeable for Equity Interests shall at all times prior to the repurchase, conver- sion or payment thereof be valued at the full stated principal amount thereof and shall not include any reduction or appreciation in value of the shares and/or cash deliverable upon conversion thereof. “Indemnified Taxes” shall mean (a) all Taxes, other than Excluded Taxes, imposed on or with respect to any payment by or on account of any obligation of any Loan Party hereunder or under any other Loan Document and (b) to the extent not otherwise described in (a), Other Taxes. “Information” shall have the meaning assigned to such term in Section 3.14(a). “Initial Issuing Bank” shall mean any Lender that holds an L/C Facility Commitment in effect on the Clos- ing Date or issues or acquires a participation in an Initial Letter of Credit. “Initial Letter of Credit” shall mean a Letter of Credit issued (i) pursuant to the L/C Facility Commitments in effect on the Closing Date (as the same may be amended from time to time in accordance with this Agreement) or (ii) pursuant to any L/C Facility Commitment made on the same terms as (and forming a single Class with) an L/C Facility Commitment referred to in clause (i) of this definition.

339441540 v11 -26- “Initial Maturity Date” shall have the meaning assigned to such term in the definition of “Maturity Date.” “Initial Revolving Facility Lender” shall mean any Lender that holds a Revolving Facility Commitment in effect on the Closing Date or makes an Initial Revolving Loan to the Borrower pursuant to Section 2.01(b). “Initial Revolving Loan” shall mean a Revolving Facility Loan made (i) pursuant to the Revolving Facility Commitments in effect on the Closing Date (as the same may be amended from time to time in accordance with this Agreement) or (ii) pursuant to any Revolving Facility Commitment made on the same terms as (and forming a sin- gle Class with) a Revolving Facility Commitment referred to in clause (i) of this definition. “Intellectual Property” shall mean all intellectual property rights owned by the Borrower or any of the Re- stricted Subsidiaries. “Interim Financial Statements” shall mean the unaudited consolidated balance sheets and the related au- dited consolidated statements of operations, stockholders’ equity and cash flows of the Borrower for the three- and six-month periods ended June 30, 2026. “Interest Election Request” shall mean a request by the Borrower to convert or continue a Borrowing in accordance with Section 2.07 and substantially in the form of Exhibit C or another form approved by the Adminis- trative Agent. “Interest Payment Date” shall mean (a) with respect to any ABR Loan, the last day of each March, June, September and December and the Termination Date and (b) with respect to any Term SOFR Loan, the last day of each Interest Period applicable to the Borrowing of which such Loan is a part and, in the case of a Term SOFR Bor- rowing with an Interest Period of more than three months’ duration, each day prior to the last day of such Interest Period that occurs at intervals of three months’ duration after the first day of such Interest Period, and the Maturity Date, as applicable. “Interest Period” shall mean with respect to any Term SOFR Borrowing, the period commencing on the date of such Borrowing and ending on the numerically corresponding day in the calendar month that is one, three or six months thereafter (in each case, subject to the availability for the Benchmark applicable to the relevant Loan or Commitment), as the Borrower may elect; provided, that (i) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless such next succeed- ing Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next pre- ceding Business Day, (ii) any Interest Period that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period and (iii) no tenor that has been removed from this definition pursuant to Section 2.14(e) shall be available for specification in such Borrowing Request or Interest Election Request. For purposes hereof, the date of a Borrowing initially shall be the date on which such Bor- rowing is made. “Inventory” shall have the meaning assigned to such term in Article 9 of the Uniform Commercial Code. “Investment” shall have the meaning assigned to such term in Section 6.04. “Issuing Bank” shall mean, as the context may require, (i) JPMorgan Chase Bank, N.A., Morgan Stanley Senior Funding, Inc., Goldman Sachs Lending Partners LLC, and The Toronto-Dominion Bank, New York Branch (ii) each other Issuing Bank designated pursuant to Section 2.05(l), in each case in its capacity as an issuer of Letters of Credit hereunder, and its permitted successors in such capacity. An Issuing Bank may, in its discretion, arrange for one or more Letters of Credit to be issued by Affiliates of such Issuing Bank, in which case the term “Issuing Bank” shall include any such Affiliate with respect to Letters of Credit issued by such Affiliate. “Issuing Bank Fees” shall have the meaning assigned to such term in Section 2.12(b). “JPMorgan” shall mean JPMorgan Chase Bank, N.A. and its Affiliates.

339441540 v11 -27- “Judgment Currency” shall have the meaning assigned to such term in Section 9.22. “L/C Disbursement” shall mean a payment or disbursement made by an Issuing Bank pursuant to a Letter of Credit. “L/C Exposure” of any Class shall mean at any time the sum of (a) the aggregate undrawn amount of all Letters of Credit applicable to such Class outstanding at such time, (b) the aggregate principal amount of all L/C Disbursements applicable to such Class that have not yet been reimbursed at such time and (c) the aggregate princi- pal amount of all L/C Loans outstanding at such time. The L/C Exposure of any Class of any Lender at any time shall mean its applicable L/C Facility Percentage of the aggregate L/C Exposure applicable to such Class at such time. For all purposes of this Agreement, if on any date of determination a Letter of Credit has expired by its terms but any amount may still be drawn thereunder by reason of the operation of Rule 3.14 of the International Standby Practices, International Chamber of Commerce No. 590, such Letter of Credit shall be deemed to be “outstanding” in the amount so remaining available to be drawn. Unless otherwise specified herein, the amount of a Letter of Credit at any time shall be deemed to be the stated amount of such Letter of Credit in effect at such time; provided that with respect to any Letter of Credit that, by its terms or the terms of any document related thereto, provides for one or more automatic increases in the stated amount thereof, the amount of such Letter of Credit shall be deemed to be the maximum stated amount of such Letter of Credit after giving effect to all such increases, whether or not such maximum stated amount is in effect at such time. “L/C Facility” shall mean the L/C Facility Commitments of any Class and the extensions of credit made hereunder by the Issuing Banks of such Class and, for purposes of Section 9.08(b), shall refer to all such L/C Facil- ity Commitments as a single Class. “L/C Facility Commitment” shall mean, with respect to each Issuing Bank, the commitment of such Issuing Bank to acquire participations in Letters of Credit and make L/C Loans pursuant to Section 2.05, expressed as an amount representing the maximum aggregate permitted amount of such Issuing Bank’s L/C Exposure hereunder, as such commitment may be (a) reduced from time to time pursuant to Section 2.08, (b) reduced or increased from time to time pursuant to assignments by or to such Issuing Bank under Section 9.04, and (c) increased, extended or re- placed as provided under Section 2.21, 2.22 or 2.23. The aggregate amount of the Issuing Banks’ L/C Facility Com- mitments on the Closing Date was $500,000,000.00. On the Closing Date, there was only one Class of L/C Facility Commitments. After the Closing Date, additional Classes of L/C Facility Commitments may be added or created pursuant to Extension Amendments or Refinancing Amendments. “L/C Facility Percentage” shall mean, with respect to any Issuing Bank of any Class, the percentage of the total L/C Facility Commitments of such Class represented by such Issuing Bank’s L/C Facility Commitment of such Class. If the L/C Facility Commitments of such Class shall have terminated or expired, the L/C Facility Percentages of such Class shall be the quotient of (x) such Issuing Bank’s L/C Exposure of the applicable Class and (y) the ag- gregate L/C Exposure of such Class of all Issuing Banks, collectively, at such time. “L/C Facility Termination Event” shall have the meaning assigned to such term in Section 2.05(k). “L/C Fronting Commitment” shall mean, with respect to any Issuing Bank, the commitment of such Issuing Bank to issue Letters of Credit pursuant to Section 2.05 in aggregate amount not to exceed the amount set forth op- posite such Issuing Bank’s name on Schedule 1.01A hereto or such other amount as specified in the agreement pur- suant to which such Person becomes an Issuing Bank hereunder or, in each case, such larger amount (not to exceed (together with each other Issuing Bank’s L/C Fronting Commitment) the aggregate L/C Facility Commitments) as the Administrative Agent and the applicable Issuing Bank may agree, as such amount may be reduced at or prior to such time pursuant to Section 2.08. “L/C Loan” shall mean any loan made to the Borrower pursuant to Section 2.05(e). “L/C Loan Maturity Date” shall mean, with respect to any L/C Loan, the earlier of (a) the Maturity Date of the Class of the applicable L/C Facility Commitments and (b) the date that is one hundred eighty (180) days after the making of such L/C Loan.

339441540 v11 -28- “L/C Participation Fee” shall have the meaning assigned to such term in Section 2.12(b). “LCT Election” shall have the meaning assigned to such term in Section 1.07(a). “LCT Test Date” shall have the meaning assigned to such term in Section 1.07(a). “Lead Left Arranger” shall mean Morgan Stanley Senior Funding, Inc., in its capacity as lead left arranger and bookrunner. “Lender” shall mean each financial institution listed on Schedule Section 2.01 (other than any such Person that has ceased to be a party hereto pursuant to an Assignment and Acceptance in accordance with Section 9.04), as well as any Person that becomes a “Lender” hereunder pursuant to Section 9.04, Section 2.21, Section 2.22 or Sec- tion 2.23. For the avoidance of doubt, each Issuing Bank shall be deemed to be a “Lender”. “Lending Office” shall mean, as to any Lender, the applicable branch, office or Affiliate of such Lender designated by such Lender to make Loans. “Letter of Credit” shall have the meaning assigned to such term in Section 2.05(a). A Letter of Credit may be issued in Dollars. “Lien” shall mean, with respect to any asset, (a) any mortgage, deed of trust, lien, hypothecation, pledge, charge, security interest or similar monetary encumbrance in or on such asset and (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset; provided, that in no event shall an operating lease or an agreement to sell be deemed to constitute a Lien. “Limited Condition Investment” shall mean any acquisition (including by means of a merger, amalgama- tion or consolidation) of, or Investment by one or more of the Borrower or any of its Restricted Subsidiaries (other than intercompany Investments) in, any assets, business or Person the consummation of which is not conditioned on the availability of, or on obtaining, financing. “Limited Condition Transaction” shall mean any (a) Limited Condition Investment, (b) redemption or re- payment of Indebtedness requiring irrevocable advance notice or any irrevocable offer to purchase Indebtedness that is not subject to obtaining financing, (c) Disposition or Asset Sale that is permitted hereunder, or (d) any declaration of a distribution or dividend in respect of, or irrevocable advance notice of, or any irrevocable offer to, purchase, redeem or otherwise acquire or retire for value, any Equity Interests of the Borrower that is not subject to obtaining financing. “Liquidity” shall mean, at any time, an amount equal to: (a) the Unrestricted Cash Amount at such time plus (b) an amount equal to (i) the Revolving Facility Commitments in effect at such time minus (ii) the Revolving Facility Credit Exposure at such time. “Loan Documents” shall mean (i) this Agreement, (ii) the Guarantee Agreement, (iii) the Security Docu- ments, (iv) each Incremental Assumption Agreement, (v) each Extension Amendment, (vi) each Refinancing Amendment, (vii) any Acceptable Intercreditor Agreement and (viii) any Note issued under Section 2.09(d). “Loan Obligations” shall mean (a) the due and punctual payment by the Borrower of (i) the unpaid princi- pal of and interest, fees and expenses (including interest, fees and expenses accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding) on the Loans made to the Borrower under this Agreement, when and as due, whether at maturity, by acceleration, upon one or more dates set for prepayment or otherwise, (ii) each payment required to be made by the Borrower under this Agreement in respect of any Letter of Credit, when and as due, including payments in respect of reimbursement of disbursements, interest, fees and expenses thereon (including interest, fees and expenses accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether

339441540 v11 -29- allowed or allowable in such proceeding) and obligations to provide Cash Collateral and (iii) all other monetary ob- ligations of the Borrower owed under or pursuant to this Agreement and each other Loan Document, including obli- gations to pay fees, expense reimbursement obligations and indemnification obligations, whether primary, second- ary, direct, contingent, fixed or otherwise (including monetary obligations incurred during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding), and (b) the due and punctual payment of all obligations of each Loan Party under or pursuant to each of the Loan Documents (including monetary obligations incurred during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding). “Loan Parties” shall mean the Borrower and the Guarantors. “Loans” shall mean any loan made by any Lender pursuant to this Agreement. “Local Time” shall mean Eastern time (daylight or standard, as applicable). “Margin Stock” shall have the meaning assigned to such term in Regulation U. “Market Capitalization” shall mean the Borrower’s fully diluted market capitalization, determined using the “treasury stock” method. “Material Adverse Effect” shall mean any material adverse effect on (a) the business or financial condition of the Borrower and the Restricted Subsidiaries, taken as a whole or (b) the rights and remedies, taken as a whole, of the Administrative Agent, the Collateral Agent and the Lenders under the Loan Documents. “Material Assets” shall mean any property (other than cash and Permitted Investments), taken as a whole, owned by the Borrower or its Restricted Subsidiary that is material to the business of the Borrower and its Restricted Subsidiaries taken as a whole, as determined by the Borrower in good faith. “Material Indebtedness” shall mean Indebtedness for borrowed money of any one or more of the Borrower or any Restricted Subsidiary (other than (a) Indebtedness among the Borrower and its Restricted Subsidiaries or (b) Indebtedness of Designated Project Entities that is non-recourse to the Loan Parties (other than customary recourse carve out guarantees and completion guarantees except to the extent of (and limited to the amount of) any unreim- bursed claims under such recourse carve out guarantees and completion guarantees that are actually owed thereunder and are greater than 60 days past due)) in an aggregate outstanding principal amount exceeding $100,000,000. “Material Subsidiary” shall mean any Restricted Subsidiary other than an Immaterial Subsidiary. “Maturity Date” shall mean, as the context may require, (a) with respect to the Revolving Facility and the L/C Facility in effect on the Closing Date, the third (3rd) anniversary of the Closing Date (the “Initial Maturity Date”); provided, however, that the Borrower may extend the Initial Maturity Date by one year in its sole discretion by providing notice to the Administrative Agent, upon receipt of such notice the Maturity Date of the Revolving Fa- cility and the L/C Facility in effect on the Closing Date shall be the fourth (4th) anniversary of the Closing Date; and (b) with respect to any other Classes of Commitments, the maturity dates specified therefor in the applicable Exten- sion Amendment or Refinancing Amendment; provided that if such date is not a Business Day, the Maturity Date shall be the next succeeding Business Day. “Maximum Rate” shall have the meaning assigned to such term in Section 9.09. “Minimum L/C Collateral Amount” shall mean, at any time, in connection with any Letter of Credit, (i) with respect to Cash Collateral consisting of cash or deposit account balances, an amount equal to 102% of the L/C Exposure with respect to such Letter of Credit at such time and (ii) otherwise, an amount sufficient to provide credit support with respect to such L/C Exposure as determined by the Administrative Agent and the Issuing Banks in their sole discretion. “Moody’s” shall mean Moody’s Investors Service, Inc. or any successor thereto.

339441540 v11 -30- “Morgan Stanley” shall mean Morgan Stanley Senior Funding, Inc. and its Affiliates. “Multiemployer Plan” shall mean a multiemployer plan as defined in Section 4001(a)(3) of ERISA to which the Borrower or any Restricted Subsidiary or any ERISA Affiliate (other than one considered an ERISA Af- filiate only pursuant to subsection (m) or (o) of Code Section 414) is making or accruing an obligation to make con- tributions, or has within any of the preceding six plan years made or accrued an obligation to make contributions. “Non-Consenting Lender” shall have the meaning assigned to such term in Section 2.19(c). “Non-Defaulting Lender” shall mean, at any time, each Lender that is not a Defaulting Lender at such time. “Note” shall have the meaning assigned to such term in Section 2.09(d). “Notice Address” shall have the meaning set forth in the definition of “Disqualified Lender”. “NYFRB” shall mean the Federal Reserve Bank of New York. “NYFRB Rate” shall mean, for any day, the greater of (a) the Federal Funds Effective Rate in effect on such day and (b) the Overnight Bank Funding Rate in effect on such day (or for any day that is not a Business Day, for the immediately preceding Business Day); provided that if none of such rates are published for any day that is a Business Day, the term “NYFRB Rate” shall mean the rate for a federal funds transaction quoted at 11:00 a.m. on such day received by the Administrative Agent from a federal funds broker of recognized standing selected by it; provided, further, that if any of the aforesaid rates as so determined be less than the Floor, such rate shall be deemed to be the Floor for purposes of this Agreement. “NYFRB’s Website” shall mean the website of the NYFRB at http://www.newyorkfed.org, or any succes- sor source. “Obligations” shall mean the Loan Obligations (including monetary obligations incurred during the pen- dency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or al- lowable in such proceeding). “Other Commitments” shall mean, collectively, (a) Extended Commitments and (b) Replacement Facility Commitments. “Other Connection Taxes” shall mean, with respect to the Administrative Agent, any Lender, or any other recipient of any payment to be made by or on account of any obligation of any Loan Party hereunder or under any other Loan Document, Taxes imposed as a result of a present or former connection between such recipient and the jurisdiction imposing such Tax (other than connections arising from such recipient having executed, delivered, be- come a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document). “other Issuing Bank” shall have the meaning assigned to such term in Section 2.05(d). “Other Revolving Loans” shall mean, collectively (a) Extended Loans that are Revolving Facility Loans and (b) Replacement Loans that are Revolving Facility Loans. “Other Taxes” shall mean all present or future stamp, court or documentary Taxes or any other intangible, mortgage recording, filing or similar Taxes arising from any payment made hereunder or under any other Loan Doc- ument or from the execution, registration, delivery or enforcement of, the receipt or perfection of security interest under, or otherwise with respect to, the Loan Documents, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment pursuant to a request by the Borrower under Sec- tion 2.19(b) or 2.19(c)).

339441540 v11 -31- “Outbound Investment Rules” shall mean the regulations administered and enforced, together with any re- lated public guidance issued, by the United States Treasury Department under U.S. Executive Order 14105 of Au- gust 9, 2023 as of the date of this Agreement, and as codified at 31 C.F.R. § 850.101 et seq. “Overnight Bank Funding Rate” shall mean, for any day, with respect to any amount, the rate comprised of both overnight federal funds and overnight eurocurrency borrowings by U.S.-managed banking offices of depository institutions, as such composite rate shall be determined by the NYFRB as set forth on its public website from time to time and published on the next succeeding Business Day by the NYFRB as an overnight bank funding rate. “Overnight Rate” shall mean, for any day, the NYFRB Rate. “Parent Entity” shall mean any Person of which the Borrower is a wholly owned direct or indirect Subsidi- ary so long as no person or group other than Permitted Holders owns 50% or more of the aggregate ordinary voting or designation power with respect to the election of the Board of Directors of such Parent Entity. “Participant” shall have the meaning assigned to such term in Section 9.04(c)(i). “Participant Register” shall have the meaning assigned to such term in Section 9.04(c)(ii). “Payment” shall have the meaning assigned to such term in Section 8.15(a). “Payment Notice” shall have the meaning assigned to such term in Section 8.15(b). “PBGC” shall mean the Pension Benefit Guaranty Corporation referred to and defined in ERISA. “Perfection Certificate” shall mean the Perfection Certificate with respect to the Borrower and the other Loan Parties in the form attached hereto as Exhibit H, or such other form as is reasonably satisfactory to the Admin- istrative Agent. “Permitted Acquisition” shall mean any acquisition by the Borrower or a Restricted Subsidiary of all or a portion of the assets or business of, or all or a portion of the Equity Interests not previously held by the Borrower and its Restricted Subsidiaries in, or merger, consolidation or amalgamation with, a Person or business unit or divi- sion or line of business of a Person (or any subsequent investment made in a Person or business unit or division or line of business previously acquired in a Permitted Acquisition), if (i) subject to Section 1.07, no Specified Event of Default shall have occurred and be continuing immediately after giving effect thereto or would result therefrom, and (ii) solely to the extent required by Section 5.10, any Person acquired in such acquisition shall be merged into a Loan Party or become, following the consummation of such acquisition, a Guarantor. “Permitted Bond Hedge Transaction” shall mean any call or capped call option (or substantively equivalent derivative transaction) relating to the Borrower’s common stock (or such other securities or property following a merger event, reclassification or other change of the common stock of the Borrower) that is (a) purchased or other- wise entered into by the Borrower or any Loan Party in connection with the issuance of any Permitted Convertible Debt, (b) settled in common stock of the Borrower (or such other securities or property), cash or a combination thereof (such amount of cash determined by reference to the price of the Borrower’s common stock or such other securities or property), and cash in lieu of fractional shares of common stock of the Borrower and (c) on terms and conditions customary for bond hedge transactions in respect of transactions related to public market convertible in- debtedness (pursuant to a registered offering or an offering under Rule 144A and/or Regulation S of the Securities Act) as reasonably determined by the Borrower; provided that, the purchase price for such Permitted Bond Hedge Transaction, less the proceeds received by the Borrower or any Loan Party from the sale of any related Permitted Warrant Transaction (or in the case of capped calls, where such proceeds are not received but are reflected in a re- duction of the premium), does not exceed the amount of proceeds from the related issuance of Permitted Convertible Debt. “Permitted Convertible Debt” shall mean Indebtedness issued by the Borrower that is (1) convertible into, or exchangeable for, Equity Interests of the Borrower (and cash in lieu of fractional shares) and/or cash (in an

339441540 v11 -32- amount determined by reference to the price of such Equity Interests) and/or (2) sold as units with call options, war- rants, rights or obligations to purchase (or substantially equivalent derivative transactions) that are exercisable for Equity Interests of the Borrower and/or cash (in an amount determined by reference to the price of such Equity In- terests); provided, that (i) such Permitted Convertible Debt shall be unsecured, (ii) such Permitted Convertible Debt is not guaranteed by any Subsidiary of the Borrower other than the Guarantors, (iii) such Permitted Convertible Debt shall not include any financial maintenance covenants and shall only include covenants and defaults that are custom- ary for public market convertible indebtedness (pursuant to a registered offering or an offering under Rule 144A and/or Regulation S of the Securities Act), as determined by the Borrower in its good faith judgment and (iv) such Permitted Convertible Debt shall not mature, and is otherwise not subject to any mandatory prepayment, redemp- tion, defeasance, scheduled amortization or other scheduled payments of principal, in each case prior to the date that is 91 days after the Maturity Date (it being understood that no provision providing for acceleration upon an event of default or requiring (x) an offer to purchase such Permitted Convertible Debt as a result of a change of control, asset sale or other fundamental change or (y) the applicable obligor to settle conversions or exchanges of such Permitted Convertible Debt prior to maturity shall violate the foregoing restriction). “Permitted Holder” shall mean each of (i) the directors, executive officers and other management person- nel of the Borrower as of the Closing Date, (ii) any Person that, directly or indirectly, holds or acquires 100% of the total voting power of the Equity Interests in the Borrower, and of which no other Person or group (within the mean- ing of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act, or any successor provision), other than any of the other Permitted Holders, holds more than 50% of the total voting power of the Equity Interests thereof, and (iii) any New Parent and its subsidiaries. “Permitted Investments” shall mean: (a) readily marketable obligations issued or directly and fully guaranteed or insured by the United States of America, or any agency or instrumentality thereof, with maturities not exceeding one year from the date of acquisition thereof; (b) (i) time deposits with, or certificates of deposit, money market deposits or banker’s ac- ceptances and other bank deposits of, any commercial bank or (ii) overnight federal funds transactions that are is- sued or sold by any bank or its holding company or by a commercial banking institution that (1)(x) is a Lender or (y) is organized under the laws of the United States of America, any state thereof or the District of Columbia or is the principal banking subsidiary of a bank holding company organized under the laws of the United States of America, any state thereof or the District of Columbia, and is a member of the Federal Reserve System, (2) issues (or the par- ent of which issues) commercial paper rated as described in clause (d)(i) of this definition and (3) has combined cap- ital and surplus of at least $250,000,000; (c) repurchase obligations for underlying securities of the types described in clause (a) above entered into with a bank meeting the qualifications described in clause (b) above; (d) (i) commercial paper, and variable or fixed rate notes, maturing not more than one year after the date of acquisition thereof, issued by any Person organized under the laws of any state of the United States of America with a rating at the time as of which any investment therein is made of P-1 (or higher) according to Moody’s, or A-1 (or higher) according to S&P (or such similar equivalent rating or higher by at least one nationally recognized statistical rating organization (as defined in Rule 436 under the Securities Act)) or (ii) tax exempt varia- ble rate commercial paper, tax-exempt adjustable rate option tender bonds and other tax-exempt bonds or notes is- sued by municipalities in the United States of America, having a short term rating of at least MIG-1 or VMIG-1 or SP-1 or a long-term rating of at least AA by S&P or Aa2 by Moody’s; (e) securities with maturities of one year or less from the date of acquisition, issued or fully guaranteed by any State, commonwealth or territory of the United States of America, or by any political subdivision or taxing authority thereof, or by any corporation, or any asset backed securities of such maturity, in each case rated at least investment grade by S&P or by Moody’s (or such similar equivalent rating or higher by at least one nation- ally recognized statistical rating organization (as defined in Rule 436 under the Securities Act));

339441540 v11 -33- (f) (i) shares of mutual funds whose investment guidelines restrict 90% of such funds’ in- vestments to those satisfying the provisions of clauses (a) through (g) and (ii) investments with average maturities of 12 months or less from the date of acquisition in mutual funds rated AAA (or the equivalent thereof) or better by S&P or Aaa3 (or the equivalent thereof) or better by Moody’s; (g) Investments, classified in accordance with GAAP as current assets of the Borrower or any of its Subsidiaries, in money market investment programs that are (i) registered under the Investment Company Act of 1940, (ii) rated AA by S&P or Aa2 by Moody’s or (iii) that are administered by financial institutions having capital of at least $250,000,000; and (h) in the case of Foreign Subsidiaries, Investments of a type comparable to those described in clauses (a) through (g) above, which may include investments in the relevant foreign currency. “Permitted Liens” shall have the meaning assigned to such term in Section 6.02. “Permitted Payee” shall mean any future, current or former director, officer, member of management, man- ager, employee, independent contractor, service provider or consultant (or any Affiliate, Immediate Family Member, heir, legatee, executor, administrator or other transferee of any of the foregoing) of the Borrower (or any Subsidiary, Affiliate or Parent Entity). “Permitted Refinancing Indebtedness” shall mean any Indebtedness issued in exchange for, or the net pro- ceeds of which are used to extend, refinance, renew, replace, defease or refund (collectively, to “Refinance”), the Indebtedness being Refinanced (or previous refinancings thereof constituting Permitted Refinancing Indebtedness); provided, that (a) the principal amount (or accreted value, if applicable) of such Permitted Refinancing Indebtedness does not exceed the principal amount (or accreted value, if applicable) of the Indebtedness so Refinanced (plus un- paid accrued interest and premium (including tender premiums) thereon and underwriting discounts, defeasance costs, fees, commissions and expenses incurred in connection therewith), (b) except with respect to Section 6.01(i), (i) the final maturity date of such Permitted Refinancing Indebtedness is on or after the earlier of (x) the final ma- turity date of the Indebtedness being Refinanced and (y) the 91st day following the latest Maturity Date in effect at the time of incurrence thereof and (ii) the Weighted Average Life to Maturity of such Permitted Refinancing Indebt- edness is greater than or equal to the remaining Weighted Average Life to Maturity of the Indebtedness being Re- financed, (c) if the Indebtedness being Refinanced is by its terms subordinated in right of payment to any Loan Obli- gations, such Permitted Refinancing Indebtedness shall be subordinated in right of payment to such Loan Obliga- tions on terms in the aggregate not materially less favorable to the applicable Lenders as those contained in the doc- umentation governing the Indebtedness being Refinanced (as determined by the Borrower in good faith), (d) no Per- mitted Refinancing Indebtedness shall have any borrower or guarantor that was not (and would not have been re- quired to become) a borrower or guarantor with respect to the Indebtedness being so Refinanced (except that one or more Loan Parties may be added as additional guarantors), (e) if the Indebtedness being Refinanced is secured (and permitted to be secured), such Permitted Refinancing Indebtedness may be secured by Liens on the same (or any subset of the) assets as secured (or would have been required to secure) the Indebtedness being Refinanced on terms in the aggregate that are no less favorable to the Secured Parties than the Indebtedness being refinanced or on terms other-wise permitted by Section 6.02 (as determined by the Borrower in good faith). “Permitted Reorganization” shall mean any corporate reorganization in connection with tax planning or similar corporate optimization activities so long as, after giving effect thereto, the security interest of the Lenders in the Collateral, taken as a whole, is not materially impaired (as determined by the Borrower in good faith). “Permitted Warrant Transaction” shall mean any call option, warrant or right to purchase (or substantively equivalent derivative transaction) relating to the Borrower’s common stock (or other securities or property following a merger event, reclassification or other change of the common stock of the Borrower) sold by the Borrower or any other Loan Party, substantially concurrently with any purchase by the Borrower or such other Loan Party of a Per- mitted Bond Hedge Transaction and settled in common stock of the Borrower, cash or a combination thereof (such amount of cash determined by reference to the price of the Borrower’s common stock or such other securities or property), and cash in lieu of fractional shares of common stock of the Borrower, with a strike price higher than the strike price of the Permitted Bond Hedge Transaction.

339441540 v11 -34- “Person” shall mean any natural person, corporation, business trust, joint venture, association, company, partnership, limited liability company or government, individual or family trusts, or any agency or political subdivi- sion thereof. “Plan” shall mean any employee pension benefit plan (other than a Multiemployer Plan) that is (i) subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA and (ii) in respect of which the Borrower, any Restricted Subsidiary or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an “employer” as defined in Section 3(5) of ERISA. “Platform” shall have the meaning assigned to such term in Section 9.16. “Pledged Collateral” shall have the meaning assigned to such term in the Collateral Agreement, as the con- text may require. “primary obligor” shall have the meaning assigned to such term in the definition of the term “Guarantee.” “Prime Rate” shall mean the rate of interest last quoted by The Wall Street Journal as the “Prime Rate” in the U.S. or, if The Wall Street Journal ceases to quote such rate, the highest per annum interest rate published by the Federal Reserve Board in Federal Reserve Statistical Release H.15 (519) (Selected Interest Rates) as the “bank prime loan” rate or, if such rate is no longer quoted therein, any similar rate quoted therein (as determined by the Administrative Agent) or any similar release by the Federal Reserve Board (as determined by the Administrative Agent). Each change in the Prime Rate shall be effective from and including the date such change is publicly an- nounced or quoted as being effective. “Pro Forma Basis” shall mean, as to any Person, for any Specified Transaction that occurs subsequent to the commencement of a period for which the financial effect of such events is being calculated, and giving effect to the events for which such calculation is being made, such calculation as will give pro forma effect to such events as if such Specified Transaction occurred on the first day of the most recent Test Period ended on or before the occur- rence of such event (the “Reference Period”). “Pro Rata Extension Offers” shall have the meaning assigned to such term in Section 2.22(a). “Project” shall mean a datacenter project. “Project Assets” shall mean any and all assets of any Designated Project Entity (or that are required to be transferred to a Designated Project Entity pursuant to the requirements of any Project Document) that are, or are re- quired to be, pledged or otherwise subject to a Lien pursuant to the requirements of any Project Document. “Project Documents” shall mean, collectively, any document, contract or agreement relating to the financ- ing, development, construction, operation and/or maintenance of a Project of any Designated Project Entity, includ- ing any document, contract, or agreement entered into in replacement or substitution thereof. “Projections” shall mean the projections of the Borrower and its Restricted Subsidiaries furnished to the Lenders or the Administrative Agent by or on behalf of the Borrower or any of its Restricted Subsidiaries prior to the Closing Date. “Protected Person” shall have the meaning assigned to such term in Section 9.05(b). “PTE” shall mean a prohibited transaction class exemption issued by the U.S. Department of Labor, as any such exemption may be amended from time to time. “Public Company Costs” shall mean costs relating to compliance with the provisions of the Exchange Act (and any similar Requirement of Law under any other applicable jurisdiction), as applicable to companies with eq- uity or debt securities held by the public, the rules of national securities exchange companies with listed equity or

339441540 v11 -35- debt securities, directors’ or managers’ and employees’ compensation, fees and expense reimbursement, costs relat- ing to investor relations, shareholder meetings and reports to shareholders or debtholders, directors’ and officers’ insurance and other executive costs, legal and other professional fees, listing fees and other costs associated with becoming or being a public company. “Public Lender” shall have the meaning assigned to such term in Section 9.16. “QFC” shall have the meaning assigned to the term “qualified financial contract” in, and shall be inter- preted in accordance with, 12 U.S.C. 5390(c)(8)(D). “QFC Credit Support” shall have the meaning assigned to such term in Section 9.23. “Qualified Equity Interests” shall mean any Equity Interest other than Disqualified Stock. “Rate” shall have the meaning assigned to such term in the definition of the term “Type.” “Real Property” shall mean, collectively, all right, title and interest (including any leasehold estate) in and to any and all parcels of or interests in real property owned in fee or leased by the Borrower or any Restricted Sub- sidiary, whether by lease, license or other means, together with, in each case, all easements, hereditaments and ap- purtenances relating thereto, all improvements and appurtenant fixtures and equipment (even if it constitutes a fix- ture), incidental to the ownership, lease or operation thereof. “Reclassifiable Item” shall have the meaning assigned to such term in Section 1.07(c). “Reference Period” shall have the meaning assigned to such term in the definition of the term “Pro Forma Basis.” “Reference Time” with respect to any setting of the then-current Benchmark shall mean 5:00 a.m. (Chicago time) on the day that is two Business Days preceding the date of such setting. “Refinance” shall have the meaning assigned to such term in the definition of the term “Permitted Refi- nancing Indebtedness,” and “Refinanced” and “Refinancing” shall have meanings correlative thereto. “Refinancing Amendment” shall have the meaning assigned to such term in Section 2.23(c). “Register” shall have the meaning assigned to such term in Section 9.04(b)(iii). “Regulation T” shall mean Regulation T of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof. “Regulation U” shall mean Regulation U of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof. “Regulation X” shall mean Regulation X of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof. “Regulatory Authority” shall have the meaning assigned to such term in Section 9.16. “Related Fund” shall mean, with respect to any Lender that is a fund that invests in bank or commercial loans and similar extensions of credit, any other fund that invests in bank or commercial loans and similar exten- sions of credit and is advised or managed by (a) such Lender, (b) an Affiliate of such Lender or (c) an entity (or an Affiliate of such entity) that administers, advises or manages such Lender.

339441540 v11 -36- “Related Parties” shall mean, with respect to any specified Person, such Person’s controlled and controlling Affiliates and the respective directors, trustees, officers, employees, agents, advisors, representatives and members of such Person and such Person’s controlled and controlling Affiliates. “Release” shall mean any spilling, leaking, seepage, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, disposing, depositing, emanating or migrating in, into, onto or through the Environment. “Relevant Governmental Body” shall mean with respect to a Benchmark Replacement in respect of Loans denominated in Dollars, the Federal Reserve Board and/or the NYFRB, the CME Term SOFR Administrator, as ap- plicable, or a committee officially endorsed or convened by the Federal Reserve Board and/or the NYFRB or, in each case, any successor thereto. “Relevant Rate” shall mean with respect to any Term SOFR Borrowing, the Adjusted Term SOFR. “Relevant Screen Rate” shall mean with respect to any Term SOFR Borrowing, the Term SOFR Reference Rate. “Replacement Facility” shall have the meaning assigned to such term in Section 2.23(a). “Replacement Facility Commitments” shall have the meaning assigned to such term in Section 2.23(a). “Replacement Facility Effective Date” shall have the meaning assigned to such term in Section 2.23(a). “Replacement Loans” shall have the meaning assigned to such term in Section 2.23(a). “Reportable Event” shall mean any reportable event as defined in Section 4043(c) of ERISA or the regula- tions issued thereunder, other than those events as to which the 30-day notice period referred to in Section 4043(c) of ERISA has been waived, with respect to a Plan (other than a Plan maintained by an ERISA Affiliate that is con- sidered an ERISA Affiliate only pursuant to subsection (m) or (o) of Section 414 of the Code). “Required Class Lenders” shall mean, with respect to any Class, at any time, Lenders having outstanding Incremental Term Loans, Revolving Facility Commitments (or, if the Revolving Facility Commitments have termi- nated, Revolving Facility Credit Exposure) and L/C Facility Commitments (or, if the L/C Facility Commitments have terminated, L/C Exposure) that, taken together, represent more than 50% of all Incremental Term Loans, Re- volving Facility Commitments (or, if the Revolving Facility Commitments have terminated, Revolving Facility Credit Exposure at such time) and L/C Facility Commitments (or, if the L/C Facility Commitments have terminated, L/C Exposure) of such Class outstanding at such time; provided that the Revolving Facility Commitments, Incre- mental Term Loans, L/C Facility Commitments, Revolving Facility Credit Exposure and L/C Exposure of any De- faulting Lender shall be disregarded in determining Required Class Lenders at any time. “Required Lenders” shall mean, at any time, Lenders having outstanding Incremental Term Loans, Revolv- ing Facility Commitments (or, if the Revolving Facility Commitments have terminated, Revolving Facility Credit Exposure) and L/C Facility Commitments (or, if the L/C Facility Commitments have terminated, L/C Exposure) that, taken together, represent more than 50% of all Incremental Term Loans, Revolving Facility Commitments (or, if the Revolving Facility Commitments have terminated, Revolving Facility Credit Exposure at such time) and L/C Facility Commitments (or, if the L/C Facility Commitments have terminated, L/C Exposure) outstanding at such time; provided that the Revolving Facility Commitments, Incremental Term Loans, L/C Facility Commitments, Re- volving Facility Credit Exposure and L/C Exposure of any Defaulting Lender shall be disregarded in determining Required Lenders at any time. “Requirement of Law” shall mean, as to any person, any law, treaty, rule, regulation, statute, order, ordi- nance, decree, judgment, consent decree, writ, injunction, settlement agreement, official administrative pronounce- ment or governmental requirement enacted, promulgated or imposed or entered into or agreed by any Governmental

339441540 v11 -37- Authority, in each case applicable to or binding upon such person or any of its property or assets or to which such person or any of its property or assets is subject. “Resolution Authority” shall mean an EEA Resolution Authority or, with respect to any UK Financial In- stitution, a UK Resolution Authority. “Responsible Officer” of any person shall mean any manager, executive officer or Financial Officer of such person and any other officer or similar official thereof responsible for the administration of the obligations of such person in respect of this Agreement, or any other duly authorized employee or signatory of such person. “Restricted Payments” shall have the meaning assigned to such term in Section 6.06. “Restricted Subsidiary” shall mean any Subsidiary other than an Unrestricted Subsidiary. “Revolving Facility” shall mean the Revolving Facility Commitments of any Class and the extensions of credit made hereunder by the Revolving Facility Lenders of such Class and, for purposes of Section 9.08(b), shall refer to all such Revolving Facility Commitments as a single Class. “Revolving Facility Borrowing” shall mean a Borrowing comprised of Revolving Facility Loans of the same Class and currency. “Revolving Facility Commitment” shall mean, with respect to each Revolving Facility Lender, the commit- ment of such Revolving Facility Lender to make Revolving Facility Loans pursuant to Section 2.01(b), expressed as an amount representing the maximum aggregate permitted amount of such Revolving Facility Lender’s Revolving Facility Credit Exposure hereunder, as such commitment may be (a) reduced from time to time pursuant to Section 2.08, (b) reduced or increased from time to time pursuant to assignments by or to such Lender under Section 9.04, and (c) increased, extended or replaced as provided under Section 2.21, 2.22 or 2.23. The aggregate amount of the Lenders’ Revolving Facility Commitments on the Closing Date was $100,000,000.00. On the Closing Date, there was only one Class of Revolving Facility Commitments. After the Closing Date, additional Classes of Revolving Facility Commitments may be added or created pursuant to Extension Amendments or Refinancing Amendments. “Revolving Facility Credit Exposure” shall mean, at any time with respect to any Class of Revolving Facil- ity Commitments, the aggregate principal amount of the Revolving Facility Loans of such Class outstanding at such time. “Revolving Facility Lender” shall mean a Lender (including an Incremental Revolving Facility Lender, and a Lender providing Extended Commitments or Replacement Facility Commitments) with a Revolving Facility Com- mitment or with outstanding Revolving Facility Loans. “Revolving Facility Loan” shall mean a Loan made by a Revolving Facility Lender pursuant to Section 2.01(b). Unless the context otherwise requires, the term “Revolving Facility Loans” shall include the Other Revolv- ing Loans. “Revolving Facility Percentage” shall mean, with respect to any Revolving Facility Lender of any Class, the percentage of the total Revolving Facility Commitments of such Class represented by such Lender’s Revolving Facility Commitment of such Class. If the Revolving Facility Commitments of such Class have terminated or ex- pired, the Revolving Facility Percentages of such Class shall be the quotient of (x) such Revolving Facility Lender’s Revolving Facility Credit Exposure of the applicable Class and (y) the aggregate Revolving Facility Credit Exposure of such Class of all Revolving Facility Lenders, collectively, at such time. “S&P” shall mean Standard & Poor’s Rating Services, a Standard & Poor’s Financial Services LLC busi- ness, or any successor thereto. “Same Day Borrowing” shall have the meaning specified in Section 2.03.

339441540 v11 -38- “Sanctioned Country” shall mean, at any time, a country, region or territory which is itself the subject or target of comprehensive Sanctions (at the time of this Agreement, Cuba, Iran, North Korea, Crimea, the so called Donetsk People’s Republic, the so-called Luhansk People’s Republic and the non-Ukrainian government controlled areas of the Kherson and Zaporizhzhia regions of Ukraine). “Sanctioned Person” shall mean, at any time, any Person subject or target of any Sanctions, including (a) any Person listed in any Sanctions-related list of designated Persons maintained by the U.S. government, including by Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State or by the United Nations Security Council, the European Union, any European Union member state, the United Kingdom or other relevant sanctions authority with jurisdiction over the Loan Parties, (b) any Person located, organized or resident in a Sanctioned Country, (c) any Person 50% or more owned or controlled by any such Person or Persons described in the foregoing clauses (a) or (b). “Sanctions” shall mean all economic or financial sanctions, trade embargoes or similar restrictions im- posed, administered or enforced from time to time by (a) the U.S. government, including those administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State, or (b) the United Nations Security Council, the European Union, any European Union member state, or the United Kingdom or other relevant sanctions authority with jurisdiction over the Loan Parties. “SEC” shall mean the Securities and Exchange Commission or any successor thereto. “Secured Parties” shall mean, collectively, the Administrative Agent, the Collateral Agent, each Lender, each Issuing Bank and each Subagent appointed pursuant to Section 8.02 by the Administrative Agent with respect to matters relating to the Loan Documents or by the Collateral Agent with respect to matters relating to any Security Document. “Securities Act” shall mean the Securities Act of 1933, as amended. “Security Documents” shall mean the Collateral Agreement, each Notice of Grant of Security Interest in Intellectual Property (as defined in the Collateral Agreement) and each other security agreement, pledge agreement or other instruments or documents executed and delivered pursuant to the foregoing or entered into or delivered after the Closing Date to the extent required by this Agreement or any other Loan Document, including pursuant to Sec- tion 5.10. “Senior Indebtedness” shall have the meaning specified in Section 9.08(b)(vii). “SOFR” shall mean a rate equal to the secured overnight financing rate as administered by the SOFR Ad- ministrator. “SOFR Administrator” shall mean the NYFRB (or a successor administrator of the secured overnight fi- nancing rate). “SOFR Administrator’s Website” shall mean the NYFRB’s website, currently at http://www.newyork- fed.org, or any successor source for the secured overnight financing rate identified as such by the SOFR Administra- tor from time to time. “SOFR Day” shall have the meaning specified in the definition of “Daily Simple SOFR.” “SOFR Determination Date” shall have the meaning specified in the definition of “Daily Simple SOFR.” “Specified Event of Default” shall mean an Event of Default under Section 7.01(b), (c), (h) or (i), in each case with respect to the Borrower.

339441540 v11 -39- “Specified Transaction” shall mean, with respect to any period, (a) any Investment outside the ordinary course of business constituting (i) an acquisition resulting in a Person becoming a Restricted Subsidiary, (ii) an ac- quisition of all or substantially all of the property and assets or business of another Person or (iii) an acquisition of assets constituting a business unit, line of business or division of another Person, in each case involving considera- tion in excess of $50,000,000, (b) any Disposition outside the ordinary course of business constituting (i) a Disposi- tion resulting in a Restricted Subsidiary ceasing to be a Restricted Subsidiary or (ii) a Disposition of assets constitut- ing a business unit, line of business or division of the Borrower and its Restricted Subsidiaries, in each case involv- ing consideration in excess of $50,000,000, (c) any incurrence or repayment of Indebtedness for borrowed money (other than revolving borrowings in the ordinary course of business), (d) the designation of any Restricted Subsidi- ary as an Unrestricted Subsidiary or of any Unrestricted Subsidiary as a Restricted Subsidiary, (e) any Restricted Payment or other event or occurrence that by the terms of the Loan Documents requires pro forma compliance with a test or covenant hereunder or requires such test or covenant to be calculated on a “Pro Forma Basis”, or (f) any other transaction designated by the Borrower, in its sole discretion, as a Specified Transaction. “Subagent” shall have the meaning assigned to such term in Section 8.02. “subsidiary” shall mean, with respect to any person (referred to in this definition as the “parent”), any cor- poration, limited liability company, partnership, association or other business entity (a) of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or more than 50% of the general partnership interests are, at the time any determination is being made, directly or indi- rectly, owned, Controlled or held, or (b) that is, at the time any determination is made, otherwise Controlled, by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent. “Subsidiary” shall mean, unless the context otherwise requires, a subsidiary of the Borrower. “Subsidiary Redesignation” shall have the meaning provided in the definition of the term “Unrestricted Subsidiary.” “Supported QFC” shall have the meaning assigned to such term in Section 9.24. “Taxes” shall mean all present or future taxes, duties, levies, imposts, assessments, deductions, withhold- ings (including backup withholding) or other similar charges imposed by any Governmental Authority, whether computed on a separate, consolidated, unitary, combined or other basis, and any related interest, fines, penalties or additions to tax with respect to the foregoing. “Term SOFR” shall mean, with respect to any Term SOFR Borrowing and for any tenor comparable to the applicable Interest Period, the Term SOFR Reference Rate at approximately 5:00 a.m., Chicago time, two U.S. Gov- ernment Securities Business Days prior to the commencement of such tenor comparable to the applicable Interest Period, as such rate is published by the CME Term SOFR Administrator. “Term SOFR Borrowing” shall mean a Borrowing of Loans bearing interest at a rate determined by refer- ence to the Adjusted Term SOFR. “Term SOFR Determination Day” shall have the meaning assigned to it under the definition of Term SOFR Reference Rate. “Term SOFR Loan” shall mean a Loan bearing interest at a rate determined by reference to the Adjusted Term SOFR (including any Term SOFR Revolving Loan or Term SOFR L/C Loan). “Term SOFR Reference Rate” shall mean, for any day and time (such day, the “Term SOFR Determination Day”), with respect to any Term SOFR Borrowing and for any tenor comparable to the applicable Interest Period, the rate per annum determined by the Administrative Agent as the forward-looking term rate based on SOFR. If by 5:00 pm (New York City time) on such Term SOFR Determination Day, the “Term SOFR Reference Rate” for the applicable tenor has not been published by the CME Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR has not occurred, then the Term SOFR Reference Rate for such Term SOFR

339441540 v11 -40- Determination Day will be the Term SOFR Reference Rate as published in respect of the first preceding U.S. Gov- ernment Securities Business Day for which such Term SOFR Reference Rate was published by the CME Term SOFR Administrator, so long as such first preceding Business Day is not more than five (5) Business Days prior to such Term SOFR Determination Day. “Termination Date” shall mean the date on which (a) all Commitments shall have been terminated, (b) the principal of and interest on each Loan, all Fees and all other expenses or amounts payable under any Loan Docu- ment shall have been paid in full in cash (other than in respect of contingent indemnification and expense reimburse- ment claims not then due) and (c) all Letters of Credit (other than those that have been Cash Collateralized with the Minimum L/C Collateral Amount in accordance with Section 2.05(k)) have been cancelled or have expired with no pending drawings and all amounts drawn or paid thereunder have been reimbursed in full in cash. “Test Period” shall mean, on any date of determination, the period of four consecutive fiscal quarters of the Borrower then most recently ended for which financial statements have been (or were required to be) delivered pur- suant to Section 5.04(a) or 5.04(b); provided that prior to the first date financial statements have been delivered pur- suant to Section 5.04(a) or 5.04(b), the Test Period in effect shall be the Test Period ending on June 30, 2026. “Third-Party Funds” shall mean any accounts or funds, or any portion thereof, received by the Borrower or any of its Restricted Subsidiaries as agent on behalf of third parties in accordance with a written agreement that im- poses a duty upon the Borrower or one or more of its Restricted Subsidiaries to collect and remit those funds to such third parties. “Trade Date” shall have the meaning assigned to such term in Section 9.04(h)(i). “Transaction Costs” shall mean fees, premiums, expenses and other transaction costs (including original issue discount or upfront fees, transaction bonuses, option exercise expense, prepayment fees and other similar fees) payable or incurred by the Borrower and its Subsidiaries in connection with the Transactions. “Transactions” shall have the meaning assigned to such term in the recitals hereto. “Treasury Regulations” shall mean the regulations promulgated under the Code. “Type,” when used in reference to any Loan or Borrowing, refers to whether the rate of interest on such Loan, or on the Loans comprising such Borrowing, is determined by reference to the Adjusted Term SOFR or the Alternate Base Rate. For purposes hereof, the term “Rate” shall include the Adjusted Term SOFR and the Alternate Base Rate. “UK Financial Institution” shall mean any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended from time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person falling within IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms. “UK Resolution Authority” shall mean the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution. “Unadjusted Benchmark Replacement” shall mean the applicable Benchmark Replacement excluding the related Benchmark Replacement Adjustment. “Uniform Commercial Code” shall mean the Uniform Commercial Code as the same may from time to time be in effect in the State of New York or the Uniform Commercial Code (or similar code or statute) of another jurisdiction, to the extent it may be required to apply to any item or items of Collateral. “United States” shall mean the United States of America.

339441540 v11 -41- “Unrestricted Cash Amount” shall mean, on any date, the amount of cash or Permitted Investments of the Borrower and its Restricted Subsidiaries (excluding any Designated Project Entity prior to the relevant Commence- ment Date), on a consolidated basis, that would not appear as “restricted” on a consolidated balance sheet of the Borrower and any of its Restricted Subsidiaries prepared in accordance with GAAP as of such date. “Unrestricted Subsidiary” shall mean (1) any Subsidiary set forth on Schedule 1.01B, (2) any Subsidiary of the Borrower, whether now owned or acquired or created after the Closing Date, that is designated on or after the Closing Date by the Borrower as an Unrestricted Subsidiary hereunder by written notice to the Administrative Agent; provided, that the Borrower shall only be permitted to so designate a new Unrestricted Subsidiary after the Closing Date so long as (a) no Event of Default has occurred and is continuing or would result therefrom, (b) no such Subsidiary at the time of designation may own any Material Assets, (c) no such Subsidiary is a Designated Pro- ject Entity having at the time of designation assets in excess of 7.5% of Consolidated Total Assets and (d) all Invest- ments in such Unrestricted Subsidiary at the time of designation (as contemplated by the immediately following sen- tence) are permitted in accordance with the relevant requirements of Section 6.04; and (3) any subsidiary of an Un- restricted Subsidiary (unless transferred to such Unrestricted Subsidiary or any of its subsidiaries by the Borrower or one or more of its Restricted Subsidiaries after the date of the designation of the parent entity as an “Unrestricted Subsidiary” hereunder, in which case the subsidiary so transferred would be required to be independently designated in accordance with preceding clause (2)). The designation of any Subsidiary as an Unrestricted Subsidiary after the Closing Date shall constitute an Investment by the Borrower (or its Restricted Subsidiaries) therein at the date of designation in an amount equal to the Fair Market Value of the Borrower’s (or its Restricted Subsidiaries’) Invest- ments therein, which shall be required to be permitted on such date in accordance with Section 6.04 (and not as an Investment permitted thereby in a Subsidiary). The Borrower may designate any Unrestricted Subsidiary to be a Restricted Subsidiary for purposes of this Agreement (each, a “Subsidiary Redesignation”); provided that (i) no Event of Default has occurred and is continu- ing or would result therefrom (after giving effect to the provisions of the immediately succeeding sentence) and (ii) the Borrower shall have delivered to the Administrative Agent an officer’s certificate executed by a Responsible Of- ficer of the Borrower, certifying to the best of such officer’s knowledge, compliance with the requirements of the preceding clause (i). The designation of any Unrestricted Subsidiary as a Restricted Subsidiary on or after the Clos- ing Date shall constitute (x) the incurrence at the time of designation of any Indebtedness or Liens of such Subsidi- ary existing at such time and (y) a return on any Investment by the Borrower (or its relevant Restricted Subsidiaries) in Unrestricted Subsidiaries pursuant to the preceding sentence in an amount equal to the Fair Market Value at the date of such designation of the Borrower’s (or its relevant Restricted Subsidiaries’) Investment in such Restricted Subsidiary. Notwithstanding anything to the contrary in any Loan Document, no Unrestricted Subsidiary will be subject to any representation, warranty, covenant or event of default in any Loan Document. “U.S. Government Securities Business Day” shall mean any day except for (i) a Saturday, (ii) a Sunday or (iii) a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securi- ties. “U.S. Person” shall mean any person that is a “United States Person” as defined in Section 7701(a)(30) of the Code. “U.S. Tax Compliance Certificate” shall have the meaning assigned to such term in Section 2.17(d)(ii)(C). “USA PATRIOT Act” shall mean the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (Title III of Pub. L. No. 107 56 (signed into law October 26, 2001)). “Weighted Average Life to Maturity” shall mean, when applied to any Indebtedness at any date, the num- ber of years obtained by dividing: (a) the sum of the products obtained by multiplying (i) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (ii) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by (b) the then outstanding principal amount of such Indebted- ness.

339441540 v11 -42- “Wholly Owned Domestic Subsidiary” shall mean a Wholly Owned Subsidiary that is also a Domestic Subsidiary. “Wholly Owned Subsidiary” of any person shall mean a subsidiary of such person, all of the Equity Inter- ests of which (other than directors’ qualifying shares or nominee or other similar shares required pursuant to Re- quirements of Law) are owned by such person or another Wholly Owned Subsidiary of such person. Unless the con- text otherwise requires, “Wholly Owned Subsidiary” shall mean a Subsidiary of the Borrower that is a Wholly Owned Subsidiary of the Borrower. “Withdrawal Liability” shall mean liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA. “Write-Down and Conversion Powers” shall mean, (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legisla- tion for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Finan- cial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instru- ment is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers. Section 1.02 Terms Generally; GAAP. The definitions set forth or referred to in Section 1.01 shall ap- ply equally to both the singular and plural forms of the terms defined. Whenever the context may require, any pro- noun shall include the corresponding masculine, feminine and neuter forms. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The words “ordinary course of busi- ness” or “ordinary course” shall, with respect to any Person, be deemed to include items or actions that are con- sistent with practice in or norms of the industry in which such Person operates or such Person’s past practice. All references herein to Articles, Sections, Exhibits and Schedules shall be deemed references to Articles and Sections of, and Exhibits and Schedules to, this Agreement unless the context shall otherwise require. Any reference herein to any person shall be construed to include such person’s successors and assigns (subject to any restrictions on assign- ment set forth herein) and, in the case of any Governmental Authority, any other Governmental Authority that shall have succeeded to any or all functions thereof. Except as otherwise expressly provided herein, any reference in this Agreement to any Loan Document shall mean such document as amended, restated, amended and restated, supple- mented or otherwise modified from time to time. Except as otherwise expressly provided herein, all terms of an ac- counting or financial nature shall be construed in accordance with GAAP, as in effect from time to time; provided, that if at any time, any change in GAAP would affect the computation of any financial ratio or requirement in the Loan Documents and the Borrower notifies the Administrative Agent that the Borrower requests an amendment (or if the Administrative Agent notifies the Borrower that the Required Lenders request an amendment), the Adminis- trative Agent, the Lenders and the Borrower shall negotiate in good faith to amend such ratio or requirement to pre- serve the original intent thereof in light of such change in GAAP (subject to the approval of the Required Lenders), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, in which case such financial ratio or requirement shall be interpreted on the basis of GAAP as in effect and applied im- mediately before such change shall have become effective until such provision is amended in accordance herewith. Notwithstanding any other provision contained herein, all terms of an accounting or financial nature used herein shall be construed, and all computations of amounts and ratios referred to herein shall be made (i) without giving effect to any election under Accounting Standards Codification 825-10-25 (or any other Accounting Standards Codi- fication or Financial Accounting Standard having a similar result or effect) to value any Indebtedness or other liabil- ities of the Borrower or any Restricted Subsidiary at “fair value,” as defined therein and (ii) without giving effect to any treatment of Indebtedness in respect of convertible debt instruments under Accounting Standards Codification 470-20 (or any other Accounting Standards Codification or Financial Accounting Standard having a similar result or effect) to value any such Indebtedness in a reduced or bifurcated manner as described therein, and such Indebtedness shall at all times be valued at the full stated principal amount thereof.

339441540 v11 -43- Section 1.03 Letter of Credit Amounts. Unless otherwise specified herein, the amount of a Letter of Credit at any time shall be deemed to be the stated amount of such Letter of Credit available to be drawn at such time. Section 1.04 Timing of Payment or Performance. Except as otherwise expressly provided herein, when the payment of any obligation or the performance of any covenant, duty or obligation is stated to be due or perfor- mance required on a day which is not a Business Day, the date of such payment or performance shall extend to the immediately succeeding Business Day. Section 1.05 Times of Day. Unless otherwise specified herein, all references herein to times of day shall be references to Local Time. Section 1.06 Classification of Loans and Borrowings. For purposes of this Agreement, Loans may be classified and referred to by Class (e.g., an “Initial Revolving Loan”) or by Type (e.g., a “Term SOFR Loan”) or by Class and Type (e.g., a “Term SOFR Initial Revolving Loan”). Borrowings also may be classified and referred to by Class (e.g., “Initial Borrowing”) or by Type (e.g., a “Term SOFR Borrowing”) or by Class and Type (e.g., a “Initial Term SOFR Revolving Borrowing”). Section 1.07 Certain Conditions, Calculations and Tests. (a) In connection with any action being taken in connection with a Limited Condition Trans- action, for purposes of: (i) determining compliance with any provision of this Agreement which requires the calculation of a financial metric or test (including Consolidated Total Assets (including, without limitation, tests measured as a percentage of Consolidated Total Assets), the Debt Service Coverage Ratio or Liquidity); or (ii) determining the accuracy of representations and warranties and/or whether a De- fault or Event of Default shall have occurred and be continuing (or any subset of Defaults or Events of Default); or (iii) testing availability under baskets set forth in this Agreement (including, without limitation, baskets measured as a percentage of Consolidated Total Assets or by reference to the Debt Service Cov- erage Ratio or Liquidity), in each case, at the option of the Borrower (Borrower’s election to exercise such option in connection with any Lim- ited Condition Transaction, an “LCT Election”), the date of determination of whether any such action is permitted hereunder shall be deemed to be (i) in the case of a Limited Condition Investment, the date of the definitive agree- ments for such Limited Condition Investment are entered into or solely in connection with an acquisition to which the United Kingdom City Code on Takeovers and Mergers applies, the date on which a “Rule 2.7 announcement” of a firm intention to make an offer is published on a regulatory information service in respect of a target of a Limited Condition Transaction, (ii) in the case of any redemption or repayment of Indebtedness requiring irrevocable ad- vance notice or any irrevocable offer to purchase Indebtedness that is not subject to obtaining financing, the date of such irrevocable advance notice or irrevocable offer and (iii) in the case of any declaration of a distribution or divi- dend in respect of, or irrevocable advance notice of, or any irrevocable offer to, purchase, redeem or otherwise ac- quire or retire for value any Equity Interests of, the Borrower that is not subject to obtaining financing, the date of such declaration, irrevocable advance notice or irrevocable offer (each, an “LCT Test Date”), and if, after giving effect to the Limited Condition Transaction and the other transactions to be entered into in connection therewith on a Pro Forma Basis (including any incurrence of Indebtedness and the use of proceeds thereof) as if they had occurred at the beginning of the most recent Test Period ended prior to the LCT Test Date, the Borrower could have taken such action on the relevant LCT Test Date in compliance with such test, ratio or basket, calculated on a Pro Forma Basis, then such test, ratio or basket shall be deemed to have been complied with. If the Borrower has made an LCT Election and any of the tests, ratios or baskets for which compliance was determined or tested as of the LCT Test Date are subsequently exceeded as a result of fluctuations in any such test, ratio or basket, including due to fluctua- tions in Consolidated Total Assets of the Borrower and its Restricted Subsidiaries, at or prior to the consummation

339441540 v11 -44- of the relevant transaction or action, such tests, baskets or ratios will be deemed not to have been exceeded as a re- sult of such fluctuations solely for purposes of determining whether the relevant transaction or action is permitted to be consummated or taken; however, if any ratios improve or baskets increase as a result of such fluctuations, such improved ratios or baskets may be utilized. If the Borrower has made an LCT Election for any Limited Condition Transaction, then in connection with any subsequent calculation of any test, ratio or basket availability on or follow- ing the relevant LCT Test Date and prior to the earlier of the date on which such Limited Condition Transaction is consummated or the definitive agreement/announcement for such Limited Condition Transaction is terminated or expires without consummation of such Limited Condition Transaction, any such ratio, basket or amount shall be cal- culated on a Pro Forma Basis assuming such Limited Condition Transaction and other transactions in connection therewith (including any incurrence or discharge of Indebtedness and/or Liens and the use of proceeds thereof) have been consummated. In connection with any action being taken in connection with a Limited Condition Transaction, for pur- poses of determining compliance with any provision of this Agreement which requires that no Event of Default or Default, as applicable, has occurred, is continuing or would result from any such action, as applicable, such condi- tion shall, at the option of the Borrower, be deemed satisfied, so long as no Event of Default or Default, as applica- ble, exists on the LCT Test Date. If the Borrower has exercised its option under this Section 1.07 and any Event of Default or Default occurs following the LCT Test Date and prior to the consummation of the applicable transaction, any such Event of Default or Default shall be deemed to not have occurred or be continuing for purposes of deter- mining whether any action being taken in connection with such Limited Condition Transaction is permitted hereun- der. (b) Notwithstanding anything to the contrary herein, with respect to any amounts incurred or transactions entered into (or consummated) in reliance on a provision or covenant of this Agreement that does not require compliance with a financial ratio or test (including any Debt Service Coverage Ratio or Liquidity) (any such amounts, the “Fixed Amounts”) substantially concurrently or in a series of related transactions with any amounts incurred or transactions entered into (or consummated) in reliance on a provision or covenant of this Agreement that does require compliance with any such financial ratio or test (any such amounts, the “Incurrence-Based Amounts”), it is understood and agreed that (x) the Fixed Amounts (and any cash proceeds thereof) shall be disregarded in the calculation of the financial ratio or test applicable to the Incurrence-Based Amounts in connection with such incur- rence but (y) all applicable and related transactions (or series of related transactions) shall be calculated on a Pro Forma Basis (including the use of proceeds of all Indebtedness to be incurred and any repayments, repurchases, re- demptions or other retirements of Indebtedness) and all other adjustments on a Pro Forma Basis. Notwithstanding anything herein to the contrary, if at any time any applicable ratio or financial test for any category based on an In- currence-Based Amount permits Indebtedness, Liens, Asset Sale Events, Restricted Payments and Investments, as applicable, previously incurred under a category based on a Fixed Amount, such Indebtedness, Liens, Asset Sale Events, Restricted Payments and Investments, as applicable, shall be deemed to have been automatically reclassified as incurred under such category based on an Incurrence-Based Amount. This clause (b) shall apply to the Incremen- tal Amount. (c) For purposes of determining compliance with Sections 6.01, 6.02, 6.03, 6.04, 6.05, 6.06, 6.08 and 6.10, (A) any item or transaction subject thereto (a “Reclassifiable Item”) need not be permitted solely by reference to one clause of such Sections (or sub-component thereof, including any exception set forth in the defini- tion of “Asset Sale”) but may be permitted in part under any relevant combination thereof and (B) in the event that a Reclassifiable Item meets the criteria of one or more of such clauses (or sub-components thereof), the Borrower may, in its sole discretion, classify or reclassify or divide such Reclassifiable Item, in whole or in part, in any man- ner that complies with such Section; provided, that all Indebtedness outstanding under this Agreement shall at all times be deemed to have been incurred pursuant to clause (b) of Section 6.01. This clause (c) shall apply in like manner to the Incremental Amount. Section 1.08 Interest Rates; Benchmark Notification. The interest rate on a Loan may be derived from an interest rate benchmark that may be discontinued or is, or may in the future become, the subject of regulatory re- form. Upon the occurrence of a Benchmark Transition Event, Section 2.14(b) provides a mechanism for determining an alternative rate of interest. The Administrative Agent does not warrant or accept any responsibility for, and shall not have any liability with respect to, the administration, submission, performance or any other matter related to any interest rate used in this Agreement, or with respect to any alternative or successor rate thereto, or replacement rate

339441540 v11 -45- thereof, including without limitation, whether the composition or characteristics of any such alternative, successor or replacement reference rate will be similar to, or produce the same value or economic equivalence of, the existing interest rate being replaced or have the same volume or liquidity as did any existing interest rate prior to its discon- tinuance or unavailability. The Administrative Agent and its affiliates and/or other related entities may engage in transactions that affect the calculation of any interest rate used in this Agreement or any alternative, successor or alternative rate (including any Benchmark Replacement) and/or any relevant adjustments thereto, in each case, in a manner adverse to the Borrower. The Administrative Agent may select information sources or services in its reason- able discretion to ascertain any interest rate used in this Agreement, any component thereof, or rates referenced in the definition thereof, in each case pursuant to the terms of this Agreement, and shall have no liability to the Bor- rower, any Lender or any other person or entity for damages of any kind, including direct or indirect, special, puni- tive, incidental or consequential damages, costs, losses or expenses (whether in tort, contract or otherwise and whether at law or in equity), for any error or calculation of any such rate (or component thereof) provided by any such information source or service. Section 1.09 Exchange Rates; Currency Equivalents. Notwithstanding anything herein to the contrary, for purposes of any determination under Article V, Article VI (other than Section 6.09) or Article VII or any deter- mination under any other provision of this Agreement expressly requiring the use of a current exchange rate, all amounts incurred, outstanding or proposed to be incurred or outstanding in currencies other than Dollars shall be translated into the Dollar Equivalent of such amounts (rounded to the nearest currency unit, with 0.5 or more of a currency unit being rounded upward); provided, however, that for purposes of determining compliance with Article VI with respect to the amount of any Indebtedness, Investment, Asset Sale or Restricted Payment in a currency other than Dollars, no Default or Event of Default shall be deemed to have occurred solely as a result of changes in rates of exchange occurring after the time such Indebtedness or Investment is incurred, Asset Sale or Restricted Payment made; provided that, for the avoidance of doubt, the foregoing provisions of this Section 1.09 shall otherwise apply to such Sections, including with respect to determining whether any Indebtedness or Investment may be incurred or Disposition or Restricted Payment made at any time under such Sections. For purposes of any determination of In- debtedness, amounts in currencies other than Dollars shall be translated into the Dollar Equivalent at the currency exchange rates used in preparing the most recently delivered financial statements pursuant to Section 5.04(a) or (b) and shall give effect to any Hedging Agreement relating to such Indebtedness in effect on the date of determination relating to any such currencies. ARTICLE II THE CREDITS Section 2.01 Loan Commitments. Subject to the terms and conditions set forth herein: (a) Each Initial Revolving Facility Lender agrees, severally and not jointly, to make Revolv- ing Facility Loans with respect to such Initial Revolving Facility Lender’s Revolving Facility Commitment in Dol- lars to the Borrower from time to time during the Availability Period in an aggregate principal amount that will not result in (i) such Initial Revolving Facility Lender’s Revolving Facility Credit Exposure exceeding such Initial Re- volving Facility Lender’s Revolving Facility Commitment or (ii) the aggregate Revolving Facility Credit Exposure with respect to such Revolving Facility Commitment exceeding the total Revolving Facility Commitments, and (b) each Lender having an Incremental Commitment agrees, severally and not jointly, subject to the terms and conditions set forth in the applicable Incremental Assumption Agreement, to make Incremental Loans to the Borrower, in an aggregate principal amount not to exceed its Incremental Commitment. Within the foregoing limits and subject to the terms and conditions set forth herein, the Borrower may bor- row, prepay and reborrow the Revolving Facility Loans without premium or penalty. Section 2.02 Loans and Borrowings. (a) Each Loan shall be made as part of a Borrowing consisting of Loans under the same Fa- cility and of the same Type made by the Lenders ratably in accordance with their respective Commitments under the Revolving Facility on the date such Revolving Facility Loans are made hereunder. The failure of any Lender to

339441540 v11 -46- make any Loan required to be made by it shall not relieve any other Lender of its obligations hereunder; provided, that the Commitments of the Lenders are several and no Lender shall be responsible for any other Lender’s failure to make Loans as required. (b) Subject to Section 2.14(b), each Borrowing shall be comprised entirely of ABR Loans or Term SOFR Loans. Each L/C Loan shall initially be an ABR Loan; provided that, subject to the provisions of Sec- tion 2.07, the Borrower may elect to convert any such L/C Loan to a Term SOFR Loan or to continue such L/C Loan. Each Lender at its option may make any Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan; provided that any exercise of such option shall not affect the obligation of the Borrower to repay such Loan in accordance with the terms of this Agreement. (c) [Reserved]. (d) At the commencement of each Interest Period for any Term SOFR Borrowing, such Bor- rowing shall be in an aggregate amount that is an integral multiple of the applicable Borrowing Multiple and not less than the applicable Borrowing Minimum. At the time that each ABR Revolving Facility Borrowing is made, such Borrowing shall be in an aggregate amount that is an integral multiple of the applicable Borrowing Multiple and not less than the applicable Borrowing Minimum; provided that an ABR Revolving Facility Borrowing may be in an aggregate amount that is equal to the entire unused available balance of the Revolving Facility Commitments or that is required to finance the reimbursement of an L/C Disbursement as contemplated by Section 2.05(e). Borrowings of more than one Type and Class may be outstanding at the same time; provided, however, that the Borrower shall not be entitled to request any Borrowing that, if made, would result in more than 10 Term SOFR Borrowings outstand- ing under all Revolving Facilities at any time. Borrowings having different Interest Periods, regardless of whether they commence on the same date, shall be considered separate Borrowings. (e) Notwithstanding any other provision of this Agreement, the Borrower shall not be enti- tled to request, or to elect to convert or continue, any Borrowing of any Class if the Interest Period requested with respect thereto would end after the Maturity Date of such Class. Section 2.03 Requests for Borrowings. To request a Borrowing, the Borrower shall notify the Admin- istrative Agent in writing of such request (a) in the case of a Term SOFR Borrowing, not later than 12:00 noon, Lo- cal Time, three (3) Business Days before the date of the proposed Borrowing or (b)(i) in the case of an ABR Bor- rowing, not later than 12:00 noon, Local Time, one (1) Business Day before the date of the proposed Borrowing or (ii) not later than 9:00 a.m., Local Time on the requested date of any Borrowing of ABR Loans (“Same Day Bor- rowing”) (or, in each case, such shorter period as the Administrative Agent shall agree); provided that, to request a Term SOFR Borrowing or ABR Borrowing on the Closing Date, the Borrower shall notify the Administrative Agent of such request no later than 5:00 p.m., Local Time, two (2) Business Days prior to such date (or such later time as the Administrative Agent may agree). Each such Borrowing Request shall specify the following information in com- pliance with Section 2.02: (i) whether such Borrowing is to be a Borrowing of Loans of a particular Class; (ii) [reserved]; (iii) the date of such Borrowing, which shall be a Business Day; (iv) whether such Borrowing is to be an ABR Borrowing or a Term SOFR Borrow- ing; (v) in the case of a Term SOFR Borrowing, the initial Interest Period to be applica- ble thereto, which shall be a period contemplated by the definition of the term “Interest Period”; and (vi) the location and number of the Borrower’s account to which funds are to be dis- bursed.

339441540 v11 -47- If no election as to the Type of Borrowing is specified, then the requested Borrowing shall be an Term SOFR Bor- rowing. If no Interest Period is specified with respect to any requested Term SOFR Borrowing then the Borrower shall be deemed to have selected an Interest Period of one (1) month’s duration. Promptly following receipt of a Borrowing Request in accordance with this Section 2.03, the Administrative Agent shall advise each applicable Lender of the details thereof and of the amount of such Lender’s Loan to be made as part of the requested Borrow- ing. Section 2.04 [Reserved]. Section 2.05 Letter of Credit Facility. (a) General. Subject to the terms and conditions set forth herein, the Borrower may request the issuance of one or more letters of credit denominated in any Dollars in the form of standby letters of credit is- sued for any other lawful purposes of the Borrower and its Subsidiaries (each such letter of credit issued hereunder, a “Letter of Credit” and collectively, the “Letters of Credit”) for its own account or for the account of any Subsidiary (in which case such Letter of Credit shall be deemed issued for the joint and several account of the Borrower and such Subsidiary), and each Issuing Bank agrees, subject to the terms hereof, to issue Letters of Credit (or amend, extend or increase any outstanding Letter of Credit, in each case, subject to the terms hereof) at the request and for the account of the Borrower in a form reasonably acceptable to the applicable Issuing Bank, at any time and from time to time during the applicable Availability Period and prior to the date that is five (5) Business Days prior to the applicable Maturity Date. In the event of any inconsistency between the terms and conditions of this Agreement and the terms and conditions of any form of letter of credit application or other agreement submitted by the Borrower to, or entered into by the Borrower with, an Issuing Bank relating to any Letter of Credit, the terms and conditions of this Agreement shall control. Notwithstanding anything herein to the contrary: (x) the Issuing Banks shall have no obligation hereunder to issue, and shall not issue, any Letter of Credit the proceeds of which would be made availa- ble to any person (i) to fund any activity or business of or with any Sanctioned Person, or in any Sanctioned Country or (ii) in any manner that would result in a violation of any Sanctions by any party to this Agreement, (y) no Issuing Bank shall at any time be obligated to issue any Letter of Credit hereunder if such issuance would violate one or more of the policies and procedures of such Issuing Bank applicable to letters of credit generally and (z) any order, judgment or decree of any Governmental Authority or arbitrator shall by its terms to purport to enjoin or restrain such Issuing Bank from issuing, amending or extending such Letter of Credit, or request that such Issuing Bank re- frain from issuing, amending or extending such Letter of Credit, or any law applicable to such Issuing bank shall prohibit the issuance, amendment or extension of letters of credit generally. (b) Notice of Issuance, Amendment, Renewal, Extension; Certain Conditions. To request the issuance of a Letter of Credit (or the amendment, renewal (other than an automatic extension in accordance with paragraph (c) of this Section 2.05) or extension of an outstanding Letter of Credit), the Borrower shall hand deliver or telecopy (or transmit by electronic communication, including through an Approved Borrower Portal, if arrange- ments for doing so have been approved by the applicable Issuing Bank) to the applicable Issuing Bank and the Ad- ministrative Agent (at least three (3) Business Days in advance of the requested date of issuance, amendment or ex- tension or such shorter period as the Administrative Agent and the Issuing Bank in their sole discretion may agree) a written notice in the form of Exhibit B-2 requesting the issuance of a Letter of Credit, or identifying the Letter of Credit to be amended or extended, and specifying the date of issuance, amendment or extension (which shall be a Business Day), the date on which such Letter of Credit is to expire (which shall comply with paragraph (c) of this Section 2.05), the amount of such Letter of Credit, the name and address of the beneficiary thereof and such other information as shall be necessary to issue, amend or extend such Letter of Credit. If requested by the applicable Issu- ing Bank, the Borrower also shall submit a letter of credit application on such Issuing Bank’s standard form and re- lated documents in connection with any request for a Letter of Credit and in connection with any request for a Letter of Credit to be amended, renewed, modified or extended. A Letter of Credit shall be issued, amended or extended only if (and upon issuance, amendment or extension of each Letter of Credit the Borrower shall be deemed to repre- sent and warrant that), after giving effect to such issuance, amendment or extension, (i) unless the applicable Issuing Bank otherwise agrees, the stated amount of all outstanding Letters of Credit issued by such Issuing Bank shall not exceed the L/C Fronting Commitment of such Issuing Bank then in effect and (ii) the L/C Exposure shall not exceed the applicable L/C Facility Commitments.

339441540 v11 -48- (c) Expiration Date. Each Letter of Credit shall expire at or prior to the close of business on the earlier of (i) the date one year (unless otherwise mutually agreed upon by the Borrower and the applicable Issu- ing Bank) after the date of the issuance of such Letter of Credit (or, in the case of any extension thereof, one year (unless otherwise mutually agreed upon by the Borrower and the applicable Issuing Bank) after such renewal or ex- tension) and (ii) the date that is five (5) Business Days prior to the applicable Maturity Date; provided that any Let- ter of Credit may provide for automatic renewal or extension thereof for an additional period of up to twelve (12) months (which, in no event, shall extend beyond the date referred to in subclause (ii) of this clause (c), except to the extent Cash Collateralized or backstopped pursuant to an arrangement reasonably acceptable to the relevant Issuing Bank at the time of issuance or renewal) so long as such Letter of Credit (any such Letter of Credit, an “Auto Re- newal Letter of Credit”) permits the Issuing Bank to prevent any such extension at least once in each twelve (12)- month period (commencing with the date of issuance of such Auto Renewal Letter of Credit) by giving prior notice to the beneficiary thereof within a time period during such twelve (12)-month period to be agreed upon at the time such Auto Renewal Letter of Credit is issued; provided, further, that if the Issuing Bank consents in its sole discre- tion, the expiration date on any Letter of Credit may extend beyond the date referred to in subclause (ii) above but the participations of the Issuing Banks with L/C Facility Commitments of the applicable Class shall terminate on the applicable Maturity Date. Unless otherwise directed by the applicable Issuing Bank, the Borrower shall not be re- quired to make a specific request to such Issuing Bank for any such renewal. Once an Auto Renewal Letter of Credit has been issued, the Issuing Banks shall be deemed to have authorized (but may not require) the applicable Issuing Bank to permit the renewal of such Letter of Credit at any time to an expiry date not later than such Maturity Date (except as otherwise provided in the second proviso to this clause (c)). (d) Participations. By the issuance of a Letter of Credit (or an amendment to a Letter of Credit increasing the amount thereof) under the L/C Facility Commitments of any Class and without any further ac- tion on the part of the applicable Issuing Bank (with respect to such Letter of Credit, the “applicable Issuing Bank”) or any other Issuing Bank (with respect to such Letter of Credit, an “other Issuing Bank”), such applicable Issuing Bank hereby grants to each other Issuing Bank under such Class, and each other Issuing Bank hereby acquires from such applicable Issuing Bank, a participation in such Letter of Credit equal to such other Issuing Bank’s L/C Facility Percentage of the aggregate amount available to be drawn under such Letter of Credit. In consideration and in fur- therance of the foregoing, each other Issuing Bank hereby absolutely and unconditionally agrees to pay to the Ad- ministrative Agent, for the account of the applicable Issuing Bank, such other Issuing Bank’s L/C Facility Percent- age of each L/C Disbursement made by such applicable Issuing Bank and not reimbursed by the Borrower on the date due as provided in paragraph (e) of this Section 2.05, or of any reimbursement payment required to be refunded to the Borrower for any reason. Each Issuing Bank acknowledges and agrees that its obligation to acquire participa- tions pursuant to this paragraph in respect of Letters of Credit is absolute and unconditional and shall not be affected by any circumstance whatsoever, including any amendment, renewal or extension of any Letter of Credit or the oc- currence and continuance of a Default or Event of Default or reduction or termination of the Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever. (e) Reimbursement If the applicable Issuing Bank shall make any L/C Disbursement in re- spect of a Letter of Credit, the Borrower shall reimburse such L/C Disbursement by paying to the Administrative Agent an amount equal to such L/C Disbursement not later than 12:00 noon, Local Time, on the day that is one (1) Business Day after notice of such L/C Disbursement is provided to the Borrower; provided that anything contained herein to the contrary notwithstanding, (i) unless the Borrower shall have notified the applicable Issuing Bank prior to 10:00 a.m. (New York City time) on the date such drawing is honored that the Borrower intends to reimburse such applicable Issuing Bank for such L/C Disbursement with funds other than the proceeds of L/C Loans, Borrower shall be deemed to have given a timely Borrowing Request to the Administrative Agent requesting other Issuing Banks with L/C Facility Commitments to make L/C Loans that are ABR Loans on the date such L/C Disbursement is made in the amount of such L/C Disbursement, (ii) the other Issuing Banks shall be deemed to make such L/C Loans, and (iii) the Borrower’s obligation to make such payment shall be discharged and replaced by the resulting L/C Loans. Promptly following receipt by the applicable Issuing Bank of any payment from the Borrower pursuant to this clause (e), such applicable Issuing Bank, to the extent that other Issuing have made payments pursuant to this paragraph to reimburse such applicable Issuing Bank, shall distribute such payment to such Lenders as their interests may appear. (f) Obligations Absolute. The Borrower’s obligation to reimburse L/C Disbursements as pro- vided in clause (e) of this Section 2.05 shall be absolute, unconditional and irrevocable, and shall be performed

339441540 v11 -49- strictly in accordance with the terms of this Agreement under any and all circumstances whatsoever and irrespective of (i) any lack of validity or enforceability of any Letter of Credit or this Agreement, or any term or provision therein, (ii) any draft or other document presented under a Letter of Credit proving to be forged, fraudulent or inva- lid in any respect or any statement therein being untrue or inaccurate in any respect, (iii) payment by the applicable Issuing Bank under a Letter of Credit against presentation of a draft or other document that does not comply with the terms of such Letter of Credit or (iv) any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section 2.05, constitute a legal or equitable discharge of, or provide a right of setoff against, the Borrower’s obligations hereunder. Neither the Administrative Agent, the Lend- ers nor any Issuing Bank, nor any of their respective Related Parties, shall have any liability or responsibility by rea- son of or in connection with the issuance or transfer of any Letter of Credit or any payment or failure to make any payment thereunder (irrespective of any of the circumstances referred to in the preceding sentence), or any error, omission, interruption, loss or delay in transmission or delivery of any draft, notice or other communication under or relating to any Letter of Credit (including any document required to make a drawing thereunder), any error in inter- pretation of technical terms, any error in translation or any consequence arising from causes beyond the control of the respective Issuing Bank; provided that the foregoing shall not be construed to excuse an Issuing Bank from lia- bility to the Borrower to the extent of any direct damages (as opposed to special, indirect, consequential or punitive damages, claims in respect of which are hereby waived by the Borrower to the extent permitted by any applicable Requirement of Law) suffered by the Borrower that are caused by such Issuing Bank’s failure to exercise care when determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof. The parties hereto expressly agree that, in the absence of gross negligence or willful misconduct on the part of an Issuing Bank (as finally determined by a court of competent jurisdiction), such Issuing Bank shall be deemed to have exercised care in each such determination. In furtherance of the foregoing and without limiting the generality thereof, the parties agree that, with respect to documents presented which appear on their face to be in substantial compliance with the terms of a Letter of Credit, an Issuing Bank may, in its sole discretion, either accept and make payment upon such documents without responsibility for further investigation, regardless of any notice or infor- mation to the contrary, or refuse to accept and make payment upon such documents if such documents are not in strict compliance with the terms of such Letter of Credit. (g) Disbursement Procedures. The applicable Issuing Bank shall, promptly following its re- ceipt thereof, examine all documents purporting to represent a demand for payment under a Letter of Credit. Such Issuing Bank shall promptly notify the Administrative Agent and the Borrower by telephone (confirmed by elec- tronic means) of any such demand for payment under a Letter of Credit and whether such Issuing Bank has made or will make an L/C Disbursement thereunder; provided, that any failure to give or delay in giving such notice shall not relieve the Borrower of its obligations to reimburse such Issuing Bank and the other Issuing Banks with respect to any such L/C Disbursement. (h) Interim Interest. If an Issuing Bank shall make any L/C Disbursement, then, unless the Borrower reimburses such L/C Disbursement in full in the applicable currency on the date such L/C Disbursement is made, the unpaid amount thereof shall bear interest, for each day from and including the date such L/C Disburse- ment is made to but excluding the date that the Borrower reimburses such L/C Disbursement, at the rate per annum then applicable to ABR Revolving Loans under the Initial Revolving Facility; provided that if such L/C Disburse- ment is not reimbursed by the Borrower when due pursuant to clause (e) of this Section 2.05, then Section 2.13(d) shall apply. Interest accrued pursuant to this clause (h) shall be for the account of the applicable Issuing Bank, ex- cept that interest accrued on and after the date of payment by any other Issuing Bank pursuant to clause (e) of this Section 2.05 to reimburse such applicable Issuing Bank shall be for the account of such other Issuing Bank to the extent of such payment. (i) Replacement of an Issuing Bank. An Issuing Bank may be replaced at any time by writ- ten agreement among the Borrower, the Administrative Agent, the replaced Issuing Bank and the successor Issuing Bank. The Administrative Agent shall notify all Issuing Banks of any such replacement of an Issuing Bank. At the time any such replacement shall become effective, the Borrower shall pay all unpaid fees accrued for the account of the replaced Issuing Bank pursuant to Section 2.11(e). From and after the effective date of any such replacement, (i) the successor Issuing Bank shall have all the rights and obligations of the replaced Issuing Bank under this Agree- ment with respect to Letters of Credit to be issued thereafter and (ii) references herein to the term “Issuing Bank” shall be deemed to refer to such successor or to any previous Issuing Bank, or to such successor and all previous Is- suing Banks, as the context shall require. After the replacement of an Issuing Bank hereunder, the replaced Issuing

339441540 v11 -50- Bank shall remain a party hereto and shall continue to have all the rights and obligations of such Issuing Bank under this Agreement with respect to Letters of Credit issued by it prior to such replacement but shall not be required to issue additional Letters of Credit. (j) Cash Collateralization Following Certain Events. If and when the Borrower is required to Cash Collateralize any L/C Exposure relating to any outstanding Letters of Credit pursuant to any of Section 2.11(d), 2.24(a)(v) or 7.01, the Borrower shall deposit in an account with or at the direction of the Collateral Agent, in the name of the Collateral Agent and for the benefit of the Issuing Banks, an amount in cash equal to the Mini- mum L/C Collateral Amount with respect to such Letters of Credit in the applicable currencies as of such date (or, in the case of Sections 2.11(d), and 2.24(a)(v), the portion thereof required by such Sections). Each deposit of Cash Collateral (x) made pursuant to this paragraph or (y) made by the Administrative Agent pursuant to Section 2.24(a)(ii), in each case, shall be held by the Collateral Agent as collateral for the payment and performance of the obligations of the Borrower under this Agreement. The Collateral Agent shall have exclusive dominion and control, including the exclusive right of withdrawal, over such account and the Borrower hereby grant the Collateral Agent, for the ratable benefit of the Secured Parties, a security interest in such account. Other than any interest earned on the investment of such deposits, which investments shall be made (unless an Event of Default shall be continuing) at the Borrower’s request in Permitted Investments and at the risk and expense of the Borrower, such deposits shall not bear interest. Interest or profits, if any, on such investments shall accumulate in such account. Moneys in such ac- count shall be applied by the relevant Issuing Bank to reimburse each Issuing Bank for L/C Disbursements for which the Collateral Agent has not been reimbursed and, to the extent not so applied, shall be held for the satisfac- tion of the reimbursement obligations of the Borrower for the L/C Exposure at such time or, if the maturity of the Loans has been accelerated (but subject to the consent of Lenders with L/C Exposure representing greater than 50% of the total L/C Exposure), be applied to satisfy other Loan Obligations. If the Borrower is required to provide an amount of Cash Collateral hereunder as a result of the occurrence of an Event of Default or the existence of a De- faulting Lender or the occurrence of a limit under Section 2.11(d) being exceeded, such amount (to the extent not applied as aforesaid) shall be returned to the Borrower within three (3) Business Days after all Events of Default have been cured or waived or the termination of the Defaulting Lender status or the limit under Section 2.11(d) is no longer being exceeded. (k) Cash Collateralization Following Termination of the L/C Facility. Notwithstanding any- thing to the contrary herein, in the event of the termination of all L/C Facility Commitments (an “L/C Facility Ter- mination Event”) in connection with which the Borrower notifies any one or more Issuing Banks that it intends to maintain one or more Letters of Credit initially issued under this Agreement in effect after the date of such L/C Fa- cility Termination Event (each, a “Continuing Letter of Credit”), then the security interest of the Collateral Agent in the Collateral under the Security Documents may be terminated in accordance with Section 9.17 if each such Con- tinuing Letter of Credit shall be Cash Collateralized in an amount equal to the Minimum L/C Collateral Amount, which shall be deposited with or at the direction of each such Issuing Bank. (l) Additional Issuing Banks. From time to time, the Borrower may by notice to the Admin- istrative Agent designate any Lender (in addition to the initial Issuing Banks) which agrees (in its sole discretion) to act in such capacity and is reasonably satisfactory to the Administrative Agent as an Issuing Bank. Each such addi- tional Issuing Bank shall execute a counterpart of this Agreement upon the approval of the Administrative Agent (which approval shall not be unreasonably withheld) and shall thereafter be an Issuing Bank hereunder for all pur- poses. Section 2.06 Funding of Borrowings. (a) Each Lender shall make each Loan to be made by it hereunder on the proposed date thereof by wire transfer of immediately available funds by 11:30 a.m., Local Time, to the account of the Administra- tive Agent most recently designated by it for such purpose by notice to the Lenders (provided that, notwithstanding the foregoing, in respect of any Same Day Borrowing, each Lender shall fund its pro rata share of such Borrowing in no later than two (2) hours after the receipt of such request, such that the Administrative Agent may transfer such proceeds as the applicable Borrower has specified in the relevant Borrowing Request on the date of the requested Borrowing). The Administrative Agent will make such Loans available to the Borrower by promptly crediting the amounts so received, in like funds, to an account of the Borrower as specified in the applicable Borrowing Request;

339441540 v11 -51- provided that Borrowings made to finance the reimbursement of an L/C Disbursement and reimbursements as pro- vided in Section 2.05(e) shall be remitted by the Administrative Agent to the applicable Issuing Bank. (b) Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Borrowing that such Lender will not make available to the Administrative Agent such Lender’s share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with clause (a) of this Section 2.06 and may, in reliance upon such assumption, make avail- able to the Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the Bor- rowing available to the Administrative Agent, then the applicable Lender and the Borrower severally agree to pay to the Administrative Agent forthwith on demand such amount with interest thereon, for each day from and including the date such amount is made available to the Borrower to but excluding the date of payment to the Administrative Agent, at (i) in the case of a payment to be made by such Lender, the greater of (A) the applicable Overnight Rate and (B) a rate determined by the Administrative Agent in accordance with banking industry rules on interbank com- pensation or (ii) in the case of a payment to be made by the Borrower, the interest rate then applicable to ABR Loans, as applicable. If such Lender pays such amount to the Administrative Agent, then such amount shall consti- tute such Lender’s Loan included in such Borrowing. The foregoing shall be without prejudice to any claim the Bor- rower may have against a Lender that shall have failed to make such payment to the Administrative Agent. Section 2.07 Interest Elections. (a) Each Borrowing initially shall be of the Type, and under the applicable Class, specified in the applicable Borrowing Request and, in the case of a Term SOFR Borrowing, shall have an initial Interest Period as specified in such Borrowing Request. Thereafter, the Borrower may elect to convert such Borrowing to a different Type or to continue such Borrowing and, in the case of a Term SOFR Borrowing, may elect Interest Periods there- for, all as provided in this Section 2.07. The Borrower may elect different options with respect to different portions of the affected Borrowing, in which case each such portion shall be allocated ratably among the Lenders holding the Loans comprising such Borrowing, and the Loans comprising each such portion shall be considered a separate Bor- rowing. Notwithstanding any other provision of this Section 2.07, the Borrower shall not be permitted to change the Class of any Borrowing. (b) To make an election pursuant to this Section 2.07, the Borrower shall notify the Adminis- trative Agent of such election by delivery of a written Interest Election Request signed by the Borrower (provided that, if such Interest Election Request is submitted through an Approved Borrower Portal, the foregoing signature requirement may be waived at the sole discretion of the Administrative Agent), by the time that a Borrowing Re- quest would be required under Section 2.03 if the Borrower were requesting a Borrowing of the Type and Class re- sulting from such election to be made on the effective date of such election. Each such Interest Election Request shall be irrevocable. Notwithstanding any contrary provision herein, this Section 2.07 shall not be construed to per- mit the Borrower to (i) elect an Interest Period for Term SOFR Loans that, in either case, does not comply with Sec- tion 2.02(d) or (ii) convert any Borrowing to a Borrowing of a Type not available under the Class of Commitments or Loans pursuant to which such Borrowing was made. (c) Each Interest Election Request shall specify the following information in compliance with Section 2.02: (i) the principal amount of Borrowing to which such Interest Election Request ap- plies and, if different options are being elected with respect to different portions thereof, the portions thereof to be allocated to each resulting Borrowing (in which case the information to be specified pursuant to subclauses (iii) and (iv) below shall be specified for each resulting Borrowing); (ii) the effective date of the election made pursuant to such Interest Election Re- quest, which shall be a Business Day; (iii) whether the resulting Borrowing is to be an ABR Borrowing or a Term SOFR Borrowing; and

339441540 v11 -52- (iv) if the resulting Borrowing is a Term SOFR Borrowing, the Interest Period to be applicable thereto after giving effect to such election, which Interest Period shall be a period contemplated by the definition of the term “Interest Period.” If any such Interest Election Request requests a Term SOFR Borrowing but does not specify an Interest Period, then the Borrower shall be deemed to have selected an Interest Period of one (1) month’s duration. If less than all the out- standing principal amount of any Borrowing shall be converted or continued, then each resulting Borrowing shall be in an integral multiple of the Borrowing Multiple and not less than the Borrowing Minimum and satisfy the limita- tions specified in Section 2.02(d) regarding the maximum number of Borrowings of the relevant Type. (d) Promptly following receipt of an Interest Election Request, the Administrative Agent shall advise each Lender to which such Interest Election Request relates of the details thereof and of such Lender’s portion of each resulting Borrowing. (e) If the Borrower fails to deliver a timely Interest Election Request with respect to a Term SOFR Borrowing prior to the end of the Interest Period applicable thereto, then, unless such Borrowing is repaid as provided herein, at the end of such Interest Period such Borrowing shall be continued as a Term SOFR Borrowing with an Interest Period of one (1) month’s duration. Notwithstanding any contrary provision hereof, if an Event of Default has occurred and is continuing and the Administrative Agent, at the written request (including a request through electronic means) of the Required Lenders, so notifies the Borrower, then, so long as an Event of Default is continuing (i) no outstanding Borrowing may be converted to or continued as a Term SOFR Borrowing and (ii) un- less repaid and (y) each Term SOFR Borrowing shall be converted to an ABR Borrowing. Section 2.08 Termination and Reduction of Commitments. (a) Unless previously terminated, the Commitments of each Class shall automatically and permanently terminate on the applicable Maturity Date for such Class. (b) The Borrower may at any time terminate, or from time to time reduce, the Commitments of any Class; provided that (i) each reduction of the Commitments of any Class shall be in an amount that is an inte- gral multiple of $5,000,000 and not less than $10,000,000 (or, if less, the remaining amount of the Commitments of such Class) and (ii) the Borrower shall not terminate or reduce the Revolving Facility Commitments or L/C Facility Commitments of any Class if, after giving effect to any concurrent prepayment of the Revolving Facility Loans in accordance with Section 2.11 and any Cash Collateralization of Letters of Credit in accordance with Section 2.05(j) or (k), as applicable, the Revolving Facility Credit Exposure and/or L/C Exposure of such Class, as applicable (ex- cluding any Cash Collateralized Letter of Credit, to the extent so Cash Collateralized) would exceed the total Com- mitments of such Class. (c) The Borrower shall notify the Administrative Agent of any election to terminate or re- duce the Commitments of any Class under clause (b) of this Section 2.08 at least three (3) Business Days prior to the effective date of such termination or reduction (or such shorter period reasonably acceptable to the Administrative Agent), specifying such election and the effective date thereof. Promptly following receipt of any notice, the Admin- istrative Agent shall advise the applicable Lenders of the contents thereof. Each notice delivered by the Borrower pursuant to this Section 2.08 shall be irrevocable; provided that a notice of termination or reduction of the Commit- ments of any Class delivered by the Borrower may state that such notice is conditioned upon the effectiveness of other credit facilities, indentures or similar agreements or other transactions, in which case such notice may be re- voked by the Borrower (by notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied or waived by the Borrower. Any termination or reduction of the Commitments shall be per- manent. Each reduction of the Commitments of any Class shall be made ratably among the Lenders in accordance with their respective Commitments of such Class. Section 2.09 Evidence of Debt.

339441540 v11 -53- (a) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the Indebtedness of the Borrower to such Lender resulting from each Loan made by such Lender, includ- ing the amounts of principal and interest payable and paid to such Lender from time to time hereunder. (b) The Administrative Agent shall maintain accounts in the Register on which it shall record (i) the amount of each Loan made hereunder, the Facility, Class and Type thereof and the Interest Period (if any) applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder and (iii) any amount received by the Administrative Agent hereunder for the account of the Lenders and each Lender’s share thereof. (c) The entries made in the accounts maintained pursuant to clause (a) or (b) of this Section 2.09 shall be prima facie evidence of the existence and amounts of the obligations recorded therein; provided, that the failure of any Lender or the Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligation of the Borrower to repay the Loans in accordance with the terms of this Agreement. (d) Any Lender may request that Loans made by it be evidenced by a promissory note (a “Note”). In such event, the Borrower shall prepare, execute and deliver to such Lender a promissory note payable to such Lender or its registered assigns and in the form attached hereto as Exhibit D, or in another form approved by such Lender, the Administrative Agent and the Borrower in their sole discretion. Thereafter, unless otherwise agreed to by the applicable Lender, the Loans evidenced by such promissory note and interest thereon shall at all times (in- cluding after assignment pursuant to Section 9.04) be represented by one or more promissory notes in such form payable to the payee named therein or its registered assigns. Section 2.10 Repayment of Loans. (a) The Borrower hereby unconditionally promises to pay to the Administrative Agent for the account of each Lender the then unpaid principal amount of each Loan (other than a L/C Loan) on the Maturity Date applicable to such Loan. The Borrower hereby unconditionally promises to pay to the Administrative Agent for the account of each Issuing Bank the then unpaid principal amount of each L/C Loan on the L/C Loan Maturity Date applicable to such L/C Loan. (b) Prior to any prepayment of any Loan hereunder, the Borrower shall select the Borrowing or Borrowings of the applicable Class to be prepaid and shall notify the Administrative Agent by telephone (or by electronic means) of such selection (i) in the case of an ABR Borrowing, not later than 9:00 a.m., Local Time on the scheduled date of such prepayment (or such shorter period acceptable to the Administrative Agent) and (ii) in the case of a Term SOFR Borrowing, not later than 12:00 noon, Local Time at least three (3) Business Days before the scheduled date of such prepayment (or, in each case, such shorter period acceptable to the Administrative Agent). Each such notice shall be irrevocable; provided, that a notice of prepayment may state that such notice is condi- tioned upon the effectiveness of other credit facilities, indentures or similar agreements or other transactions, in which case such notice may be delayed until such time as such condition is satisfied or may be revoked by the Bor- rower (by notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satis- fied. Each repayment of a Borrowing (x) in the case of the Revolving Facility, shall be applied to the Revolving Fa- cility Loans included in the repaid Borrowing such that each Revolving Facility Lender receives its ratable share of such repayment (based upon the respective Revolving Facility Credit Exposures of the Revolving Facility Lenders at the time of such repayment) and (y) in all other cases, shall be applied ratably to the Loans included in the repaid Borrowing. All repayments of Loans shall be accompanied by (1) accrued interest on the amount repaid to the extent required by Section 2.13(e) and (2) break funding payments pursuant to Section 2.16. Section 2.11 Prepayment of Loans. (a) The Borrower shall have the right at any time and from time to time to prepay any Loan in whole or in part, without premium or penalty (but subject to Section 2.16), in an aggregate principal amount that is an integral multiple of the Borrowing Multiple and not less than the Borrowing Minimum or, if less, the amount outstanding, subject to prior notice in accordance with Section 2.10. Subject to Section 2.21, this Section 2.11(a) shall permit any prepayment of Loans on a Facility by Facility basis and on a non-pro rata basis across Facilities (but not within a single Facility), in each case, as selected by the Borrower in its sole discretion.

339441540 v11 -54- (b) [Reserved]. (c) In connection with any prepayment of any Loan of any Lender hereunder that would oth- erwise occur from the proceeds of new Loans being funded hereunder on the date of such prepayment, if agreed to by the Borrower and such Lender in a writing provided to the Administrative Agent, the portion of the existing Loan of such Lender that would otherwise be prepaid on such date may instead be converted on a “cashless roll” basis into a like principal amount of the new Loans being funded on such date. (d) In the event that the aggregate amount of Revolving Facility Credit Exposure of any Class exceeds the total Revolving Facility Commitments of such Class (other than as a result of currency fluctua- tions up to 105% of the outstanding Revolving Facility Borrowings of such Class), the Borrower shall prepay Re- volving Facility Borrowings of such Class in an aggregate amount equal to such excess. (e) In the event that the aggregate amount of L/C Exposure of any Class exceeds the total L/C Facility Commitments of such Class (other than as a result of currency fluctuations up to 105% of the outstand- ing L/C Exposure of such Class), the Borrower shall provide Cash Collateral in respect of outstanding Letters of Credit pursuant to Section 2.05(j) in an aggregate amount equal to such excess. Section 2.12 Fees. (a) The Borrower agrees to pay to the Administrative Agent, (i) a commitment fee in Dollars at a rate equal to the Applicable Commitment Fee for the ratable account of the Revolving Facility Lenders, on or prior to the fifteenth (15th) day after the last Business Day of each fiscal quarter (commencing on the last Business Day of the first full fiscal quarter ending after the Closing Date) and on the date on which the Revolving Facility Commitments of all the Revolving Facility Lenders shall be terminated as provided herein, on the daily amount of the applicable Available Unused Commitment of such Revolving Facility Lender under the Revolving Facility dur- ing such subject quarter (or other period commencing with the Closing Date or ending with the date on which the last of the Revolving Facility Commitments of such Lender shall be terminated) and (ii) a commitment fee in Dol- lars at a rate equal to the Applicable Commitment Fee for the ratable account of the Issuing Banks, on or prior to the fifteenth (15th) day after the last Business Day of each fiscal quarter (commencing on the last Business Day of the first full fiscal quarter ending after the Closing Date) and on the date on which the L/C Facility Commitments of all the Issuing Banks shall be terminated as provided herein, on the daily amount of the applicable Available Unused Commitment of such Issuing Bank under the L/C Facility during such subject quarter (or other period commencing with the Closing Date or ending with the date on which the last of the L/C Facility Commitments of such Lender shall be terminated) (each of the commitment fees described in the foregoing clauses (i) and (ii), a “Commitment Fee”). All Commitment Fees shall be computed on the basis of the actual number of days elapsed (including the first day but excluding the last) in a year of 360 days. The Commitment Fee due to each Lender of any Class shall com- mence to accrue on the Closing Date and shall cease to accrue on the date on which the last of the Commitments of such Class of such Lender shall be terminated as provided herein. (b) The Borrower agrees to pay from time to time (i) to the Administrative Agent for the ac- count of each Issuing Bank, on or prior to the fifteenth (15th) day after the last Business Day of each fiscal quarter (commencing on the last Business Day of the first full fiscal quarter ending after the Closing Date) and on the date on which the L/C Facility Commitments of all the Issuing Banks shall be terminated as provided herein, a fee (an “L/C Participation Fee”) in Dollars on such Issuing Bank’s L/C Facility Percentage of the Dollar Equivalent of the daily average L/C Exposure (excluding the portion thereof attributable to unreimbursed L/C Disbursements), during the preceding quarter (or other period commencing with the Closing Date or ending with the Maturity Date or the date on which the L/C Facility Commitments of such Class shall be terminated; provided that any such fees accruing after the date on which such L/C Facility Commitments terminate shall be payable on demand) at the rate per annum equal to the Applicable Margin for Term SOFR Initial Revolving Loans effective for each day in such period, and (ii) to each Issuing Bank, for its own account (x) on or prior to the fifteenth (15th) day after the last Business Day of each fiscal quarter (commencing on the last Business Day of the first full fiscal quarter after the Closing Date) and on the date on which the Commitments of all the Lenders shall be terminated, a fronting fee in Dollars in respect of each Letter of Credit issued by such Issuing Bank for the period from and including the date of issuance of such Let- ter of Credit to and including the termination of such Letter of Credit, computed at a rate equal to 0.125% (or such lesser rate as may be agreed by the Borrower and the applicable Issuing Bank from time to time) per annum of the

339441540 v11 -55- Dollar Equivalent of the daily stated amount of such Letter of Credit, plus (y) in connection with the issuance, amendment, cancellation, negotiation, presentment, renewal, extension or transfer of any such Letter of Credit or any L/C Disbursement thereunder, such Issuing Bank’s customary documentary and processing fees and charges (collectively, “Issuing Bank Fees”). All L/C Participation Fees and Issuing Bank Fees that are payable on a per an- num basis shall be computed on the basis of the actual number of days elapsed (including the first day but excluding the last) in a year of 360 days. (c) The Borrower agrees to pay to the Administrative Agent, for the account of the Adminis- trative Agent, the applicable “Agency Fee” as set forth in the Fee Letter, in the amounts and at the times specified therein (the “Administrative Agent Fees”). All Fees shall be paid on the dates due, in Dollars and immediately available funds, to the Administrative Agent for distribution, if and as appropriate, among the Lenders, except that Issuing Bank Fees shall be paid directly to the applicable Issuing Banks. Once paid, none of the Fees shall be refundable under any circumstances. Section 2.13 Interest. (a) The Loans comprising each ABR Borrowing shall bear interest at the ABR plus the Ap- plicable Margin. (b) The Loans comprising each Term SOFR Borrowing of Loans shall bear interest at the Adjusted Term SOFR for the Interest Period in effect for such Borrowing plus the Applicable Margin. (c) [Reserved]. (d) Notwithstanding the foregoing, if any principal of or interest on any Loan or any Fees or other amount payable by the Borrower hereunder is not paid when due, whether at stated maturity, upon acceleration or otherwise, such overdue amount shall bear interest, after as well as before judgment, at a rate per annum equal to (i) in the case of overdue principal of any Loan, 2.00% plus the rate otherwise applicable to such Loan as provided in the preceding clauses of this Section 2.13 or (ii) in the case of any other overdue amount, 2.00% plus the rate ap- plicable to ABR Loans as provided in clause (a) of this Section 2.13; provided, that this clause (d) shall not apply to any Event of Default that has been waived by the Lenders pursuant to Section 9.08. (e) Accrued interest on each Loan shall be payable in arrears (i) on each Interest Payment Date for such Loan and (ii) in the case of Revolving Facility Loans, upon termination of the applicable Revolving Facility Commitments; provided, that (A) interest accrued pursuant to clause (d) of this Section 2.13 shall be paya- ble on demand and (B) in the event of any conversion of any Term SOFR Loan prior to the end of the current Inter- est Period therefor, accrued interest on such Loan shall be payable on the effective date of such conversion. (f) Interest computed by reference to the Term SOFR hereunder shall be computed on the basis of a year of 360 days. Interest computed by reference to the Alternate Base Rate at times when the Alternate Base Rate is based on the Prime Rate shall be computed on the basis of a year of 365 days (or 366 days in a leap year). In each case interest shall be payable for the actual number of days elapsed (including the first day but exclud- ing the last day). All interest hereunder on any Loan shall be computed on a daily basis based upon the outstanding principal amount of such Loan as of the applicable date of determination. The applicable Alternate Base Rate or Ad- justed Term SOFR shall be determined by the Administrative Agent, and such determination shall be conclusive absent manifest error. Section 2.14 Alternative Rate of Interest. (a) Subject to clauses (b), (c), (d), (e) and (f) of this Section 2.14, if: (i) the Administrative Agent determines (which determination shall be conclusive absent manifest error) (A) prior to the commencement of any Interest Period for a Term SOFR Borrowing, that ade- quate and reasonable means do not exist for ascertaining the Adjusted Term SOFR or the Term SOFR (including

339441540 v11 -56- because the Relevant Screen Rate is not available or published on a current basis), for such Interest Period or (B) at any time, that adequate and reasonable means do not exist for ascertaining the Adjusted Daily Simple SOFR; or (ii) the Administrative Agent is advised by the Required Lenders that (A) prior to the commencement of any Interest Period for a Term SOFR Borrowing, the Adjusted Term SOFR for the such Inter- est Period will not adequately and fairly reflect the cost to such Lenders (or Lender) of making or maintaining their Loans (or its Loan) included in such Borrowing for such Interest Period or (B) at any time, the applicable Adjusted Daily Simple SOFR will not adequately and fairly reflect the cost to such Lenders (or Lender) of making or main- taining their Loans (or its Loan) included in such Borrowing, then the Administrative Agent shall give notice thereof to the Borrower and the Lenders by telephone, telecopy or electronic mail as promptly as practicable thereafter and, until (x) the Administrative Agent notifies the Borrower and the Lenders that the circumstances giving rise to such notice no longer exist with respect to the relevant Bench- mark and (y) the Borrower delivers a new Interest Election Request in accordance with the terms of Section 2.07 or a new Borrowing Request in accordance with the terms of Section 2.03, (1) any Interest Election Request that re- quests the conversion of any Borrowing to, or continuation of any Borrowing as, a Term SOFR Borrowing and any Borrowing Request that requests a Term SOFR Borrowing shall instead be deemed to be an Interest Election Re- quest or a Borrowing Request, as applicable, for (x) A Daily Simple SOFR Borrowing denominated in Dollars so long as the Adjusted Daily Simple SOFR is not also the subject of Section 2.14(a)(i) or (ii) above or (y) an ABR Borrowing if the Daily Simple SOFR Borrowing also is the subject of Section 2.14(a)(i) or (ii) above and (2) any Borrowing Request that requests an Daily Simple SOFR Borrowing shall instead be deemed to be a Borrowing Re- quest, as applicable, for an ABR Borrowing; provided that if the circumstances giving rise to such notice affect only one Type of Borrowings, then all other Types of Borrowings shall be permitted. Furthermore, if any Term SOFR Loan is outstanding on the date of the Borrower’s receipt of the notice from the Administrative Agent referred to in this Section 2.14(a) with respect to a Relevant Rate applicable to such Term SOFR Loan, then until (x) the Adminis- trative Agent notifies the Borrower and the Lenders that the circumstances giving rise to such notice no longer exist with respect to the relevant Benchmark and (y) the Borrower delivers a new Interest Election Request in accordance with the terms of Section 2.07 or a new Borrowing Request in accordance with the terms of Section 2.03, (1) any Term SOFR Loan shall on the last day of the Interest Period applicable to such Loan (or the next succeeding Busi- ness Day if such day is not a Business Day), be converted by the Administrative Agent to, and shall constitute, (x) a Daily Simple SOFR Borrowing so long as the Adjusted Daily Simple SOFR is not also the subject of Section 2.14(a)(i) or (ii) above or (y) an ABR Loan if the Adjusted Daily Simple SOFR also is the subject of Section 2.14(a)(i) or (ii) above, on such day, and (2) any Daily Simple SOFR Loan shall on and from such day be converted by the Administrative Agent to, and shall constitute, Daily Simple SOFR Loan. (b) Notwithstanding anything to the contrary herein or in any other Loan Document (and any Hedging Agreement shall be deemed not to be a “Loan Document” for purposes of this Section 2.14), if a Bench- mark Transition Event and its related Benchmark Replacement Date have occurred prior to the Reference Time in respect of any setting of the then-current Benchmark, then if a Benchmark Replacement is determined in accordance with clause (1) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, such Bench- mark Replacement will replace such Benchmark for all purposes hereunder and under any Loan Document in re- spect of such Benchmark setting and subsequent Benchmark settings without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document. (c) Notwithstanding anything to the contrary herein or in any other Loan Document, the Ad- ministrative Agent will have the right to make Benchmark Replacement Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implement- ing such Benchmark Replacement Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document. (d) The Administrative Agent will promptly notify the Borrower and the Lenders of (i) any occurrence of a Benchmark Transition Event, (ii) the implementation of any Benchmark Replacement, (iii) the ef- fectiveness of any Benchmark Replacement Conforming Changes, (iv) the removal or reinstatement of any tenor of a Benchmark pursuant to clause (f) below and (v) the commencement or conclusion of any Benchmark Unavailabil- ity Period. Any determination, decision or election that may be made by the Administrative Agent or, if applicable, any Lender (or group of Lenders) pursuant to this Section 2.14(d), including any determination with respect to a

339441540 v11 -57- tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party to this Agreement or any other Loan Document, except, in each case, as expressly required pursuant to this Section 2.14(d). (e) Notwithstanding anything to the contrary herein or in any other Loan Document, at any time (including in connection with the implementation of a Benchmark Replacement), (i) if the then-current Bench- mark is a term rate (including the Term SOFR) and either (A) any tenor for such Benchmark is not displayed on a screen or other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion or (B) the regulatory supervisor for the administrator of such Benchmark has pro- vided a public statement or publication of information announcing that any tenor for such Benchmark is or will be no longer representative, then the Administrative Agent may modify the definition of “Interest Period” for any Benchmark settings at or after such time to remove such unavailable or non-representative tenor and (ii) if a tenor that was removed pursuant to clause (i) above either (A) is subsequently displayed on a screen or information ser- vice for a Benchmark (including a Benchmark Replacement) or (B) is not, or is no longer, subject to an announce- ment that it is or will no longer be representative for a Benchmark (including a Benchmark Replacement), then the Administrative Agent may modify the definition of “Interest Period” for all Benchmark settings at or after such time to reinstate such previously removed tenor. (f) Upon the Borrower’s receipt of notice of the commencement of a Benchmark Unavaila- bility Period, the Borrower may revoke any request for a Term SOFR Borrowing of, conversion to or continuation of Term SOFR Loans to be made, converted or continued during any Benchmark Unavailability Period and, failing that, the Borrower will be deemed to have converted any request for (1) a Term SOFR Borrowing into a request for a Borrowing of or conversion to (A) a Daily Simple SOFR Borrowing so long as the Adjusted Daily Simple SOFR is not the subject of a Benchmark Transition Event or (B) an ABR Borrowing if the Adjusted Daily Simple SOFR is the subject of a Benchmark Transition Event. During any Benchmark Unavailability Period or at any time that a tenor for the then-current Benchmark is not an Available Tenor, the component of ABR based upon the then-current Benchmark or such tenor for such Benchmark, as applicable, will not be used in any determination of ABR. Further- more, if any Term SOFR Loan is outstanding on the date of the Borrower’s receipt of notice of the commencement of a Benchmark Unavailability Period with respect to a Relevant Rate applicable to such Term SOFR Loan, then until such time as a Benchmark Replacement is implemented pursuant to this Section 2.14, (1) any Term SOFR Loan shall on the last day of the Interest Period applicable to such Loan (or the next succeeding Business Day if such day is not a Business Day), be converted by the Administrative Agent to, and shall constitute, (x) a Daily Sim- ple SOFR Borrowing so long as the Adjusted Daily Simple SOFR is not the subject of a Benchmark Transition Event or (y) an ABR Loan if the Adjusted Daily Simple SOFR is the subject of a Benchmark Transition Event, on such day and (2) any Daily Simple SOFR Loan shall on and from such day be converted by the Administrative Agent to, and shall constitute an ABR Loan. Section 2.15 Increased Costs. (a) If any Change in Law shall: (i) impose, modify or deem applicable any reserve, special deposit compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit ex- tended by, any Lender or Issuing Bank; or (ii) subject any Lender or any Issuing Bank to any Tax with respect to its loans, let- ters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto (other than (x) Indemnified Taxes and Other Taxes indemnifiable under Section 2.17 or (y) Excluded Taxes); or (iii) impose on any Lender or any Issuing Bank any other condition (other than Taxes) affecting this Agreement or Loans made by such Lender or any Letter of Credit or participation therein, and the result of any of the foregoing shall be to increase the cost to such Lender of making or maintaining any such Loan or of maintaining its obligation to make any such Loan or to increase the cost to such Lender or Issuing Bank

339441540 v11 -58- of participating in, issuing or maintaining any Letter of Credit or to reduce the amount of any sum received or re- ceivable by such Lender or Issuing Bank hereunder, whether of principal, interest or otherwise, then the Borrower will pay to such Lender or Issuing Bank, as applicable, such additional amount or amounts as will compensate such Lender or Issuing Bank, as applicable, for such additional costs actually incurred or reduction actually suffered as reasonably determined by the Administrative Agent, such Lender or Issuing Bank, as applicable; provided that such Lender or Issuing Bank shall certify that such determination has been made in good faith and in a manner substan- tially consistent with the determinations being made for similarly situated customers of such Lender or Issuing Bank, as applicable, under agreements having provisions similar to this Section 2.15(a). (b) If any Lender or Issuing Bank determines that any Change in Law regarding capital or liquidity requirements has or would have the effect of reducing the rate of return on such Lender’s or such Issuing Bank’s capital or on the capital of such Lender’s or such Issuing Bank’s holding company, if any, as a consequence of this Agreement or the Loans or Commitments made by, or participations in Letters of Credit held by, such Lender, or the Letters of Credit issued by such Issuing Bank, to a level below that which such Lender or such Issu- ing Bank or such Lender’s or such Issuing Bank’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s or such Issuing Bank’s policies and the policies of such Lender’s or such Issuing Bank’s holding company with respect to capital adequacy and liquidity), then from time to time the Borrower shall pay to such Lender or such Issuing Bank, as applicable, such additional amount or amounts as will compensate such Lender or such Issuing Bank or such Lender’s or such Issuing Bank’s holding company for any such reduction suffered as reasonably determined by such Lender or such Issuing Bank; provided that such Lender or Issuing Bank shall certify that such determination has been made in good faith and in a manner substantially con- sistent with determinations being made for similarly situated customers of such Lender or such Issuing Bank under agreements having provisions similar to this Section 2.15(b). (c) A certificate of a Lender or an Issuing Bank describing in reasonable detail the amount or amounts necessary to compensate such Lender or Issuing Bank or its holding company, as applicable, as specified in clause (a) or (b) of this Section 2.15 shall be delivered to the Borrower and shall be conclusive absent manifest error; provided, that any such certificate claiming amounts described in clause (x) or (y) of the definition of “Change in Law” shall, in addition, state the basis upon which such amount has been calculated and certify that such Lender’s or Issuing Bank’s demand for payment of such costs hereunder, and such method of allocation, is not inconsistent with its treatment of other borrowers, which as a credit matter, are similarly situated to the Borrower and which are sub- ject to similar provisions. The Borrower shall pay such Lender or Issuing Bank, as applicable, the amount shown as due on any such certificate within ten (10) Business Days after receipt thereof. (d) Promptly after any Lender or Issuing Bank has determined that it will make a request for increased compensation pursuant to this Section 2.15, such Lender or Issuing Bank shall notify the Borrower thereof. Failure or delay on the part of any Lender or Issuing Bank to demand compensation pursuant to this Section 2.15 shall not constitute a waiver of such Lender’s or Issuing Bank’s right to demand such compensation; provided that the Borrower shall not be required to compensate a Lender or an Issuing Bank pursuant to this Section 2.15 for any increased costs or reductions incurred more than one hundred and eighty (180) days prior to the date that such Lender or Issuing Bank, as applicable, notifies the Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender’s or Issuing Bank’s intention to claim compensation therefor; provided, fur- ther, that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the one hundred and eighty (180)-day period referred to above shall be extended to include the period of retroactive effect thereof. Section 2.16 Break Funding Payments. In the event of (i) the payment of any principal of any Term SOFR Loan other than on the last day of an Interest Period applicable thereto (including as a result of an Event of Default or an optional or mandatory prepayment of Loans), (ii) the conversion of any Term SOFR Loan other than on the last day of the Interest Period applicable thereto, (iii) the failure to borrow (other than due to the default of the relevant Lender), convert, continue or prepay any Term SOFR Loan on the date specified in any notice delivered pursuant hereto (regardless of whether such notice may be revoked under Section 2.10 and is revoked in accordance therewith) or (iv) the assignment of any Term SOFR Loan other than on the last day of the Interest Period applicable thereto as a result of a request by the Borrower pursuant to Section 2.19, then, in any such event, the Borrower shall compensate each Lender for the loss, cost and expense attributable to such event. A certificate of any Lender setting forth any amount or amounts that such Lender is entitled to receive pursuant to this Section 2.16 shall be delivered

339441540 v11 -59- to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay such Lender the amount shown as due on any such certificate within 10 days after receipt thereof. Section 2.17 Taxes. (a) All payments made by or on behalf of a Loan Party under this Agreement or any other Loan Document shall be made free and clear of, and without deduction or withholding for or on account of, any Taxes, except as required by applicable Requirements of Law; provided, that if a Loan Party, the Administrative Agent or any other applicable withholding agent shall be required by applicable Requirement of Law to deduct or withhold any Taxes from any such payments, then (i) the applicable withholding agent shall be entitled to make such deductions or withholdings as are determined in good faith by the applicable withholding agent to be required by any applicable Requirement of Law, (ii) the applicable withholding agent shall timely pay the full amount so de- ducted or withheld to the relevant Governmental Authority in accordance with applicable Requirement of Law, and (iii) to the extent withholding or deduction is required to be made on account of Indemnified Taxes, the sum payable by the Loan Party shall be increased as necessary so that after all required deductions and withholdings for Indemni- fied Taxes have been made (including such deductions or withholdings applicable to additional sums payable under this Section 2.17) the applicable Lender (or in the case of an amount payable to the Administrative Agent for its own account, the Administrative Agent) receives an amount equal to the sum it would have received had no such deduc- tions or withholdings for Indemnified Taxes been made. After any payment of Taxes by any Loan Party or the Ad- ministrative Agent to a Governmental Authority as provided in this Section 2.17, the Borrower shall deliver to the Administrative Agent or the Administrative Agent shall deliver to the Borrower, as the case may be, a copy of a re- ceipt issued by such Governmental Authority evidencing such payment, a copy of any return required by applicable Requirements of Law to report such payment or other evidence of such payment reasonably satisfactory to the Bor- rower or the Administrative Agent, as the case may be. (b) Without duplication of any additional amounts paid pursuant to Section 2.17(a), the Bor- rower shall timely pay to the relevant Governmental Authority in accordance with applicable Requirements of Law, or, at the option of the Administrative Agent and without duplication, timely reimburse the Administrative Agent for the payment of, any Other Taxes. (c) The Loan Parties shall, without duplication of any additional amounts paid pursuant to Section 2.17(a) or any amounts paid pursuant to Section 2.17(b), jointly and severally indemnify and hold harmless the Administrative Agent and each Lender within ten (10) Business Days after written demand therefor, for the full amount of any Indemnified Taxes payable or paid by the Administrative Agent or such Lender, as applicable, as the case may be (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Sec- tion 2.17), and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate setting forth in reasonable detail the basis and calculation of the amount of such payment or liability delivered to the Bor- rower by a Lender or by the Administrative Agent (as applicable) on its own behalf or on behalf of a Lender shall be conclusive absent manifest error. If the Borrower determines that there is a reasonable basis to contest any Indemni- fied Tax for which it is responsible hereunder, without limiting the Borrower’s indemnification obligations hereun- der, the Administrative Agent or Lender (as applicable) shall reasonably cooperate in pursuing a refund of such Tax (at the Borrower’s expense) so long as pursuing such refund would not, in the sole reasonable determination of such Administrative Agent or Lender, result in any additional unreimbursed costs or expenses or be otherwise disadvanta- geous to the Administrative Agent or such Lender. (d) Any Lender that is eligible for an exemption from or reduction of withholding Tax with respect to any payments under this Agreement or any other Loan Document shall deliver to the Borrower (with a copy to the Administrative Agent), at the time(s) reasonably requested by the Borrower or the Administrative Agent and in the manner(s) reasonably requested by the Borrower or the Administrative Agent, such properly completed and executed documentation prescribed by applicable Requirements of Law or reasonably requested by the Bor- rower or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by the Borrower or the Administrative Agent, shall deliver such other documentation prescribed by applicable Requirements of Law or reasonably requested by the Borrower or the Administrative Agent as will enable the Borrower or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements.

339441540 v11 -60- Each person that shall become a Participant pursuant to Section 9.04 or a Lender pursuant to Section 9.04 shall, upon the effectiveness of the related transfer, be required to provide all the documentation required pursuant to this Section 2.17(d) and Section 2.17(f); provided, that a Participant shall furnish all such required documentation solely to the participating Lender. Without limiting the foregoing: (i) Each Lender that is a U.S. Person shall deliver to the Borrower and (as applica- ble) the Administrative Agent, on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter as required by applicable Requirements of Law or upon the reasonable request of the Borrower or the Administrative Agent) two properly completed and duly executed copies of U.S. Internal Reve- nue Service (“IRS”) Form W-9 or any successor form, certifying that such person (or, if a Lender is disregarded as an entity separate from its owner for U.S. federal income Tax purposes, such Lender’s owner for U.S. federal in- come tax purposes) is exempt from U.S. federal backup withholding Tax. (ii) Any Foreign Lender shall, to the extent it is legally eligible to do so, deliver to the Borrower and the Administrative Agent on or prior to the date on which such Foreign Lender becomes a party to this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent) whichever of the following is applicable: (A) in the case of a Foreign Lender (or, if such Foreign Lender is disregarded as an entity separate from its owner for U.S. federal income tax purposes, the person treated as its owner for U.S. federal income tax purposes) eligible for the benefits of an income tax treaty to which the United States is a party with respect to any payments under any Loan Document, two duly completed and executed copies of IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable (or any successor form), establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to such Tax treaty; (B) two duly completed and executed copies of IRS Form W-8ECI (or any successor form) with respect to such Foreign Lender (or, if such Foreign Lender is disregarded as an entity separate from its owner for U.S. federal income tax purposes, with respect to the person treated as its owner for U.S. federal income tax purposes); (C) in the case of a Foreign Lender (or, if such Foreign Lender is disregarded as an entity separate from its owner for U.S. federal income tax purposes, the person treated as its owner for U.S. federal income tax purposes) entitled to the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a duly completed and executed certificate substantially in the form of Exhibit E-1 to the ef- fect that such Foreign Lender (or such owner, as applicable) is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of the Borrower within the meaning of Section 881(c)(3)(B) of the Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code, and that no payments under any Loan Document are effectively connected with a U.S. trade or business of the Foreign Lender (a “U.S. Tax Compliance Certificate”) and (y) two duly completed and executed copies of IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable (or any successor form); (D) to the extent a Foreign Lender (or, if such Foreign Lender is disregarded as an entity separate from its owner for U.S. federal income tax purposes, the person treated as its owner for U.S. federal income tax purposes) is not the beneficial owner of such payments, two duly completed and exe- cuted copies of IRS Form W-8IMY (or any successor form), accompanied by IRS Form W-8ECI, IRS Form W- 8BEN or IRS Form W-8BEN-E, whichever is applicable (or any successor form), a U.S. Tax Compliance Certificate substantially in the form of Exhibit E-3 or Exhibit E-4, IRS Form W-9 (or any successor form), and/or other certifi- cation documents from each beneficial owner, as applicable (and including any other information required to be pro- vided by IRS Form W-8IMY (or any successor form)); provided, that if the Foreign Lender is a partnership (and not a participating Lender) and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit E-2 on behalf of such direct and/or indirect partner(s); or

339441540 v11 -61- (E) executed copies (in such number of copies as shall be reasona- bly requested by the recipient) of any other form prescribed by applicable Requirements of Law as a basis for claim- ing exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplemen- tary documentation as may be prescribed by applicable Requirements of Law to permit the Borrower or the Admin- istrative Agent to determine the withholding or deduction required to be made. (iii) Each Lender (A) shall promptly notify the Borrower and the Administrative Agent of any change in circumstance which would modify or render invalid any claimed exemption from or reduc- tion of withholding Tax, and (B) agrees that if any documentation it previously delivered pursuant to this Section 2.17(d) expires or becomes obsolete or inaccurate in any respect, it shall promptly (x) update and deliver such docu- mentation to the Borrower and the Administrative Agent or (y) promptly notify the Borrower and the Administrative Agent in writing of its legal ineligibility to do so. (iv) On or prior to the date the Administrative Agent becomes a party to this Agree- ment, (A) if the Administrative Agent is a U.S. Person, it shall deliver to the Borrower a duly executed IRS Form W-9, certifying that the Administrative Agent is exempt from U.S. federal backup withholding, or (B) if the Admin- istrative Agent is not a U.S. Person, it shall deliver to the Borrower (x) a duly executed IRS Form W-8ECI with re- spect to payments to be received by it as a beneficial owner and (y) a duly executed IRS Form W-8IMY accompa- nied by all required supporting certificates and documentation with respect to payments to be received by it on be- half of the Lenders. Notwithstanding any other provision of this Section 2.17, the Administrative Agent shall not be required to deliver any documentation that such Administrative Agent is not legally eligible to deliver as a result of any Change in Law after the Closing Date. (e) If any Lender or the Administrative Agent, as applicable, determines in good faith that it has received a refund of an Indemnified Tax for which it has been indemnified by any Loan Party pursuant to this Section 2.17 (including by the payment of additional amounts pursuant to this Section 2.17), then the Lender or the Administrative Agent, as the case may be, shall promptly pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section 2.17 with respect to the Taxes giving rise to such refund, and net of all reasonable out-of-pocket expenses (including Taxes) of such Lender or the Admin- istrative Agent, as the case may be, and without interest other than any interest received thereon from the relevant Governmental Authority with respect to such refund); provided, that the Loan Party, upon the request of the Lender or the Administrative Agent, agrees to repay the amount paid over to the Loan Party (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Lender or the Administrative Agent in the event the Lender or the Administrative Agent is required to repay such refund to such Governmental Authority. In such event, such Lender or the Administrative Agent, as the case may be, shall, at the Borrower’s request, provide the Borrower with a copy of any notice of assessment or other evidence of the requirement to repay such refund re- ceived from the relevant Governmental Authority (provided, that such Lender or the Administrative Agent may de- lete any information therein that it deems confidential). Notwithstanding anything to the contrary in this Section 2.17(e), in no event will a Lender or the Administrative Agent be required to pay any amount to a Loan Party pursu- ant to this Section 2.17(e) the payment of which would place such Lender or the Administrative Agent in a less fa- vorable net after-Tax position than such Lender or the Administrative Agent would have been in if the Indemnified Tax or Other Tax giving rise to such refund had not been imposed in the first instance. Neither any Lender nor the Administrative Agent shall be obliged to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to any Loan Party in connection with this Section 2.17(e) or any other provision of this Section 2.17. (f) If a payment made to any Lender or the Administrative Agent under this Agreement or any other Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender or the Administrative Agent were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender or the Administrative Agent shall deliver to the Borrower and the Administrative Agent at the time or times prescribed by applicable Require- ments of Law and at such time or times reasonably requested by the Borrower or the Administrative Agent such documentation prescribed by applicable Requirements of Law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower or the Administrative Agent as may be necessary for the Borrower and the Administrative Agent to comply with their obligations under FATCA,

339441540 v11 -62- to determine whether such Lender has or has not complied with such Lender’s obligations under FATCA or to deter- mine the amount, if any, to deduct and withhold from such payment. Solely for purposes of this Section 2.17(f), “FATCA” shall include any amendments made to FATCA after the Closing Date. (g) Each Lender authorizes the Administrative Agent to deliver to the Borrower and to any successor Administrative Agent any documentation provided by the Lender to the Administrative Agent pursuant to Section 2.17(d) or Section 2.17(f). Notwithstanding any other provision of this Section 2.17, a Lender shall not be required to deliver any documentation that such Lender is not legally eligible to deliver. (h) [Reserved]. (i) The agreements in this Section 2.17 shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender, the termination of the Com- mitments and the repayment, satisfaction or discharge of all obligations under any Loan Document. For purposes of this Section 2.17, the term “Lender” includes any Issuing Bank. Section 2.18 Payments Generally; Pro Rata Treatment; Sharing of Set-offs. (a) Unless otherwise specified, the Borrower shall make each payment required to be made by it hereunder (whether of principal, interest, fees or reimbursement of L/C Disbursements, or of amounts payable under Section 2.15, 2.16 or 2.17, or otherwise) prior to 2:00 p.m., Local Time, on the date when due, in Dollars in immediately available funds, without condition or deduction for any defense, recoupment, set-off or counterclaim. Any amounts received after such time on any date may, in the discretion of the Administrative Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon. All such pay- ments shall be made to the Administrative Agent to the applicable account designated to the Borrower by the Ad- ministrative Agent, except payments to be made directly to the applicable Issuing Bank as expressly provided herein and except that payments pursuant to Sections 2.15, 2.16, 2.17 and 9.05 shall be made directly to the persons entitled thereto. The Administrative Agent shall distribute any such payments received by it for the account of any other per- son to the appropriate recipient promptly following receipt thereof. Except as otherwise expressly provided herein, if any payment hereunder shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day, and, in the case of any payment accruing interest, interest thereon shall be paya- ble for the period of such extension. Without limiting the generality of the foregoing, the Administrative Agent may require that any payments due under this Agreement be made in the United States. Any payment required to be made by the Administrative Agent hereunder shall be deemed to have been made by the time required if the Admin- istrative Agent shall, at or before such time, have taken the necessary steps to make such payment in accordance with the regulations or operating procedures of the clearing or settlement system used by the Administrative Agent to make such payment. (b) With respect to any proceeds of Collateral received by the Administrative Agent (whether as a result of any realization on the Collateral, any setoff rights, any distribution in connection with any proceedings or other action of any Loan Party in respect of Debtor Relief Laws or otherwise and whether received in cash or oth- erwise) (i) not constituting (A) a specific payment of principal, interest, fees or other sum payable under the Loan Documents (which shall be applied on a pro rata basis among the relevant Lenders under the Class of Loans being prepaid as specified by the Borrower) or (B) a mandatory prepayment (which shall be applied in accordance with Section 2.11) or (ii) after an Event of Default has occurred and is continuing and the Administrative Agent so elects or the Required Lenders so direct, such funds shall be applied, ratably first, to pay any fees, indemnities, or expense reimbursements including amounts then due to the Administrative Agent and the Collateral Agent and any Issuing Bank, each in their respective capacities as such, from the Borrower, second, to pay any fees, indemnities or expense reimbursements then due to the Lenders (in their capacities as such) from the Borrower, third, to pay interest (in- cluding post-petition interest, whether or not an allowed claim in any claim or proceeding under any Debtor Relief Laws) then due and payable on the Loans ratably, fourth, to repay principal on the Loans and unreimbursed L/C Dis- bursements, to Cash Collateralize all outstanding Letters of Credit; provided that amounts which are applied to Cash Collateralize outstanding Letters of Credit that remain available after expiry of the applicable Letter of Credit shall be applied in the manner set forth herein, and fifth, to the payment of any other Obligation due to any Secured Party by the Borrower.

339441540 v11 -63- (c) If any Lender shall, by exercising any right of set-off or counterclaim or otherwise, obtain payment in respect of any principal of, or interest on, any of its Revolving Facility Loans or participations in L/C Disbursements of a given Class resulting in such Lender receiving payment of a greater proportion of the aggregate amount of its Revolving Facility Loans and participations in L/C Disbursements of such Class and accrued interest thereon than the proportion received by any other Lender entitled to receive the same proportion of such payment, then the Lender receiving such greater proportion shall purchase (for cash at face value) participations in the Re- volving Facility Loans and L/C Disbursements of such Class of such other Lenders to the extent necessary so that the benefit of all such payments shall be shared by all such Lenders ratably in accordance with the principal amount of each such Lender’s respective Revolving Facility Loans and participations in L/C Disbursements of such Class and accrued interest thereon; provided that (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, (ii) the provisions of this clause (c) shall not be construed to apply to any payment made by the Borrower pursuant to and in accordance with the express terms of this Agreement (as in effect on the Closing Date) or any payment obtained by a Lender as consideration for the assignment of or sale of a partici- pation in any of its Loans or participations in L/C Disbursements to any assignee or participant and (iii) nothing in this clause (c) shall be construed to limit the applicability of Section 2.18(b) in the circumstances where Section 2.18(b) is applicable in accordance with its terms. The Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable Requirements of Law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against the Borrower rights of set-off and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of the Borrower in the amount of such participa- tion. For purposes of clause (ii)(x) of the definition of “Excluded Taxes,” a participation acquired pursuant to this Section 2.18 shall be treated as having been acquired on the earlier date(s) on which the applicable Lender acquired the applicable interest in the Commitment(s) or Loan(s) to which such participation relates. (d) Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the relevant Lenders or the ap- plicable Issuing Bank hereunder that the Borrower will not make such payment, the Administrative Agent may as- sume that the Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the relevant Lenders or the applicable Issuing Bank, as applicable, the amount due. In such event, if the Borrower has not in fact made such payment, then each of the relevant Lenders or the applicable Issuing Bank, as applicable, severally agrees to repay to the Administrative Agent forthwith on demand the amount so dis- tributed to such Lender or Issuing Bank with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the applicable Overnight Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on in- terbank compensation. (e) If any Lender shall fail to make any payment required to be made by it pursuant to Sec- tion 2.05(d) or (e), Section 2.06, or Section 2.18(d), then the Administrative Agent may, in its discretion (notwith- standing any contrary provision hereof), (i) apply any amounts thereafter received by the Administrative Agent for the account of such Lender to satisfy such Lender’s obligations under such Sections until all such unsatisfied obliga- tions are fully paid and/or (ii) hold any such amounts in a segregated account as cash collateral for, and application to, any future funding obligations of such Lender under any such Section; in the case of each of clauses (i) and (ii) above, in any order as determined by the Administrative Agent in its discretion. Section 2.19 Mitigation Obligations; Replacement of Lenders. (a) If any Lender requests compensation under Section 2.15, or if the Borrower is required to pay any Indemnified Taxes or additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.17 or mitigate the applicability of Section 2.20 or any event that gives rise to the operation of Section 2.20, then such Lender shall use reasonable efforts to designate a different Lending Office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or Affiliates, if, in the reasonable judgment of such Lender, such designation or assignment (i) would elim- inate or reduce amounts payable pursuant to Section 2.15 or 2.17, as applicable, in the future and (ii) would not sub- ject such Lender to any material unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender in any material respect. The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

339441540 v11 -64- (b) If (i) any Lender requests compensation under Section 2.15 or gives notice under Section 2.20, (ii) the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.17 or (iii) any Lender is a Defaulting Lender, then the Borrower may, at its sole expense, upon notice to such Lender and the Administrative Agent, require any such Lender to as- sign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 9.04), all its interests, rights and obligations under the Loan Documents to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided, that (i) the Borrower shall have received the prior written consent of the Administrative Agent (and, if in respect of any Revolving Facility Commitment or Revolving Facility Loan, each Issuing Bank), to the extent consent would be required under Section 9.04(b) for an assignment of Loans or Commitments, as applicable, which consent, in each case, shall not unreason- ably be withheld, (ii) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans and participations in L/C Disbursements, accrued interest thereon, accrued fees and all other amounts payable to it hereunder from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts), (iii) in the case of any such assignment resulting from a claim for com- pensation under Section 2.15, payments required to be made pursuant to Section 2.17 or a notice given under Sec- tion 2.20, such assignment will result in a reduction in such compensation or payments and (iv) such assignment does not conflict with any applicable Requirement of Law. A Lender shall not be required to make any such assign- ment and delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply. Nothing in this Section 2.19 shall be deemed to prejudice any rights that the Borrower may have against any Lender that is a Defaulting Lender. No action by or consent of the removed Lender shall be necessary in connection with such assignment, which shall be immediately and automatically effective upon payment of such purchase price. In connection with any such assignment the Bor- rower, the Administrative Agent, such removed Lender and the replacement Lender shall otherwise comply with Section 9.04, provided, that if such removed Lender does not comply with Section 9.04 within one (1) Business Day after the Borrower’s request, compliance with Section 9.04 (but only on the part of the removed Lender) shall not be required to effect such assignment. (c) If any Lender (such Lender, a “Non-Consenting Lender”) has failed to consent to a pro- posed amendment, waiver or consent which pursuant to the terms of Section 9.08 requires the consent of all of the Lenders or all of the Lenders affected and with respect to which the Required Lenders or Lenders that hold more than 50% of the Loans and Commitments so affected, as applicable, shall have granted their consent, then the Bor- rower shall have the right (unless such Non-Consenting Lender grants such consent) at its sole expense (including with respect to the processing and recordation fee referred to in Section 9.04(b)(ii)(C)) to replace such Non-Consent- ing Lender by requiring such Non-Consenting Lender to (and any such Non-Consenting Lender agrees that it shall, upon the Borrower’s request) assign its Loans and its Commitments (or, at the Borrower’s option, the Loans and Commitments under the Facility that is the subject of the proposed amendment, waiver or consent) hereunder to one or more assignees reasonably acceptable to (i) the Administrative Agent (unless such assignee is a Lender, an Affili- ate of a Lender or an Approved Fund) and (ii) if in respect of any Revolving Facility Commitment or Revolving Fa- cility Loan, each Issuing Bank; provided that: (i) such Non-Consenting Lender shall have received payment of an amount equal to the outstanding principal of its Loans and participations in L/C Disbursements, accrued interest thereon, accrued fees and all other amounts payable to it hereunder and under the other Loan Documents (including any amounts under Section 2.16 from the assignee (to the extent of such outstanding principal and accrued interest and fees)) or the Borrower (in the case of all other amounts), (ii) all Loan Obligations of the Borrower owing to such Non-Consenting Lender being replaced (including, for the avoidance of doubt, pursuant to Section 2.12(b), if appli- cable) shall be paid in full in same day funds to such Non-Consenting Lender concurrently with such assignment, (iii) the replacement Lender shall purchase the foregoing by paying to such Non-Consenting Lender a price equal to the principal amount thereof plus accrued and unpaid interest thereon and the replacement Lender or, at the option of the Borrower, the Borrower shall pay any amount required by Section 2.12(b), if applicable, and (iv) the replace- ment Lender shall grant its consent with respect to the applicable proposed amendment, waiver or consent. No ac- tion by or consent of the Non-Consenting Lender shall be necessary in connection with such assignment, which shall be immediately and automatically effective upon payment of such purchase price. In connection with any such as- signment the Borrower, the Administrative Agent, such Non-Consenting Lender and the replacement Lender shall otherwise comply with Section 9.04; provided that, if such Non-Consenting Lender does not comply with Section 9.04 within one (1) Business Day after the Borrower’s request, compliance with Section 9.04 (but only on the part of the Non-Consenting Lender) shall not be required to effect such assignment.

Section 2.20 Illegality. If any Lender reasonably determines that any Change in Law has made it unlawful, or that any Governmental Authority has asserted after the Closing Date that it is unlawful, for any Lender or its applicable Lending Office to make, maintain or fund any Term SOFR Loans or to determine or charge interest rates based upon the applicable Daily Simple SOFR or Adjusted Daily Simple SOFR or Term SOFR or Adjusted Term SOFR, then, on notice thereof by such Lender to the Borrower through the Administrative Agent, (i) any obligations of such Lender to make or continue any Term SOFR Loans or to convert any Loan to a Term SOFR Loans shall be suspended and (ii) if such notice asserts the illegality of such Lender making or maintaining ABR Loans the interest rate on which is determined by reference to the then-operative provision of clause (c) of the definition of "Alternate Base Rate," the interest rate on which ABR Loans of such Lender shall, if necessary to avoid such illegality, be determined by the Administrative Agent without reference to such clause of the definition of "Alternate Base Rate," in each case until such Lender notifies the Administrative Agent and the Borrower that the circumstances giving rise to such determination no longer exist. Upon receipt of such notice, (x) the Borrower shall upon demand from such Lender (with a copy to the Administrative Agent) convert all Term SOFR Borrowings of such Lender to ABR Borrowings (in each case, the interest rate on such ABR Loans of such Lender shall, if necessary to avoid such illegality, be determined by the Administrative Agent without reference to clause (c) of the definition of "Alternate Base Rate"), with respect to Term SOFR Loans, on the last day of the Interest Period therefor, if all affected Lenders may lawfully continue to maintain such Term SOFR Loans to such day, or immediately, if any Lender may not lawfully continue to maintain such Term SOFR Loans to such day and (y) if necessary to avoid such illegality, the Administrative Agent shall during the period of such suspension compute ABR without reference to clause (c) of the definition of "Alternate Base Rate," in each case until the Administrative Agent is advised in writing by each affected Lender that it is no longer illegal for such Lender to determine or charge interest rates based upon the applicable Daily Simple SOFR or Adjusted Daily Simple SOFR or Term SOFR or Adjusted Term SOFR, as applicable. Upon any such prepayment or conversion, the Borrower shall also pay accrued interest on the amount so prepaid or converted.

Section 2.21 Incremental Commitments.

(a) After the Closing Date has occurred, the Borrower may, by written notice to the Administrative Agent from time to time, request Incremental Term Loan Commitments, Incremental Revolving Facility Commitments and/or Incremental L/C Facility Commitments, as applicable, in an amount not to exceed the Incremental Amount available at the time such Incremental Term Loan Commitments, Incremental Revolving Facility Commitments and/or Incremental L/C Facility Commitments are established from one or more Incremental Lenders (which, in each case, may include any existing Lender, but shall be required to be persons which would qualify as assignees of a Lender in accordance with Section 9.04) willing to provide such Incremental Term Loan Commitments, Incremental Revolving Facility Commitments and/or Incremental L/C Facility Commitments, as the case may be, in their sole discretion; provided, that each Incremental Lender shall be subject, to the extent the same would be required for an assignment under Section 9.04, to the approval of the Administrative Agent and the Issuing Banks, as applicable (in each case, which approval shall not be unreasonably withheld, conditioned or delayed). Such notice shall set forth (i) the amount of the Incremental Term Loan Commitments, Incremental Revolving Facility Commitments and/or Incremental L/C Facility Commitments being requested (which shall be in minimum increments of $5,000,000 and a minimum amount of $10,000,000, or equal to the remaining Incremental Amount or, in each case, such lesser amount approved by the Administrative Agent), and (ii) the date on which such Incremental Term Loan Commitments, Incremental Revolving Facility Commitments and/or Incremental L/C Facility Commitments are requested to become effective. Notwithstanding anything herein to the contrary, no Lender shall have any obligation to agree to increase its Commitment, or to provide a Commitment, pursuant to this Section 2.21 and any election to do so shall be in the sole discretion of such Lender.

(b) The Borrower and each Incremental Term Lender, Incremental Revolving Facility Lender and/or Incremental Issuing Bank shall execute and deliver to the Administrative Agent an Incremental Assumption Agreement and such other documentation as the Administrative Agent shall reasonably specify to evidence the Incremental Term Loan Commitment of such Incremental Term Lender, Incremental Revolving Facility Commitment of such Incremental Revolving Facility Lender and/or Incremental L/C Facility Commitment of such Incremental Issuing Bank. Each Incremental Assumption Agreement shall specify the terms of the applicable Incremental Term Loans, Incremental Revolving Facility Commitments and/or Incremental L/C Facility Commitments (including, with respect to the currency applicable to such Incremental Term Loans, Incremental Revolving Facility Commitments and/or Incremental L/C Facility Commitments if not in Dollars); provided, that:

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339441540 v11 -66- (i) the interest rate and fees in connection with any Incremental Commitments shall be determined by the Borrower and the Incremental Lenders in their sole discretion; (ii) any Incremental Term Loans shall rank pari passu in right of payment and, if secured, pari passu or junior in right of security with the Revolving Facility; (iii) any Incremental Revolving Facility Commitments or Incremental L/C Facility Commitments shall constitute an increase to, and have the same terms (other than fees) as, any existing Class of Re- volving Facility Commitments or L/C Facility Commitments, as the case may be, hereunder, (iv) Incremental Term Loans and Incremental Revolving Facility Commitments shall not be secured by any asset of the Borrower or its Restricted Subsidiaries other than the Collateral; (v) any Incremental Term Loans not denominated in Dollars shall be in a currency reasonably acceptable to the Administrative Agent; (vi) there shall be no borrower or guarantor in respect of any Incremental Commit- ments that is not a Loan Party; (vii) Incremental Term Loans shall have maturity no earlier than 91 days after the Maturity Date of the Revolving Facility in effect on the Closing Date; and (viii) Incremental Term Loans, Incremental Revolving Facility Commitments and In- cremental L/C Facility Commitments shall be on terms (other than interest rate and fees) that are substantially the same as, or not materially more restrictive, taken as a whole, than, the terms of the Revolving Facility (or, in the case of Incremental L/C Facility Commitments, the L/C Facility) in effect as on the Closing Date, unless such terms are (A) on then current market terms, (B) offered to the existing Lenders for inclusion for the benefit of the Revolv- ing Facility (or, in the case of Incremental L/C Facility Commitments, the L/C Facility) in effect on the Closing Date, (C) applicable after the latest Maturity Date in effect as of incurrence, or (D) reasonably acceptable to the Ad- ministrative Agent. Each party hereto hereby agrees that, upon the effectiveness of any Incremental Assumption Agreement, this Agree- ment shall be amended to the extent (but only to the extent) necessary or advisable to reflect the existence and terms of the Incremental Term Loan Commitments, Incremental Revolving Facility Commitments and/or Incremental L/C Facility Commitments evidenced thereby as provided for in Section 9.08 and amendments to include other curren- cies as applicable. Any amendment to this Agreement or any other Loan Document that is necessary to effect the provisions of this Section 2.21 and any such collateral and other documentation shall be deemed “Loan Documents” hereunder and may be memorialized in writing by the Administrative Agent with the Borrower’s consent (not to be unreasonably withheld) and furnished to the other parties hereto. (c) Notwithstanding the foregoing, no Incremental Term Loan Commitment, Incremental Revolving Facility Commitment and/or Incremental L/C Facility Commitment shall become effective under this Section 2.21 unless, subject to Section 1.07(a), (i) no Event of Default shall exist; (ii) to the extent required by the Lenders providing the relevant Incremental Facility, the representations and warranties of the Borrower set forth in this Agreement shall be true and correct in all material respects (other than (x) to the extent qualified by materiality or “Material Adverse Effect,” in which case, such representations and warranties shall be true and correct and (y) to the extent that such representations and warranties specifically refer to an earlier date, they shall be true and correct in all material respects as of such earlier date); and (iii) the Administrative Agent shall have received documents and legal opinions consistent with those delivered on the Closing Date as to such matters as are reasonably requested by the Administrative Agent. (d) Upon the effectiveness of any Incremental Assumption Agreement, (x) each Revolving Facility Lender and Issuing Bank as of immediately prior to the effectiveness of such Incremental Assumption Agreement will automatically and without further action be deemed to have assigned to each Incremental Revolving

339441540 v11 -67- Facility Lender and Incremental Issuing Bank providing a portion of the increase to the Revolving Facility Commit- ments and L/C Facility Commitments, and each such Incremental Revolving Facility Lender and Incremental Issu- ing Bank will automatically and without further action be deemed to have assumed, a portion of such Revolving Fa- cility Lender's and Issuing Bank’s participations in Letters of Credit such that, after giving effect to each such deemed assignment and assumption of participations, the percentage of the aggregate outstanding participations hereunder in Letters of Credit held by each Revolving Facility Lender and Issuing Bank shall equal such Revolving Facility Lender's and Issuing Bank’s Revolving Facility Percentage and L/C Facility Percentage (after giving effect to any increase in the Revolving Facility Commitments and L/C Facility Commitments pursuant to this Section 2.21) and (y) the existing Revolving Facility Lenders and Issuing Banks shall assign Revolving Facility Loans and L/C Loans to the other Revolving Facility Lenders and Issuing Banks (including the Incremental Revolving Facility Lenders and Incremental Issuing Banks providing the relevant Incremental Revolving Facility Commitments and Incremental L/C Facility Commitments), and such other Revolving Facility Lenders and Issuing Banks (including the Incremental Revolving Facility Lenders and Incremental Issuing Banks providing the relevant Incremental Re- volving Facility Commitments and Incremental L/C Facility Commitments) shall purchase such Revolving Facility Loans and L/C Loans, in each case to the extent necessary so that all of the Revolving Facility Lenders and Issuing Banks participate in each outstanding Revolving Facility Borrowing of Revolving Facility Loans and L/C Disburse- ment pro rata on the basis of their respective Revolving Facility Commitments and L/C Facility Commitments (after giving effect to any increase in the Revolving Facility Commitments and L/C Facility Commitments pursuant to this Section 2.21); it being understood and agreed that the minimum borrowing, pro rata borrowing and pro rata payment requirements contained elsewhere in this Agreement shall not apply to the transactions effected pursuant to the im- mediately preceding sentence. (e) Each of the parties hereto hereby agrees that the Administrative Agent may take any and all action as may be reasonably necessary to ensure that all Loans in respect of Incremental Commitments that con- stitute the same Class as any existing Class and are fungible for U.S. federal income tax purposes, when originally made, are included in each Borrowing of the applicable Class of outstanding Loans on a pro rata basis. The Bor- rower agrees that Section 2.16 shall apply to any conversion of Term SOFR Loans to ABR Loans reasonably re- quired by the Administrative Agent to effect the foregoing. Section 2.22 Extensions of Loans and Commitments. (a) Notwithstanding anything to the contrary in this Agreement, including Section 2.18(c) (which provisions shall not be applicable to this Section 2.22), pursuant to one or more offers made from time to time by the Borrower to all Lenders of any Class of Commitments on a pro rata basis (based on the aggregate out- standing Commitments under such Facility), and on the same terms to each such Lender (“Pro Rata Extension Of- fers”), the Borrower is hereby permitted to consummate transactions with individual Lenders that agree to such transactions from time to time to extend the maturity date of such Lender’s Loans and/or Commitments of such Class and to otherwise modify the terms of such Lender’s Loans and/or Commitments of such Class pursuant to the terms of the relevant Pro Rata Extension Offer (including changing the interest rate or fees payable in respect of such Lender’s Loans and/or Commitments and/or modifying the amortization schedule in respect of such Lender’s Loans). The reference to “on the same terms” in the preceding sentence shall mean that all of the Commitments of such Facility are offered to be extended for the same amount of time and that the interest rate changes and fees paya- ble with respect to such extension are the same. Any such extension (an “Extension”) agreed to between the Bor- rower and any such Lender (an “Extending Lender”) will be established under this Agreement by implementing an Other Commitment for such Lender if such Lender is extending an existing Commitment (such extended Commit- ment, an “Extended Facility Commitment,” and any Loan made pursuant to such Extended Commitment, an “Ex- tended Loan”). Each Pro Rata Extension Offer shall specify the date on which the Borrower proposes that the pro- posed Extended Facility Commitment shall become effective, which shall be a date not earlier than five (5) Business Days after the date on which notice is delivered to the Administrative Agent (or such shorter period agreed to by the Administrative Agent in its reasonable discretion). Notwithstanding anything herein to the contrary, no Lender shall have any obligation to agree to extend the maturity date of such Lender’s Loans and/or Commitments pursuant to this Section 2.22 and any election to do so shall be in the sole discretion of such Lender. (b) The Borrower and each Extending Lender shall execute and deliver to the Administrative Agent an amendment to this Agreement (an “Extension Amendment”) and such other documentation as the Admin- istrative Agent shall reasonably specify to evidence the Extended Commitments of such Extending Lender. Each

Extension Amendment shall specify the terms of the Extended Commitments; provided, that, except as to interest rates, fees, any other pricing terms and final maturity (which shall be determined by the Borrower and set forth in the Pro Rata Extension Offer), any Extended Commitment shall have (x) the same terms as the existing Class of Commitments from which they are extended or (y) such other terms as shall be reasonably satisfactory to the Administrative Agent, except for any terms which shall not apply until after the then-latest Maturity Date, and, in respect of any other terms that would affect the rights or duties of any Issuing Bank, such terms as shall be reasonably satisfactory to such Issuing Bank. Upon the effectiveness of any Extension Amendment, this Agreement shall be amended to the extent (but only to the extent) necessary or advisable to reflect the existence and terms of the Extended Commitments evidenced thereby as provided for in Section 9.08(e). Any such deemed amendment may be memorialized in writing by the Administrative Agent with the Borrower's consent (not to be unreasonably withheld) and furnished to the other parties hereto. If provided in any Extension Amendment with respect to any Extended Commitments, and with the consent of each Issuing Bank, participations in Letters of Credit shall be reallocated to lenders holding such Extended Commitments in the manner specified in such Extension Amendment, including upon effectiveness of such Extended Commitment or upon or prior to the maturity date for any Class of Commitments.

(c) Upon the effectiveness of any such Extension, the Extending Lender's applicable Commitment will be automatically designated an Extended Commitment. For purposes of this Agreement and the other Loan Documents, such Extending Lender will be deemed to have an Other Commitment having the terms of such Extended Commitment.

(d) Notwithstanding anything to the contrary set forth in this Agreement or any other Loan Document (including this Section 2.22), (i) the incurrence of Extended Commitments will not reduce the Incremental Amount, (ii) no Extended Commitment is required to be in any minimum amount or any minimum increment, (iii) any Extending Lender may extend all or any portion of its Commitments pursuant to one or more Pro Rata Extension Offers (subject to applicable proration in the case of over participation) (including the extension of any Extended Commitment), (iv) there shall be no condition to any Extension of any Loan or Commitment at any time or from time to time other than notice to the Administrative Agent of such Extension and the terms of the Extended Commitment implemented thereby, (v) all Extended Commitments and all obligations in respect thereof shall be Loan Obligations of the relevant Loan Parties under this Agreement and the other Loan Documents that rank equally and ratably in right of security with all other Obligations of the Class being extended, (vi) no Issuing Bank shall be obligated to issue Letters of Credit under such Extended Commitments unless it shall have consented thereto and (vii) there shall be no borrower and no guarantor in respect of any such Extended Commitments that is not a Loan Party.

(e) Each Extension shall be consummated pursuant to procedures set forth in the associated Pro Rata Extension Offer; provided, that the Borrower shall cooperate with the Administrative Agent prior to making any Pro Rata Extension Offer to establish reasonable procedures with respect to mechanical provisions relating to such Extension, including timing, rounding and other adjustments.

Section 2.23 Refinancing Amendments.

(a) Notwithstanding anything to the contrary in this Agreement, including Section 2.18(c) (which provisions shall not be applicable to this Section 2.23), the Borrower may by written notice to the Administrative Agent establish one or more additional Facilities ("Replacement Facilities"; and the Loans provided thereunder, "Replacement Loans") providing for commitments ("Replacement Facility Commitments"), which replace in whole or in part any Class of Commitments under this Agreement. Each such notice shall specify the date (each, a "Replacement Facility Effective Date") on which the Borrower proposes that the Replacement Facility Commitments shall become effective, which shall be a date not less than five (5) Business Days after the date on which such notice is delivered to the Administrative Agent (or such shorter period agreed to by the Administrative Agent in its reasonable discretion); provided that: (i) immediately prior to the establishment of such Replacement Facility Commitments on the Replacement Facility Effective Date, each of the conditions set forth in Section 4.02 shall be satisfied as set forth therein; (ii) after giving effect to the establishment of any Replacement Facility Commitments and any concurrent reduction in the aggregate amount of any Other Commitments, the aggregate amount of Commitments shall not exceed the aggregate amount of the Commitments outstanding immediately prior to the applicable

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339441540 v11 -69- Replacement Facility Effective Date plus amounts used to pay fees, premiums, costs and expenses (including origi- nal issue discount) and accrued interest associated therewith; (iii) no Replacement Facility Commitments shall have a final maturity date (or require commitment reductions or amortizations) prior to the Maturity Date for the Commit- ments being replaced; (iv) all other terms applicable to such Replacement Facility (other than provisions relating to (x) fees, interest rates and other pricing terms and prepayment and commitment reduction and optional redemption terms which shall be as agreed between the Borrower and the Lenders providing such Replacement Facility Com- mitments and (y) the amount of any letter of credit sublimit (if applicable) under such Replacement Facility, which shall be as agreed between the Borrower, the Lenders providing such Replacement Facility Commitments, the Ad- ministrative Agent and the replacement issuing bank, if any, under such Replacement Facility) taken as a whole shall (as determined by the Borrower in good faith) be substantially similar to, or no more restrictive to the Bor- rower and its Restricted Subsidiaries than, those, taken as a whole, applicable to the Commitments so replaced (ex- cept to the extent such other terms apply solely to any period after the latest Maturity Date in effect at the time of incurrence, or the Borrower elects to add such more restrictive terms for the benefit of the other Facilities, or are otherwise reasonably acceptable to the Administrative Agent); (v) there shall be no borrower and no guarantors in respect of such Replacement Facility that is not a Loan Party; and (vi) Replacement Facility Commitments and ex- tensions of credit thereunder shall not be secured by any asset of the Borrower and its Restricted Subsidiaries other than the Collateral. Solely to the extent that an Issuing Bank is not a replacement issuing bank under a Replacement Facility, it is understood and agreed that such Issuing Bank shall not be required to issue any letters of credit under such Replacement Facility and, to the extent it is necessary for such Issuing Bank to withdraw as an Issuing Bank at the time of the establishment of such Replacement Facility, such withdrawal shall be on terms and conditions rea- sonably satisfactory to such Issuing Bank in its sole discretion. The Borrower agrees to reimburse each Issuing Bank in full upon demand for any reasonable and documented out-of-pocket cost or expense attributable to such with- drawal. (b) The Borrower may approach any Lender or any other person that would be an Eligible Transferee of a Commitment pursuant to Section 9.04 to provide all or a portion of the Replacement Facility Com- mitments; provided, that any Lender offered or approached to provide all or a portion of the Replacement Facility Commitments may elect or decline, in its sole discretion, to provide a Replacement Facility Commitment. Any Re- placement Facility Commitment made on any Replacement Facility Effective Date shall be designated an additional Class of Revolving Facility Commitments for all purposes of this Agreement; provided, that any Replacement Facil- ity Commitments may, to the extent provided in the applicable Refinancing Amendment, be designated as an in- crease in any previously established Class of Revolving Facility Commitments. (c) The Borrower and each Lender providing the applicable Replacement Facility Commit- ments (as applicable) shall execute and deliver to the Administrative Agent an amendment to this Agreement (a “Re- financing Amendment”) and such other documentation as the Administrative Agent shall reasonably specify to evi- dence such Replacement Facility Commitments (as applicable). For purposes of this Agreement and the other Loan Documents, if a Lender is providing a Replacement Facility Commitment, such Lender will be deemed to have an Other Commitment having the terms of such Replacement Facility Commitment. Notwithstanding anything to the contrary set forth in this Agreement or any other Loan Document (including this Section 2.23), (i) the incurrence of Replacement Facility Commitments will not reduce the Incremental Amount, (ii) no Replacement Facility Commit- ment is required to be in any minimum amount or any minimum increment and (iii) there shall be no condition to any incurrence of any Replacement Facility Commitment at any time or from time to time other than those set forth in clause (a) or (c) above, as applicable. Section 2.24 Defaulting Lender. (a) Defaulting Lender Adjustments. Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then, until such time as such Lender is no longer a De- faulting Lender, to the extent permitted by applicable Requirements of Law: (i) Waivers and Amendments. Such Defaulting Lender’s right to approve or disap- prove any amendment, waiver or consent with respect to this Agreement shall be restricted as set forth in the defini- tion of “Required Lenders” and “Required Class Lenders” and Section 9.08.

339441540 v11 -70- (ii) Defaulting Lender Waterfall. Any payment of principal, interest, fees or other amounts received by the Administrative Agent for the account of such Defaulting Lender (whether voluntary or mandatory, at maturity, following an Event of Default or otherwise) or received by the Administrative Agent from a Defaulting Lender pursuant to Section 9.06 shall be applied at such time or times as may be determined by the Ad- ministrative Agent as follows: first, to the payment of any amounts owing by such Defaulting Lender to the Admin- istrative Agent hereunder, second, to the payment on a pro rata basis of any amounts owing by such Defaulting Lender to any Issuing Bank hereunder, third, to Cash Collateralize the Issuing Banks’ Fronting Exposure with re- spect to such Defaulting Lender in accordance with Section 2.05(j), fourth, as the Borrower may request (so long as no Default or Event of Default exists), to the funding of any Loan in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent, fifth, if so determined by the Administrative Agent and the Borrower, to be held in a deposit account and released pro rata in order to (x) satisfy such Defaulting Lender’s potential future funding obligations with respect to Loans under this Agreement and (y) Cash Collateralize the Issuing Banks’ future Fronting Exposure with respect to such Defaulting Lender with respect to future Letters of Credit issued under this Agreement, in accordance with Section 2.05(j), sixth, to the payment of any amounts owing to the Lenders or the Issuing Banks as a result of any judgment of a court of competent jurisdiction obtained by any Lender or Issuing Bank against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement, seventh, so long as no Default or Event of Default exists, to the payment of any amounts owing to the Borrower as a result of any judgment of a court of com- petent jurisdiction obtained by the Borrower against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement, and eighth, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction. Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender or to post Cash Collateral pursuant to this Section 2.24 shall be deemed paid to and redirected by such Defaulting Lender, and each Lender irrevocably consents hereto. (iii) Certain Fees. (A) No Defaulting Lender shall be entitled to receive any Commit- ment Fee for any period during which that Lender is a Defaulting Lender (and the Borrower shall not be required to pay any such fee that otherwise would have been paid to that Defaulting Lender). (B) Each Defaulting Lender shall be entitled to receive L/C Partic- ipation Fees for any period during which that Lender is a Defaulting Lender only to the extent allocable to its pro rata share of the stated amount of Letters of Credit for which it has provided Cash Collateral. (C) With respect to any L/C Participation Fee not required to be paid to any Defaulting Lender pursuant to clause (B) above, the Borrower shall (x) pay to each Non-Defaulting Lender that portion of any such fee otherwise payable to such Defaulting Lender with respect to such Defaulting Lender’s participation in Letters of Credit that has been reallocated to such Non-Defaulting Lender pursuant to clause (iv) below, (y) pay to each Issuing Bank the amount of any such fee otherwise payable to such Defaulting Lender to the extent allocable to such Issuing Bank’s Fronting Exposure to such Defaulting Lender, and (z) not be required to pay the remaining amount of any such fee. (iv) Reallocation of Participations to Reduce Fronting Exposure. All or any part of such Defaulting Lender’s participation in Letters of Credit shall be reallocated among the Non-Defaulting Lenders that are Issuing Banks in accordance with their respective pro rata L/C Facility Commitments (calculated without regard to such Defaulting Lender’s L/C Facility Commitment) but only to the extent that (x) the conditions set forth in Section 4.02 are satisfied at the time of such reallocation (and, unless the Borrower has otherwise notified the Ad- ministrative Agent at such time, the Borrower shall be deemed to have represented and warranted that such condi- tions are satisfied at such time), and (y) such reallocation does not cause the aggregate L/C Exposure of any Non- Defaulting Lender that is an Issuing Banks to exceed such Non-Defaulting Lender’s L/C Facility Commitment. No reallocation hereunder shall constitute a waiver or release of any claim of any party hereunder against a Defaulting Lender arising from that Lender having become a Defaulting Lender, including any claim of a Non-Defaulting Lender as a result of such Non-Defaulting Lender’s increased exposure following such reallocation.

339441540 v11 -71- (v) Cash Collateral. If the reallocation described in clause (iv) above cannot, or can only partially, be effected, the Borrower shall, without prejudice to any right or remedy available to it hereunder or under law, within three (3) Business Days following the written request of (i) the Administrative Agent or (ii) any Issuing Bank, as applicable (with a copy to the Administrative Agent), Cash Collateralize the Issuing Banks’ Front- ing Exposure in accordance with the procedures set forth in Section 2.05(j). (b) Defaulting Lender Cure. If the Borrower, the Administrative Agent and each Issuing Bank agree in writing that a Lender is no longer a Defaulting Lender, the Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein (which may include arrangements with respect to any Cash Collateral), that Lender will, to the extent appli- cable, purchase at par (together with any break funding costs incurred by the non-Defaulting Lenders as a result of such purchase) that portion of outstanding Revolving Facility Loans of the other Lenders or take such other actions as the Administrative Agent may determine to be necessary to cause the Revolving Facility Loans to be held pro rata by the Lenders in accordance with their Revolving Facility Commitments and funded and unfunded participations in Letters of Credit to be held pro rata by the Lenders in accordance with their L/C Facility Commitments (without giv- ing effect to Section 2.24(a)(iv)), whereupon such Lender will cease to be a Defaulting Lender; provided, that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Bor- rower while that Lender was a Defaulting Lender; provided, further, that all amendments, waivers or other modifica- tions effected without its consent in accordance with the provisions of Section 9.08 and this Section 2.24 during such period shall be binding on it; and provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender. (c) New Letters of Credit. So long as any Lender is a Defaulting Lender, the Issuing Banks shall not be required to issue, extend, renew or increase any Letter of Credit unless it is satisfied that it will have no Fronting Exposure after giving effect thereto. ARTICLE III REPRESENTATIONS AND WARRANTIES On (i) the Closing Date and (ii) the date of each Credit Event (other than the Closing Date), as provided in Section 4.02, the Borrower represents and warrants to the Lenders that: Section 3.01 Organization; Powers. The Borrower and each of the Restricted Subsidiaries which is a Loan Party or a Restricted Subsidiary that is a Material Subsidiary (a) is a partnership, limited liability company, corporation or other entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization (to the extent that each such concept exists in such jurisdiction), (b) has all requisite power and au- thority to own its property and assets and to carry on its business as now conducted, (c) is qualified to do business in each jurisdiction where such qualification is required, except in the case of clause (a) (other than with respect to the Borrower), clause (b) (other than with respect to the Borrower), and clause (c), where the failure so to be or have, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect, and (d) has the power and authority to execute, deliver and perform its obligations under each of the Loan Documents and each other agreement or instrument contemplated thereby to which it is or will be a party and, in the case of the Borrower, to borrow and otherwise obtain credit hereunder. Section 3.02 Authorization. The execution, delivery and performance by the Borrower and each of the Guarantors of each of the Loan Documents to which it is a party and the borrowings and other extensions of credit hereunder (a) have been duly authorized by all corporate, stockholder, partnership, limited liability company or other organizational action required to be obtained by the Borrower and such Guarantors and (b) will not (i) violate (A) any provision of law, statute, rule or regulation applicable to the Borrower or any such Guarantor, (B) the certif- icate or articles of incorporation or other constitutive documents (including any partnership, limited liability com- pany or operating agreements) or by-laws of the Borrower or any such Guarantor, (C) any applicable order of any court or any law, rule, regulation or order of any Governmental Authority applicable to the Borrower or any such Guarantor or (D) any provision of any indenture, certificate of designation for preferred stock, agreement or other instrument to which the Borrower or any such Guarantor is a party or by which any of them or any of their property

339441540 v11 -72- is or may be bound, (ii) result in a breach of or constitute (alone or with due notice or lapse of time or both) a default under, give rise to a right of or result in any cancellation or acceleration of any right or obligation (including any payment) under any such indenture, certificate of designation for preferred stock, agreement or other instrument, where any such conflict, violation, breach or default referred to in clause (i) or (ii) of this Section 3.02, would rea- sonably be expected to have, individually or in the aggregate, a Material Adverse Effect, or (iii) result in the creation or imposition of any Lien upon or with respect to any property or assets now owned or hereafter acquired by the Borrower or any such Guarantor, other than the Liens created by the Loan Documents and Permitted Liens. Section 3.03 Enforceability. This Agreement has been duly executed and delivered by the Borrower and constitutes, and each other Loan Document when executed and delivered by the Borrower and each Guarantor that is party thereto will constitute, a legal, valid and binding obligation of such Loan Party enforceable against the Borrower and each such Guarantor in accordance with its terms, subject to (a) the effects of bankruptcy, insolvency, moratorium, reorganization, fraudulent conveyance or other similar laws affecting creditors’ rights generally, (b) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law), (c) implied covenants of good faith and fair dealing, and (d) the need for filing and registrations necessary to perfect the Liens on the Collateral granted by the Loan Parties in favor of the Collateral Agent. Section 3.04 Governmental Approvals. No action, consent or approval of, registration or filing with or any other action by any Governmental Authority is or will be required for the execution, delivery or performance of each Loan Document to which the Borrower or any Guarantor is a party, except for (a) the filing of Uniform Com- mercial Code financing statements, (b) fillings with the United States Patent and Trademark Office and the United States Copyright Office and comparable offices in foreign jurisdictions and equivalent filings in foreign jurisdic- tions, (c) such as have been made or obtained and are in full force and effect, (d) such actions, consents and approv- als the failure of which to be obtained or made would not reasonably be expected to have a Material Adverse Effect and (e) filing or other actions listed on Schedule Section 3.04 and any other filings or registrations required to per- fect Liens created by the Security Documents. Section 3.05 Financial Statements. The Financial Statements were prepared in all material respects in accordance with GAAP applied on a consistent basis throughout the periods covered thereby, except for the absence of notes and for normal year-end adjustments and except as otherwise noted therein. Section 3.06 No Material Adverse Effect. Since December 31, 2025, there has been no Material Ad- verse Effect. Section 3.07 Title to Properties; Possession under Leases. Each of the Borrower and its Restricted Subsidiaries has valid title in fee simple or equivalent to, or valid leasehold interests in, or easements or other lim- ited property interests in, all its Real Properties and has valid title to its personal property and assets, in each case, free and clear of Liens, other than Permitted Liens or Liens arising by operation of law and except for defects in title or leasehold interests that do not materially interfere with its ability to conduct its business as currently conducted or to utilize such properties and assets for their intended purposes and except where the failure to have such title or valid leasehold interest would not reasonably be expected to have, individually or in the aggregate, a Material Ad- verse Effect. Section 3.08 [Reserved]. Section 3.09 Litigation; Compliance with Laws. (a) There are no actions, suits, proceedings or investigations at law or in equity or by or on behalf of any Governmental Authority or in arbitration now pending, or, to the knowledge of the Borrower, threat- ened in writing against the Borrower or any of its Restricted Subsidiaries or any business, property or rights of any such person that in the good faith determination of the Borrower would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, except for any action, suit or proceeding at law or in equity or by, before or on behalf of any Governmental Authority or in arbitration disclosed on Schedule Section 3.09 hereto.

339441540 v11 -73- (b) None of the Borrower, its Restricted Subsidiaries or their respective properties or assets is in violation of (nor will the continued operation of their material properties and assets as currently conducted vio- late) any law, rule or regulation (including the Outbound Investment Rules, any zoning, building, ordinance, code or approval or any building permit, but excluding any Environmental Laws, which are the subject of Section 3.16) or any restriction of record or indenture, agreement or instrument affecting any Real Property, or is in default with re- spect to any judgment, writ, injunction or decree of any Governmental Authority, where such violation or default would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. (c) As of the Closing Date, the Borrower is not a “covered foreign person” as that term is used in the Outbound Investment Rules. Section 3.10 Federal Reserve Regulations. No part of the proceeds of any Loans will be used by the Borrower and its Restricted Subsidiaries in any manner that would result in a violation of Regulation T, Regulation U or Regulation X. Section 3.11 Investment Company Act. None of the Borrower or any of the other Loan Parties is re- quired to be registered as an “investment company” within the meaning of the Investment Company Act of 1940, as amended. Section 3.12 Use of Proceeds. The Borrower will use the proceeds of the Loans, and may request the issuance of Letters of Credit, for general corporate purposes and working capital, including, without limitation, providing credit support for specified project obligations under utility agreements, Investments, Permitted Acquisi- tions, and capital expenditures and any other purpose not prohibited by this Agreement. Section 3.13 Tax Returns. Except as would not, individually or in the aggregate, reasonably be ex- pected to result in a Material Adverse Effect, (a) the Borrower and each of its Restricted Subsidiaries has filed or caused to be filed all federal, state, local and non-U.S. Tax returns required to have been filed by it and each such Tax return is true and correct and (b) the Borrower and each of its Restricted Subsidiaries has timely paid or caused to be timely paid all Taxes that have become due and payable by it (including in its capacity as withholding agent), except Taxes or assessments which are being contested in good faith by appropriate proceedings and for which the Borrower or any of its Restricted Subsidiaries (as the case may be) has set aside on its books adequate reserves in accordance with GAAP. Section 3.14 No Material Misstatements. (a) As of the Closing Date, all written information other than the Projections, forecasts, other forward looking information, budgets, estimates and information of a general economic or industry specific nature (the “Information”) that has been made available to any Lender or the Administrative Agent in connection with the transactions contemplated hereby by the Borrower or, at the Borrower’s direction, any of its representatives does not or will not, when furnished, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained therein, taken as a whole, not materially misleading in light of the circum- stances under which such statements are made (after giving effect to all supplements and updates thereto, and when taken together with the Borrower’s public filings with the SEC). (b) As of the Closing Date, the Projections and other forward-looking information that have been made available to any Lender or the Administrative Agent by the Borrower or, at the Borrower’s direction, any of its representatives have been based upon assumptions and estimates developed by the Borrower or its representa- tives in good faith and believed by the Borrower or such representatives to be reasonable at the time made and deliv- ered to us (it being recognized by the Lenders and Administrative Agent that whether or not such Projections or for- ward looking information will be achieved will depend upon future events, some of which are not within the Bor- rower’s control and accordingly, that actual results may vary from the Projections and such variations may be mate- rial and that the Projections should not be regarded as a representation by you that the projected results will be achieved). Section 3.15 Employee Benefit Plans.

339441540 v11 -74- (a) Except as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect, each Plan is in compliance with the applicable provisions of ERISA, the Code and other federal or state laws. (b) Except as would not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect, (i) no ERISA Event has occurred during the five year period prior to the date on which this representation is made or deemed made or is reasonably expected to occur and (ii) none of the Borrower, any of its Restricted Subsidiaries or any ERISA Affiliate has engaged in a transaction that would be subject to Section 4069 or 4212(c) of ERISA. Section 3.16 Environmental Matters. Except with respect to any matter that, individually or in the ag- gregate, would not reasonably be expected to result in a Material Adverse Effect, neither the Borrower nor any Re- stricted Subsidiary (i) has failed to comply with any Environmental Law or to obtain, maintain or comply with any permit, license or other approval required under any Environmental Law, (ii) has become subject to, or knows of any basis for, any Environmental Liability, or (iii) has received written notice of any claim with respect to any Environ- mental Liability. Section 3.17 Security Documents. (a) Each Security Document is effective to create in favor of the Collateral Agent (for the benefit of the Secured Parties) a legal, valid and enforceable first-priority (other than Permitted Liens) security inter- est in the Collateral described therein and proceeds thereof. As of the Closing Date, in the case of the Pledged Col- lateral described in the Collateral Agreement, when certificates or promissory notes, as applicable, representing such Pledged Collateral and required to be delivered under the applicable Security Document are delivered to the Collat- eral Agent, and in the case of the other Collateral described in the Collateral Agreement (other than the Intellectual Property included in such Collateral), when financing statements and other filings specified in the Perfection Certifi- cate are filed in the offices specified in the Perfection Certificate, the Collateral Agent (for the benefit of the Secured Parties) shall have a fully perfected Lien (subject to all Permitted Liens) on, and security interest in, all right, title and interest of the Loan Parties in such Collateral and, subject to Section 9-315 of the New York Uniform Commer- cial Code, the proceeds thereof, as security for the Obligations to the extent perfection can be obtained by filing Uni- form Commercial Code financing statements or (to the extent possession is required by the Security Documents) possession, in each case prior and superior in right to the Lien of any other person (except Permitted Liens). (b) When the Collateral Agreement or an ancillary document thereunder is properly filed and recorded in the United States Patent and Trademark Office and the United States Copyright Office, and, with respect to Collateral in which a security interest cannot be perfected by such filings, upon the proper filing of the financing statements referred to in clause (a) above, the Collateral Agent (for the benefit of the Secured Parties) shall have a fully perfected Lien on, and security interest in, all right, title and interest of the Borrower thereunder in the United States Intellectual Property included in the Collateral listed in such ancillary document, in each case prior and supe- rior in right to the Lien of any other person, except for Permitted Liens (it being understood that subsequent record- ings in the United States Patent and Trademark Office and the United States Copyright Office may be necessary to perfect a Lien on registered trademarks and patents, trademark and patent applications and registered copyrights ac- quired or licensed by the Borrower after the Closing Date). (c) Notwithstanding anything herein (including this Section 3.17) or in any other Loan Docu- ment to the contrary, neither the Borrower nor any other Loan Party makes any representation or warranty as to the effects of perfection or non-perfection, the priority or the enforceability of any pledge of or security interest in any Equity Interests of any Foreign Subsidiary, or as to the rights and remedies of the Agents or any Lender with respect thereto, under foreign law. Section 3.18 Solvency. On the Closing Date, (i) the fair value of the assets of the Borrower and its Re- stricted Subsidiaries on a consolidated basis, exceeds, on a consolidated basis, their debts and liabilities, subordi- nated, contingent or otherwise; (ii) the present fair saleable value of the property of the Borrower and its Restricted Subsidiaries, on a consolidated basis, is greater than the amount that will be required to pay the probable liability, on a consolidated basis, of their debts and other liabilities, subordinated, contingent or otherwise, as such debts and other liabilities become absolute and matured; (iii) the Borrower and its Restricted Subsidiaries, on a consolidated

339441540 v11 -75- basis, are able to pay their debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured; and (iv) the Borrower and its Restricted Subsidiaries, on a consolidated basis, are not engaged in, and are not about to engage in, business for which they have unreasonably small capital. For purposes of the foregoing, the amount of any contingent liability at any time shall be computed as the amount that would reason- ably be expected to become an actual and matured liability as of such time. Section 3.19 Labor Matters. Except as, individually or in the aggregate, would not reasonably be ex- pected to have a Material Adverse Effect: (a) there are no strikes or other labor disputes pending or threatened against the Borrower or any of the Restricted Subsidiaries; (b) the hours worked and payments made to employees of the Borrower and the Restricted Subsidiaries have not been in violation of the Fair Labor Standards Act or any other applicable Requirement of Law dealing with such matters; and (c) all payments due from the Borrower or any of the Restricted Subsidiaries or for which any claim may be made against the Borrower or any of the Restricted Subsidiaries on account of wages and employee health and welfare insurance and other benefits have been paid or accrued as a liability on the books of the Borrower or such Restricted Subsidiary to the extent required by GAAP. Section 3.20 [Reserved]. Section 3.21 Intellectual Property; Licenses, Etc. As of the Closing Date, except as would not reasona- bly be expected to have a Material Adverse Effect or as set forth in Schedule Section 3.21, (a) the Borrower and each of its Restricted Subsidiaries owns, or possesses the right to use, all Intellectual Property reasonably necessary in the operation of their respective businesses as currently conducted; provided that the foregoing is not, and shall not be construed as, a representation or warranty regarding non-infringement, misappropriation or other violation of intellectual property (which, for the avoidance of doubt, is subject to clause (b) of this Section 3.21) and (b) to the knowledge of the Borrower, the Borrower and its Restricted Subsidiaries are not infringing upon the intellectual property rights of any person. Section 3.22 USA PATRIOT Act. The Borrower and each of its Restricted Subsidiaries is in compli- ance with the USA PATRIOT Act in all material respects. Section 3.23 Anti-Corruption Laws and Sanctions. The Borrower has implemented and maintains in effect policies and procedures designed to ensure compliance by the Borrower, its Subsidiaries and their respective directors, officers and employees with applicable Anti-Corruption Laws and applicable Sanctions, and the Borrower, its Subsidiaries and their respective officers and directors and, to the knowledge of the Borrower, its employees, agents, advisors and Affiliates are in compliance with Anti-Corruption Laws and applicable Sanctions in all material respects. None of the Borrower, any Subsidiary, any of their respective directors or officers or employees or to the knowledge of the Borrower, any agent, advisor or Affiliate of the Borrower or any Subsidiary that will act in any capacity in connection with or benefit from the credit facility established hereby, is a Sanctioned Person. No Bor- rowing or Letter of Credit, use of proceeds or other transaction contemplated by this Agreement will violate any Anti-Corruption Law or applicable Sanctions. Section 3.24 Outbound Investment Rules. Neither the Borrower nor any of its Subsidiaries is a “cov- ered foreign person” as that term is used in the Outbound Investment Rules, nor currently has any intention to be- come a “covered foreign person.” ARTICLE IV CONDITIONS OF LENDING Section 4.01 Closing Date. The effectiveness of the Commitments hereunder and the obligations of each Lender and each Issuing Bank, with respect to each Credit Event on the Closing Date, are subject only to the satisfaction (or waiver in accordance with Section 9.08) of the following conditions: (a) The Administrative Agent shall have received from each of the Borrower, the Issuing Banks and the Lenders a counterpart of this Agreement and the Guarantee Agreement signed on behalf of each Guarantor as of the Closing Date.

339441540 v11 -76- (b) To the extent required to be satisfied on the Closing Date, the Collateral and Guarantee Requirement shall be satisfied (or waived in accordance with Section 9.08) as of the Closing Date. (c) The Administrative Agent shall have received a certificate of a Responsible Officer of the Borrower stating that (i) the representations and warranties set forth in Article III hereto are true and correct in all material respects as of the Closing Date as though made on and as of such date, except to the extent such representa- tions and warranties expressly relate to an earlier date (in which case such representations and warranties shall be true and correct in all material respects as of such earlier date); provided that any representation and warranty that is qualified as to “materiality,” “Material Adverse Effect” or similar language shall be true and correct (after giving effect to any qualification therein) in all respects on such respective dates and (ii) no Default or Event of Default shall have occurred and be continuing on such date or after giving effect to the consummation of the Transactions on the Closing Date. (d) The Administrative Agent shall have received, on behalf of themselves, the Lenders and each Issuing Bank, a written opinion of Cooley LLP, as counsel for the Loan Parties, (A) dated the Closing Date, (B) addressed to the Administrative Agent and the Lenders and Issuing Banks on the Closing Date and (C) in form and substance reasonably satisfactory to the Administrative Agent and covering such customary matters relating to the Loan Documents as the Administrative Agent shall reasonably request. (e) The Administrative Agent shall have received a certificate of the Secretary or Assistant Secretary or similar officer of each Loan Party dated the Closing Date and certifying: (i) that attached thereto is a true and complete copy of the certificate or articles of incorporation, certificate of limited partnership, certificate of formation or other equivalent constituent and govern- ing documents, of such Loan Party, certified as of a recent date by the Secretary of State (or other similar official or Governmental Authority) of the jurisdiction of its organization or by the Secretary or Assistant Secretary or similar officer of such Loan Party or other person duly authorized by the constituent documents of such Loan Party, (ii) that attached thereto is a true and complete copy of a certificate as to the good standing of such Loan Party (to the extent that such concept exists in such jurisdiction) as of a recent date from such Secretary of State (or other similar official or Governmental Authority), (iii) that attached thereto is a true and complete copy of the by-laws (or partnership agreement, limited liability company agreement or other equivalent constituent and governing documents) of such Loan Party as in effect on the Closing Date and at all times since a date prior to the date of the resolutions described in the following clause (iv), (iv) that attached thereto is a true and complete copy of resolutions duly adopted by the Board of Directors (or equivalent governing body) of such Loan Party (or its managing general partner or man- aging member), authorizing the execution, delivery and performance of the Loan Documents to which such person is a party and that such resolutions have not been modified, rescinded or amended and are in full force and effect on the Closing Date, and (v) as to the incumbency and specimen signature of each officer or authorized sig- natory executing any Loan Document or any other document delivered in connection herewith on behalf of such Loan Party. (f) The Administrative Agent shall have received a completed Perfection Certificate, dated the Closing Date and signed by a Responsible Officer of the Borrower, together with all attachments contemplated thereby, and the results of a customary search of the Uniform Commercial Code (or equivalent), tax and judgment, United States Patent and Trademark Office and United States Copyright Office filings made with respect to the Loan Parties in the jurisdictions contemplated by the Perfection Certificate and copies of the financing statements (or sim- ilar documents) disclosed by such search, in each case, as reasonably satisfactory to the Administrative Agent. The Administrative Agent hereby acknowledges that it has received and is reasonably satisfied with all such search re- sults and financing statements (or similar documents).

339441540 v11 -77- (g) The Administrative Agent and Lenders shall have received, at least three (3) Business Days prior to the Closing Date, all documentation and other information with respect to the Loan Parties that is rea- sonably requested by any Lender to comply with applicable “know your customer” and anti-money laundering rules and regulations, including without limitation the USA PATRIOT Act to the extent requested in writing at least ten (10) days prior to the Closing Date. No later than three (3) Business Days prior to the Closing Date, if the Borrower qualifies as a “legal entity customer” under the Beneficial Ownership Regulation, then the Borrower shall have de- livered to the Administrative Agent and the Lenders a certification regarding individual beneficial ownership in rela- tion to the Borrower to the extent required by the Beneficial Ownership Regulation. (h) The Administrative Agent shall have received all fees payable thereto or to any Lender on or prior to the Closing Date and, to the extent invoiced at least three (3) Business Days prior to the Closing Date, reimbursement or payment of all reasonable and documented out-of-pocket expenses (including reasonable fees, charges and disbursements of Cahill Gordon & Reindel LLP) required to be reimbursed or paid by the Loan Parties hereunder under the Fee Letter or under any Loan Document on or prior to the Closing Date. (i) The Administrative Agent shall have received a solvency certificate signed by the chief financial officer, chief accounting officer or other officer with equivalent duties of the Borrower confirming the sol- vency of the Borrower and its Subsidiaries on a consolidated basis as of the Closing Date after giving effect to the Transactions on the Closing Date. Section 4.02 Subsequent Credit Events. Each Credit Event after the Closing Date is subject to the sat- isfaction (or waiver in accordance with Section 9.08) of the following conditions precedent on the date of such Credit Event: (a) the Administrative Agent shall have received, in the case of a Borrowing, a Borrowing Request as required by Section 2.03 (or a Borrowing Request shall have been deemed given) or, in the case of the issuance of a Letter of Credit, the applicable Issuing Bank and the Administrative Agent shall have received a notice requesting the issuance of such Letter of Credit as required by Section 2.05(b); (b) the representations and warranties of the Borrower and each other Loan Party contained in Article III or any other Loan Document shall be true and correct in all material respects on and as of the date of such Credit Event; provided, that, to the extent that such representations and warranties specifically refer to an ear- lier date, they shall be true and correct in all material respects as of such earlier date; provided, further, that any rep- resentation and warranty that is qualified as to “materiality,” “Material Adverse Effect” or similar language shall be true and correct (after giving effect to any qualification therein) in all respects on such respective dates; (c) at the time of and immediately after such Credit Event (other than an amendment, exten- sion or renewal of a Letter of Credit without any increase in the stated amount of such Letter of Credit), as applica- ble, no Event of Default or Default shall have occurred and be continuing; and (d) the Borrower shall have a Market Capitalization of not less than $3,000,000,000 as of market close on the trading day immediately preceding the date of such Credit Event. Section 4.03 Determinations under Section 4.01. For purposes of determining compliance with the conditions specified in Section 4.01, each Lender shall be deemed to have consented to, approved or accepted or to be satisfied with each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to the Administrative Agent or the Lenders unless an officer of the Administrative Agent responsible for the transactions contemplated by this Agreement shall have received written notice from such Lender prior to the Closing Date, specifying its objection thereto in reasonable detail. The Administrative Agent shall promptly notify the Lenders and the Borrower in writing of the occurrence of the Closing Date and such notification shall be conclu- sive and binding. ARTICLE V AFFIRMATIVE COVENANTS

339441540 v11 -78- The Borrower covenants and agrees with each Lender that from and after the Closing Date until the Termi- nation Date, unless the Required Lenders shall otherwise consent in writing, the Borrower will, and will cause each of the Restricted Subsidiaries to: Section 5.01 Existence; Business and Properties. (a) Do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence, except (i) in the case of a Restricted Subsidiary of the Borrower, where the failure to do so would not reasonably be expected to have a Material Adverse Effect, (ii) as otherwise permitted under Section 6.05, and (iii) for the liquidation or dissolution of Restricted Subsidiaries if the assets of such Restricted Subsidiaries to the extent they exceed estimated liabilities are acquired by the Borrower or a Restricted Subsidiary of the Borrower in such liquidation or dissolution in accordance with their owned Equity Interests. (b) Except where the failure to do so would not reasonably be expected to have a Material Adverse Effect, do or cause to be done all things necessary to (i) lawfully obtain, preserve, renew, extend and keep in full force and effect the permits, franchises, authorizations, licenses and rights (including rights in material Intel- lectual Property) with respect thereto used in the conduct of its business, and (ii) at all times maintain, protect and preserve all property necessary to the normal conduct of its business and keep such property in good repair, working order and condition (ordinary wear and tear excepted), from time to time make, or cause to be made, all needful and proper repairs, renewals, additions, improvements and replacements thereto necessary in order that the business car- ried on in connection therewith, if any, may be properly conducted at all times (in each case except as permitted by this Agreement). Section 5.02 Insurance. (a) Maintain, with insurance companies that the Borrower believes (in the good faith judg- ment of the management of the Borrower) are financially sound and reputable, insurance (subject to customary de- ductibles and retentions and after giving effect to any self-insurance which the Borrower believes (in the good faith judgment of management of the Borrower) is reasonable and prudent in light of the size and nature of its business) (i) in such amounts and against such risks as are customarily maintained by similarly situated companies engaged in the same or similar businesses operating in the same or similar locations or (ii) in such amounts and against at least such risks (and with such risk retentions) as the Borrower believes (in the good faith judgment of the management of the Loan Parties) are reasonable and prudent in light of the size and nature of its business, and within sixty (60) days after the Closing Date (or such later date as the Collateral Agent may agree in its reasonable discretion), cause the Collateral Agent to be listed as a co-loss payee on property and casualty policies with respect to tangible personal property and assets constituting Collateral located in the United States of America to be listed as an additional in- sured on all general liability policies of the Borrower. (b) In connection with the covenants set forth in this Section 5.02, it is understood and agreed that: (i) the Administrative Agent, the Collateral Agent, the Lenders, the Issuing Banks and their respective agents or employees shall not be liable for any loss or damage insured by the insurance policies required to be maintained under this Section 5.02, it being understood that (A) the Loan Parties shall look solely to their insurance companies or any other parties other than the aforesaid parties for the recovery of such loss or dam- age and (B) such insurance companies shall have no rights of subrogation against the Administrative Agent, the Col- lateral Agent, the Lenders, any Issuing Bank or their agents or employees. If, however, the insurance policies, as a matter of the internal policy of such insurer, do not provide waiver of subrogation rights against such parties, as re- quired above, then the Borrower, on behalf of itself and behalf of each of its Restricted Subsidiaries, hereby agrees, to the extent permitted by law, to waive, and further agrees to cause each of its Restricted Subsidiaries to waive, its right of recovery, if any, against the Administrative Agent, the Collateral Agent, the Lenders, any Issuing Bank and their agents and employees; (ii) the designation of any form, type or amount of insurance coverage by the Collat- eral Agent (including acting in the capacity as the Collateral Agent) under this Section 5.02 shall in no event be deemed a representation, warranty or advice by the Collateral Agent or the Lenders that such insurance is adequate

339441540 v11 -79- for the purposes of the business of the Borrower and its Restricted Subsidiaries or the protection of their properties; and (iii) the amount and type of insurance that the Borrower and its Restricted Subsidiar- ies has in effect as of the Closing Date and the certificates listing the Collateral Agent as a co-loss payee or the Ad- ministrative Agent as additional insured, as the case may be, satisfy the requirements of this Section 5.02. Section 5.03 Taxes. Pay its obligations in respect of all Taxes (including in its capacity as a withhold- ing agent), before the same shall become delinquent or in default, except where (i) the amount or validity thereof is being contested in good faith by appropriate proceedings and the Borrower or a Restricted Subsidiary thereof has set aside on its books reserves therefor in accordance with GAAP (to the extent required by GAAP) or (ii) the failure to timely make payment would not reasonably be expected, individually or in the aggregate, to result in a Material Ad- verse Effect. Section 5.04 Financial Statements, Reports, Etc.. Furnish to the Administrative Agent (which will promptly furnish such information to the Lenders): (a) within 75 days after the end of each fiscal year (commencing with the fiscal year ending December 31, 2026), a consolidated balance sheet of the Borrower as at the end of such fiscal year and related con- solidated statements of operations, changes in stockholders’ equity and cash flows of the Borrower for such fiscal year and related notes thereto, and solely to the extent that financial statements delivered under this Section 5.04(a) or 5.04(b) for the prior year have been restated, setting forth in comparative form the corresponding figures for the prior fiscal year, which consolidated balance sheet and related consolidated statements of operations, changes in stockholders’ equity and cash flows of the Borrower shall be audited by a firm of independent public accountants of recognized national standing and accompanied by an opinion of such accountants (which opinion shall not be quali- fied as to scope of audit or as to the status of the Borrower as a going concern, but may contain a “going concern” qualification, emphasis of matter or explanatory note or like paragraph solely due to, or with respect to, (i) an up- coming maturity date under the Facility, (ii) change in accounting principles or practices reflecting a change in GAAP, or (iii) anticipated breach of a financial covenant under Section 6.09) to the effect that such consolidated financial statements present fairly, in all material respects, the financial position and results of operations and cash flows of the Borrower and its Subsidiaries as of the end of and for such year on a consolidated basis in accordance with GAAP; (b) within 45 days after the end of each of the first three fiscal quarters of each fiscal year (commencing with the fiscal quarter ending after the Closing Date), an unaudited consolidated balance sheet of the Borrower as at the end of such fiscal quarter and related unaudited consolidated statements of operations, changes in stockholders’ equity and cash flows of the Borrower for such fiscal quarter and for the then-elapsed portion of the fiscal year and, solely to the extent that any financial statements delivered under this Section 5.04(b) or 5.04(a) above for the corresponding periods of the preceding fiscal year have been restated, setting forth in comparative form the corresponding figures for the corresponding periods of (or, in the case of the balance sheet, as of the end of) the previous fiscal year, all of which shall be certified by a Financial Officer of the Borrower on behalf of the Borrower as presenting fairly, in all material respects, the financial position and results of operations and cash flows of the Borrower and its Subsidiaries as of the end of and for such portion of the fiscal year on a consolidated basis in accordance with GAAP, subject to normal year-end audit adjustments and the absence of footnotes; (c) within five (5) Business Days of any delivery of financial statements under clause (a) or (b) above, a certificate (the “Compliance Certificate”), substantially in the form of Exhibit G, of a Financial Officer of the Borrower (i) certifying that, to the knowledge of such Financial Officer, no Event of Default or Default has occurred since the date of the last certificate delivered pursuant to this Section 5.04(c) (or since the Closing Date in the case of the first such certificate) or, if such an Event of Default or Default has occurred, specifying the nature and extent thereof and any corrective action taken or proposed to be taken with respect thereto, and (ii) commencing with the end of the first full fiscal quarter after the Closing Date, setting forth computations in reasonable detail in a form reasonably satisfactory to the Administrative Agent demonstrating compliance with Section 6.09; (d) promptly after the same become publicly available, copies of all periodic and other pub- licly available reports, proxy statements and, to the extent requested by the Administrative Agent, other materials

339441540 v11 -80- filed by the Borrower or any of the Restricted Subsidiaries with the SEC, or distributed to its stockholders generally, as applicable; provided, however, that such reports, proxy statements, filings and other materials required to be de- livered pursuant to this clause (d) shall be deemed delivered for purposes of this Agreement when posted to the web- site of the Borrower or the website of the SEC; and (e) promptly, from time to time, such other customary information regarding the operations, business affairs and financial condition of the Borrower or any of the Restricted Subsidiaries, or compliance with the terms of any Loan Document, as in each case the Administrative Agent may reasonably request in writing (for itself or on behalf of any Lender). The Borrower acknowledges and agrees that all financial statements furnished pursuant to clauses (a) and (b) above are to be made available to Public Lenders as contemplated by Section 9.17 and may be treated by the Ad- ministrative Agent and the Lenders as if marked “PUBLIC” in accordance with Section 9.17 (unless the Borrower otherwise notifies the Administrative Agent in writing on or prior to the date of delivery thereof). Notwithstanding the foregoing, the obligations in clauses (a) and (b) above may instead be satisfied with respect to any financial statements of the Borrower by furnishing (A) the applicable financial statements of a Parent Entity, so long as the financial information so delivered shall be accompanied by a reasonably detailed description of the material quantitative differences between the information relating to such Parent Entity, on the one hand, and the information relating to the Borrower and its Subsidiaries on a standalone basis, on the other hand or (B) the Bor- rower’s or, if accompanied by the information described in the preceding clause (A), a Parent Entity’s, as applicable, Form 10-K or 10-Q, as applicable, filed with the SEC or any securities exchange, in each case, within the time peri- ods specified in such paragraphs and without any requirement to provide notice of such filing to the Administrative Agent or to any Lender. No financial statement required to be delivered pursuant to this Agreement shall be required to include ac- quisition or purchase accounting adjustments to the extent it is not practicable to include any such adjustments in such financial statement. Notwithstanding anything to the contrary herein, neither the Borrower nor any Subsidiary shall be required to deliver, disclose, permit the inspection, examination or making of copies of or taking abstracts from, or discuss any document, information or other matter (i) that constitutes non-financial trade secrets or non-financial proprietary information of the Borrower or its Subsidiaries and/or any of its customers and/or suppliers, (ii) in respect of which disclosure to the Administrative Agent or any Lender (or any of their respective representatives or contractors) is prohibited by applicable Requirements of Law, (iii) that is subject to attorney-client or similar privilege or consti- tutes attorney work product or (iv) in respect of which the Borrower or any Subsidiary owes confidentiality obliga- tions to any third party (provided such confidentiality obligations were not entered into in contemplation of this par- agraph). Section 5.05 Other Notices. (a) Furnish to the Administrative Agent (which will promptly thereafter furnish to the Lend- ers) written notice of the following promptly after any Responsible Officer of the Borrower obtains actual knowledge thereof: (i) any Event of Default or Default; (ii) the occurrence of the Commencement Date with respect to any Project; and (iii) any other development, event or circumstance specific to the Borrower or any of its Restricted Subsidiaries that is not a matter of general public knowledge and that has had, or would reasonably be expected to have, a Material Adverse Effect.

339441540 v11 -81- Each notice delivered under this Section 5.05(a) shall be accompanied by a statement of a Responsible Of- ficer of the Borrower setting forth the details of the event, circumstance or development requiring such notice and any action taken or proposed to be taken with respect thereto. (b) Promptly notify the Administrative Agent of the Borrower becoming a “covered foreign person” as that term is used in the Outbound Investment Rules. Section 5.06 Compliance with Laws. Comply with all laws, rules, regulations and orders of any Gov- ernmental Authority applicable to it or its property, except where the failure to do so, individually or in the aggre- gate, would not reasonably be expected to result in a Material Adverse Effect. Section 5.07 Maintaining Records; Access to Properties and Inspections. (i) Maintain all financial rec- ords in accordance with GAAP, (ii) permit any persons designated by the Administrative Agent or, upon the occur- rence and during the continuance of an Event of Default, any Lender to visit and inspect the financial records and the properties of the Borrower or any of the Restricted Subsidiaries no more than once per fiscal year (unless there is an Event of Default that has occurred and is continuing) at reasonable times, upon reasonable prior notice to the Borrower, and to make extracts from and copies of such financial records, and (iii) permit any persons designated by the Administrative Agent or, upon the occurrence and during the continuance of an Event of Default, any Lender upon reasonable prior notice to the Borrower no more than once per fiscal year (unless there is an Event of Default that has occurred and is continuing) to discuss the affairs, finances and condition of the Borrower or any of the Re- stricted Subsidiaries with the officers thereof and independent accountants therefor (so long as the Borrower has the opportunity to participate in any such discussions with such accountants), in each case, subject to reasonable re- quirements of confidentiality, including requirements imposed by law or by contract. Section 5.08 Use of Proceeds. Use the proceeds of the Loans made and Letters of Credit issued in the manner contemplated by Section 3.12. Section 5.09 [Reserved]. Section 5.10 Additional Security; Notice of Name Change; Further Assurances. (a) Execute any and all further documents, agreements and instruments, and take all such further actions (including the filing and recording of financing statements and other documents), that the Collateral Agent may reasonably request (including those required by applicable Requirements of Law), to satisfy the Collat- eral and Guarantee Requirement and to cause the Collateral and Guarantee Requirement to be and remain satisfied, all at the expense of the Loan Parties and provide to the Collateral Agent, from time to time upon reasonable re- quest, evidence reasonably satisfactory to the Collateral Agent as to the perfection and priority of the Liens created or intended to be created by the Security Documents. (b) If any additional direct or indirect Restricted Subsidiary of the Borrower is formed (in- cluding by a Delaware LLC Division), acquired or ceases to constitute an Excluded Subsidiary following the Clos- ing Date and such Restricted Subsidiary is (1) a Wholly Owned Domestic Subsidiary of the Borrower that is not an Excluded Subsidiary or (2) any other Domestic Subsidiary of the Borrower that may be designated by the Borrower in its sole discretion, within sixty (60) days (or in the case of a Designated Project Entity that is not an Excluded Subsidiary, thirty (30) days) after the date such Restricted Subsidiary is formed (including by a Delaware LLC Divi- sion) or acquired or meets such criteria (or first becomes subject to such requirement), or such longer period as the Administrative Agent may agree in its sole discretion from time to time, notify the Administrative Agent thereof and, within ninety (90) days (or in the case of a Designated Project Entity that is not an Excluded Subsidiary, thirty (30) days) after the date such Restricted Subsidiary is formed (including by a Delaware LLC Division) or acquired or meets such criteria (or first becomes subject to such requirement), or such longer period as the Administrative Agent may agree in its sole discretion from time to time, cause such Restricted Subsidiary to become a Guarantor and cause the Collateral and Guarantee Requirement to be satisfied with respect to such Restricted Subsidiary and with respect to any Equity Interest in such Restricted Subsidiary owned by or on behalf of any Loan Party or Indebt- edness of such Restricted Subsidiary owned by the Borrower, subject to this Section 5.10. Notwithstanding anything to the contrary herein, the Borrower shall have the right, at any time, to designate an Excluded Subsidiary that is a Domestic Subsidiary as a Guarantor (and once so designated in accordance with this clause (b) such Subsidiary shall

339441540 v11 -82- cease to be an Excluded Subsidiary) and to subsequently release such Guarantee in accordance with Section 9.17(b)(ii); provided, however, that in no circumstance shall an Excluded Subsidiary become a Guarantor unless designated as a Guarantor by the Borrower in its sole discretion. (c) Furnish to the Collateral Agent written notice within thirty (30) days (or such longer pe- riod as the Collateral Agent may agree in its sole discretion from time to time) of any change (A) in any Loan Party’s corporate or organization name, (B) in any Loan Party’s identity or organizational form, (C) in any Loan Party’s organizational identification number (to the extent relevant in the applicable jurisdiction of organization) and (D) in any Loan Party’s jurisdiction of organization. Notwithstanding anything to the contrary in this Agreement or in the other Loan Documents, the Collateral and Guarantee Requirement and the other provisions of this Section 5.10 and the other Loan Documents with re- spect to Collateral need not be satisfied with respect to any of the following (collectively, the “Excluded Property”): (i) any Project Asset for so long as and to the extent the Project Documents prohibit such Project Assets from being pledged to the Collateral Agent to secure the Obligations, (ii) any Real Property, other than any equipment (even if it constitutes a fixture); (iii) motor vehicles, aircraft and other assets subject to certificates of title (other than to the extent that a security interest therein can be perfected by the filing of a financing statement under the Uniform Com- mercial Code); (iv) letter of credit rights (other than to the extent that a security interest therein can be perfected by the filing of a financing statement under the Uniform Commercial Code); (v) commercial tort claims (as defined in the Uniform Commercial Code) with a value of less than $10,000,000; (vi) Permitted Investments that are subject to Liens that are permitted by Section 6.02(f), (g), (j), (n), (q) (bb), or (ii) (solely with respect to clause (jj), for so long as and to the extent the Project Documents prohibit such Project Assets from being pledged to the Collateral Agent to secure the Obligations); (vii) leases, licenses, permits and other agreements, any property subject to a purchase money security interest, any lien securing a Finance Lease Obligation or similar arrangements, in each case, to the extent, and so long as, the pledge thereof as Collateral would require a consent not obtained, violate the terms thereof or create a right of termination or acceleration in favor of any other party thereto (other than the Borrower or a Guarantor) or results in the loss of a material benefit to which the Borrower or any affiliate would otherwise be entitled under, but only to the extent, and for so long as, such prohibition is not terminated or rendered unenforcea- ble or otherwise deemed ineffective by the Uniform Commercial Code, the Bankruptcy Code or other Requirement of Law; (viii) other assets to the extent the pledge thereof or the security interest therein is prohibited by applicable Requirements of Law, rule or regulation (only to the extent such prohibition is not terminated or rendered unen- forceable or otherwise deemed ineffective by the Uniform Commercial Code, Bankruptcy Code or any other Re- quirement of Law), or by any contractual obligation existing on the Closing Date or at the time such assets are ac- quired and not incurred in contemplation of such acquisition, or which could reasonably be expected to require gov- ernmental (including regulatory) consent, approval, license or authorization to be pledged (unless such consent, ap- proval, license or authorization has been received), but only to the extent, and for so long as, such prohibition or re- quirement is not terminated or rendered unenforceable or otherwise deemed ineffective by the Uniform Commercial Code, the Bankruptcy Code or other Requirement of Law; (ix) those assets as to which the Administrative Agent and the Borrower shall reasonably agree that the costs or other adverse consequences (including, without limitation, Tax consequences) of obtaining such security interest or perfection thereof are excessive in relation to the value of the security to be afforded thereby; (x) “intent-to-use” trademark applications prior to the filing of a “Statement of Use” or “Amendment to Allege Use” with respect thereto, to the extent that the grant of a security interest therein would impair the validity or enforceability of, or render void or voidable or result in the cancellation or impairment of the applicable grantor’s right, title or interest therein or in any trademark as a result of such application under ap- plicable Requirements of Law; (xi) [reserved]; (xii) any governmental licenses, permits or state or local franchises, charters and authorizations, to the extent Liens and security interests therein are prohibited or restricted thereby, but only to the extent, and for so long as, such prohibition is not terminated or rendered unenforceable or otherwise deemed ineffective by the Uniform Commercial Code; (xiii) Excluded Securities; (xiv) [reserved]; and (xv) Third- Party Funds and any other accounts established for tax benefits, escrow accounts, fiduciary or trust accounts for the benefit of third parties that are not Loan Parties and funds and other property held in or maintained in such accounts; provided that the Borrower may in its sole discretion elect to exclude any property from the definition of “Excluded Property.” In addition, in no event shall (1) control agreements or control, lockbox or similar agreements or arrange- ments be required with respect to deposit accounts, securities accounts or commodities accounts, (2) real property mortgages, landlord, mortgagee, bailee waivers and similar documents be required, (3) notices be required to be sent

339441540 v11 -83- to account debtors or other contractual third parties unless an Event of Default has occurred and is continuing and the Administrative Agent has provided advance written notice to the Borrower, (4) estoppels or collateral access let- ters or similar arrangements be required or (5) actions other than (x) the filing of a financing statements under the Uniform Commercial Code and (y) the filing of a short form intellectual property security agreement with the United States Patent and Trademark Office or United States Copyright Office, as applicable, be required by any Loan Party organized in the United States with respect to the perfection of the security interest in any Intellectual Property. Notwithstanding anything to the contrary herein or in any Loan Document, no Loan Party shall be required to make any filings with respect to the perfection of the security interest in any Intellectual Property in any jurisdic- tion other than the United States. Notwithstanding anything herein to the contrary the Collateral Agent may grant extensions of time or waiv- ers or modifications of requirements for the creation or perfection of security interests in or the obtaining of insur- ance with respect to particular assets (including extensions beyond the Closing Date for the perfection of security interests in the assets of the Loan Parties on such date) where it reasonably determines, in consultation with the Bor- rower, that perfection or obtaining of such items cannot reasonably be accomplished without undue effort or expense or is otherwise impracticable by the time or times at and/or in the form or manner in which it would otherwise be required by this Agreement or the other Loan Documents. Section 5.11 [Reserved]. Section 5.12 Restricted and Unrestricted Subsidiaries; Material Assets. Designate any Restricted Sub- sidiary as an Unrestricted Subsidiary or redesignate any Unrestricted Subsidiary as a Restricted Subsidiary only in accordance with the definition of “Unrestricted Subsidiary” contained herein. The Loan Parties shall not transfer (whether by assignment or exclusive license) to any Subsidiary that is not a Guarantor, and each Restricted Subsidi- ary that is not a Guarantor shall not transfer (whether by assignment or exclusive license) to any Unrestricted Sub- sidiary, any of their respective Material Assets; provided that the Loan Parties and Restricted Subsidiaries, as appli- cable, may contribute assets or property, including, without limitation, Material Assets, to any Designated Project Entity solely for purposes of developing or operating the applicable Project of such Designated Project Entity. Section 5.13 Anti-Corruption Laws and Sanctions. Maintain in effect and, take reasonable measures (as determined by the Borrower in good faith) to enforce policies and procedures designed to ensure compliance by the Borrower, its Restricted Subsidiaries and their respective directors, officers and employees (acting in their capac- ity as such) with Anti-Corruption Laws and applicable Sanctions. Section 5.14 Post-Closing. Take all necessary actions to satisfy the items described on Schedule Sec- tion 5.14 within the applicable period of time specified in such Schedule (or such longer period as the Administra- tive Agent may agree in its reasonable discretion). ARTICLE VI NEGATIVE COVENANTS The Borrower covenants and agrees with each Lender that from the Closing Date until the Termination Date, unless the Required Lenders shall otherwise consent in writing, the Borrower will not, and will not permit any of its Restricted Subsidiaries to: Section 6.01 Indebtedness. Incur, create, assume or permit to exist any Indebtedness, except (a) (x) Indebtedness (other than as described in Section 6.01(b), (x), and (y) below) existing or committed on the Closing Date (provided, that any such Indebtedness for borrowed money that is owed to any person other than the Borrower and/or one or more of its Restricted Subsidiaries, in a principal amount in excess of $5,000,000 shall be set forth in Section 6.01) and (y) any Permitted Refinancing Indebtedness incurred to Refinance such Indebtedness;

339441540 v11 -84- (b) Indebtedness created hereunder (including pursuant to Section 2.21, Section 2.22 and Section 2.23) and under the other Loan Documents; (c) Indebtedness of the Borrower or any Restricted Subsidiary pursuant to Hedging Agree- ments entered into for non-speculative purposes; (d) Indebtedness owed to (including obligations in respect of letters of credit or bank guaran- tees or similar instruments for the benefit of) any person providing workers’ compensation, health, disability or other employee benefits or property, casualty or liability insurance to the Borrower or any Restricted Subsidiary, pursuant to reimbursement or indemnification obligations to such person, in each case in the ordinary course of busi- ness; (e) unsecured Indebtedness of the Borrower to any Restricted Subsidiary and of any Re- stricted Subsidiary to the Borrower or any other Restricted Subsidiary; provided that any such Indebtedness of Loan Party owing to a Restricted Subsidiary that is not a Loan Party shall be expressly subordinated in right of payment to the Loan Obligations; (f) Indebtedness in respect of performance bonds, bid bonds, appeal bonds, surety bonds and completion guarantees and similar obligations, in each case provided in the ordinary course of business, including those incurred to secure health, safety and environmental obligations in the ordinary course of business; (g) Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business or other cash manage- ment services, in each case incurred in the ordinary course of business; (h) (x) Indebtedness of a Restricted Subsidiary acquired after the Closing Date or a person merged or consolidated with the Borrower or any Restricted Subsidiary after the Closing Date and Indebtedness oth- erwise assumed by the Borrower or any Restricted Subsidiary in connection with the acquisition of assets or Equity Interests (including a Permitted Acquisition) where such acquisition, merger, amalgamation or consolidation is not prohibited by this Agreement; provided that Indebtedness incurred pursuant to this subclause (h)(x) shall be in exist- ence prior to the respective acquisition, merger, amalgamation or consolidation and shall not have been created in contemplation thereof or in connection therewith and (y) any Permitted Refinancing Indebtedness incurred to Re- finance any such Indebtedness; (i) (x) Finance Lease Obligations, mortgage financings, purchase money financings and other Indebtedness incurred by the Borrower or any Restricted Subsidiary prior to or within 360 days after the acqui- sition, lease, construction, repair, replacement or improvement of the respective property (real or personal, and whether through the direct purchase of property or the Equity Interest of any person owning such property) permit- ted under this Agreement in order to finance such acquisition, lease, construction, repair, replacement or improve- ment in an aggregate principal amount not to exceed the greater of $530,000,000 and 10.0% of Consolidated Total Assets as of the most recently ended Test Period as of the time of incurrence of such Indebtedness and (y) any Per- mitted Refinancing Indebtedness in respect thereof; (j) Indebtedness under the 2029 Convertible Senior Notes in an aggregate principal amount not to exceed $460,000,000 and the 2031 Convertible Senior Notes in an aggregate principal amount not to exceed $625,000,000 and any Permitted Refinancing Indebtedness in respect thereof; (k) Guarantees (i) by the Borrower or any Guarantor of any Indebtedness of the Borrower or any Restricted Subsidiary permitted to be incurred under this Agreement, (ii) by any Restricted Subsidiary that is not a Guarantor of Indebtedness of another Restricted Subsidiary that is not a Guarantor and (iii) by Restricted Subsidi- aries that are not Guarantors of Indebtedness of the Borrower or any Guarantor and, in each case, of any Permitted Refinancing Indebtedness in respect thereof; provided, that Guarantees by the Borrower or any Guarantor under this Section 6.01(k) of any other Indebtedness of the Borrower or a Restricted Subsidiary that is subordinated in right of payment to the Loan Obligations shall be expressly subordinated in right of payment to the Loan Obligations to at least the same extent as such underlying Indebtedness is subordinated in right of payment;

339441540 v11 -85- (l) Indebtedness arising from agreements of the Borrower or any Restricted Subsidiary providing for indemnification, adjustment of purchase or acquisition price or similar obligations (including earn- outs), in each case, incurred or assumed in connection with any Permitted Acquisition, other Investments or the dis- position of any business, assets or a Restricted Subsidiary not prohibited by this Agreement; (m) Indebtedness in respect of letters of credit, bank guarantees, warehouse receipts or similar instruments issued in the ordinary course of business and not supporting obligations in respect of Indebtedness for borrowed money; (n) Indebtedness of the Borrower and the Guarantors in an unlimited amount so long as (I) in the case of any Indebtedness secured by Liens on any assets of the Borrower or the Guarantors, the Debt Service Coverage Ratio, calculated on a Pro Forma Basis, as of the last day of the most recently ended Test Period is equal to or greater than 1.25:1.00 and (II) in the case of any unsecured Indebtedness, the Debt Service Coverage Ratio, calculated on a Pro Forma Basis, as of the last day of the most recently ended Test Period is equal to or greater than 1.10:1.00; and (y) any Permitted Refinancing Indebtedness in respect thereof; provided that, in the case of this clause (n), such debt shall not mature prior to 91 days after the Maturity Date; (o) Indebtedness incurred in the ordinary course of business in respect of obligations of the Borrower or any Restricted Subsidiary to pay the deferred purchase price of goods or services or progress payments in connection with such goods and services; provided that such obligations are incurred in connection with open ac- counts extended by suppliers on customary trade terms in the ordinary course of business and not in connection with the borrowing of money or any Hedging Agreements; (p) Indebtedness representing deferred compensation to any Permitted Payee of the Borrower or any Restricted Subsidiary incurred in the ordinary course of business or in connection with Permitted Acquisi- tions or similar Investments; (q) (i) Permitted Convertible Debt in an aggregate principal amount not exceeding $5,000,000,000 and provided such debt shall have a coupon not exceeding 3.0% (exclusive of any applicable addi- tional and/or special interest), and (ii) any Permitted Refinancing Indebtedness in respect thereof; (r) obligations in respect of Cash Management Agreements; (s) [reserved]; (t) Indebtedness issued by the Borrower or any Restricted Subsidiary to Permitted Payees to finance the purchase or redemption of Equity Interests of the Borrower permitted by Section 6.06; (u) [reserved]; (v) Indebtedness consisting of (i) the financing of insurance premiums or (ii) take-or-pay ob- ligations contained in supply arrangements, in each case, in the ordinary course of business; (w) Indebtedness in an aggregate principal amount outstanding not to exceed the Incremental Amount; (x) [reserved]; (y) Core Scientific Finance I LLC’s 7.750% Senior Secured Notes due 2031 in an aggregate principal amount not exceeding $3,300,000,000, including all related note guarantees (the “Finance I Notes”) and Indebtedness permitted under the Finance I Notes that is non-recourse to any person other than the obligors for the Finance I Notes; (z) Indebtedness of any Designated Project Entity that is non-recourse to any person other than such Designated Project Entity or any parent entity or Subsidiary of such Designated Project Entity that is also a Designated Project Entity, and permitted under the instruments governing the project-level Indebtedness of such Designated Project Entity (including any refinancing thereof);

(aa) Indebtedness of the Borrower incurred to refinance any Indebtedness of a Designated Project Entity; provided that (i) the aggregate principal amount of such Indebtedness does not exceed the aggregate principal amount of such Indebtedness being refinanced, except by (A) an amount equal to unpaid accrued interest, penalties, and premiums (including tender premiums) thereon plus commitment, underwriting, arrangement and similar fees, other reasonable and customary fees, commissions, and expenses (including upfront fees, original issue discount or initial yield payments) incurred in connection with such refinancing, refunding or replacement, and (B) an amount equal to the existing Commitments unutilized hereunder, and (ii) such Indebtedness does not mature prior to 91 days after the Maturity Date;

(bb) completion guarantees provided by the Borrower in respect of any Restricted Subsidiaries and Designated Project Entities;

(cc) guarantees of Hedging Agreements incurred in the ordinary course of business;

(dd) Indebtedness consisting of obligations owing under incentive, supply, license, sublicense or similar agreements entered into in the ordinary course of business, consistent with past practice or consistent with industry norm;

(ee) to the extent constituting Indebtedness, ground leases, financing leases, and guarantees in respect of any lease agreement, in each case, excluding any equipment leases that are not permitted pursuant to clause (i) above;

(ff) additional Indebtedness in an aggregate amount not to exceed the greater of $530,000,000 and 10.0% of Consolidated Total Assets as of the most recently ended Test Period.

With respect to any Indebtedness that was permitted to be incurred hereunder on the date of such incurrence or the Deemed Date, as applicable, any Increased Amount of such Indebtedness shall also be permitted hereunder after the date of such incurrence or the Deemed Date, as applicable.

This Agreement will not treat (1) unsecured Indebtedness as subordinated or junior in right of payment to secured Indebtedness merely because it is unsecured or (2) senior Indebtedness as subordinated or junior in right of payment to any other senior Indebtedness merely because it has a junior priority with respect to the same collateral.

Notwithstanding anything to the contrary in this Agreement, in connection with (1) the incurrence of Indebtedness under this Section 6.01 or (2) the establishment of any commitment relating to the incurrence of Indebtedness under this Section 6.01 and the granting of any Lien to secure such Indebtedness, the Borrower or applicable Restricted Subsidiary may designate the incurrence of such Indebtedness and the granting of such Lien therefor as having occurred on the date of first incurrence of such loan Indebtedness or establishment of a commitment with respect thereto (such date, the "Deemed Date"), and any related subsequent actual incurrence and the granting of such Lien therefor will be deemed for purposes of this Section 6.01 and Section 6.02 of this Agreement to have occurred on such Deemed Date, including, without limitation, for purposes of calculating usage of any baskets hereunder (if applicable) and the Debt Service Coverage Ratio (and all such calculations, without duplication, on the Deemed Date and on any subsequent date until such commitment is funded or terminated or such designation is rescinded shall be made on a Pro Forma Basis after giving effect to such deemed incurrence, the granting of any Lien therefor and related transactions in connection therewith).

Section 6.02 Liens. Create, incur, assume or permit to exist any Lien on any property or assets (including stock or other securities of any person but not including any licenses, sublicenses, covenants not to sue and similar rights granted with respect to intellectual property rights) of the Borrower or any Restricted Subsidiary now owned or hereafter acquired by it or on any income or revenues or rights in respect of any thereof, except the following (collectively, "Permitted Liens"):

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339441540 v11 -87- (a) Liens on property or assets of the Borrower and its Restricted Subsidiaries existing on the Closing Date and, to the extent securing Indebtedness for borrowed money in a principal amount in excess of $5,000,000, set forth on Schedule Section 6.02 and any modifications, replacements, renewals or extensions thereof; provided that such Liens shall secure only those obligations that are in existence or committed on the Closing Date (and any Permitted Refinancing Indebtedness in respect of such obligations permitted by Section 6.01) and shall not subsequently apply to any property or assets of the Borrower or any Restricted Subsidiary other than those originally securing (or required to secure) the relevant obligation other than (A) after-acquired property that is affixed or incor- porated into the property covered by such Lien and (B) proceeds and products thereof; (b) any Lien created under the Loan Documents; (c) any Lien on any property or asset of the Borrower or any Restricted Subsidiary in exist- ence at the time acquired by the Borrower or a Restricted Subsidiary, or at the time a Person becomes a Restricted Subsidiary or is merged with or into the Borrower or any Restricted Subsidiary; provided, that (i) such Lien is not created in contemplation of or in connection with such acquisition or such Person becoming a Restricted Subsidiary or being merged with or into the Borrower or a Restricted Subsidiary, as the case may be, and (ii) such Lien does not apply to any other property or assets of the Borrower or any of its Restricted Subsidiaries not securing (or required to secure) the relevant obligation at the date of the acquisition of such property or asset other than accessions and additions thereto and proceeds and products thereof; (d) Liens for Taxes, assessments or other governmental charges or levies not yet delinquent by more than sixty (60) days or that are being contested in good faith in compliance with Section 5.03(i); (e) Liens imposed by law, constituting landlord’s, carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s, supplier’s, construction or other like Liens, securing obligations that are not overdue by more than sixty (60) days or that are being contested in good faith by appropriate proceedings and in respect of which, if applicable, the Borrower or any Restricted Subsidiary shall have set aside on its books reserves in accord- ance with GAAP; (f) (i) pledges and deposits and other Liens made in the ordinary course of business in com- pliance with the Federal Employers Liability Act or any other workers’ compensation, health, disability or other em- ployee benefits, unemployment insurance, employers’ health tax and other social security laws or regulations and deposits securing liability to insurance carriers under insurance or self-insurance arrangements in respect of such obligations and (ii) pledges and deposits and other Liens securing liability for reimbursement or indemnification ob- ligations of (including obligations in respect of letters of credit or bank guarantees for the benefit of) insurance carri- ers providing property, casualty or liability insurance to the Borrower or any Restricted Subsidiary; (g) deposits and other Liens to secure the performance of bids, trade contracts (other than for Indebtedness), leases, statutory obligations, surety, indemnity, warranty, release, appeal or similar bonds, perfor- mance and return of money bonds, bids, leases, government contracts, agreements with utilities, and other obliga- tions of a like nature (including letters of credit in lieu of any such bonds or to support the issuance thereof), in each case to the extent such deposits and other Liens are incurred in the ordinary course of business, including those in- curred to secure health, safety and environmental obligations in the ordinary course of business; (h) zoning, land use and building restrictions, regulations and ordinances, easements, survey exceptions, minor encroachments by and on Real Property, railroad trackage rights, sidings and spur tracks, leases (other than Finance Lease Obligations), subleases, licenses, special assessments, rights-of-way, covenants, condi- tions, restrictions and declarations on or with respect to the use of Real Property, reservations, restrictions and leases of or with respect to oil, gas, mineral, riparian and water rights and water usage, servicing agreements, development agreements, site plan agreements and other similar encumbrances incurred in the ordinary course of business and title defects or irregularities that are of a minor nature and that, in the aggregate, do not interfere in any material re- spect with the ordinary conduct of the business of the Borrower or any Restricted Subsidiary; (i) Liens securing Indebtedness permitted by Section 6.01(i); provided, that such Liens do not apply to any property or assets of the Borrower or any Restricted Subsidiary other than the property or assets acquired, leased, constructed, installed, operated, maintained, replaced, repaired or improved with such Indebtedness

339441540 v11 -88- (or the Indebtedness Refinanced thereby), and accessions and additions thereto, proceeds and products thereof, cus- tomary security deposits and related property; provided, further, that individual financings provided by one lender may be cross-collateralized to other financings provided by such lender (and its Affiliates); (j) non-consensual Liens securing judgments that do not constitute an Event of Default un- der Section 7.01(j), and Liens or Permitted Investments securing appeal bonds or letters of credit with respect thereto; (k) any interest or title of a ground lessor or any other lessor, sublessor or licensor under any ground leases or any other leases, subleases or licenses entered into by the Borrower or any Restricted Subsidiary in the ordinary course of business, and all Liens suffered or created by any such ground lessor or any other lessor, sub- lessor or licensor (or any predecessor in interest) with respect to any such interest or title in the Real Property which is subject thereof; (l) Liens that are contractual rights of set-off (and related pledges) (i) relating to the estab- lishment of depository relations with banks and other financial institutions not given in connection with the issuance of Indebtedness, (ii) relating to pooled deposits, sweep accounts, reserve accounts or similar accounts of the Bor- rower or any Restricted Subsidiary to permit satisfaction of overdraft or similar obligations incurred in the ordinary course of business of the Borrower or any Restricted Subsidiary, including with respect to credit card charge-backs and similar obligations, or (iii) relating to purchase orders and other agreements entered into with customers, suppli- ers or service providers of the Borrower or any Restricted Subsidiary in the ordinary course of business; (m) Liens (i) arising solely by virtue of any statutory or common law provision relating to banker’s liens, rights of set-off or similar rights, (ii) attaching to commodity trading accounts or other commodity brokerage accounts incurred in the ordinary course of business, (iii) encumbering reasonable customary initial de- posits and margin deposits and similar Liens attaching to brokerage accounts incurred in the ordinary course of busi- ness and not for speculative purposes, (iv) in respect of Third-Party Funds or (v) in favor of credit card companies pursuant to agreements therewith; (n) Liens securing obligations in respect of letters of credit, bank guarantees, warehouse re- ceipts or similar obligations permitted under Section 6.01(f) or (m) and incurred in the ordinary course of business and not supporting obligations in respect of Indebtedness for borrowed money; (o) leases or subleases, and licenses or sublicenses (including with respect to any fixtures, furnishings, equipment, vehicles or other personal property), granted to others in the ordinary course of business not interfering in any material respect with the business of the Borrower and its Restricted Subsidiaries, taken as a whole; (p) Liens in favor of customs and revenue authorities arising as a matter of law to secure pay- ment of customs duties in connection with the importation of goods; (q) Liens solely on any cash earnest money deposits made by the Borrower or any of its Re- stricted Subsidiaries in connection with any letter of intent or purchase agreement in respect of any Investment per- mitted hereunder; (r) [reserved]; (s) Liens on any amounts held by a trustee under any indenture or other debt agreement is- sued in escrow pursuant to customary escrow arrangements pending the release thereof, or under any indenture or other debt agreement pursuant to customary discharge, redemption or defeasance provisions; (t) the prior rights of consignees and their lenders under consignment arrangements entered into in the ordinary course of business;

339441540 v11 -89- (u) Liens arising from precautionary Uniform Commercial Code financing statements re- garding operating leases or other obligations not constituting Indebtedness; (v) Liens (i) on Equity Interests in joint ventures (A) securing obligations of such joint ven- ture or (B) pursuant to the relevant joint venture agreement or arrangement and (ii) on Equity Interests of, or other securities or obligations issued by, Unrestricted Subsidiaries; (w) Liens on securities that are the subject of repurchase agreements constituting Permitted Investments under clause (c) of the definition thereof; (x) [reserved]; (y) Liens securing insurance premium financing arrangements; provided that such Liens are limited to the applicable unearned insurance premiums; (z) in the case of Real Property that constitutes a leasehold interest, any Lien to which the fee simple or freehold interest (or any superior leasehold interest) is subject; (aa) [reserved]; (bb) Liens on cash or Permitted Investments securing Hedging Agreements or obligations in respect of Cash Management Agreements otherwise permitted hereunder; (cc) Liens on goods or inventory the purchase, shipment or storage price of which is financed by a documentary letter of credit or bank guarantee issued or created for the account of the Borrower or any Re- stricted Subsidiary in the ordinary course of business; provided, that such Lien secures only the obligations of the Borrower or such Restricted Subsidiaries in respect of such letter of credit, bank guarantee or banker’s acceptance to the extent permitted under Section 6.01; (dd) subordination, non-disturbance and/or attornment agreements with any ground lessor, lessor or any mortgagor of any of the foregoing, with respect to any ground lease or other lease or sublease entered into by the Borrower or any Restricted Subsidiary; (ee) Liens arising out of conditional sale, title retention or similar arrangements for the sale or purchase of goods by the Borrower or any of its Restricted Subsidiaries in the ordinary course of business; (ff) other Liens with respect to property or assets of the Borrower or any Restricted Subsidi- ary securing obligations in an aggregate outstanding principal amount not exceeding the greater of $530,000,000 and 10.00% Consolidated Total Assets as of the most recently ended Test Period; provided that any such Liens on the Collateral securing Indebtedness for borrowed money shall rank junior to the Liens on the Collateral securing the Obligations pursuant to an intercreditor agreement in form and substance acceptable to the Administrative Agent; (gg) in the case of (A) any subsidiary of the Borrower that is not a Wholly Owned Subsidiary or (B) the Equity Interests in any person that is not a Subsidiary of the Borrower, any encumbrance or restriction, including any put and call arrangements, related to Equity Interests in such subsidiary or such other person set forth in the organization documents of such subsidiary or such other person or any related joint venture, shareholders’ or similar agreement; and (hh) Liens on cash Collateral securing Indebtedness incurred pursuant to Section 6.01(m); (ii) Liens securing Incremental Equivalent Debt, so long as such Liens are subject to an Ac- ceptable Intercreditor Agreement; (jj) Liens on assets of any Designated Project Entity securing Indebtedness of such Desig- nated Project Entity that is permitted under Section 6.01(y), (z) or (aa);

339441540 v11 -90- (kk) Liens securing Indebtedness permitted under Section 6.01(n), (bb) or (cc); provided that any Liens securing Indebtedness permitted under Section 6.01(bb) shall only be secured by Project Assets and, for the avoidance of doubt, shall not be secured by any portion of the Collateral; and (ll) Liens securing any Permitted Refinancing Indebtedness. With respect to any applicable Increased Amount for Indebtedness that is secured by a Lien permitted by this Section 6.02, such Increased Amount may be secured by the same Lien that secures such Indebtedness. Section 6.03 Asset Sales. Consummate any Asset Sale with respect to any property, business or asset now owned or hereafter acquired, unless: (a)(i) such Asset Sale is for Fair Market Value, (ii) no Default or Event of Default has occurred and is continuing or would result therefrom; (iii) at least 75% of the consideration for such As- set Sale consists of cash or Permitted Investments; provided that, for purposes of this clause (ii), each of the follow- ing shall be deemed to be cash: (A) the amount of any liabilities (as shown on the Borrower’s or such Restricted Subsidiary’s most recent balance sheet or in the notes thereto or if incurred or accrued subsequent to the date of such balance sheet, such liabilities that would have been shown on the Borrower’s or such Restricted Subsidiary’s bal- ance sheet or in the footnotes thereto if such incurrence or accrual had taken place on the date of such balance sheet) that are assumed by the transferee of any such assets or are otherwise cancelled in connection with such transaction, (B) the amount of any notes or other obligations or other securities or assets received by the Borrower or such Re- stricted Subsidiary from the transferee that are reasonably expected to be converted by the Borrower or such Re- stricted Subsidiary into cash or Permitted Investments within 180 days after receipt thereof and (C) any non-cash consideration received by the Borrower or any of its Restricted Subsidiaries in such Asset Sale (in one transaction or a series of related transactions), having an aggregate Fair Market Value not exceeding, in the aggregate, $40,000,000 and when received (with the Fair Market Value of each such item of non-cash consideration being measured at the time received and without giving effect to subsequent changes in value); provided, further, that the value of cash or Permitted Investments received from the Disposition of, or as a return on, or proceeds of, any such item of non-cash consideration shall increase availability under this clause (C) dollar-for-dollar; (iv) the aggregate consideration for all Asset Sales shall not exceed the greater of $106,000,000 and 2.00% of Consolidated Total Assets as of the most recently ended Test Period; or (b) such Asset Sale occurs as a result of foreclosure, casualty, condemnation, expro- priation, forced disposition or any similar action or transfer upon receipt of the net proceeds from such foreclosure, casualty, condemnation, expropriation, forced disposition or any similar action or transfer, as applicable; Section 6.04 Investments, Loans and Advances. (i) Purchase or acquire (including pursuant to any merger with a person that is not a Wholly Owned Subsidiary immediately prior to such merger) any Equity Interests, evidences of Indebtedness or other securities of any other person, (ii) make any loans, advances or capital contribu- tions to, or Guarantees of the Indebtedness of, any other Person, or (iii) purchase or otherwise acquire, in one trans- action or a series of related transactions, (x) all or substantially all of the property and assets or business of another person or (y) assets constituting a business unit, line of business or division of such person (each of the foregoing, an “Investment”), provided that for the avoidance of doubt, the purchase of any Permitted Bond Hedge Transaction or any Permitted Warrant Transaction by the Borrower and the performance of its obligations thereunder shall not be an Investment, except: (a) Investments in the Borrower or any Restricted Subsidiary or in any Person that will, upon such Investment, become a Restricted Subsidiary; provided that the aggregate amount of such Investments by the Borrower or any Guarantor after the Closing Date in any Restricted Subsidiary that is not a Guarantor shall not ex- ceed the greater of $530,000,000 and 10% of Consolidated Total Assets as of the most recently ended Test Period; (b) Permitted Investments and Investments that were Permitted Investments when made; (c) Investments arising out of the receipt by the Borrower or any Restricted Subsidiary of non-cash consideration in connection with an Asset Sale or other Disposition of assets; (d) loans and advances to any Permitted Payee (i) in the ordinary course of business in an aggregate amount not to exceed $5,000,000 and (ii) not in the ordinary course of business in an aggregate amount not to exceed $5,000,000;

339441540 v11 -91- (e) accounts receivable, security deposits and prepayments arising and trade credit granted in the ordinary course of business and any assets or securities received in satisfaction or partial satisfaction thereof from financially troubled account debtors to the extent reasonably necessary in order to prevent or limit loss and any prepayments and other credits to suppliers made in the ordinary course of business; (f) Hedging Agreements entered into for non-speculative purposes; (g) Investments existing on, or contractually committed as of, the Closing Date and set forth on Schedule Section 6.04 and any extensions, renewals, replacements or reinvestments thereof, so long as the aggre- gate amount of all Investments pursuant to this clause (g) is not increased at any time above the amount of such In- vestment existing or committed on the Closing Date (other than pursuant to an increase as required by the terms of any such Investment as in existence on the Closing Date or as otherwise permitted by this Section 6.04); (h) Investments resulting from pledges and deposits under Sections 6.02(f), (g), (m), (q) and (bb); (i) [reserved]; (j) Investments constituting Permitted Acquisitions so long as (i) no Specified Event of De- fault has occurred and is continuing, (ii) the Borrower is in compliance with the Financial Covenant calculated on a Pro Forma Basis, (iii) the aggregate amount of Investments made in reliance on this clause (j) in Unrestricted Sub- sidiaries does not exceed the greater of $530,000,000 and 10.00% of Consolidated Total Assets as of the most re- cently ended Test Period and (iv) the Debt Service Coverage Ratio, calculated on a Pro Forma Basis, as of the last day of the most recently ended Test Period is equal to or greater than 1.25 to 1.00; (k) Investments received in connection with the bankruptcy or reorganization of, or settle- ment of delinquent accounts and disputes with or judgments against, customers and suppliers, or acquired by virtue of foreclosure or settlement in lieu thereof; (l) Investments to the extent that payment for such Investments is made with Qualified Eq- uity Interests of the Borrower; (m) Investments in the ordinary course of business consisting of Uniform Commercial Code Article 3 endorsements for collection or deposit and Uniform Commercial Code Article 4 customary trade arrange- ments with customers; (n) Investments in connection with any Permitted Reorganization; (o) advances in the form of a prepayment of expenses, so long as such expenses are being paid in accordance with customary trade terms of the Borrower or such Restricted Subsidiary; (p) [reserved]; (q) Investments consisting of the licensing, sublicensing, purchasing, acquisition or contribu- tion of intellectual property rights (including any Intellectual Property) pursuant to joint marketing, settlement or other similar arrangements with other persons, or otherwise for the purpose of avoiding claims of infringement or other violation of intellectual property rights of other persons; (r) to the extent constituting Investments, purchases and acquisitions of inventory, supplies, materials and equipment or purchases of contract rights or licenses, sublicenses or leases of intellectual property rights (including any Intellectual Property) in each case in the ordinary course of business; (s) Investments in an unlimited amount, so long as immediately after giving effect thereto, (i) the Debt Service Coverage Ratio, calculated on a Pro Forma Basis, as of the last day of the most recently ended

339441540 v11 -92- Test Period is equal to or greater than 1.25:1.00 and (ii) no Default or Event of Default has occurred and is continu- ing; (t) Investments in an amount not exceed the amount received by the Borrower in cash in re- spect of any sale of, or contribution in respect of, its Equity Interests (excluding Cure Proceeds), or rights to acquire its Equity Interests, in each case on or after the Closing Date; (u) Investments consisting of Liens permitted under Section 6.02 and Indebtedness (includ- ing guarantees) permitted under Section 6.01, in each case other than by reference to Investments permitted under this Section 6.04; (v) Investments in joint ventures not to exceed at any time the greater of $530,000,000 and 10.00% of Consolidated Total Assets as of the most recently ended Test Period; (w) Investments held by a Person that becomes a Restricted Subsidiary, or is merged with or into the Borrower or a Restricted Subsidiary, in each case after the Closing Date, and Investments held by an Unre- stricted Subsidiary at the time it is designated as a Restricted Subsidiary, in each case so long as such Investment was not originally made in contemplation of such Person becoming a Restricted Subsidiary, or being merged with or into the Borrower or a Restricted Subsidiary, or being designated a Restricted Subsidiary, as the case may be; (x) Investments in lieu of Restricted Payments that would be permitted hereunder; provided that such Investment shall be deemed to constitute utilization of the applicable Restricted Payment exception to the extent it remains outstanding; and (y) additional Investments in an aggregate amount not to exceed at any time the greater of $530,000,000 and 10.0% of Consolidated Total Assets as of the most recently ended Test Period. The amount of any Investment made other than in the form of cash or Permitted Investments shall be the Fair Market Value thereof valued at the time of the making thereof. The amount of any Investment shall be deter- mined without giving effect to any subsequent write-downs or write-offs thereof, but after giving effect to any inter- est, income, distributions and other returns in respect thereof. Section 6.05 Mergers and Fundamental Changes. (x) Merge into, amalgamate with or consolidate with any other Person, or permit any other Person to merge into, amalgamate with or consolidate with it, or (y) Dispose of (in one transaction or in a series of related transactions) all or substantially all of the assets of the Borrower and its Restricted Subsidiaries, taken as a whole, except that this Section 6.05 shall not prohibit: (a) Permitted Acquisitions (including any merger, consolidation or amalgamation in order to effect a Permitted Acquisition); provided, that following any such merger, consolidation or amalgamation in which the Borrower is a constituent party, the Borrower is the surviving entity or the surviving entity expressly assumes the obligations of the Borrower under the Loan Documents in a manner, and subject to customary “know your cus- tomer” and similar requirements, reasonably satisfactory to the Administrative Agent; (b) if at the time thereof and immediately after giving effect thereto no Event of Default shall have occurred and be continuing or would result therefrom, any Restricted Subsidiary or any other Person may be merged, amalgamated or consolidated with or into the Borrower, or the Borrower may Dispose of all or substantially all of the assets of the Borrower and its Restricted Subsidiaries, taken as a whole, to any Person; provided that the surviving entity, or such Person, shall be a Person organized under the laws of the United States, any State thereof, or the District of Columbia, and that expressly assumes the obligations of the Borrower under the Loan Documents in a manner, and subject to customary “know your customer” and similar requirements, reasonably satisfactory to the Administrative Agent (or, alternatively, in the case of a merger, amalgamation or consolidation, the surviving entity shall be the Borrower); (c) the Borrower or any Restricted Subsidiary may Dispose of all or substantially all of its assets (upon voluntary liquidation or otherwise) to the Borrower or to any Restricted Subsidiary and any Restricted

339441540 v11 -93- Subsidiary may merge, amalgamate or consolidate with or into the Borrower or any other Restricted Subsidiary; pro- vided, that following any such merger, consolidation or amalgamation in which the Borrower is a constituent party, the Borrower is the surviving entity or the surviving entity expressly assumes the obligations of the Borrower under the Loan Documents in a manner, and subject to customary “know your customer” and similar requirements, reason- ably satisfactory to the Administrative Agent; (d) any Restricted Subsidiary may merge, amalgamate or consolidate with or into any Per- son, or Dispose of all or substantially all of its assets (upon voluntary liquidation or otherwise), in order to effect, or in connection with, a Disposition or Investment otherwise permitted hereunder; (e) any Restricted Subsidiary may liquidate or dissolve if the Borrower determines in good faith than such liquidation or dissolution is in the best interests of the Borrower and is not materially disadvanta- geous to the Lenders; and (f) Permitted Reorganizations; provided that if any Restricted Subsidiary or other Person is merged, amalgamated or consolidated with or into the Borrower in connection with any such Permitted Reorganiza- tion, the surviving entity shall be the Borrower or the applicable requirements described in the proviso to clause (b) above shall be satisfied. Section 6.06 Restricted Payments. (i) Declare or pay any dividend or make any other distribution (by reduction of capital or otherwise), whether in cash, property, securities or a combination thereof, with respect to any of its Equity Interests (other than dividends and distributions on Equity Interests payable solely by the issuance of Qualified Equity Interests of the Borrower), (ii) redeem, purchase, retire or otherwise acquire for value any of the Borrower’s Equity Interests or set aside any amount for any such purpose (other than through the issuance of Quali- fied Equity Interests of the Borrower) or (iii) make any principal payment on, or redeem, purchase, retire or other- wise acquire for value, in each case, prior to any scheduled repayment, sinking fund payment or maturity, any junior lien, contractually subordinated Indebtedness of the Borrower or any of its Restricted Subsidiaries (all of the forego- ing, “Restricted Payments”); provided, however, that: (a) Restricted Payments may be made to the Borrower or any Restricted Subsidiary (pro- vided, that Restricted Payments made by a non-Wholly Owned Subsidiary to the Borrower or any Restricted Subsid- iary that is a direct or indirect parent of such Restricted Subsidiary must be made on a pro rata basis (or more favora- ble basis from the perspective of the Borrower or such Restricted Subsidiary) based on its ownership interests of the applicable class of Equity Interests in such non-Wholly Owned Subsidiary); (b) Restricted Payments in an amount not to exceed $25,000,000 in any calendar year may be made by the Borrower or any of its Affiliates to purchase or redeem the Equity Interests of the Borrower or any of its Affiliates (including related equity appreciation rights or similar securities) held by Permitted Payees or by any Plan or pursuant to any shareholders’ agreement then in effect upon such Person’s death, disability, retirement or termination of employment or under the terms of any such Plan or any other agreement under which such Equity Interests or related rights were issued or under any arrangement to which they are subject; provided, that cancella- tion of Indebtedness owing to the Borrower or any Restricted Subsidiary from any Permitted Payee in connection with a repurchase of Equity Interests of the Borrower or any of its Affiliates shall not be deemed to constitute a Re- stricted Payment for purposes of this Section 6.06; (c) Permitted Reorganizations shall be permitted; (d) cash payments, in lieu of the issuance of fractional shares, upon the exercise of warrants or upon the conversion or exchange of Equity Interests of any such Person; (e) so long as no Default or Event of Default shall have occurred and be continuing, other Restricted Payments may be made in an aggregate amount not to exceed the greater of $530,000,000 and 10.00% Consolidated Total Assets as of the most recently ended Test Period;

339441540 v11 -94- (f) Restricted Payments in an unlimited amount, so long as immediately after giving effect thereto and to related transactions, (x) the Debt Service Coverage Ratio, calculated on a Pro Forma Basis, as of the last day of the most recently ended Test Period is equal to or greater than 1.25:1.00 and (y) no Default or Event of Default has occurred and is continuing (in the case of dividends and share repurchases, on the date of declaration or notice thereof, as applicable); (g) Permitted Convertible Debt, Permitted Warrant Transactions and any Permitted Bond Hedge Transactions, or the satisfaction of any condition that would permit or require any of the foregoing, including (without limitation) any payment or delivery in connection with a Permitted Warrant Transaction or Permitted Bond Hedge Transaction, shall be permitted; (h) in the case of Permitted Convertible Debt, (i) principal payments on, or redemptions, pur- chases, retirements or otherwise acquisitions for value, in each case, prior to any scheduled repayment, sinking fund payment or maturity made or settled in Equity Interests (other than Equity Interests that are not Qualified Equity In- terests) of the Borrower, cash in lieu of fractional shares and cash in respect of accrued and unpaid interest, (ii) pay- ments and deliveries due upon conversion thereof; provided that the payment of cash upon such conversion (exclud- ing cash in lieu of fractional shares and cash in respect of accrued and unpaid interest) does not exceed the principal amount of such Permitted Convertible Debt being converted plus any proceeds received by the Borrower or a Sub- sidiary pursuant to the exercise, settlement or termination of any related Permitted Bond Hedge Transaction, (iii) the redemption, purchase, exchange, early termination or cancellation of Permitted Convertible Debt in an aggregate principal amount not to exceed the net proceeds received by the Borrower from the issuance of additional Permitted Convertible Debt or Equity Interests (other than Equity Interests that are not Qualified Equity Interests) in connec- tion with a refinancing of the Permitted Convertible Debt being redeemed, purchased, exchanged, terminated or can- celled, and (iv) the exchange of Permitted Convertible Debt for additional Permitted Convertible Debt and/or Equity Interests (other than Equity Interests that are not Qualified Equity Interests), together with cash in lieu of fractional shares and cash in respect of accrued and unpaid interest; (i) to the extent that a Person becomes a Parent Entity of the Borrower after the Closing Date, the Borrower may make Restricted Payments to enable any Parent Entity: (A) to pay general operating and compliance costs and expenses (including corporate overhead, legal or similar expenses and customary salary, bonus and other benefits payable to Permitted Payees), in each case, which are reasonable and customary and incurred in the ordinary course of busi- ness, plus any reasonable and customary indemnification claims made by Permitted Payees, in each case, to the ex- tent attributable to the ownership or operations of any Parent Entity (but excluding, for the avoidance of doubt, the portion of any such amount, if any, that is attributable to the ownership or operations of any subsidiary of any Parent Entity other than the Borrower and/or its Subsidiaries); (B) to pay franchise, excise and similar Taxes, and other fees and expenses, required to maintain the organizational existence of such Parent Entity; (C) to pay customary salary, bonus, long-term incentive, sever- ance and other benefits payable to Permitted Payees, as well as applicable employment, social security or similar taxes in connection therewith, to the extent such salary, bonuses, severance and other benefits are attributable to the operations of the Borrower and/or its Subsidiaries; (D) to pay audit and other accounting and reporting expenses, and insurance premiums, of such Parent Entity; and (E) to pay (x) fees and expenses related to any debt and/or equity offerings (including refinancings), investments and/or acquisitions permitted or not restricted by this Agreement (whether or not consummated, and including advisory, refinancing, subsequent transaction and exit fees of any Par- ent Entity) and expenses and indemnities of any trustee, agent, arranger, underwriter or similar role and (y) after the consummation of an initial public offering or the issuance of debt securities, Public Company Costs;

339441540 v11 -95- (j) for any taxable period ending after the Closing Date for which the Borrower and/or any of its Subsidiaries is a member of a consolidated, combined or unitary income tax group of which a direct or indirect parent of the Borrower is the common parent (a “Tax Group”) or for which the Borrower is a partnership or disre- garded entity owned directly or indirectly by a corporate parent (a “Corporate Parent”), a payment to the common parent or Corporate Parent, as applicable, equal to the portion of the consolidated, combined or unitary U.S. federal, state and/or local income tax liability (as applicable) of such Tax Group, or the U.S. federal, state and/or local in- come tax liability of such Corporate Parent, as applicable, for such taxable period that is attributable to the taxable income of the Borrower and/or its applicable Subsidiaries, in an amount equal to the amount of such U.S. federal, state and/or local income taxes (as applicable) that the Borrower and/or its applicable Subsidiaries would have been required to pay directly in respect of such taxable period if the Borrower and/or such applicable Subsidiaries had been a stand-alone corporation or a stand-alone consolidated, combined or unitary corporate income tax group for all relevant taxable periods ending after the Closing Date; provided that (i) any distributions in respect of an Unre- stricted Subsidiary otherwise permitted pursuant to this Section 6.06(j) shall be permitted only to the extent that cash distributions were made by such Unrestricted Subsidiary to the Borrower or any Guarantor for such purpose and (ii) any distributions otherwise permitted pursuant to this Section 6.06(j) shall be reduced by the amount of any such U.S. federal, state and/or local income taxes paid directly by the Borrower or any of its Subsidiaries; and (k) so long as no Default or Event of Default has occurred and is continuing, dividends on the Borrower’s common stock in an aggregate amount in any calendar year not to exceed 7.00% of the Market Capi- talization. Notwithstanding anything herein to the contrary, the foregoing provisions of this Section 6.06 will not pro- hibit the payment of any Restricted Payment or the consummation of any redemption, purchase, defeasance or other payment within sixty (60) days after the date of declaration thereof or the giving of notice, as applicable, if at the date of declaration or the giving of such notice such payment would have complied with the provisions of this Sec- tion 6.06 (it being understood that such Restricted Payment shall be deemed to have been made on the date of decla- ration or notice for purposes of such provision). The amount of any Restricted Payment made other than in the form of cash or Permitted Investments shall be the Fair Market Value thereof. Section 6.07 Modifications of Organizational Documents. Amend their formation documents (includ- ing, as applicable, such Person’s certificate of incorporation, bylaws, constitution, memorandum and articles of asso- ciation, certificate of partnership, partnership agreement, certificate of formation, limited liability agreement, consti- tution, operating agreement and any equivalent of the foregoing) in a manner materially adverse to the interests of the Administrative Agent and the Lenders. Section 6.08 Restrictions on Subsidiary Distributions and Negative Pledge Clauses. Enter into any agreement or instrument that by its terms restricts the payment of dividends or other distributions or the making of cash advances to the Borrower or any Restricted Subsidiary that is a direct or indirect parent of such Restricted Sub- sidiary, except, in each case, restrictions existing by reason of: (a) restrictions imposed by Requirements of Law; (b) contractual encumbrances or restrictions in effect on the Closing Date under Indebtedness existing on the Closing Date and set forth on Schedule Section 6.01 or contained in any agreements related to any Permitted Refinancing Indebtedness in respect of any such Indebtedness that does not materially expand the scope of any such encumbrance or restriction (as determined in good faith by the Borrower); (c) any restriction imposed pursuant to an agreement entered into for the sale or disposition of the Equity Interests or assets of a Restricted Subsidiary pending the closing of such sale or disposition; (d) customary provisions in joint venture agreements and other similar agreements applicable to joint ventures entered into in the ordinary course of business;

339441540 v11 -96- (e) any restrictions imposed by any agreement relating to secured Indebtedness permitted by this Agreement to the extent that such restrictions apply only to the specific property or assets securing such Indebt- edness; (f) any restrictions imposed by any agreement relating to Indebtedness incurred pursuant to Section 6.01 or Permitted Refinancing Indebtedness in respect thereof, to the extent such restrictions are not materi- ally more restrictive, taken as a whole, than the restrictions contained in this Agreement (in each case, as determined in good faith by the Borrower); (g) customary provisions contained in leases, licenses or sublicenses of intellectual property rights (including any Intellectual Property) and other similar agreements; (h) customary provisions restricting subletting or assignment (including any change of con- trol deemed an assignment) of any lease governing a leasehold interest; (i) customary provisions restricting assignment, mortgaging or hypothecation of any agree- ment entered into in the ordinary course of business; (j) customary restrictions and conditions contained in any agreement relating to the sale, transfer, lease or other disposition of any asset permitted hereunder pending the consummation of such sale, transfer, lease or other disposition; (k) Permitted Liens and customary restrictions and conditions contained in the document re- lating thereto (as determined by the Borrower in good faith), so long as (1) such restrictions or conditions relate only to the assets subject to such Lien and (2) such restrictions and conditions are not created for the purpose of avoiding the restrictions imposed by this Section 6.08; (l) customary net worth provisions contained in Real Property leases entered into by the Borrower or any of its Restricted Subsidiaries, so long as the Borrower has determined in good faith that such net worth provisions would not reasonably be expected to impair the ability of the Borrower to make payments in re- spect of the Obligations when due; (m) any agreement in effect at the time an Unrestricted Subsidiary becomes a Restricted Sub- sidiary, so long as such agreement was not entered into in contemplation of such person becoming a Restricted Sub- sidiary; (n) restrictions in agreements representing Indebtedness permitted under Section 6.01 of a Restricted Subsidiary that is not a Guarantor that apply only to such Restricted Subsidiary and its Restricted Subsidi- aries that are not Guarantors; (o) customary restrictions (as determined by the Borrower in good faith) contained in leases, subleases, licenses, sublicenses or Equity Interests or asset sale agreements otherwise permitted hereby as long as such restrictions relate to the Equity Interests and assets subject thereto; (p) restrictions on cash or other deposits imposed by customers under contracts entered into in the ordinary course of business; (q) restrictions in instruments governing Indebtedness of Designated Project Entities; (r) any other instrument or agreement entered into after the Closing Date that contains en- cumbrances and restrictions that, as determined by the Borrower in good faith, will not materially adversely affect the Borrower’s ability to make payments in respect of the Obligations when due; (s) restrictions and conditions in any agreement evidencing Permitted Convertible Debt that restricts the merger or consolidation of, or the sale of all or substantially all of the assets of, the Borrower or taken as

339441540 v11 -97- a whole, are not more restrictive on the Borrower and its Restricted Subsidiaries in any material respect than the comparable restrictions and encumbrances in the Loan Documents, taken as a whole (as determined by a Responsi- ble Officer of Borrower in good faith); and (t) any amendments, modifications, restatements, renewals, increases, supplements, refund- ings, replacements or refinancings of or similar arrangements to the contracts, instruments or obligations referred to in clauses (a) through (s) above; provided, that such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements, refinancings or similar arrangements are, in the good faith judgment of the Borrower, no more restrictive with respect to such dividend and other payment restrictions than those contained in the dividend or other payment restrictions as contemplated by such provisions prior to such amendment, modifica- tion, restatement, renewal, increase, supplement, refunding, replacement, refinancing or similar arrangement. Section 6.09 Financial Covenant. (a) Permit Liquidity as of the last day of any fiscal quarter beginning with the first fiscal quarter ending after the Closing Date to be less than $150,000,000. (b) Notwithstanding anything to the contrary in this Agreement, in the event that the Bor- rower fails to comply with the condition set forth in Section 6.09(a) as of the last day of any Test Period, the Bor- rower shall have the right (the “Cure Right”) to issue Equity Interests (including pursuant to a block trade or other public or private issuance) and designate the net cash proceeds thereof as “Cure Proceeds” for purposes of this Sec- tion 6.09, subject to the following: (i) The Cure Right may be exercised during the period commencing on the last day of the applicable fiscal quarter and ending on the date that is 15 Business Days after the date on which the Compli- ance Certificate for such fiscal quarter is required to be delivered pursuant to Section 5.04 (the “Cure Period”). The Borrower shall deliver written notice to the Administrative Agent of its election to exercise the Cure Right no later than the last day of the applicable Cure Period. (ii) Upon the Borrower’s timely exercise of the Cure Right and receipt of the appli- cable Cure Proceeds, such Cure Proceeds shall be deemed to increase Liquidity of the Borrower for the applicable Test Period for purposes of determining compliance with Section 6.09 as of the last day of such Test Period. (iii) Notwithstanding anything to the contrary, no Event of Default shall be deemed to have occurred or be continuing under Section 7.01 solely as a result of noncompliance with Section 6.09 with re- spect to any Test Period during the applicable Cure Period if the Borrower has delivered notice of its intent to exer- cise the Cure Right pursuant to clause (i) above, and no Event of Default shall be deemed to have occurred or be continuing with respect to such failure if the Cure Right is timely and validly exercised and the applicable Cure Pro- ceeds are received, in each case, prior to the expiration of the Cure Period. (iv) Notwithstanding anything herein to the contrary, (i) in each four consecutive fiscal quarter period of the Borrower there shall be at least two fiscal quarters in which the Cure Right is not exer- cised, (ii) during the term of this Agreement, the Cure Right shall not be exercised more than five times, (iii) the Cure Proceeds shall be no greater than the amount required for purposes of complying with the Financial Covenant and any amounts in excess thereof shall not be deemed to be Cure Proceeds, and (iv) the Lenders shall not be re- quired to make a Loan or issue, amend, renew or extend any Letter of Credit unless and until the Borrower has re- ceived the Cure Proceeds required to cause the Borrower to be in compliance with the Financial Covenant. Section 6.10 Transactions with Affiliates. Enter into or conduct any transaction or series of related transactions (including the purchase, sale, lease or exchange of any property or the rendering of any service) with any Affiliate of the Borrower (an “Affiliate Transaction”) involving aggregate consideration in excess of $20,000,000 on terms that are materially less favorable to the Borrower or such Restricted Subsidiary (as determined in good faith by the Borrower), as the case may be, than those that could be obtained at the time in a transaction with

339441540 v11 -98- a person who is not such an Affiliate (or, if there are no comparable transactions involving Persons who are not Af- filiates, on terms that, when taken as a whole, are fair to the Borrower or such Restricted Subsidiary from a financial point of view (as determined by the Borrower in good faith)); provided, that this Section 6.10 shall not restrict: (a) transactions among the Borrower and its Restricted Subsidiaries; (b) transactions pursuant to reasonable (as determined in good faith by the Borrower) Permit- ted Payee compensation (including bonuses) and other benefits (including retirement, health, and stock compensa- tion plans) and indemnification arrangements and performance of such arrangements; (c) Restricted Payments permitted by Section 6.06; (d) ordinary course overhead arrangements in which the Borrower or any Restricted Subsidi- ary participates; (e) any Investment permitted by Section 6.04; (f) any agreement or arrangement in effect on the Closing Date and set forth on Sched- uleSection 6.10 and any amendment or replacement thereof, and any other similar arrangements or agreements, in each case, that is not more disadvantageous to the Lenders in any material respect than the agreement or arrange- ment in effect on the Closing Date and any transactions pursuant to such agreements or arrangements; (g) any transaction with a joint venture or similar entity that is an Affiliate solely because (i) the Borrower or a Restricted Subsidiary owns an equity interest in or otherwise Controls such joint venture or other similar entity, or (ii) a director of such other Person is also a director of the Borrower or a Restricted Subsidiary, provided, however, that such director abstains from voting as a director of the Borrower or such Restricted Subsidi- ary on any matter including such other Person; (h) any transaction entered into by a person prior to the time such person becomes a Re- stricted Subsidiary or is merged or consolidated with or into the Borrower or a Restricted Subsidiary; (i) any transaction with an Affiliate where the only consideration paid by the Borrower or any Restricted Subsidiary is Qualified Equity Interests; (j) the issuance or sale of any Qualified Equity Interests; (k) any issuance of securities, or other payments, awards or grants in cash, securities or oth- erwise, in each case, pursuant to or the funding of, employment arrangements, stock options and stock ownership plans in the ordinary course of business; (l) any employment, consulting or similar agreements with any Permitted Payee and the transactions pursuant thereto; (m) any intercompany arrangements and transactions in connection therewith, and the use and/or sharing of data and other information among the Borrower and its Restricted Subsidiaries with any Affiliates of the Borrower under common control with the Borrower; (n) transfers, licenses and sublicenses of intellectual property rights (including any Intellec- tual Property) that are not prohibited under the last paragraph of Section 5.12; (o) customary payments by the Borrower and any of the Restricted Subsidiaries made for any financial advisory, consulting, financing, underwriting or placement services or in respect of other investment bank- ing activities (including in connection with acquisitions, divestitures or financings), which payments are approved by the majority of the members of the Board of Directors or a majority of the disinterested members of the Board of Directors of such person in good faith; and

339441540 v11 -99- (p) Permitted Reorganizations. Section 6.11 Outbound Investment Rules. The Borrower will not, and will not permit any of its Sub- sidiaries to knowingly become a “covered foreign person”, as that term is defined in the Outbound Investment Rules in place as of the date of this Agreement. ARTICLE VII EVENTS OF DEFAULT Section 7.01 Events of Default. In case of the happening of any of the following events (each, an “Event of Default”): (a) any representation or warranty made or deemed made by the Borrower or any Guarantor herein or in any other Loan Document or any certificate or document delivered pursuant hereto or thereto shall prove to have been false or misleading in any material respect when so made or deemed made and, to the extent ca- pable of being cured, including by a restatement of any relevant financial statements, such false or misleading repre- sentation or warranty remains incorrect for a period of 30 days after notice thereof from the Administrative Agent to the Borrower; (b) default shall be made in the payment of any principal of any Loan or any L/C Obligation when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepay- ment thereof or by acceleration thereof or otherwise; (c) default shall be made in the payment of any interest on any Loan or L/C Obligation or in the payment of any Fee or any other amount (other than an amount referred to in clause (b) above) due under any Loan Document, when and as the same shall become due and payable, and such default shall continue unremedied for a period of five (5) Business Days; (d) default shall be made in the due observance or performance by the Borrower of any cove- nant, condition or agreement contained in Section 5.01(a) (solely with respect to the Borrower), Section 5.05(a)(i) (it being agreed that any Default or Event of Default arising by reason of a failure to comply therewith shall be deemed to be cured upon the giving of notice or the cure of the underlying Default or Event of Default unless a Responsible Officer of the Borrower had knowledge of such Default or Event of Default at the time that it failed to promptly pro- vide notice thereof) or Section 5.08 or in Article VI (except Section 6.09(b)); (e) default shall be made in the due observance or performance by the Borrower or any of the Guarantors of any covenant, condition or agreement contained in any Loan Document (other than those specified in clauses (b), (c) and (d) above and Section 6.09(b)) and such default shall continue unremedied for a period of thirty (30) days after notice thereof from the Administrative Agent to the Borrower; (f) (i) any event or condition occurs that (A) results in the principal of any Material Indebt- edness becoming due prior to its scheduled maturity or (B) enables or permits (with all applicable grace and notice periods having expired) the holder or holders of any Material Indebtedness or any trustee or agent on its or their be- half to cause any such Material Indebtedness to become due (or in the case of any such Material Indebtedness in the form of a Guarantee, to cause such Guarantee to become payable), or to require the prepayment, repurchase, re- demption or defeasance thereof, prior to its scheduled maturity, in each case without such Material Indebtedness having been discharged, or any such event of or condition having been cured promptly; or (ii) any of the Borrower or any of the Restricted Subsidiaries shall fail to pay the principal of any Material Indebtedness when due and owing (in each case of clauses (i) and (ii), with all applicable grace and notice periods having expired); provided that sub- clause (i) of this clause (f) shall not apply to: (1) any secured Indebtedness that becomes due as a result of a disposi- tion, transfer, condemnation, insured loss or similar event with respect to the property or assets securing such In- debtedness, (2) termination events or similar events occurring under any Hedging Agreement that constitutes Mate- rial Indebtedness (other than any failure to make any payment required as a result of any such termination event or similar event) and conversion events under any convertible Indebtedness; (3) any breach or default that (A) has been

339441540 v11 -100- remedied by the Borrower or the applicable Restricted Subsidiary or (B) has been waived (including in the form of an amendment) by the required holders of the applicable item of Indebtedness and is no longer continuing, in each case, prior to any acceleration of Loans and Commitments pursuant to this Section 7.01; (4) any customary offer to repurchase provisions upon an asset sale; (5) customary debt and equity proceeds prepayment requirements con- tained in any bridge or other interim credit facility; (6) Indebtedness of any Person assumed in connection with the acquisition of such person to the extent that such Indebtedness is repaid as required by the terms thereof as a result of the acquisition of such person, (7) any early payment requirement or unwinding or termination with respect to any Permitted Bond Hedge Transaction or Permitted Warrant Transaction, or satisfaction of any condition giving rise to or permitting the foregoing, in accordance with the terms thereof, so long as, in any such case, the Borrower or ap- plicable Loan Party is not the “defaulting party” or “affected party” (or substantially equivalent term) under the terms of such Permitted Bond Hedge Transaction or Permitted Warrant Transaction, as applicable, or (8) the re- demption of any Indebtedness incurred to finance an acquisition pursuant to any special mandatory redemption fea- ture that is triggered as a result of the failure of such acquisition to occur; (g) there shall have occurred a Change of Control; (h) an involuntary proceeding shall be commenced or an involuntary petition shall be filed in a court of competent jurisdiction seeking (i) relief in respect of the Borrower or any Material Subsidiary, or of a sub- stantial part of the property or assets of the Borrower or any Material Subsidiary, under the Bankruptcy Code or any other federal, state or foreign bankruptcy, insolvency, receivership or any other Debtor Relief Law, (ii) the appoint- ment of a receiver, trustee, custodian, sequestrator, conservator, examiner, liquidator or similar official for the Bor- rower or any Material Subsidiary or for a substantial part of the property or assets of the Borrower or any Material Subsidiary or (iii) the winding-up, liquidation, reorganization, dissolution, compromise, arrangement or other relief of the Borrower or any Material Subsidiary (except in a transaction permitted hereunder); and, in any such case, such proceeding or petition shall continue undismissed for sixty (60) days or an order or decree approving or order- ing any of the foregoing shall be entered; (i) the Borrower or any Material Subsidiary shall (i) voluntarily commence any proceeding or file any petition seeking relief under the Bankruptcy Code, as now constituted or hereafter amended, or any other federal, state or foreign bankruptcy, insolvency, receivership or any other Debtor Relief Law, (ii) consent to the in- stitution of, or fail to contest in a timely and appropriate manner, any proceeding or the filing of any petition de- scribed in clause (h) above, (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestra- tor, conservator, examiner, liquidator or similar official for the Borrower or any Material Subsidiary or for a sub- stantial part of the property or assets of the Borrower or any Material Subsidiary, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the bene- fit of creditors or (vi) become unable or fail generally to pay its debts as they become due; (j) the failure by the Borrower or any Material Subsidiary to pay one or more final judg- ments aggregating in excess of $100,000,000, to the extent not covered by insurance (a “Material Judgment”), which judgments are not discharged or effectively waived or stayed for a period of sixty (60) consecutive days, or any ac- tion shall be legally taken by a judgment creditor to attach or levy upon assets or properties of the Borrower or any Material Subsidiary to enforce any such Material Judgment; (k) (i) an ERISA Event occurs that has resulted or would reasonably be expected to result in liability of the Borrower or any Restricted Subsidiary or any ERISA Affiliate under Title IV of ERISA in an aggre- gate amount that would reasonably be expected to result in a Material Adverse Effect or (ii) the Borrower or any Restricted Subsidiary or any ERISA Affiliate fails to pay when due, after the expiration of any applicable grace pe- riod, any installment payment with respect to its Withdrawal Liability under Section 4201 of ERISA under a Mul- tiemployer Plan in an aggregate amount that would reasonably be expected to have a Material Adverse Effect; (l) (i) any security interest purported to be created by any Security Document and to extend to assets that constitute a material portion of the Collateral shall cease to be, or shall be asserted in writing by the Borrower or any other Loan Party not to be, a valid and perfected security interest (perfected as or having priority required by this Agreement or the Security Documents and solely to the extent such perfection may be achieved by the taking of actions expressly required by this Agreement or the Security Documents to have been taken) subject to such limitations and restrictions as are set forth herein and in the Security Documents in the securities, assets or

339441540 v11 -101- properties covered thereby, except to the extent that any such loss of perfection or priority results from either the Collateral Agent no longer having possession of certificates actually delivered to it representing securities pledged under the Collateral Agreement or a Uniform Commercial Code filing having lapsed because a Uniform Commer- cial Code continuation statement was not filed in a timely manner (so long as such circumstance does not result from the breach or non-compliance with the Loan Documents by any Loan Party), or (ii) a material portion of the Guaran- tees pursuant to the Loan Documents by the Guarantors guaranteeing the Obligations, shall cease to be in full force and effect (other than in accordance with the terms thereof), or shall be asserted in writing by the Borrower or any other Loan Party not to be in effect or not to be legal, valid and binding obligations (other than in accordance with the terms thereof); or (m) (i) any material provision of any Loan Document shall for any reason (other than as ex- pressly permitted hereunder or thereunder or satisfaction in full of all the Obligations (other than contingent indem- nification obligations as to which no claim has been asserted)) cease to be a legal, valid and binding obligation of any party thereto in accordance with its terms or (ii) any Loan Document shall for any reason be asserted in writing by the Borrower or any Guarantor not to be a legal, valid and binding obligation of any party thereto, then, and in every such event (other than an event with respect to the Borrower described in clause (h) or (i) above), and at any time thereafter during the continuance of such event, the Administrative Agent, at the request of the Re- quired Lenders shall, by notice to the Borrower, take any or all of the following actions, at the same or different times: (i) terminate forthwith the Commitments, (ii) declare the Loans then outstanding to be forthwith due and pay- able in whole or in part (in which case any principal not so declared to be due and payable may thereafter be de- clared to be due and payable), whereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and any unpaid accrued Fees and all other liabilities of the Borrower accrued hereunder and under any other Loan Document, shall become forthwith due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived by the Borrower, anything contained herein or in any other Loan Document to the contrary notwithstanding and (iii) if the Commitments have been terminated pursuant to clause (i) above, demand Cash Collateral pursuant to Section 2.05(j); and in any event with respect to the Borrower described in clause (h) or (i) above, the Commitments shall automatically terminate and the principal of the Loans then outstanding, together with accrued interest thereon and any unpaid accrued Fees and all other liabili- ties of the Borrower accrued hereunder and under any other Loan Document, shall automatically become due and payable and the Administrative Agent shall be deemed to have made a demand for Cash Collateral to the full extent permitted under Section 2.05(j), without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived by the Borrower, anything contained herein or in any other Loan Document to the con- trary notwithstanding. ARTICLE VIII THE ADMINISTRATIVE AGENT AND OTHER AGENTS Section 8.01 Appointment. (i) Each of the Lenders hereby irrevocably appoints JPMorgan to act on its behalf as the Administrative Agent hereunder and under the other Loan Documents and authorizes the Administra- tive Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto, and (ii) each of the Lenders hereby irrevocably appoints JPMorgan to act on its behalf as the Collateral Agent hereunder and under the other Loan Documents and authorizes the Collateral Agent to take such actions on its behalf and to exercise such powers as are delegated to the Collateral Agent by the terms hereof or thereof, together with such ac- tions and powers as are reasonably incidental thereto. Each Lender and each Issuing Bank hereby irrevocably desig- nates and appoints the Administrative Agent as the agent of such Lender under this Agreement and the other Loan Documents. Notwithstanding any provision to the contrary elsewhere in this Agreement, the Administrative Agent shall not have any duties or responsibilities, except those expressly set forth herein, or any fiduciary or trustee rela- tionship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against the Administrative Agent. Each Secured Party, whether or not a party hereto, will be deemed, by its acceptance of the benefits of the Collateral and the Guarantees of the Obligations provided under the Loan Documents, to have agreed to the provision of this Arti- cle. The provisions of this Article VIII (other than the final paragraph of Section 8.12 hereof) are solely for the bene- fit of the Administrative Agent, the Lenders and the Issuing Banks, and neither the Borrower nor any other Loan

Party shall have any rights as a third-party beneficiary of any such provisions. It is understood and agreed that the use of the term "agent" as used herein or in any other Loan Documents (or any similar term) with reference to the Administrative Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable Requirement of Law. Instead, such term is used as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties. Additionally, each Lender agrees that it will not assert any claim against the Administrative Agent based on an alleged breach of fiduciary duty by the Administrative Agent in connection with this Agreement and/or the transactions contemplated hereby.

Section 8.02 Delegation of Duties. The Administrative Agent and the Collateral Agent may execute any of their respective duties under this Agreement and the other Loan Documents (including for purposes of holding or enforcing any Lien on the Collateral (or any portion thereof)) by or through agents, employees or attorneys-in-fact and shall be entitled to advice of counsel and other consultants or experts concerning all matters pertaining to such duties. The Administrative Agent and Collateral Agent shall not be responsible for the negligence or misconduct of any such agents, employees or attorneys-in-fact selected by it. Each Agent may also from time to time, when it deems it to be necessary or desirable, appoint one or more trustees, co-trustees, collateral co-agents, collateral subagents or attorneys-in-fact (each, a "Subagent") for purposes of performing any function to be performed by the Administrative Agent or Collateral Agent hereunder (including, without limitation, for purposes of performing any or all functions that would otherwise be performed by the Administrative Agent and/or the Collateral Agent for a particular Class of Lenders); provided, that, unless otherwise specified by the Administrative Agent or Collateral Agent to the Lenders and the Borrower, no such Subagent shall be authorized to take any action with respect to any Collateral unless and except to the extent expressly authorized in writing by the Administrative Agent or the Collateral Agent. Should any instrument in writing from the Borrower or any other Loan Party be required by any Subagent so appointed by an Agent to more fully or certainly vest in and confirm to such Subagent such rights, powers, privileges and duties, the Borrower shall, or shall cause such Loan Party to, execute, acknowledge and deliver any and all such instruments promptly upon request by such Agent. If any Subagent, or successor thereto, shall become incapable of acting, resign or be removed, all rights, powers, privileges and duties of such Subagent, to the extent permitted by law, shall automatically vest in and be exercised by the Administrative Agent or the Collateral Agent until the appointment of a new Subagent. No Agent shall be responsible for the negligence or misconduct of any agent, attorney-in-fact or Subagent that it selects.

Section 8.03 Exculpatory Provisions. None of the Agents, their respective Affiliates or any of their respective officers, directors, employees, agents, attorneys-in-fact or affiliates shall be (a) liable for any action lawfully taken or omitted to be taken by it or such person under or in connection with this Agreement or any other Loan Document (except to the extent that any of the foregoing are found by a final and non-appealable decision of a court of competent jurisdiction to have resulted from its or such person's own gross negligence or willful misconduct) or (b) responsible in any manner to any of the Lenders for any recitals, statements, representations or warranties made by any Loan Party or any officer thereof contained in this Agreement or any other Loan Document or in any certificate, report, statement or other document referred to or provided for in, or received by any Agent under or in connection with, this Agreement or any other Loan Document or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document or for any failure of any Loan Party a party thereto to perform its obligations hereunder or thereunder. No Agent shall be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of any Loan Party. No Agent shall have any duties or obligations except those expressly set forth herein and in the other Loan Documents. Without limiting the generality of the foregoing, (a) no Agent shall not be subject to any fiduciary or other implied duties, regardless of whether a Default or Event of Default has occurred and is continuing, (b) no Agent shall have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated by the Loan Documents that the respective Agent is required to exercise in writing as directed by the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents); provided that, the Agents may seek clarification or direction from the Required Lenders prior to the exercise of any such instructed action and may refrain from acting until such clarification or direction has been provided; provided, further, that no Agent shall be required to take any action that, in its opinion or the opinion of its counsel, may expose the Administrative Agent to liability or that is contrary to any Loan Document or applicable Requirements of Law, including, for the avoidance of doubt, any action that may be in violation of the automatic stay under any Debtor Relief Laws and (c) no Agent shall, except as

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expressly set forth herein and in the other Loan Documents, have any duty to disclose, and shall be liable for the failure to disclose, any information relating to the Borrower or any of its Restricted Subsidiaries or any of their respective Affiliates that is communicated to or obtained by such Agent or any of its Affiliates in any capacity. The Agents shall be deemed not to have knowledge of any Default or Event of Default unless and until written notice describing such Default or Event of Default is given to the Agent in accordance with Section 8.05. No Agent shall be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default or Event of Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document, or the creation, perfection or priority of any Lien purported to be created by the Security Documents, (v) the value or the sufficiency of any Collateral, or (vi) the satisfaction of any condition set forth in Article IV or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent. No Administrative Agent shall be responsible or have any liability for, or have any duty to ascertain, inquire into, monitor or enforce, compliance with the provisions hereof relating to Disqualified Lenders. Without limiting the generality of the foregoing, no Administrative Agent shall (x) be obligated to ascertain, monitor or inquire as to whether any Lender or Participant or prospective Lender or Participant is a Disqualified Lender or (y) have any liability with respect to or arising out of any assignment or participation of Loans and/or Commitments, or disclosure of confidential information, to any Disqualified Lender.

Section 8.04 Reliance by the Agents. Each Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) or conversation believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper person. Each Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper person, and shall not incur any liability for relying thereon. In determining compliance with any condition hereunder to any Credit Event that by its terms must be fulfilled to the satisfaction of a Lender or any Issuing Bank, each Agent may presume that such condition is satisfactory to such Lender or Issuing Bank unless such Agent shall have received notice to the contrary from such Lender or Issuing Bank prior to such Credit Event. Each Agent may consult with legal counsel (including counsel to the Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts. Each Agent may deem and treat the Lender specified in the Register with respect to any amount owing hereunder as the owner thereof for all purposes unless a written notice of assignment, negotiation or transfer thereof shall have been filed with such Agent in accordance with Section 9.04. Each Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless it shall first receive such advice or concurrence of the Required Lenders (or, if so specified by this Agreement, all or other Lenders) as it deems appropriate or it shall first be indemnified and exculpated in a manner satisfactory to it by the Lenders against any and all liability and expense that may be incurred by it by reason of taking or continuing to take any such action. Each Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement and the other Loan Documents in accordance with a request of the Required Lenders (or, if so specified by this Agreement, all or other Lenders), and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders and all future holders of the Loans.

Section 8.05 Notice of Default. No Agent shall be deemed to have knowledge or notice of the occurrence of any Default or Event of Default unless such Agent has received written notice from a Lender or the Borrower referring to this Agreement, describing such Default or Event of Default and stating that such notice is a "Notice of Default." In the event that the Administrative Agent receives such a notice, the Administrative Agent shall give notice thereof to the Lenders. The Administrative Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the Required Lenders (or, if so specified by the Loan Documents, all or any other specified group of Lenders); provided, that unless and until the Administrative Agent shall have received such directions, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of the Lenders.

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339441540 v11 -104- Section 8.06 Non-Reliance on the Agents, Arrangers and Other Lenders. Each Lender and Issuing Bank expressly acknowledges that none of the Agents, any Arranger or any of their respective Related Parties have made any representations or warranties to it and that no act by any Agent or any Arranger hereafter taken, including any review of the affairs of a Loan Party or any affiliate of a Loan Party, shall be deemed to constitute any represen- tation or warranty by any Agent or any Arranger to any Lender. Each Lender and Issuing Bank represents to the Agents that it has, independently and without reliance upon any Agent, any Arranger or any other Lender or any of their respective Related Parties, and based on such documents and information as it has deemed appropriate, made its own appraisal of, and investigation into the business, operations, property, financial and other condition and cre- ditworthiness of, the Loan Parties and their affiliates and made its own decision to make its Loans hereunder and enter into this Agreement. Each Lender also represents that it will, independently and without reliance upon any Agent, any Arranger or any other Lender or any of their respective Related Parties, and based on such documents and information (which may contain material non-public information within the meaning of the United States securi- ties laws concerning the Loan Parties and their Affiliates) as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents or any related agreement or any document furnished hereunder or thereunder and in deciding whether or the extent to which it will continue as a Lender or assign or otherwise transfer its rights, interests and ob- ligations hereunder, and to make such investigation as it deems necessary to inform itself as to the business, opera- tions, property, financial and other condition and creditworthiness of the Loan Parties and their affiliates. Except for notices, reports and other documents expressly required to be furnished to the Lenders by the Administrative Agent hereunder, no Administrative Agent shall have any duty or responsibility to provide any Lender, any other Agent with any credit or other information concerning the business, operations, property, condition (financial or other- wise), prospects or creditworthiness of any Loan Party or any affiliate of a Loan Party that may come into the pos- session of the Administrative Agent or any of its Related Parties. Each Lender and Issuing Bank represents and warrants to the Administrative Agent that (a) the Loan Docu- ments set forth the terms of a commercial lending facility and (b) it is engaged in the making, acquiring, purchasing or holding commercial loans in the ordinary course and is entering into this Agreement and the other Loan Docu- ments to which it is a party to as a Lender for the purpose of making, acquiring, purchasing and/or holding the com- mercial loans set forth herein as may be applicable to it, and not for the purpose of investing in the general perfor- mance or operations of the Borrower and/or any Loan Party, or for the purpose of making, acquiring, purchasing or holding any other type of financial instrument such as security. Each Lender also acknowledges and agrees that it will not assert any claim under federal or state securities law or otherwise in contravention of this Section 8.06. Section 8.07 Indemnification. The Lenders agree to indemnify the Administrative Agent and the Issu- ing Banks agree to indemnify each other Issuing Bank, in each case in its capacity as such (to the extent not reim- bursed by the Borrower and without limiting the obligation of the Borrower to do so), in the amount of its pro rata share (based on, in the case of the indemnification of the Administrative Agent, its aggregate Revolving Facility Credit Exposure and L/C Exposure, and in the case of the indemnification of an Issuing Bank, its L/C Exposure (in each case, determined at the time such indemnity is sought or, if the respective Obligations have been repaid in full, as determined immediately prior to such repayment in full)), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever that may at any time (whether before or after the payment of the Loans) be imposed on, incurred by or asserted against such Agent or such Issuing Bank in any way relating to or arising out of the Commitments, this Agreement, any of the other Loan Documents or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by such Agent or Issuing Bank under or in connec- tion with any of the foregoing; provided that no Lender shall be liable for the payment of any portion of such liabili- ties, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements that are found by a final and non-appealable decision of a court of competent jurisdiction to have resulted from such Agent’s or Issuing Bank’s gross negligence or willful misconduct. The failure of any Lender to reimburse any Agent or any Issuing Bank, as the case may be, promptly upon demand for its ratable share of any amount required to be paid by the Lenders to such Agent or Issuing Bank, as the case may be, as provided herein shall not relieve any other Lender of its obligation hereunder to reimburse such Agent or such Issuing Bank, as the case may be, for its ratable share of such amount, but no Lender shall be responsible for the failure of any other Lender to reimburse such Agent or Issu- ing Bank, as the case may be, for such other Lender’s ratable share of such amount. The agreements in this Section 8.07 shall survive the payment of the Loans and all other amounts payable hereunder.

339441540 v11 -105- Section 8.08 Agents in Their Individual Capacity. Each Agent and its affiliates may make loans to, accept deposits from, own securities of, act as the financial advisor or in any other advisory capacity for and gener- ally engage in any kind of banking, trust or other business with any Loan Party as though such Agent were not an Agent. With respect to its Loans made or renewed by it and with respect to any Letter of Credit issued, or Letter of Credit participated in, by it, each Agent shall have the same rights and powers under this Agreement and the other Loan Documents as any Lender and may exercise the same as though it were not an Agent, and the terms “Lender,” “Lenders” and “Required Lenders” and any similar term shall, unless the context clearly otherwise indicates, include each Agent in its individual capacity as a Lender or Required Lender, as applicable. Section 8.09 Successor Administrative Agent. (a) The Administrative Agent may resign as Administrative Agent under this Agreement and the other Loan Documents upon thirty (30) days’ notice to the Lenders and the Borrower. Upon any such resigna- tion, the Required Lenders shall have the right, subject to the consent of the Borrower (so long as no Specified Event of Default shall have occurred and be continuing) (which consent of the Borrower shall not be unreasonably with- held or delayed), to appoint a successor which shall be a bank with an office in the United States, or an Affiliate of any such bank with an office in the United States, whereupon such successor agent shall succeed to the rights, pow- ers and duties of the Administrative Agent, and the term “Administrative Agent” shall mean such successor agent effective upon such appointment and approval, and the former Administrative Agent’s rights, powers and duties as Administrative Agent shall be terminated, without any other or further act or deed on the part of such former Ad- ministrative Agent or any of the parties to this Agreement or any holders of the Loans. If no successor agent has ac- cepted appointment as Administrative Agent by the date that is thirty (30) days following a retiring Administrative Agent’s notice of resignation, the retiring Administrative Agent’s resignation shall nevertheless thereupon become effective, and the applicable Lenders shall assume and perform all of the duties of the Administrative Agent hereun- der until such time, if any, as the applicable Required Lenders appoint a successor agent as provided for above. Af- ter any retiring Administrative Agent’s resignation as Administrative Agent, the provisions of this Article VIII and Section 9.05 shall inure to its benefit as to any actions taken or omitted to be taken by it, its Subagents and their re- spective Related Parties while it was Administrative Agent under this Agreement and the other Loan Documents. (b) The Collateral Agent may resign as Collateral Agent under this Agreement and the other Loan Documents upon thirty (30) days’ notice to the Lenders and the Borrower. Upon any such resignation, then the Required Lenders shall have the right, subject to the consent of the Borrower (so long as no Specified Event of De- fault shall have occurred and be continuing) (which consent of the Borrower shall not be unreasonably withheld or delayed), to appoint a successor which shall be a bank with an office in the United States, or an Affiliate of any such bank with an office in the United States, whereupon such successor agent shall succeed to the rights, powers and duties of the Collateral Agent, and the term “Collateral Agent” shall mean such successor agent effective upon such appointment and approval, and the former Collateral Agent’s rights, powers and duties as Collateral Agent shall be terminated, without any other or further act or deed on the part of such former Collateral Agent or any of the parties to this Agreement or any holders of the Loans. If no successor agent has accepted appointment as Collateral Agent by the date that is thirty (30) days following a retiring Collateral Agent’s notice of resignation, the retiring Collateral Agent’s resignation shall nevertheless thereupon become effective (except that in the case of any collateral security held by the Collateral Agent on behalf of the Secured Parties under any of the Loan Documents, the retiring Collat- eral Agent shall continue to hold such collateral security as nominee until such time as a successor Collateral Agent is appointed), and the Lenders shall assume and perform all of the duties of the Collateral Agent hereunder until such time, if any, as the Required Lenders appoint a successor agent as provided for above. After any retiring Collat- eral Agent’s resignation as Collateral Agent, the provisions of this Article VIII and Section 9.05 shall inure to its benefit as to any actions taken or omitted to be taken by it, its Subagents and their respective Related Parties while it was Collateral Agent under this Agreement and the other Loan Documents. Section 8.10 Arrangers, Etc. Notwithstanding any other provision of this Agreement or any provision of any other Loan Document, each of the persons named on the cover page hereof as “lead left arranger,” “joint lead arranger,” or “joint bookrunner,” is named as such for recognition purposes only, and in its capacity as such shall have no rights, duties, responsibilities or liabilities with respect to this Agreement or any other Loan Document, ex- cept that each such person and its Affiliates shall be entitled to the rights expressly stated to be applicable to them in Sections 9.05 and 9.17 (subject to the applicable obligations and limitations as set forth therein).

339441540 v11 -106- Section 8.11 Security Documents and Agents. The Lenders and the other Secured Parties authorize the Agents to release any Collateral or Guarantors in accordance with Section 9.17 or if approved, authorized or ratified in accordance with Section 9.08. (a) The Lenders and the other Secured Parties hereby irrevocably authorize and instruct the Agents to, without any further consent of any Lender or any other Secured Party, enter into (or acknowledge and consent to) or amend, renew, extend, supplement, restate, replace, waive or otherwise modify any Acceptable Inter- creditor Agreement. The Lenders and the other Secured Parties irrevocably agree that (x) any Agent may rely exclu- sively on a certificate of a Responsible Officer of the Borrower as to whether any such other Liens are permitted hereunder and as to the respective assets constituting Collateral that secure (and are permitted to secure) such In- debtedness hereunder and (y) any Acceptable Intercreditor Agreement shall be binding on the Secured Parties, and each Lender and the other Secured Parties hereby agrees that it will take no actions contrary to the provisions of any Acceptable Intercreditor Agreement. Furthermore, the Lenders and the other Secured Parties hereby authorize the Administrative Agent and the Collateral Agent to release any Lien on any property granted to or held by the Admin- istrative Agent or the Collateral Agent under any Loan Document (i) to the holder of any Lien on such property that is permitted by clause (c), (i), (j) (solely with respect to appeal bonds or letters of credit referred to in such clause), (v) or (hh) of Section 6.02 in each case to the extent the contract or agreement pursuant to which such Lien is granted prohibits any other Liens on such property or (ii) that is or becomes Excluded Property; provided, that prior to any such request, the Borrower shall, if requested by the Administrative Agent, have in each case delivered to the Administrative Agent, a certificate of a Responsible Officer of the Borrower certifying (x) that such Lien is permit- ted under this Agreement, (y) in the case of a request pursuant to clause (i) of this sentence, that the contract or agreement pursuant to which such Lien is granted prohibits any other Lien on such property and (z) in the case of a request pursuant to clause (ii) of this sentence, that (A) such property is or has become Excluded Property and (B) if such property has become Excluded Property as a result of a contractual restriction, such restriction does not violate Section 6.08. Section 8.12 Right to Realize on Collateral and Enforce Guarantees. In case of the pendency of any proceeding under any Debtor Relief Laws or other judicial proceeding relative to any Loan Party, (i) the Administra- tive Agent (irrespective of whether the principal of any Obligation shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Borrower) shall be entitled and empowered, by intervention in such proceeding or otherwise (A) to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of any or all of the Ob- ligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders, the Issuing Banks and the Administrative Agent and any Subagents allowed in such judicial proceeding, and (B) to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same, and (ii) any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender and Issuing Bank to make such payments to the Administrative Agent and, if the Administrative Agent shall consent to the making of such pay- ments directly to the Lenders and the Issuing Banks, to pay to the Administrative Agent any amount due for the rea- sonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and coun- sel, and any other amounts due to the Administrative Agent under the Loan Documents. Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender or Issuing Bank any plan of reorganization, arrangement, adjustment or composition affecting the Obliga- tions or the rights of any Lender or Issuing Bank or to authorize the Administrative Agent to vote in respect of the claim of any Lender or Issuing Bank in any such proceeding. Anything contained in any of the Loan Documents to the contrary notwithstanding, the Borrower, the Ad- ministrative Agent, the Collateral Agent and each Secured Party hereby agree that (a) no Secured Party shall have any right individually to realize upon any of the Collateral or to enforce any Obligation or any Guarantee set forth in any Loan Document, it being understood and agreed that all powers, rights and remedies hereunder may be exer- cised solely by the Administrative Agent, on behalf of the Secured Parties, in accordance with the terms hereof and all powers, rights and remedies under the Security Documents may be exercised solely by the Collateral Agent; pro- vided that, notwithstanding the foregoing, the Lenders may exercise the set-off rights contained in Section 9.06 in the manner set forth therein, and (b) in the event of a foreclosure by the Collateral Agent on any of the Collateral pursuant to a public or private sale or other disposition, the Collateral Agent or any Lender may be the purchaser or

339441540 v11 -107- licensor of any or all of such Collateral at any such sale or other disposition and the Collateral Agent, as agent for and representative of the Secured Parties (but not any Lender or Lenders in its or their respective individual capaci- ties unless the Required Lenders shall otherwise agree in writing), shall be entitled, for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of the Collateral sold at any such public sale, to use and apply any of the Obligations as a credit on account of the purchase price for any collateral payable by the Collateral Agent at such sale or other Disposition. Section 8.13 Withholding Tax. To the extent required by any applicable Requirement of Law, the Ad- ministrative Agent may withhold from any payment to any Lender an amount equivalent to any applicable withhold- ing Tax. If the IRS or any authority of the United States or other jurisdiction asserts a claim that the Administrative Agent did not properly withhold Tax from amounts paid to or for the account of any Lender for any reason (includ- ing because the appropriate form was not delivered or properly executed, or because such Lender failed to notify the Administrative Agent of a change in circumstances that rendered the exemption from, or reduction of, withholding Tax ineffective), such Lender shall indemnify the Administrative Agent (to the extent that the Administrative Agent has not already been reimbursed by any applicable Loan Party and without limiting the obligation of any applicable Loan Party to do so) fully for all amounts paid, directly or indirectly, by the Administrative Agent as Tax or other- wise, including penalties, fines, additions to Tax and interest, together with all expenses incurred, including legal expenses, allocated staff costs and any out-of-pocket expenses, whether or not such Taxes are correctly or legally imposed or asserted by the relevant Governmental Authority. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under this Agreement or any other Loan Document or any other source against any amount due to the Administrative Agent under this Section 8.13. For purposes of this Section 8.13, the term “Lender” includes any Issuing Bank. The agreements in this Section 8.13 shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the re- placement of, a Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all obli- gations under any Loan Document. Section 8.14 Certain ERISA Matters. (a) Each Lender (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent and not, for the avoidance of doubt, to or for the benefit of the Borrower or any other Loan Party, that at least one of the following is and will be true: (i) such Lender is not using “plan assets” (within the meaning of Section 3(42) of ERISA or otherwise) of one or more Benefit Plans with respect to such Lender’s entrance into, participation in, ad- ministration of and performance of the Loans, the Letters of Credit, the Commitments or this Agreement, (ii) the transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95- 60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class ex- emption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement, (iii) (A) such Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform the Loans, the Letters of Credit, the Commitments and this Agreement, (C) the entrance into, participation in, admin- istration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement satisfies the requirements of sub-sections (b) through (g) of Part I of PTE 84-14 and (D) to the best knowledge of such Lender, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement, or

339441540 v11 -108- (iv) such other representation, warranty and covenant as may be agreed in writing between the Administrative Agent, in its sole discretion, and such Lender. (b) In addition, unless either (1) sub-clause (i) in the immediately preceding clause (a) is true with respect to a Lender or (2) a Lender has provided another representation, warranty and covenant in accordance with sub-clause (iv) in the immediately preceding clause (a), such Lender further (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent and not, for the avoidance of doubt, to or for the benefit of the Borrower or any other Loan Party, that no Ad- ministrative Agent is a fiduciary with respect to the assets of such Lender involved in such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement (including in connection with the reservation or exercise of any rights by the Administrative Agent under this Agreement, any Loan Document or any documents related hereto or thereto). Section 8.15 Erroneous Payments. (a) Each Lender and each Issuing Bank hereby agrees that (x) if the Administrative Agent notifies such Lender or Issuing Bank that the Administrative Agent has determined in its sole discretion that any funds received by such Lender or Issuing Bank from the Administrative Agent or any of its Affiliates (whether as a payment, prepayment or repayment of principal, interest, fees or otherwise; individually and collectively, a “Pay- ment”) were erroneously transmitted to such Lender or Issuing Bank (whether or not known to such Lender or Issu- ing Bank) and demands the return of such Payment (or a portion thereof), such Lender or Issuing Bank shall promptly, but in no event later than one Business Day thereafter (or such later date as the Administrative Agent, may, in its sole discretion, specify in writing), return to the Administrative Agent the amount of any such Payment (or portion thereof) as to which such a demand was made in same day funds, together with interest thereon (except to the extent waived in writing by the Administrative Agent) in respect of each day from and including the date such Payment (or portion thereof) was received by such Lender or Issuing Bank to the date such amount is repaid to the Administrative Agent at the greater of the NYFRB Rate and a rate determined by the Administrative Agent in ac- cordance with banking industry rules on interbank compensation from time to time in effect, and (y) to the extent permitted by applicable law, such Lender or Issuing Bank shall not assert, and hereby waives, as to the Administra- tive Agent, any claim, counterclaim, defense or right of set-off or recoupment with respect to any demand, claim or counterclaim by the Administrative Agent for the return of any Payments received, including without limitation any defense based on “discharge for value” or any similar doctrine. A notice of the Administrative Agent to any Lender or any Issuing Bank under this Section 8.15 shall be conclusive, absent manifest error. (b) Each Lender and each Issuing Bank hereby further agrees that if it receives a Payment from the Administrative Agent or any of its Affiliates (x) that is in a different amount than, or on a different date from, that specified in a notice of payment sent by the Administrative Agent (or any of its Affiliates) with respect to such Payment (a “Payment Notice”) or (y) that was not preceded or accompanied by a Payment Notice, it shall be on notice, in each such case, that an error has been made with respect to such Payment. Each Lender and each Issuing Bank agrees that, in each such case, or if it otherwise becomes aware a Payment (or portion thereof) may have been sent in error, such Lender or Issuing Bank shall promptly notify the Administrative Agent of such occurrence and, upon demand from the Administrative Agent, it shall promptly, but in no event later than one Business Day thereaf- ter (or such later date as the Administrative Agent, may, in its sole discretion, specify in writing), return to the Ad- ministrative Agent the amount of any such Payment (or portion thereof) as to which such a demand was made in same day funds, together with interest thereon (except to the extent waived in writing by the Administrative Agent) in respect of each day from and including the date such Payment (or portion thereof) was received by such Lender or Issuing Bank, as applicable, to the date such amount is repaid to the Administrative Agent at the greater of the NYFRB Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on inter- bank compensation from time to time in effect. (c) The Borrower and each other Loan Party hereby agrees that (x) in the event an erroneous Payment (or portion thereof) are not recovered from any Lender or any Issuing Bank that has received such Payment (or portion thereof) for any reason, the Administrative Agent shall be subrogated to all the rights of such Lender or Issuing Bank with respect to such amount and (y) an erroneous Payment shall not pay, prepay, repay, discharge or otherwise satisfy any Obligations owed by the Borrower or any other Loan Party.

(d) Each party's obligations under this Section 8.15 shall survive the resignation or replacement of the Administrative Agent or any transfer of rights or obligations by, or the replacement of, a Lender or Issuing Bank the termination of the Commitments or the repayment, satisfaction or discharge of all Obligations under any Loan Document.

Section 8.16 Borrower Communications

(a) The Administrative Agent, the Lenders and the Issuing Banks agree that the Borrower may, but shall not be obligated to, make any Borrower Communications to the Administrative Agent through an electronic platform chosen by the Administrative Agent to be its electronic transmission system (the "***Approved Borrower Portal***").

(b) Although the Approved Borrower Portal and its primary web portal are secured with generally-applicable security procedures and policies implemented or modified by the Administrative Agent from time to time (including, as of the Effective Date, a user ID/password authorization system), each of the Lenders, each of the Issuing Banks and the Borrower acknowledges and agrees that the distribution of material through an electronic medium is not necessarily secure, that the Administrative Agent is not responsible for approving or vetting the representatives or contacts of the Borrower that are added to the Approved Borrower Portal, and that there may be confidentiality and other risks associated with such distribution. Each of the Lenders, each of the Issuing Banks and the Borrower hereby approves distribution of Borrower Communications through the Approved Borrower Portal and understands and assumes the risks of such distribution.

(c) THE APPROVED BORROWER PORTAL IS PROVIDED "AS IS" AND "AS AVAILABLE". THE APPLICABLE PARTIES (AS DEFINED BELOW) DO NOT WARRANT THE ACCURACY OR COMPLETENESS OF THE BORROWER COMMUNICATION, OR THE ADEQUACY OF THE APPROVED BORROWER PORTAL AND EXPRESSLY DISCLAIM LIABILITY FOR ERRORS OR OMISSIONS IN THE APPROVED BORROWER PORTAL AND THE BORROWER COMMUNICATIONS. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY THE APPLICABLE PARTIES IN CONNECTION WITH THE BORROWER COMMUNICATIONS OR THE APPROVED BORROWER PORTAL. IN NO EVENT SHALL THE ADMINISTRATIVE AGENT, ANY ARRANGER OR ANY OF THEIR RESPECTIVE RELATED PARTIES (COLLECTIVELY, "***APPLICABLE PARTIES***") HAVE ANY LIABILITY TO ANY LOAN PARTY, ANY LENDER, ANY ISSUING BANK OR ANY OTHER PERSON OR ENTITY FOR DAMAGES OF ANY KIND, INCLUDING DIRECT OR INDIRECT, SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES, LOSSES OR EXPENSES (WHETHER IN TORT, CONTRACT OR OTHERWISE) ARISING OUT OF THE BORROWER'S TRANSMISSION OF BORROWER COMMUNICATIONS THROUGH THE INTERNET OR THE APPROVED BORROWER PORTAL.

"***Borrower Communications***" shall mean, collectively, any Borrowing Request, Interest Election Request, notice of prepayment, notice requesting the issuance, amendment or extension of a Letter of Credit or other notice, demand, communication, information, document or other material provided by or on behalf of any Loan Party pursuant to any Loan Document or the transactions contemplated therein which is distributed by the Borrower to the Administrative Agent through an Approved Borrower Portal.

(d) Each of the Lenders, each of the Issuing Banks and the Borrower agrees that the Administrative Agent may, but (except as may be required by applicable law) shall not be obligated to, store the Borrower Communications on the Approved Borrower Portal in accordance with the Administrative Agent's generally applicable document retention procedures and policies.

(e) Nothing herein shall prejudice the right of the Borrower to give any notice or other communication pursuant to any Loan Document in any other manner specified in such Loan Document.

ARTICLE IX

MISCELLANEOUS

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339441540 v11 -110- Section 9.01 Notices; Communications. (a) Except in the case of notices and other communications expressly permitted to be given by telephone (and except as provided in Section 9.01(b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or regis- tered mail or sent by telecopier or other electronic means as follows, and all notices and other communications ex- pressly permitted hereunder to be given by telephone shall be made to the applicable telephone number, as follows: (i) if to any Loan Party or the Administrative Agent as of the Closing Date, to the address, telecopier number, electronic mail address or telephone number specified for such Person on Schedule Sec- tion 9.01; and (ii) if to any other Lender or Issuing Bank, to the address, telecopier number, elec- tronic mail address or telephone number specified in its Administrative Questionnaire. (b) Notices and other communications to the Lenders and the Issuing Banks hereunder may be delivered or furnished by electronic communication (including e-mail and Internet or intranet websites) pursuant to procedures approved by the Administrative Agent; provided, that the foregoing shall not apply to notices to any Lender or Issuing Bank pursuant to Article II if such Lender or Issuing Bank, as applicable, has notified the Admin- istrative Agent that it is incapable of receiving notices under such Article by electronic communication. The Admin- istrative Agent or the Borrower may, in their discretion, agree to accept notices and other communications to it here- under by electronic communications pursuant to procedures approved by them; provided, that approval of such pro- cedures may be limited to particular notices or communications. (c) Notices sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received. Notices sent by telecopier shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next Business Day for the recipient). Notices delivered through elec- tronic communications to the extent provided in Section 9.01(b) above shall be effective as provided in such Section 9.01(b). (d) Any party hereto may change its address, telecopy number, electronic mail address or telephone number for notices and other communications hereunder by notice to the other parties hereto. (e) Documents required to be delivered pursuant to Section 5.04 (to the extent any such doc- uments are included in materials otherwise filed with the SEC) may be delivered electronically (including as set forth in Section 9.17) and if so delivered, shall be deemed to have been delivered on the date (i) on which the Bor- rower posts such documents, or provides a link thereto on the Borrower’s website on the Internet at the website ad- dress listed on Schedule Section 9.01, or (ii) on which such documents are posted on the Borrower’s behalf on an Internet or intranet website, if any, to which each Lender and the Administrative Agent have access (whether a com- mercial, third-party website or whether sponsored by the Administrative Agent); provided, that the Borrower shall deliver paper copies of such documents to the Administrative Agent or any Lender that requests the Borrower to de- liver such paper copies until a written request to cease delivering paper copies is given by the Administrative Agent or such Lender. Except for such certificates required by Section 5.04(c), the Administrative Agent shall have no ob- ligation to request the delivery or to maintain copies of the documents referred to above, and in any event shall have no responsibility to monitor compliance by the Borrower with any such request for delivery, and each Lender shall be solely responsible for requesting delivery to it or maintaining its copies of such documents. Section 9.02 Survival of Agreement. All covenants, agreements, representations and warranties made by the Loan Parties herein, in the other Loan Documents and in the certificates or other instruments prepared or de- livered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the other parties hereto and shall survive the making by the Lenders of the Loans and the execu- tion and delivery of the Loan Documents and the issuance of the Letters of Credit, regardless of any investigation made by such Persons or on their behalf, and shall continue in full force and effect until the Termination Date. With- out prejudice to the survival of any other agreements contained herein, the provisions of Sections 2.15, 2.16, 2.17 and 9.05 and Article VIII shall survive and remain in full force and effect regardless of the consummation of the

339441540 v11 -111- transactions contemplated hereby, the repayment of the Loans, the occurrence of the Termination Date or the termi- nation of this Agreement or any other Loan Document or any provision hereof or thereof. Section 9.03 Binding Effect. This Agreement shall become effective when it shall have been executed by the Borrower and the Administrative Agent and when the Administrative Agent shall have received copies hereof which, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the Borrower, the Administrative Agent, each Issuing Bank and each Lender and their respective permitted successors and assigns. Section 9.04 Successors and Assigns. (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby (including any Affiliate of an Issuing Bank that issues any Letter of Credit), except that (i) other than as permitted by Section 6.05, the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender (and any attempted assignment or transfer by the Borrower without such consent shall be null and void), (ii) no assignment shall be made to any Person other than an Eligible Transferee, or any Persons who, upon becoming a Lender hereunder, would not be an Eligible Transferee and (iii) no Lender may assign or otherwise transfer its rights or obligations hereunder except in accordance with this Section 9.04. Nothing in this Agreement, expressed or im- plied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby (including any Affiliate of an Issuing Bank that issues any Letter of Credit), Participants (to the extent provided in clause (c) of this Section 9.04), and, to the extent expressly contemplated hereby, the Re- lated Parties of each of the Agents, the Issuing Banks and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement or the other Loan Documents. (b) (i) Subject to the conditions set forth in subclause (ii) below, any Lender may assign all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitments and the Loans at the time owing to it), to any Eligible Transferee, with the prior written consent of: (A) the Borrower (such consent not to be unreasonably withheld, delayed or conditioned); provided that no consent of the Borrower shall be required (x) for an assignment of a Com- mitment or Loan to a Lender, its Affiliates or an Approved Fund of such Lender (provided that the Borrower re- ceives prior written notice thereof) or (y) if a Specified Event of Default has occurred and is continuing, for an as- signment to any Eligible Transferee after the Closing Date; provided that consent of the Borrower shall be deemed given if a written consent request is delivered to a Responsible Officer of the Borrower and the Borrower does not respond to such request for consent within ten (10) Business Days; (B) except in the case of an assignment to a Lender, the Adminis- trative Agent (such consent not to be unreasonably withheld, delayed or conditioned); and (C) each Issuing Bank (such consent, in each case, not to be unrea- sonably withheld, delayed or conditioned); provided that no consent of the Issuing Bank shall be required for an as- signment of all or any portion of any Incremental Term Loan, Revolving Facility Loan or Revolving Facility Com- mitment. (ii) Assignments shall be subject to the following additional conditions: (A) except in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund or an assignment of the entire remaining amount of the assigning Lender’s Commit- ments or Loans under any Facility, the amount of the applicable Commitments or Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Acceptance with respect to such as- signment is delivered to the Administrative Agent) which, in the case of the Revolving Facility or L/C Facility, shall be in minimum increments of $5,000,000 and a minimum amount of $10,000,000, or equal to all of such Lender’s Loans or Commitments, unless each of the Borrower and the Administrative Agent otherwise consent; provided, that no such consent of the Borrower shall be required if an Event of Default has occurred and is continuing; provided,

339441540 v11 -112- further, that such amounts shall be aggregated in respect of each Lender and its Affiliates or Approved Funds (with simultaneous assignments to or by two or more Related Funds being treated as one assignment), if any; (B) each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement; provided, that this clause (B) shall not be construed to prohibit the assignment of a proportionate part of all the assigning Lender’s rights and obligations in respect of one Class of Commitments or Loans; (C) the parties to each assignment shall (1) execute and deliver to the Administrative Agent an Assignment and Acceptance and any form required to be delivered pursuant to Section 2.17 via an electronic settlement system acceptable to the Administrative Agent or (2) if previously agreed with the Administrative Agent, manually execute and deliver to the Administrative Agent an Assignment and Acceptance, in each case together with a processing and recordation fee of $3,500 (which fee may be waived or reduced in the sole discretion of the Administrative Agent); and (D) the Eligible Transferee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire in which the assignee designates one or more credit contacts to whom all syndicate-level information (which may contain material non-public information about the Borrower and its Affiliates and their Related Parties or their respective securities) will be made available and who may receive such information in accordance with the assignee’s compliance procedures and applicable Require- ments of Law, including Federal and state securities laws. For the purposes of this Section 9.04, “Approved Fund” shall mean any Person (other than a natural person) that is engaged in making, purchasing, holding or investing in bank loans and similar extensions of credit in the ordi- nary course and that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers, advises, sub-advises or manages a Lender. Notwithstanding the foregoing or anything to the contrary herein, no Lender shall be permitted to assign or transfer any portion of its rights and obligations under this Agreement to any Person that, at the time of such assign- ment or transfer, is a Defaulting Lender. Any assigning Lender shall, in connection with any potential assignment, provide to the Borrower a copy of its request (including the name of the prospective assignee) concurrently with its delivery of the same request to the Administrative Agent irrespective of whether or not a Specified Event of Default has occurred and is continuing. (iii) Subject to acceptance and recording thereof pursuant to this subclause (iii), from and after the effective date specified in each Assignment and Acceptance the Eligible Transferee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Acceptance, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.15, 2.16, 2.17 and 9.05 (subject to the limitations and requirements of those Sections, including the requirements of Sections 2.17(d) and 2.17(f))). Any assignment or transfer by a Lender of rights or obligations under this Agree- ment that does not comply with this Section 9.04 shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with clause (c) of this Section 9.04. The Ad- ministrative Agent, acting solely for this purpose as a non-fiduciary agent of the Borrower, shall maintain at one of its offices in the United States a copy of each Assignment and Acceptance delivered to it and a register for the re- cordation of the names and addresses of the Lenders, and the applicable Commitments of, and principal and interest amounts of Loans and L/C Exposure owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive absent manifest error, and the Borrower, the Administra- tive Agent, the Issuing Banks and the Lenders shall treat each Person whose name is recorded in the Register pursu- ant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the con- trary. The Register shall be available for inspection by the Borrower, the Issuing Banks and any Lender (with re- spect to such Issuing Banks’ or Lender’s respective interest only in the applicable Register), at any reasonable time and from time to time upon reasonable prior notice. Upon its receipt of a duly completed Assignment and Ac-

339441540 v11 -113- ceptance executed by an assigning Lender and an Eligible Transferee, the Eligible Transferee’s completed Adminis- trative Questionnaire (unless the Eligible Transferee shall already be a Lender hereunder), the processing and re- cordation fee referred to in clause (b)(ii)(C) of this Section 9.04, if applicable, and any written consent to such as- signment required by clause (b) of this Section 9.04, the Administrative Agent shall accept such Assignment and Acceptance and promptly record the information contained therein in the Register; provided, that if either the assign- ing Lender or the assignee shall have failed to make any payment required to be made by it pursuant to Section 2.05(d) or (e), Section 2.06(b), Section 2.18(d) or Section 8.07, the Administrative Agent shall have no obligation to accept such Assignment and Acceptance and record the information therein in the Register unless and until such payment shall have been made in full, together with all accrued interest thereon. No assignment, whether or not evi- denced by a promissory note, shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this subclause (iii). (c) (i) Any Lender may, without the consent of the Borrower, the Administrative Agent or any Issuing Bank, sell participations in Loans and Commitments to one or more Eligible Transferees (a “Partici- pant”) in all or a portion of such Lender’s rights and obligations under this Agreement (including all or a portion of its Commitments and the Loans owing to it); provided, that (A) such Lender’s obligations under this Agreement shall remain unchanged, (B) such Lender shall remain solely responsible to the other parties hereto for the perfor- mance of such obligations, (C) the Borrower, the Administrative Agent, the Issuing Banks and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement and (D) such Lender, Participant and prospective Participant shall continue to be bound by Section 9.16. Any agreement pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and the other Loan Documents and to approve any amendment, modification or waiver of any provision of this Agreement and the other Loan Documents; provided, that such agreement may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver that both (1) directly effects (A) reductions or forgiveness of principal, interest or fees paya- ble in respect of the Loans participated, (B) extensions of final maturity or scheduled amortization of, or date for payment of interest or fees on the Loans in which such participant participates and (C) releases of all or substantially all of the value of the Guarantees of the Obligations, taken as a whole and (D) releases of all or substantially all of the value of the Collateral, taken as a whole and (2) directly and adversely affects such Participant (but, for the avoidance of doubt, not any waiver of any Default or Event of Default). Subject to clause (c)(iii) of this Section 9.04, the Borrower agrees that each Participant shall be entitled to the benefits of Sections 2.15, 2.16 and 2.17 (sub- ject to the limitations and requirements of those Sections and Section 2.19, including the requirements of Sections 2.17(d) and 2.17(f) (it being understood that the documentation required under Sections 2.17(d) and 2.17(f) shall be delivered solely to the participating Lender)) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to clause (b) of this Section 9.04. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 9.06 as though it were a Lender; provided that such Participant shall be subject to Section 2.18(c) as though it were a Lender. (ii) Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts and interest amounts of each Participant’s interest in the Loans or other obligations under the Loan Documents (the “Participant Register”). The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. Without limitation of the requirements of this Section 9.04(c), no Lender shall have any obligation to disclose all or any por- tion of a Participant Register to any Person (including the identity of any Participant or any information relating to a Participant’s interest in any Commitments, Loans or other Loan Obligations under any Loan Document), except to the extent that such disclosure is necessary to establish that such Commitment, Loan or other Loan Obligation is in registered form under Section 5f.103-1(c) or Proposed Section 1.163-5(b) (or, in each case, any amended or succes- sor sections) of the United States Treasury Regulations. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register. (iii) A Participant shall not be entitled to receive any greater payment under Section 2.15, 2.16 or 2.17 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, except to the extent such entitlement to receive a greater payment results from a Change in Law that occurs after the Participant acquired the applicable participation.

339441540 v11 -114- (d) Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obli- gations to a Federal Reserve Bank and in the case of any Lender that is an Approved Fund, any pledge or assign- ment to any holders of obligations owed, or securities issued, by such Lender, including to any trustee for, or any other representative of, such holders, and this Section 9.04 shall not apply to any such pledge or assignment of a se- curity interest; provided, that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto. (e) The Borrower, upon receipt of written notice from the relevant Lender, agrees to issue Notes to any Lender requiring Notes to facilitate transactions of the type described in clause (d) above. (f) [Reserved]. (g) In connection with any assignment of rights and obligations of any Defaulting Lender hereunder, no such assignment shall be effective unless and until, in addition to the other conditions thereto set forth herein, the parties to the assignment shall make such additional payments to the Administrative Agent in an aggre- gate amount sufficient, upon distribution thereof as appropriate (which may be outright payment, purchases by the assignee of participations or sub-participations, or other compensating actions, including funding, with the consent of the Borrower and the Administrative Agent, the applicable pro rata share of Loans previously requested but not funded by the Defaulting Lender, to each of which the applicable assignee and assignor hereby irrevocably consent), to (x) pay and satisfy in full all payment liabilities then owed by such Defaulting Lender to the Administrative Agent, each Issuing Bank or any other Lender hereunder (and interest accrued thereon) and (y) acquire (and fund as appropriate) its full pro rata share of all Loans and participations in Letters of Credit in accordance with its Revolv- ing Facility Percentage; provided, that notwithstanding the foregoing, in the event that any assignment of rights and obligations of any Defaulting Lender hereunder shall become effective under applicable Requirements of Law with- out compliance with the provisions of this clause (g), then the assignee of such interest shall be deemed to be a De- faulting Lender for all purposes of this Agreement until such compliance occurs. (h) Disqualified Lenders. (i) No assignment or, to the extent the DQ List has been posted on the Platform for all Lenders or otherwise made available to the applicable Lender, participation shall be made to any Person that was a Disqualified Lender as of the date (the “Trade Date”) on which the applicable Lender entered into a binding agree- ment to sell and assign or participate all or a portion of its rights and obligations under this Agreement to such Per- son (unless the Borrower has consented to such participation acknowledging that such person is a Disqualified Lender, in which case such Person will not be considered a Disqualified Lender for the purposes of such participa- tion). For the avoidance of doubt, with respect to any assignee or participant that becomes a Disqualified Lender af- ter the applicable Trade Date (including as a result of the delivery of a notice pursuant to, and/or the expiration of the notice period referred to in, the definition of “Disqualified Lender”), (x) such assignee shall not retroactively be disqualified from becoming a Lender or participant and (y) the execution by the Borrower of an Assignment and Acceptance with respect to such assignee will not by itself result in such assignee no longer being considered a Dis- qualified Lender. Any assignment in violation of this clause (h)(i) shall not be void, but the other provisions of this clause (h)(i) shall apply. (ii) If any assignment or participation is made to any Disqualified Lender without the Borrower’s prior written consent in violation of clause (i) above, or if any Person becomes a Disqualified Lender after the applicable Trade Date, the Borrower may, at its sole expense and effort, upon notice to the applicable Dis- qualified Lender and the Administrative Agent, (A) terminate any Commitment of such Disqualified Lender and repay all obligations of the Borrower owing to such Disqualified Lender in connection with such Commitment; pro- vided that proceeds of Loans may not be used for such purpose and/or (B) require such Disqualified Lender to as- sign, without recourse (in accordance with and subject to the restrictions contained in this Section 9.04) all of its in- terest, rights and obligations under this Agreement to one or more eligible assignees at the lesser of (x) the principal amount thereof and (y) the amount that such Disqualified Lender paid to acquire such interests, rights and obliga- tions, in each case plus accrued interest, accrued fees and all other amounts (other than principal amounts) payable to it hereunder; provided that, in the case of clause (B) such assignment does not conflict with applicable Require- ments of Law.

339441540 v11 -115- (iii) Notwithstanding anything to the contrary contained in this Agreement, Disquali- fied Lenders (A) will not (x) have the right to receive information, reports or other materials provided to Lenders by the Borrower, the Administrative Agent or any other Lender, (y) attend or participate in meetings attended by the Lenders and the Administrative Agent, or (z) access any electronic site established for the Lenders or confidential communications from counsel to or financial advisors of the Administrative Agent or the Lenders and (B) (x) for purposes of any consent to any amendment, waiver or modification of, or any action under, and for the purpose of any direction to the Administrative Agent or any Lender to undertake any action (or refrain from taking any action) under this Agreement or any other Loan Document, each Disqualified Lender will be deemed to have consented in the same proportion as the Lenders that are not Disqualified Lenders consented to such matter, and (y) for purposes of voting on any plan of reorganization or plan of liquidation pursuant to any Bankruptcy Laws (a “Bankruptcy Plan”), each Disqualified Lender party hereto hereby agrees (1) not to vote on such Bankruptcy Plan, (2) if such Dis- qualified Lender does vote on such Bankruptcy Plan notwithstanding the restriction in the foregoing clause (1), such vote will be deemed not to be in good faith and shall be “designated” pursuant to Section 1126(e) of the Bankruptcy Code (or any similar provision in any other Bankruptcy Laws), and such vote shall not be counted in determining whether the applicable class has accepted or rejected such Bankruptcy Plan in accordance with Section 1126(c) of the Bankruptcy Code (or any similar provision in any other Bankruptcy Laws) and (3) not to contest any request by any party for a determination by the court hearing such proceeding (or other applicable court of competent jurisdic- tion) effectuating the foregoing clause (2). (iv) The Administrative Agent shall have the right, and the Borrower hereby ex- pressly authorizes the Administrative Agent, to (A) post the list of Disqualified Lenders provided by the Borrower and any updates thereto from time to time (collectively, the “DQ List”) on the Platform and/or (B) provide the DQ List to each Lender requesting the same. Section 9.05 Expenses; Indemnity. (a) The Borrower hereby agrees to pay (i) all reasonable and documented out-of-pocket ex- penses incurred by the Administrative Agent or the Collateral Agent, the Arrangers and their respective Affiliates in connection with the syndication and distribution (including via the internet or through a service such as Intralinks) of the credit facilities provided for herein, the preparation and administration (other than routine administrative proce- dures and excluding costs and expenses relating to assignments and participations of lenders) of this Agreement and the other Loan Documents, or any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), including the reasonable fees, charges and disbursements of one primary counsel for the Administrative Agent, the Collateral Agent and the Arrangers, and the reasonable fees, charges and disbursements of one local counsel per each relevant jurisdiction, (ii) all reasonable and documented out-of-pocket expenses incurred by any Issuing Bank in connection with the issu- ance, amendment, renewal or extension of any Letter of Credit or any demand for payment thereunder and (iii) all reasonable and documented out-of-pocket expenses incurred by the Agents, any Issuing Bank or any Lender in con- nection with the enforcement of their rights in connection with this Agreement and any other Loan Document, in connection with the Loans made or Letters of Credit issued hereunder, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans or Letters of Credit and includ- ing (but limited in the case of fees, charges and disbursements of counsel to) the fees, charges and disbursements of a single counsel for the Agents, the Lenders and the Issuing Banks, taken as a whole, and a single local counsel in each appropriate jurisdiction and (if appropriate) a single regulatory counsel for all such persons, taken as a whole (and, in the case of an actual or perceived conflict of interest where such person affected by such conflict informs the Borrower of such conflict and thereafter retains its own counsel, of another firm for such affected person in each applicable jurisdiction). (b) The Borrower agrees to indemnify the Administrative Agent, the Collateral Agent, the Arrangers, each Issuing Bank, each Lender, each of their respective Affiliates, successors and assigns, and each of their respective Related Parties (each such Person being called a “Protected Person”), against, and to hold each Pro- tected Person harmless from, any and all losses, claims, damages, liabilities and related expenses, including reasona- ble counsel fees, charges and disbursements (excluding the allocated costs of in house counsel and limited to not more than one counsel for all such Protected Persons, taken as a whole, and a single local counsel in each appropri- ate jurisdiction and (if appropriate) a single regulatory counsel for all such Protected Persons, taken as a whole (and, in the case of an actual or perceived conflict of interest where the Protected Person affected by such conflict informs

339441540 v11 -116- the Borrower of such conflict and thereafter retains its own counsel, of another firm of counsel for such affected Protected Person in each applicable jurisdiction)), incurred by or asserted against any Protected Person arising out of, in any way connected with, or as a result of (i) the execution or delivery of this Agreement or any other Loan Document or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto and thereto of their respective obligations hereunder and thereunder or the consummation of the transactions con- templated hereby, (ii) any Loan or Letter of Credit or the use of proceeds therefrom (including any refusal by any Issuing Bank to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit) or (iii) any claim, litigation, investiga- tion or proceeding relating to any of the foregoing, whether or not any Protected Person is a party thereto and re- gardless of whether such matter is initiated by a third-party or by the Borrower, any of its subsidiaries, equity hold- ers or Affiliates; provided, that such indemnity shall not, as to any Protected Person, be available to the extent that such losses, claims, damages, liabilities or related expenses (x) are determined by a final, non-appealable judgment of a court of competent jurisdiction to have resulted from the gross negligence, bad faith or willful misconduct of, or a material breach of obligations under this Agreement or the other Loan Documents by, such Protected Person or any of its Related Parties or (y) arose from any claim, action, suit, inquiry, litigation, investigation or proceeding that does not involve an act or omission of the Borrower or any of its Affiliates and is brought by a Protected Person against another Protected Person (other than any claim, action, suit, inquiry, litigation, investigation or proceeding against the Agent or Arranger in its capacity as such). None of the Protected Persons (or any of their respective affil- iates) shall be responsible or liable to the Borrower or any of its subsidiaries, Affiliates or stockholders or any other person or entity for any special, indirect, consequential or punitive damages which may be alleged as a result of the Facilities; provided that this sentence shall not limit the Borrower’s indemnification obligations pursuant to this Sec- tion 9.05(b). The provisions of this Section 9.05 shall remain operative and in full force and effect regardless of the expiration of the term of this Agreement, the consummation of the transactions contemplated hereby, the repayment of any of the Obligations, the occurrence of the Termination Date, the invalidity or unenforceability of any term or provision of this Agreement or any other Loan Document, or any investigation made by or on behalf of the Admin- istrative Agent, any Issuing Bank or any Lender. All amounts due under this Section 9.05 shall be payable within fifteen (15) days after written demand therefor accompanied by reasonable documentation with respect to any reim- bursement, indemnification or other amount requested. (c) This Section 9.05 shall not apply to any Taxes other than Taxes that represent losses, claims, damages, liabilities and expenses resulting from a non-Tax claim. (d) To the fullest extent permitted by applicable Requirements of Law, the Borrower shall not assert, and the Borrower hereby waives, any claim against any Protected Person, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in con- nection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contem- plated hereby, the transactions contemplated hereby or thereby, any Loan or Letter of Credit or the use of the pro- ceeds thereof. No Protected Person shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed by it through telecommunications, electronic or other information transmission systems (including the internet) in connection with this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby. (e) The agreements in this Section 9.05 shall survive the resignation of the Administrative Agent, the Collateral Agent or any Issuing Bank, the replacement of any Lender, the termination of the Commit- ments and the repayment, satisfaction or discharge of all the other Obligations, the occurrence of the Termination Date and the termination of this Agreement, any other Loan Document or any provision hereof or thereof. Section 9.06 Right of Set-off. If an Event of Default shall have occurred and be continuing, each Lender, each Issuing Bank and each of their respective Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or de- mand, provisional or final and in whatever currency denominated) at any time held and other obligations at any time owing by such Lender or such Issuing Bank to or for the credit or the account of the Borrower or any Restricted Subsidiary against any and all of the obligations of the Borrower now or hereafter existing under this Agreement or any other Loan Document held by such Lender or such Issuing Bank, irrespective of whether or not such Lender or such Issuing Bank shall have made any demand under this Agreement or such other Loan Document and although the obligations may be unmatured; provided, that any recovery by any Lender or any Affiliate pursuant to its setoff

339441540 v11 -117- rights under this Section 9.06 is subject to the provisions of Section 2.18(c); provided, further, that in the event that any Defaulting Lender shall exercise any such right of setoff, (x) all amounts so set off shall be paid over immedi- ately to the Administrative Agent for further application in accordance with the provisions of Section 2.24 and, pending such payment, shall be segregated by such Defaulting Lender from its other funds and deemed held in trust for the benefit of the Administrative Agent and the Lenders, and (y) the Defaulting Lender shall provide promptly to the Administrative Agent a statement describing in reasonable detail the Obligations owing to such Defaulting Lender as to which it exercised such right of setoff. The rights of each Lender and each Issuing Bank under this Sec- tion 9.06 are in addition to other rights and remedies (including other rights of set-off) that such Lender or such Issu- ing Bank may have. Section 9.07 Applicable Law. THIS AGREEMENT AND ANY CLAIM, CONTROVERSY, DIS- PUTE OR CAUSE OF ACTION (WHETHER IN CONTRACT OR TORT OR OTHERWISE) BASED UPON, ARISING OUT OF OR RELATING TO THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK. Section 9.08 Waivers; Amendment. (a) No failure or delay of the Administrative Agent, the Collateral Agent, any Issuing Bank or any Lender in exercising any right or power hereunder or under any Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Administrative Agent, the Collateral Agent, each Issuing Bank and the Lenders hereunder and under the other Loan Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or any other Loan Docu- ment or consent to any departure by the Borrower or any other Loan Party therefrom shall in any event be effective unless the same shall be permitted by clause (b) below, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice to or demand on the Borrower or any other Loan Party in any case shall entitle such Person to any other or further notice or demand in similar or other circumstances. Without limiting the generality of the foregoing, the making of a Loan or issuance of a Letter of Credit shall not be construed as a waiver of any Default or Event of Default, regardless of whether the Administrative Agent, the Col- lateral Agent, any Lender or the applicable Issuing Bank may have had notice or knowledge of such Default or Event of Default at the time. (b) Neither this Agreement nor any other Loan Document nor any provision hereof or thereof may be waived, amended or modified except (x) as provided in Section 2.14, 2.21, 2.22 or 2.23 or in the following clauses (c) through (f), (y) in the case of this Agreement, pursuant to an agreement or agreements in writing entered into by the Borrower and the Required Lenders and (z) in the case of any other Loan Document, pursuant to an agreement or agreements in writing entered into by each Loan Party party thereto and the Administrative Agent or Collateral Agent, as applicable, and consented to by the Required Lenders; provided, however, that no such agree- ment shall: (i) decrease or forgive the principal amount of, or extend the stated final maturity of, or decrease the rate of interest or Fees on, any Loan or any reimbursement obligation with respect to any L/C Disbursement, or extend the stated expiration of any Letter of Credit beyond the applicable Maturity Date, without the prior written consent of each Lender directly adversely affected thereby (it being agreed that, notwithstanding the foregoing, the consent of the Required Lenders shall not be required); provided, that (x) any amendment to the financial definitions in this Agreement shall not constitute a reduction in the rate of interest for purposes of this clause (i) even if the effect of such amendment would be to reduce the rate of interest on any Loan or any reimburse- ment obligation with respect to any L/C Disbursement or to reduce any fee payable hereunder, (y) waivers or modi- fications of conditions precedent, covenants, Defaults or Events of Default, mandatory prepayment or of a manda- tory reduction in any Commitments shall not be subject to this clause (i) and (z) only the consent of the Required Lenders shall be necessary to reduce or waive any obligation of the Borrower to pay interest or Fees at the applica- ble default rate set forth in Section 2.13(d); (ii) increase or extend the Commitment of any Lender, or decrease the Commitment Fees, L/C Participation Fees, Issuing Bank Fees or any other fees of any Lender without the prior written consent of

339441540 v11 -118- such Lender (it being agreed that, notwithstanding the foregoing, the consent of the Required Lenders shall not be required); provided, that waivers or modifications of conditions precedent, covenants, Defaults or Events of Default, mandatory prepayments or of a mandatory reduction in any Commitments shall not be subject to this clause (ii); (iii) extend or waive any Maturity Date or reduce the principal amount due on any Maturity Date or extend any date on which payment of interest (other than interest payable at the applicable default rate of interest set forth in Section 2.13(d)) on any Loan or any L/C Disbursement or any Fees is due, without the prior written consent of each Lender directly adversely affected thereby (it being agreed that, notwithstanding the foregoing, the consent of the Required Lenders shall not be required); provided that waivers or modifications of con- ditions precedent, covenants, Defaults or Events of Default, mandatory prepayments or of a mandatory reduction in any Commitments shall not be subject to this clause (iii); (iv) amend the provisions of Section 2.18(b) or (c) in a manner that would by its terms alter the pro rata sharing of payments required thereby, in either case, without the prior written consent of each Lender directly adversely affected thereby; (v) amend or modify the provisions of Section 9.04 or this Section 9.08 or the defi- nition of the terms “Required Lenders,” “Required Class Lenders” or any other provision hereof specifying the num- ber or percentage of Lenders required to waive, amend or modify any rights hereunder or make any determination or grant any consent hereunder, without the prior written consent of each Lender directly adversely affected thereby; (vi) except as provided in Section 9.17 (as in effect on the Closing Date), release all or substantially all of the value of the Collateral or all or substantially all of the value of the Guarantees of the Obli- gations provided by the Guarantors, taken as whole, without the prior written consent of each Lender; (vii) (A) expressly subordinate the Liens on all or substantially all of the Collateral securing the Loan Obligations in respect of the Revolving Facility to any other Lien on such Collateral securing any other Indebtedness for borrowed money of the Loan Parties or (B) expressly subordinate all or substantially all of the Loan Obligations in respect of the Revolving Facility in right of payment to any other Indebtedness for borrowed money of the Loan Parties (any such other Indebtedness for borrowed money to which such Loan Obligations or such Liens securing the Loan Obligations, as applicable, are subordinated, “Senior Indebtedness”), in each case, without the written consent of each Lender directly and adversely affected thereby (it being understood that the re- strictions in this clause (vii) shall not apply (1) to any “debtor-in-possession” facilities, or (2) in the event that each Lender has been provided an opportunity to provide its pro rata portion (based on the percentage of the Commit- ments held by such Lender) of such Senior Indebtedness on the same terms as any other Person providing any por- tion of such Senior Indebtedness); or (viii) amend, waive or otherwise modify any term or provision with respect to any Facility, which directly affects Lenders of one or more Facilities and does not directly affect Lenders under any other Facility, in each case, without the written consent of the Required Class Lenders under such applicable Facility (and in the case of multiple Facilities which are affected, such Required Class Lenders shall consent together as one Facility); provided, however, that the waivers described in this clause (viii) shall only require the consent of the Re- quired Class Lenders under such applicable Facility; provided, further, that no such agreement shall amend, modify or otherwise affect the rights or duties of the Admin- istrative Agent, the Collateral Agent or the Issuing Banks hereunder without the prior written consent of the Admin- istrative Agent, the Collateral Agent or each Issuing Bank adversely affected thereby, as applicable. Each Lender shall be bound by any waiver, amendment or modification authorized by this Section 9.08 and any consent by any Lender pursuant to this Section 9.08 shall bind any assignee of such Lender. Notwithstanding anything to the contrary herein, no Defaulting Lender shall have the right to approve or disapprove any amendment, waiver or consent hereunder (and any amendment, waiver or consent which by its terms requires the consent of all Lenders or each affected Lender may be effected with the consent of the applicable Lend- ers other than Defaulting Lenders), except that (x) the Commitment of any Defaulting Lender may not be increased

339441540 v11 -119- or extended without the consent of such Lender and (y) any waiver, amendment or modification requiring the con- sent of all Lenders or each affected Lender that by its terms affects any Defaulting Lender disproportionately ad- versely relative to other affected Lenders shall require the consent of such Defaulting Lender. (c) Notwithstanding anything to the contrary in this Agreement, any amendments, modifica- tions or waivers in respect of this Agreement or any other Loan Document that affect only the rights or duties of Lenders holding Loans or Commitments of a particular Class or tranche (but not any other Class or tranche) may be effected by an agreement or agreements in writing entered into by the Borrower and the requisite percentage in in- terest of the Lenders with respect to such Class or tranche that would be required to consent thereto under this Sec- tion 9.08 if such Lenders were the only Lenders hereunder at that time. (d) Notwithstanding anything to the contrary in this Agreement, without the consent of any Lender or Issuing Bank, the Loan Parties, the Administrative Agent and the Collateral Agent may (in their respec- tive sole discretion, or shall, to the extent required by any Loan Document) enter into any amendment, modification, supplement or waiver of any Loan Document, or enter into any new agreement or instrument, to effect the granting, perfection, protection, expansion or enhancement of any security interest in any Collateral or additional property to become Collateral for the benefit of the Secured Parties, or as required by local law to give effect to, or protect, any security interest for the benefit of the Secured Parties in any property or so that the security interests therein comply with applicable Requirements of Law or this Agreement or in each case to otherwise enhance the rights or benefits of any Lender under any Loan Document. (e) Notwithstanding the foregoing, this Agreement may be amended (or amended and re- stated) with the written consent of the Required Lenders, the Administrative Agent and the Borrower (i) to permit additional extensions of credit to be outstanding hereunder from time to time and the accrued interest and fees and other obligations in respect thereof to share ratably in the benefits of this Agreement and the other Loan Documents with the Loans and the accrued interest and fees and other obligations in respect thereof and (ii) to include appropri- ately the holders of such extensions of credit in any determination of the requisite lenders required hereunder, in- cluding Required Lenders. (f) Notwithstanding the foregoing, modifications to the Loan Documents may be made with the consent of the Borrower and the Administrative Agent (but without the consent of any Lender) to (i) integrate any Loans or Commitments in a manner consistent with Sections 2.21, 2.22 and 2.23 or (ii) cure any ambiguity, omission, mistake, defect or inconsistency. Section 9.09 Interest Rate Limitation. Notwithstanding anything herein to the contrary, if at any time the applicable interest rate, together with all fees and charges that are treated as interest under applicable Require- ments of Law (collectively, the “Charges”), as provided for herein or in any other document executed in connection herewith, or otherwise contracted for, charged, received, taken or reserved by any Lender or any Issuing Bank, shall exceed the maximum lawful rate (the “Maximum Rate”) that may be contracted for, charged, taken, received or re- served by such Lender or Issuing Bank in accordance with applicable Requirements of Law, the rate of interest pay- able hereunder, together with all Charges payable to such Lender or Issuing Bank, shall be limited to the Maximum Rate; provided, that such excess amount shall be paid to such Lender or such Issuing Bank on subsequent payment dates to the extent not exceeding the legal limitation. In determining whether the interest contracted for, charged, or received by the Administrative Agent or a Lender exceeds the Maximum Rate, such Person may, to the extent per- mitted by applicable Requirements of Law, (a) characterize any payment that is not principal as an expense, fee, or premium rather than interest, (b) exclude voluntary prepayments and the effects thereof, and (c) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the contemplated term of the Obligations hereunder. Section 9.10 Entire Agreement. This Agreement, the other Loan Documents and the agreements re- garding certain Fees referred to herein constitute the entire contract between the parties relative to the subject matter hereof. Any previous agreement among or representations from the parties or their Affiliates with respect to the sub- ject matter hereof is superseded by this Agreement and the other Loan Documents. Notwithstanding the foregoing, the Fee Letter shall survive the execution and delivery of this Agreement and remain in full force and effect. Noth- ing in this Agreement or in the other Loan Documents, expressed or implied, is intended to confer upon any party

339441540 v11 -120- other than the parties hereto and thereto (and the Protected Persons) any rights, remedies, obligations or liabilities under or by reason of this Agreement or the other Loan Documents. Section 9.11 WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE REQUIREMENT OF LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CER- TIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRE- SENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS, AS APPLICABLE, BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 9.11. Section 9.12 Severability. In the event any one or more of the provisions contained in this Agreement or in any other Loan Document should be held invalid, illegal or unenforceable in any respect in any jurisdiction, the validity, legality and enforceability of the remaining provisions contained herein and therein shall not in any way be affected or impaired thereby as to such jurisdiction, and the invalidity of a particular provision in a particular juris- diction shall not invalidate such provision in any other jurisdiction. The parties shall endeavor in good-faith negotia- tions to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions. Section 9.13 Counterparts; Electronic Execution. This Agreement may be executed in two or more counterparts, each of which shall constitute an original but all of which, when taken together, shall constitute but one contract, and shall become effective as provided in Section 9.03. Delivery of an executed counterpart to this Agreement by facsimile transmission (or other electronic transmission pursuant to procedures approved by the Ad- ministrative Agent) shall be as effective as delivery of a manually signed original. The words “execution,” “signed,” “signature,” and words of like import in this Agreement and other Loan Documents shall be deemed to include elec- tronic signatures or electronic records, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable Requirement of Law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act. For the avoidance of doubt, the foregoing also applies to any amendment, extension or renewal of this Agreement or other Loan Document. Each of the Loan Parties hereto repre- sents and warrants to the other parties hereto that it has the corporate capacity and authority to execute this Agree- ment and other Loan Documents through electronic means and there are no restrictions for doing so in such Loan Party’s organizational documents. Section 9.14 Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and are not to affect the construction of, or to be taken into consideration in interpreting, this Agreement. Section 9.15 Jurisdiction; Consent to Service of Process. (a) The Borrower and each other Loan Party irrevocably and unconditionally agrees that it will not commence any action, litigation or proceeding of any kind or description, whether in law or equity, whether in contract or in tort or otherwise, against the Administrative Agent, the Collateral Agent, any Lender, any Issuing Bank, any Arranger or any Affiliate of the foregoing in any way relating to this Agreement or any other Loan Docu- ment or the transactions relating hereto or thereto, in any forum other than the courts of the State of New York sit- ting in New York County, Borough of Manhattan, and of the United States District Court of the Southern District of New York sitting in New York County, Borough of Manhattan, and any appellate court from any thereof, and each of the parties hereto irrevocably and unconditionally submits to the jurisdiction of such courts and agrees that all claims in respect of any such action, litigation or proceeding may be heard and determined in such New York State court or, to the fullest extent permitted by applicable Requirements of Law, in such federal court. Each of the parties hereto agrees that a final judgment in any such action, litigation or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement or in any other Loan Document shall affect any right that the Administrative Agent, any Issuing Bank or any Lender may otherwise have to bring any action or proceeding relating to this Agreement or any other Loan Document against the Borrower or any other Loan Party or its properties in the courts of any jurisdiction.

(b) Each of the parties hereto hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or the other Loan Documents in any court referred to in clause (a) of this Section 9.15. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(c) Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 9.01. Nothing in this Agreement will affect the right of any party to this Agreement or any other Loan Document to serve process in any other manner permitted by law.

Section 9.16 Confidentiality. Each of the Agents, the Lenders and the Issuing Banks (collectively, the "Credit Parties") agrees that it shall maintain in confidence any information relating to the Borrower, any of its Affiliates and any Subsidiary or their respective businesses furnished to it by or on behalf of the Borrower or any Subsidiary ("Confidential Information"), shall not use such Confidential Information for any purpose except in connection with the Loan Documents and related matters and shall not disclose any such Confidential Information except: (A) to the extent necessary to comply with applicable Requirements of Law or any legal process or the requirements of any Governmental Authority purporting to have jurisdiction over such Credit Party or its Related Parties, (B) as part of reporting or review procedures to, or examinations by, Governmental Authorities, (C) to such Credit Party's trustees, attorneys, professional advisors or independent auditors, or Related Parties who need to know such Confidential Information in connection with this Agreement (so long as each such Person shall have been informed of the confidential nature of such Confidential Information and have agreed to be bound (or are otherwise already bound in writing) by confidentiality obligations at least as protective of such information as those set forth in this Section 9.16), (D) in connection with the exercise of any remedies under this Agreement or any other Loan Document or any suit, action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (E) to any pledgee under Section 9.04(d) in connection with any of such Credit Party's rights under this Agreement (so long as such Person shall have been informed of the confidential nature of such Confidential Information and have agreed to be bound (or are otherwise already bound in writing) by confidentiality obligations at least as protective of such information as those set forth in this Section 9.16), (F) to rating agencies, with prior consultation with the Borrower, (G) with the prior written consent of the Borrower, (H) any direct or indirect counterparty to any Hedging Agreement or insurance transaction relating to any Loan Party or their Restricted Subsidiaries and its obligations under the Loan Documents and (I) to any other party to this Agreement or to any Participant or prospective assignee or Participant; provided, that in the case of Participants or prospective assignees or Participants in, any rights or obligations under this Agreement and such Person shall have been informed of the confidential nature of such Confidential Information and have agreed to be bound (or are otherwise already bound in writing) by confidentiality obligations at least as protective of such information as those set forth in this Section 9.16). In addition, the Administrative Agent, the Issuing Banks and the Lenders may disclose the existence of this Agreement and information about this Agreement to (i) to the CUSIP Service Bureau or any similar agency only to the extent necessary to issue and monitor CUSIP numbers with respect to the Facility (so long as each such Person shall have been informed of the confidential nature of such Confidential Information and have agreed to be bound (or are otherwise already bound in writing) by confidentiality obligations at least as protective of such information as those set forth in this Section 9.16), (ii) market data collectors, similar service providers to the lending industry, and service providers to the Agents, the Issuing Banks and the Lenders in connection with syndication, the administration and management of this Agreement, the other Loan Documents, the Commitments and the extensions of credit hereunder (so long as each such Person shall have been informed of the confidential nature of such Confidential Information and have agreed to be bound (or are otherwise already bound in writing) by confidentiality obligations at least as protective of such information as those set forth in this Section 9.16), (iii) to any rating agency when required by it on a customary basis and after consultation with the Borrower (so long as each such Person shall have been informed of the confidential nature of such Confidential Information and have agreed to be bound (or are otherwise already bound in writing) by confidentiality obligations at least as protective of such information as those set

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339441540 v11 -122- forth in this Section 9.16), (iv) any actual or prospective credit insurance provider, reinsurer, broker or counterparty to any Hedging Agreement relating to any Loan Party or their Restricted Subsidiaries and its obligations under the Loan Documents (so long as each such Person shall have been informed of the confidential nature of such Confiden- tial Information and have agreed to be bound (or are otherwise already bound in writing) by confidentiality obliga- tions at least as protective of such information as those set forth in this Section 9.16). For the avoidance of doubt, nothing in this confidentiality provision shall prohibit any Person from volun- tarily disclosing or providing any information within the scope of this confidentiality provision to any governmental, regulatory or self-regulatory organization (any such entity, a “Regulatory Authority”), in each case without any noti- fication to any Person, to the extent that any such prohibition on disclosure set forth in this confidentiality provision shall be prohibited by the laws or regulations applicable to such Regulatory Authority. For purposes of this Section 9.16, “Confidential Information” with respect to a Credit Party will not include information that (i) is now or hereafter becomes generally available to the public, other than as a result of a breach of this Section 9.16 by such Credit Party or its Related Parties; (ii) was known by or within the possession of such Credit Party prior to such information being furnished by or on behalf of the Borrower or any Subsidiary and with- out, to such Credit Party’s knowledge, being subject to any duty or obligation of confidentiality to the Borrower, any of its Affiliates or any Subsidiary; or (iii) is independently developed by such Credit Party without use of or refer- ence to any Confidential Information. Platform; Borrower Materials. The Borrower hereby acknowledges that (a) the Administrative Agent and/or the Arrangers will make available to the Lenders and the Issuing Banks materials and/or information provided by or on behalf of the Borrower hereunder (collectively, “Borrower Materials”) by posting the Borrower Materials on Intralinks or another similar electronic system (the “Platform”) and (b) certain of the Lenders may be “public-side” Lenders (i.e., Lenders that do not wish to receive material non-public information with respect to the Borrower or its Subsidiaries or any of their respective securities) (each, a “Public Lender”). The Borrower may identify portions of the Borrower Materials that may be distributed to the Public Lenders and that (i) all such Borrower Materials shall be clearly and conspicuously marked “PUBLIC” which, at a minimum, shall mean that the word “PUBLIC” shall appear prominently on the first page thereof, (ii) by marking Borrower Materials “PUBLIC,” the Borrower shall be deemed to have authorized the Administrative Agent, the Arrangers, the Issuing Banks and the Lenders to treat such Borrower Materials as solely containing information that is either (A) publicly available information or (B) not material (although it may be sensitive and proprietary) with respect to the Borrower or the Subsidiaries or any of their respective securities for purposes of United States Federal securities laws (pro- vided, however, that such Borrower Materials shall be treated as set forth in Section 9.16, to the extent such Bor- rower Materials constitute information subject to the terms thereof), (iii) all Borrower Materials marked “PUBLIC” are permitted to be made available through a portion of the Platform designated “Public Investor,” and (iv) the Ad- ministrative Agent and the Arrangers shall be entitled to treat any Borrower Materials that are not marked “PUB- LIC” as being suitable only for posting on a portion of the Platform not designated “Public Investor.” THE PLAT- FORM IS PROVIDED “AS IS” AND “AS AVAILABLE.” THE ADMINISTRATIVE AGENT, ITS RELATED PARTIES AND THE ARRANGERS DO NOT WARRANT THE ACCURACY OR COMPLETENESS OF THE BORROWER MATERIALS OR THE ADEQUACY OF THE PLATFORM, AND EXPRESSLY DISCLAIM LIA- BILITY FOR ERRORS IN OR OMISSIONS FROM THE BORROWER MATERIALS. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABIL- ITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD-PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY THE ADMINISTRATIVE AGENT, ANY OF ITS RELATED PARTIES OR ANY ARRANGER IN CONNECTION WITH THE BORROWER MA- TERIALS OR THE PLATFORM. Any Lender may, in consultation with the Borrower, place customary advertisements in financial and other newspapers and periodicals or on a home page or similar place for dissemination of customary information on the Internet or worldwide web as it may choose, and circulate similar promotional materials, in each case, after the Clos- ing Date, in the form of “tombstone” or otherwise describing the name of the Borrower and its Subsidiaries and the amount, type and closing date of the Transactions, all at the expense of such Lender or affiliate. Section 9.17 Release of Liens and Guarantees.

339441540 v11 -123- (a) The Lenders, the Issuing Banks and the other Secured Parties hereby irrevocably agree that the Liens granted to the Collateral Agent by the Loan Parties on any Collateral shall (1) be automatically re- leased: (i) in full upon the occurrence of the Termination Date as set forth in Section 9.17(d) below; (ii) upon the Disposition (other than any lease or license) of such Collateral by any Loan Party to a Person that is not (and is not required to become) a Loan Party in a transaction permitted by this Agreement (and the Collateral Agent may rely conclusively on a certificate to that effect provided to it by any Loan Party upon its reasonable request without fur- ther inquiry), including, without limitation, Disposition (other than any lease or license) of Collateral to a Desig- nated Project Entity that is not a Guarantor, as permitted under the proviso in Section 5.12, (iii) to the extent that such Collateral comprises property leased to a Loan Party, upon termination or expiration of such lease (and the Col- lateral Agent may rely conclusively on a certificate to that effect provided to it by any Loan Party upon its reasona- ble request without further inquiry), (iv) if the release of such Lien is approved, authorized or ratified in writing by the Required Lenders (or such other percentage of the Lenders whose consent may be required in accordance with Section 9.08), (v) to the extent that the property constituting such Collateral is owned by any Guarantor, upon the release of such Guarantor from its obligations under the Guarantee Agreement in accordance therewith or clause (b) below (and the Collateral Agent may rely conclusively on a certificate to that effect provided to it by any Loan Party upon its reasonable request without further inquiry), (vi) as required by the Collateral Agent to effect any Disposi- tion of Collateral in connection with any exercise of remedies of the Collateral Agent pursuant to the Security Docu- ments, (vii) [reserved] or (viii) upon any asset or property becoming Excluded Property and (2) be released in the circumstances, and subject to the terms and conditions, provided in Section 8.11 (and the Collateral Agent may rely conclusively on a certificate to that effect provided to it by any Loan Party upon its reasonable request without any further inquiry). Any such release shall not in any manner discharge, affect, or impair the Obligations or any Liens (other than those being released) upon (or obligations (other than those being released) of the Loan Parties in respect of) all interests retained by the Loan Parties, including the proceeds of any Disposition, all of which shall continue to constitute part of the Collateral except to the extent otherwise released in accordance with the provisions of the Loan Documents. (b) The Lenders, the Issuing Banks and the other Secured Parties hereby irrevocably agree that the respective Guarantor shall be automatically released from its respective Guarantee of the Obligations (i) upon consummation of any transaction permitted hereunder resulting in such Guarantor ceasing to constitute a Re- stricted Subsidiary, (ii) upon such Guarantor becoming (or if such Guarantor is) an Excluded Subsidiary (and the Administrative Agent and Collateral Agent may rely conclusively on a certificate to the foregoing effect without further inquiry); provided that any such release pursuant to the preceding clause (ii) shall only be effective if at the time of such release (and after giving effect thereto), (A) all outstanding Indebtedness of such Guarantor would then be permitted in accordance with the relevant provisions of Section 6.01 (for this purpose, with the Borrower being required to reclassify any such items made in reliance upon the respective Restricted Subsidiary being a Guarantor on another basis as would be permitted by such applicable Section) (and all items described above in this proviso shall thereafter be deemed characterized as provided above in this proviso) and (B) subject at all times to the proviso set forth in Section 5.12, the Guarantor being released does not own any Material Assets; provided further that a Guarantor that becomes an Excluded Subsidiary solely as a result of becoming a non-Wholly Owned Subsidiary shall only be released pursuant to clause (ii) if (x) such Guarantor became a non-Wholly Owned Subsidiary pursuant to a bona fide issuance or Disposition of Equity Interests to a non-Affiliated third-party or (y) the primary purpose of such transaction (as determined in good faith by the Borrower) was not to effect the release of such Guarantor or (iii) if the release of such Guarantor is approved, authorized or ratified by the Required Lenders (or such other per- centage of Lenders whose consent is required in accordance with Section 9.08). In addition, the Lenders, the Issuing Banks and the other Secured Parties hereby irrevocably agree that any Designated Project Entity that is a Guarantor shall be automatically released from its respective Guarantee of the Obligation in the event such Guarantee is no longer permitted pursuant to the instruments governing such Desig- nated Project Entity’s project-level Indebtedness (including any refinancing thereof), except to the extent such Guar- antee is precluded as a result of restrictions entered into with the intention of circumventing the guarantee require- ments hereunder (as determined by the Borrower in good faith). (c) The Lenders, the Issuing Banks and the other Secured Parties hereby authorize the Ad- ministrative Agent and the Collateral Agent, as applicable, to execute and deliver any instruments, documents, and agreements necessary or desirable to evidence and confirm the release of any Guarantor or Collateral pursuant to the foregoing provisions of this Section 9.17, all without the further consent or joinder of any Lender or any other Secured Party. Upon the effectiveness of any such release, any representation, warranty or covenant contained in any Loan Document relating to any such Collateral or Guarantor shall no longer be deemed to be made. Any execution and delivery of documents pursuant to this Section 9.17(c) shall be without recourse to or warranty by the Administrative Agent or Collateral Agent.

(d) Notwithstanding anything to the contrary contained herein or any other Loan Document, on the Termination Date, upon request of the Borrower, the Administrative Agent and/or the Collateral Agent, as applicable, shall (without notice to, or vote or consent of, any Secured Party) take such actions as shall be required to release its security interest in all Collateral, whether or not on the date of such release there may be any contingent indemnification obligations or expense reimbursement claims not then due. Each Borrower agrees to pay all reasonable and documented out-of-pocket expenses incurred by the Administrative Agent or the Collateral Agent (and their respective representatives) in connection with taking such actions to release security interests in all Collateral and all obligations under the Loan Documents as contemplated by this Section 9.17(d).

Section 9.18 USA PATRIOT Act. Each Lender that is subject to the USA PATRIOT Act and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies each Loan Party that pursuant to the requirements of the USA PATRIOT Act, the Beneficial Ownership Regulation and other applicable anti-money laundering, anti-terrorist financing, economic or trade sanctions and "know your client" regulations, laws or rules (collectively, including any guidelines or orders thereunder, "AML Legislation"), it is required to obtain, verify and record information that identifies such Loan Party, which information includes the name and address of such Loan Party and other information that will allow such Lender or the Administrative Agent, as applicable, to identify each Loan Party in accordance with the USA PATRIOT Act, the Beneficial Ownership Regulation and/or the AML Legislation. The Borrower shall, promptly following a request by the Administrative Agent or any Lender, provide all documentation and other information that the Administrative Agent or such Lender reasonably requests in order to comply with its ongoing obligations under the Beneficial Ownership Regulation or other applicable AML Legislation.

Section 9.19 Agency of the Borrower for the Loan Parties. Each of the other Loan Parties hereby appoints the Borrower as its agent for all purposes relevant to this Agreement and the other Loan Documents, including the giving and receipt of notices and the execution and delivery of all documents, instruments and certificates contemplated herein and therein and all modifications hereto and thereto.

Section 9.20 No Liability of the Issuing Banks. The Borrower assumes all risks of the acts or omissions of any beneficiary or transferee of any Letter of Credit with respect to its use of such Letter of Credit. None of the Administrative Agent, the Lenders or any Issuing Bank, or any of their Related Parties, shall be liable or responsible for: (a) the use that may be made of any Letter of Credit or any acts or omissions of any beneficiary or transferee in connection therewith; (b) the validity, sufficiency or genuineness of documents, or of any endorsement thereon, even if such documents should prove to be in any or all respects invalid, insufficient, fraudulent or forged; (c) payment by such Issuing Bank against presentation of documents that do not comply with the terms of a Letter of Credit, including failure of any documents to bear any reference or adequate reference to the Letter of Credit; or (d) any other circumstances whatsoever in making or failing to make payment under any Letter of Credit, except that the Borrower shall have a claim against such Issuing Bank, and such Issuing Bank shall be liable to the Borrower, to the extent of any direct damages (as opposed to special, indirect, consequential or punitive damages, claims in respect of which are hereby waived by the Borrower permitted by applicable Requirements of Law) suffered by the Borrower to the extent resulting from (i) such Issuing Bank's willful misconduct or gross negligence as determined in a final, non-appealable judgment by a court of competent jurisdiction in determining whether documents presented under any Letter of Credit comply with the terms of the Letter of Credit or (ii) such Issuing Bank's willful failure to make lawful payment under a Letter of Credit after the presentation to it of a draft and certificates strictly complying with the terms and conditions of the Letter of Credit. In furtherance and not in limitation of the foregoing, such Issuing Bank may, in its sole discretion, either accept and make payment upon documents that appear on their face to be in substantial compliance with a Letter of Credit, without responsibility for further investigation, regardless of any notice or information to the contrary, or refuse to accept and make payment upon such documents if such documents are not in strict compliance with the terms of such Letter of Credit.

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Section 9.21 Judgment Currency. If, for the purposes of obtaining judgment in any court, it is necessary to convert a sum due hereunder or any other Loan Document in one currency into another currency, the rate of exchange used shall be that at which in accordance with normal banking procedures the Administrative Agent could purchase the first currency with such other currency on the Business Day preceding that on which final judgment is given. The obligation of the Borrower in respect of any such sum due from it to the Administrative Agent or the Lenders hereunder or under the other Loan Documents shall, notwithstanding any judgment in a currency (the "Judgment Currency") other than that in which such sum is denominated in accordance with the applicable provisions of this Agreement (the "Agreement Currency"), be discharged only to the extent that on the Business Day following receipt by the Administrative Agent of any sum adjudged to be so due in the Judgment Currency, the Administrative Agent may in accordance with normal banking procedures purchase the Agreement Currency with the Judgment Currency. If the amount of the Agreement Currency so purchased is less than the sum originally due to the Administrative Agent from the Borrower in the Agreement Currency, the Borrower agree, as a separate obligation and notwithstanding any such judgment, to indemnify the Administrative Agent or the Person to whom such obligation was owing against such loss. If the amount of the Agreement Currency so purchased is greater than the sum originally due to the Administrative Agent in such currency, the Administrative Agent agrees to return the amount of any excess to the Borrower (or to any other Person who may be entitled thereto under applicable Requirements of Law).

Section 9.22 Acknowledgment and Consent to Bail-In of Affected Financial Institutions. Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Lender that is an Affected Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the Write-Down and Conversion Powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by (a) the application of any Write-Down and Conversion Powers by the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an Affected Financial Institution; and (b) the effects of any Bail-in Action on any such liability, including, if applicable: (i) a reduction in full or in part or cancellation of any such liability; (ii) a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or (iii) the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion Powers of the applicable Resolution Authority.

Section 9.23 Acknowledgment Regarding Any Supported QFCs. To the extent that the Loan Documents provide support, through a guarantee or otherwise, for Hedging Agreements or any other agreement or instrument that is a QFC (such support "QFC Credit Support" and each such QFC a "Supported QFC"), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the "U.S. Special Resolution Regimes") in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Loan Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States).

In the event a Covered Entity that is party to a Supported QFC (each, a "Covered Party") becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Loan Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Loan Documents were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support.

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339441540 v11 -126- Section 9.24 No Advisory or Fiduciary Responsibility. In connection with all aspects of each transac- tion contemplated hereby (including in connection with any amendment, waiver or other modification hereof or of any other Loan Document), the Borrower acknowledges and agrees, and acknowledges its Affiliates’ understanding, that: (a) (i) no fiduciary, advisory or agency relationship between the Borrower and its Restricted Subsidiaries and any Arranger, the Administrative Agent, any Issuing Bank or any Lender is intended to be or has been created in respect of the transactions contemplated hereby or by the other Loan Documents, irrespective of whether such Ar- ranger, the Administrative Agent, any Issuing Bank or any Lender has advised or is advising the Borrower or any Restricted Subsidiary on other matters, (ii) the arranging and other services regarding this Agreement provided by the Arrangers, the Administrative Agent, the Issuing Banks, and the Lenders are arm’s-length commercial transac- tions between the Borrower and its Affiliates, on the one hand, and the Arrangers, the Administrative Agent, the Is- suing Banks and the Lenders, on the other hand, (iii) the Borrower has consulted its own legal, accounting, regula- tory and tax advisors to the extent that it has deemed appropriate and (iv) the Borrower is capable of evaluating, and understands and accepts, the terms, risks and conditions of the transactions contemplated hereby and by the other Loan Documents; and (b) (i) the Arrangers, the Administrative Agent, the Issuing Banks and the Lenders each is and has been acting solely as a principal and, except as expressly agreed in writing by the relevant parties, has not been, is not, and will not be acting as an advisor, agent or fiduciary for the Borrower or any of its Affiliates, or any other Person; (ii) none of the Arrangers, the Administrative Agent, the Issuing Banks and the Lenders has any obligation to the Borrower or any of its Affiliates with respect to the transactions contemplated hereby except those obligations expressly set forth herein and in the other Loan Documents; and (iii) the Arrangers, the Administrative Agent, the Issuing Banks and the Lenders and their respective branches and Affiliates may be engaged, for their own accounts or the accounts of customers, in a broad range of transactions that involve interests that differ from those of the Bor- rower and its Affiliates, and none of the Arrangers, the Administrative Agent, the Issuing Banks and the Lenders has any obligation to disclose any of such interests to the Borrower or its Affiliates. To the fullest extent permitted by law, the Borrower hereby waives and releases any claims that it may have against any of the Arrangers, the Admin- istrative Agent, the Issuing Banks and the Lenders with respect to any breach or alleged breach of agency or fiduci- ary duty in connection with any aspect of any transaction contemplated hereby. [Signature Pages Follow]

[Core Scientific - Signature Page to Credit Agreement] JPMORGAN CHASE BANK, N.A., as Administrative Agent and as Collateral Agent By: Name: Carolina Arean Title: Vice President

[Core Scientific - Signature Page to Credit Agreement] JPMORGAN CHASE BANK, N.A., as a Lender and an Issuing Bank By: Name: Carolina Arean Title: Vice President

[Core Scientific - Signature Page to Credit Agreement] MORGAN STANLEY SENIOR FUNDING, INC., as a Lender and an Issuing Bank By: Name: Michael King Title: Vice President

[Core Scientific - Signature Page to Credit Agreement] GOLDMAN SACHS LENDING PARTNERS LLC, as a Lender and an Issuing Bank By: Name: Jonathan Dworkin Title: Authorized Signatory

[Core Scientific - Signature Page to Credit Agreement] THE TORONTO-DOMINION BANK, NEW YORK BRANCH, as a Lender and an Issuing Bank By: Name: Austin Shiras Title: Authorized Signatory

Exhibit A EXHIBIT A [FORM OF] ASSIGNMENT AND ACCEPTANCE This Assignment and Acceptance (the “Assignment and Acceptance”) is dated as of the Effective Date set forth below and is entered into by and between [Insert name of Assignor] (the “Assignor”) and [Insert name of Assignee] (the “Assignee”). Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement identified below (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), receipt of a copy of which is hereby acknowledged by the Assignee. The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Acceptance as if set forth herein in full. For an agreed consideration, the Assignor hereby irrevocably sells and assigns to the Assignee, and the Assignee hereby irrevocably purchases and assumes from the Assignor, subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Administrative Agent as contemplated below (i) all of the Assignor’s rights and obligations in its capacity as a Lender under the Credit Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of the Assignor under the credit facility identified below (including any letters of credit and guarantees included in such facility) and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of the Assignor (in its capacity as a Lender) against any person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned pursuant to clauses (i) and (ii) above being referred to herein collectively as the “Assigned Interest”). Such sale and assignment is without recourse to the Assignor and, except as expressly provided in this Assignment and Acceptance, without representation or warranty by the Assignor. 1. Assignor: 2. Assignee: [and is an [Affiliate][Approved Fund] of [identify Lender]] 3. Borrower: Core Scientific, Inc., a Delaware corporation, as Borrower 4. Administrative Agent: JPMorgan Chase Bank, N.A., as administrative agent (in such capacity, the “Administrative Agent,” under the Credit Agreement). 5. Credit Agreement: The Credit Agreement, dated as of August 25, 2026, among Core Scientific, Inc., a Delaware corporation, as the Borrower, JPMorgan Chase Bank, N.A., as Administrative Agent and Collateral Agent, and each Issuing Bank and Lender party thereto from time to time. 6. Assigned Interest:

Exhibit A Facility Assigned Aggregate Amount of Commitment/ Loans for all Lenders Amount of Commitment/ Loans Assigned Percentage Assigned of Commitment/Loans1 [Revolving Facility Commitments] [L/C Facility Commitments][Incremental Term Loan Commitments] [Loans] $ $ % Effective Date: [ ] [ ], 20[ ]2 [The Assignee agrees to deliver to the Administrative Agent a completed Administrative Questionnaire in which the Assignee designates one or more credit contacts to whom all syndicate-level information (which may contain material non-public information about the Borrower and its Affiliates and their Related Parties or their respective securities) will be made available and who may receive such information in accordance with the Assignee’s compliance procedures and applicable laws, including federal and state securities laws.]3 1 Set forth, to at least 9 decimals, as a percentage of the Commitment/Loans of all Lenders thereunder. 2 To be inserted by the Administrative Agent and which shall be the Effective Date of recordation of transfer in the Register therefor. 3 To be included if the Assignee is not an existing Lender.

Exhibit A The terms set forth in this Assignment and Acceptance are hereby agreed to: ASSIGNOR [NAME OF ASSIGNOR] By: Name: Title: ASSIGNEE [NAME OF ASSIGNEE] By: Name: Title:

Exhibit A [Consented to and]4 Accepted: JPMORGAN CHASE BANK, N.A., as Administrative Agent By: Name: Title: [CORE SCIENTIFIC, INC., as the Borrower By: Name: Title: ]5 [[ISSUING BANK],6 as an Issuing Bank By: Name: Title: ] 4 To be included except for assignments to existing Lenders 5 To be included except (x) for an assignment of a Commitment or Loan to a Lender, its Affiliates or an Approved Fund of such Lender (provided that the Borrower receives prior written notice thereof) or (y) if a Specified Event of Default has occurred and is continuing, for an assignment to any Eligible Transferee after the Closing Date (and such consent of the Borrower shall be deemed given if a written consent request is delivered to a Responsible Officer of the Borrower and the Borrower does not respond to such request for consent within ten (10) Business Days). 6 To include each Issuing Bank at the time of such Assignment and Acceptance.

Exhibit A ANNEX 1 CORE SCIENTIFIC, INC. CREDIT AGREEMENT STANDARD TERMS AND CONDITIONS FOR ASSIGNMENT AND ACCEPTANCE 1. Representations and Warranties. 1.1. Assignor. The Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of the Assigned Interest, (ii) the Assigned Interest is free and clear of any lien, encumbrance or other adverse claim, (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Acceptance and to consummate the transactions contemplated hereby and (iv) it is not a Defaulting Lender; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Loan Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any collateral thereunder, (iii) the financial condition of the Borrower, any of its Subsidiaries or Affiliates or any other person obligated in respect of the Loan Documents or (iv) the performance or observance by the Borrower, any of its Subsidiaries or Affiliates or any other person of any of their respective obligations under the Loan Documents. 1.2. Assignee. The Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Acceptance and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it is an Eligible Transferee and it satisfies the requirements, if any, specified in the Credit Agreement that are required to be satisfied by it in order to acquire the Assigned Interest and become a Lender (subject to receipt of such consents as may be required under the Credit Agreement), (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of the Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it is sophisticated with respect to decisions to acquire assets of the type represented by the Assigned Interest and either it, or the person exercising discretion in making its decision to acquire the Assigned Interest, is experienced in acquiring assets of such type, (v) it has received a copy of the Credit Agreement, together with copies of the most recent financial statements delivered pursuant to Section 5.04(a) or 5.04(b) thereof, as applicable, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Acceptance and to purchase the Assigned Interest on the basis of which it has made such analysis and decision independently and without reliance on the Administrative Agent or any other Lender or any of their respective Related Parties, and (vi) attached to the Assignment and Acceptance is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by the Assignee; and (b) agrees that (i) it will, independently and without reliance on the Administrative Agent, the Assignor or any other Lender or any of their respective Related Parties, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender. 2. Payments. From and after the Effective Date, the Administrative Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignor for amounts which have accrued to but excluding the Effective Date and to the Assignee for amounts which have accrued from and after the Effective Date. 3. General Provisions. This Assignment and Acceptance shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Assignment and Acceptance may be executed in any number of counterparts, which together shall constitute one instrument. The words “execution,” “signed,” “signature,” and words of like import in this Assignment and Acceptance shall be deemed to include electronic signatures or electronic records, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper based recordkeeping system,

Exhibit A as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

Exhibit B-1 EXHIBIT B-1 [FORM OF] BORROWING REQUEST Date:1 [ ] [ ], 20[ ] To: JPMorgan Chase Bank, N.A., as Administrative Agent Re: Credit Agreement, dated as of August 25, 2026 (as the same may be amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Core Scientific, Inc., a Delaware corporation, as the Borrower, JPMorgan Chase Bank, N.A., as Administrative Agent and Collateral Agent and each Issuing Bank and Lender party thereto from time to time. Ladies and Gentlemen: Reference is made to the above-described Credit Agreement. Terms defined in the Credit Agreement, wherever used herein, unless otherwise defined herein, shall have the same meanings herein as are prescribed by the Credit Agreement. The undersigned hereby notifies you, pursuant to Section 2.03 of the Credit Agreement, of the Borrowing specified below: 1. The Borrowing will be a Borrowing of [Initial Revolving Loans][Other Revolving Loans][Incremental Term Loans].2 2. The Business Day of the proposed Borrowing is: [ ]. 3. The Borrowing is [an ABR Borrowing][a Term SOFR Borrowing].3 [4.] [The duration of the initial Interest Period for the Term SOFR Borrowing included in the Borrowing shall be [ ] month(s).]4 1 The Borrower shall notify the Administrative Agent of such request (a) in the case of a Term SOFR Borrowing, not later than 12:00 noon, Local Time, three (3) Business Days before the date of the proposed Borrowing or (b)(i) in the case of an ABR Borrowing, not later than 12:00 noon, Local Time, one (1) Business Day before the date of the proposed Borrowing or (ii) subject to the Same Day Borrowing Sublimit, not later than 9:00 a.m., Local Time, on the Business Day of the proposed Borrowing of ABR Loans (or, in each case, such shorter period as the Administrative Agent shall agree); provided that, to request a Term SOFR Borrowing or ABR Borrowing on the Closing Date, the Borrower shall notify the Administrative Agent of such request no later than 5:00 p.m., Local Time, two (2) Business Days prior to such date (or such later time as the Administrative Agent may agree). 2 Indicate the Loans of the particular Class being borrowed. 3 If no election as to the Type of Borrowing is specified, then the Requested Borrowing shall be a Term SOFR Borrowing. 4 Insert in the case of a Term SOFR Borrowing: one (1), three (3) or six (6) months (or, if agreed by the Administrative Agent and all relevant Lenders, twelve (12) months). If no Interest Period is specified with respect to a Term SOFR Borrowing then the Borrower shall be deemed to have selected an Interest Period of one (1) month’s duration.

Exhibit B-1 [4.][5.] The location and number of the Borrower’s account to which the proceeds of such Borrowing are to be disbursed is [ ]. The Borrower hereby represents and warrants to the Lenders that, on and as of the date of the Borrowing contemplated by this Borrowing Request, the conditions to lending specified in Section 4.02(b), Section 4.02(c) and Section 4.02(d) of the Credit Agreement shall have been satisfied. [Remainder of Page Intentionally Left Blank]

[Signature Page to Borrowing Request] Exhibit B-1 This Borrowing Request is issued pursuant to and is subject to the Credit Agreement, executed as of the date first written above. CORE SCIENTIFIC, INC. By: Name: Title:

Exhibit B-2 EXHIBIT B-2 [FORM OF] LETTER OF CREDIT REQUEST Date:1 [ ] [ ], 20[ ] To: JPMorgan Chase Bank, N.A., as Administrative Agent Re: Credit Agreement, dated as of August 25, 2026 (as the same may be amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Core Scientific, Inc., a Delaware corporation, as the Borrower, JPMorgan Chase Bank, N.A., as Administrative Agent and Collateral Agent and each Issuing Bank and Lender party thereto from time to time. [[ ]2], as Issuing Bank under the Credit Agreement ] Attention: [ ] Ladies and Gentlemen: [Pursuant to Section 2.05(b) of the Credit Agreement, we hereby request that the Issuing Bank referred to above issue a Letter of Credit for the account of the undersigned on [ ]3 in the aggregate amount of [ ]4.]5 1 The Borrower must hand deliver or telecopy (or transmit by electronic transmission, if arrangements for doing so have been approved by the applicable Issuing Bank) to the applicable Issuing Bank and the Administrative Agent at least three (3) Business Days in advance of the requested date of issuance, amendment, extension or renewal (or such shorter period as the Administrative Agent and the Issuing Bank in their sole discretion may agree). 2 Insert name and address of Issuing Bank. 3 Insert date of requested issuance/amendment/extension/renewal which shall be (x) a Business Day and (y) at least three (3) Business Days after the date hereof (or such earlier date as the Administrative Agent and the Issuing Bank in their sole discretion may agree). 4 Insert aggregate initial amount of the Letter of Credit. 5 Insert for requests for issuance of a Letter of Credit.

Exhibit B-2 [Pursuant to Section 2.05(b) of the Credit Agreement, we hereby request that the Issuing Bank referred to above [amend][extend] that certain Letter of Credit issued on [ ]6 for the account of the undersigned on [ ]3 in the aggregate amount of [ ]47.]8 For purposes of this Letter of Credit Request, unless otherwise defined herein, each capitalized term used herein which is defined in the Credit Agreement shall have the respective meaning provided therein. The beneficiary of the requested Letter of Credit will be [ ] located at [ ]9, and the requested Letter of Credit will have a stated expiration date of [ ]10 [and will be an Auto-Renewal Letter of Credit]11. The Borrower hereby represents and warrants to the Lenders that, on and as of the date of the Credit Event contemplated by this Letter of Credit Request, the conditions to lending specified in Section[s] 4.02(b) [and 4.02(c)] and 4.02(d)12 of the Credit Agreement shall have been satisfied. [Remainder of Page Intentionally Left Blank] 6 Insert initial issuance date of Letter of Credit being requested to be amended/extended. 7 Insert aggregate amount of Letter of Credit being requested to be amended/extended. 8 Insert for requests for amendments/extensions to a Letter of Credit. 9 Insert name and address of beneficiary. 10 Insert the last date upon which drafts may be presented, on the earlier of (x) one year after the date of issuance/extension/renewal (unless otherwise mutually agreed upon by the Borrower and the applicable Issuing Bank) and (y) the 5th Business Day preceding the applicable Maturity Date. 11 Insert of Letter of Credit should provide for automatic renewal or extension. Auto-Renewal Letters of Credit may be automatically renewed or extended for an additional period of up to twelve (12) months so long as the Issuing Bank is permitted to prevent such extension at least once in each (12) month period. 12 Insert, except in a request for an amendment, or extension of a Letter of Credit without any increase in the stated amount of such Letter of Credit.

[Signature Page to Letter of Credit Request] Exhibit B-2 This Letter of Credit Request is issued pursuant to and is subject to the Credit Agreement, executed as of the date first written above. CORE SCIENTIFIC, INC. By: Name: Title:

Exhibit C EXHIBIT C [FORM OF] INTEREST ELECTION REQUEST Date:1 [ ] [ ], 20[ ] To: JPMorgan Chase Bank, N.A., as Administrative Agent Re: Credit Agreement, dated as of August 25, 2026 (as the same may be amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Core Scientific, Inc., a Delaware corporation, as the Borrower, JPMorgan Chase Bank, N.A., as Administrative Agent and Collateral Agent and each Issuing Bank and Lender party thereto from time to time. Ladies and Gentlemen: Reference is made to the above-described Credit Agreement. Terms defined in the Credit Agreement, wherever used herein, unless otherwise defined herein, shall have the same meanings herein as are prescribed by the Credit Agreement. This notice constitutes an Interest Election Request and, pursuant to Section 2.07 of the Credit Agreement, the undersigned Borrower hereby makes an election with respect to Loans under the Credit Agreement, and in that connection the Borrower specifies the following information with respect to such election: 1. The Borrowing to which this request applies: [ ].23 2. Effective date of election (which shall be a Business Day): [ ]. 3. The Borrowing is to be [converted into][continued as][an ABR Borrowing][a Term SOFR Borrowing]. [4. The duration of the Interest Period for the Term SOFR Borrowing, if any, included in the election shall be [ ] months.4] [Remainder of Page Intentionally Left Blank] 1 The Borrower shall notify the Administrative Agent of such request (a) in the case of a continuation of, or conversion to, a Term SOFR Borrowing, not later than 12:00 noon, Local Time, three (3) Business Days before the date of the election’s effectiveness (b)(i) in the case of a continuation of, or conversion to, an ABR Borrowing, not later than 12:00 noon, Local Time, one (1) Business Day before the date of the election’s effectiveness or (ii) subject to the Same Day Borrowing Sublimit, not later than 9:00 a.m., Local Time, on the Business Day of the election (or, in each case, such shorter period as the Administrative Agent shall agree). Each such Interest Election Request shall be irrevocable. 2 If different options are being elected with respect to different portions of the Borrowing, the portions thereof must be allocated to each resulting Borrowing (in which case the information to be specified pursuant to Paragraphs 3 and 4 shall be specified for each resulting Borrowing). 3 Including Facility, Class, principal amount and Type of Loans subject to election. 4 One (1), three (3) or six (6) months (or, if agreed by the Administrative Agent and all relevant Lenders, twelve (12)). If no Interest Period is specified with respect to a Term SOFR Borrowing then the Borrower shall be deemed to have selected an Interest Period of one (1) month’s duration.

[Signature Page to Interest Election Request] Exhibit C This Interest Election Request is issued pursuant to and is subject to the Credit Agreement, executed as of the date first written above. CORE SCIENTIFIC, INC. By: Name: Title:

Exhibit D EXHIBIT D [FORM OF] NOTE $[ ] New York, New York [Date] FOR VALUE RECEIVED, CORE SCIENTIFIC, INC., a corporation organized and existing under the laws of the State of Delaware (the “Borrower”) hereby promises to pay to [LENDER] or its registered assigns (the “Lender”), in lawful money of the United States of America in immediately available funds, to the Administrative Agent’s (as defined in the Agreement (as defined below)) payment office (on file with the Administrative Agent) on the Maturity Date (as defined in the Agreement) the principal sum of [ ] DOLLARS ($[ ]) or, if less, the unpaid principal amount of all Loans (as defined in the Agreement) made by the Lender pursuant to the Agreement, payable at such times and in such amounts as are specified in the Agreement. The Borrower also promises to pay to the Lender or its registered assigns interest on the unpaid principal amount of each Loan made by the Lender in like money at said office from the date hereof until paid at the rates and at the times provided in Section 2.13 of the Agreement. This Promissory Note (this “Note”) is one of the Notes referred to in Section 2.09(d) of the Credit Agreement, dated as of August 25, 2026, among Core Scientific, Inc., a Delaware corporation, as the Borrower, JPMorgan Chase Bank, N.A., as Administrative Agent and Collateral Agent and each Issuing Bank and Lender party thereto from time to time (as amended, restated, amended and restated, modified or supplemented from time to time, the “Agreement”), and is entitled to the benefits thereof and of the other Loan Documents (as defined in the Agreement). In case an Event of Default (as defined in the Agreement) shall occur and be continuing, the principal of and accrued interest on this Note may be declared to be due and payable in the manner and with the effect provided in the Agreement. The Borrower hereby waives presentment, demand, protest or notice of any kind in connection with this Note. THIS NOTE MAY NOT BE TRANSFERRED EXCEPT IN COMPLIANCE WITH THE TERMS OF THE AGREEMENT. THIS NOTE AND ANY CLAIM, CONTROVERSY, DISPUTE OR CAUSE OF ACTION (WHETHER IN CONTRACT OR TORT OR OTHERWISE) BASED UPON, ARISING OUT OF OR RELATING TO THIS NOTE SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK. [Remainder of Page Intentionally Left Blank]

[Signature Page to Note] CORE SCIENTIFIC, INC. By: Name: Title:

Exhibit E-1 EXHIBIT E-1 UNITED STATES TAX COMPLIANCE CERTIFICATE (For Foreign Lenders That Are Not Treated As Partnerships For U.S. Federal Income Tax Purposes and Foreign Lenders That Are Disregarded Entities For U.S. Federal Income Tax Purposes Whose Owner, For U.S. Federal Income Tax Purposes, Is Not Treated As A Partnership) Reference is made to the Credit Agreement, dated as of August 25, 2026 (as the same may be amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Core Scientific, Inc., a Delaware corporation, as the Borrower, JPMorgan Chase Bank, N.A., as Administrative Agent and Collateral Agent and each Issuing Bank and Lender party thereto from time to time. Capitalized terms used but not otherwise defined herein shall have the meanings assigned to them in the Credit Agreement. Pursuant to the provisions of Section 2.17(d)(ii)(C) of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten-percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code, (iv) it is not a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code and (v) no payment under any Loan Document is effectively connected with the undersigned’s conduct of a trade or business in the United States. The undersigned has furnished the Administrative Agent and the Borrower with two duly completed and executed certificates of its non-U.S. Person status on IRS Form W-8BEN or W-8BEN-E (or any successor form), as applicable. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, or if a lapse in time or change in circumstances renders the information on this certificate obsolete, expired or inaccurate in any respect, the undersigned shall promptly so inform the Borrower and the Administrative Agent in writing and deliver promptly to the Borrower and the Administrative Agent an updated certificate or other appropriate documentation (including any new documentation reasonably requested by the Borrower or the Administrative Agent) or promptly notify the Borrower and the Administrative Agent in writing of its legal ineligibility to do so, and (2) the undersigned shall have at all times furnished the Borrower and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding each such payment. In the case of a Lender that is a disregarded entity for U.S. federal income tax purposes, each of the above certifications and representations (other than the representation that such Lender is the sole record owner, which is given by the Lender) is given with respect to the person treated as such Lender’s regarded owner for U.S. federal income tax purposes. [Signature Page Follows]

Exhibit E-1 [Foreign Lender] By: Name: Title: [Address] Dated: [ ] [ ], 20[ ]

Exhibit E-2 EXHIBIT E-2 UNITED STATES TAX COMPLIANCE CERTIFICATE (For Foreign Lenders That Are Treated As Partnerships For U.S. Federal Income Tax Purposes and Foreign Lenders That Are Disregarded Entities For U.S. Federal Income Tax Purposes Whose Owner, For U.S. Federal Income Tax Purposes, Is A Partnership) Reference is made to the Credit Agreement, dated as of August 25, 2026 (as the same may be amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Core Scientific, Inc., a Delaware corporation, as the Borrower, JPMorgan Chase Bank, N.A., as Administrative Agent and Collateral Agent and each Issuing Bank and Lender party thereto from time to time. Capitalized terms used but not otherwise defined herein shall have the meanings assigned to them in the Credit Agreement. Pursuant to the provisions of Section 2.17(d)(ii)(D) of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such Loan(s) (as well as any Note(s) evidencing such Loan(s)), (iii) neither the undersigned nor any of its direct or indirect partners/members claiming the portfolio interest exemption on behalf of itself or any of its beneficial owners is a bank within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members claiming the portfolio interest exemption on its own behalf is a ten-percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code and (v) none of its direct or indirect partners/members claiming the portfolio interest exemption on its own behalf is a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code and (vi) no payment under any Loan Document is effectively connected with the conduct of a trade or business in the United States by the undersigned or any of its direct or indirect partners/members claiming the portfolio interest exemption on behalf of itself or any of its beneficial owners. The undersigned has furnished the Administrative Agent and the Borrower with two duly completed and executed IRS Forms W-8IMY (or any successor form) accompanied by an IRS Form W-8BEN, W-8BEN-E or W- 8IMY (together with all required attachments), as applicable, from each of its direct or indirect partners/members claiming the portfolio interest exemption on behalf of such partner/member or any of its beneficial owners.27 By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, or if a lapse in time or change in circumstances renders the information on this certificate obsolete, expired or inaccurate in any respect, the undersigned shall promptly so inform the Borrower and the Administrative Agent in writing and deliver promptly to the Borrower and the Administrative Agent an updated certificate or other appropriate documentation (including any new documentation reasonably requested by the Borrower or the Administrative Agent) or promptly notify the Borrower and the Administrative Agent in writing of its legal ineligibility to do so, and (2) the undersigned shall have at all times furnished the Borrower and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding each such payment. In the case of a Lender that is a disregarded entity for U.S. federal income tax purposes, each of the above certifications and representations (other than the representation that such Lender is the sole record owner, which is given by the Lender) is given with respect to the person treated as such Lender’s owner for U.S. federal income tax purposes. [Signature Page Follows] 27

Exhibit E-2 [Foreign Lender] By: Name: Title: [Address] Dated: [ ] [ ], 20[ ]

Exhibit E-3 EXHIBIT E-3 UNITED STATES TAX COMPLIANCE CERTIFICATE (For Foreign Participants That Are Not Treated As Partnerships For U.S. Federal Income Tax Purposes and Foreign Participants That Are Disregarded Entities For U.S. Federal Income Tax Purposes Whose Owner, For U.S. Federal Income Tax Purposes, Is Not Treated As A Partnership) Reference is made to the Credit Agreement, dated as of August 25, 2026 (as the same may be amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Core Scientific, Inc., a Delaware corporation, as the Borrower, JPMorgan Chase Bank, N.A., as Administrative Agent and Collateral Agent and each Issuing Bank and Lender party thereto from time to time. Capitalized terms used but not otherwise defined herein shall have the meanings assigned to them in the Credit Agreement. Pursuant to the provisions of Sections 2.17(d)(ii)(D) of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the participation in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten-percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code, (iv) it is not a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code and (v) no payment under any Loan Document is effectively connected with the undersigned’s conduct of a trade or business in the United States. The undersigned has furnished its participating Lender with two duly completed and executed certificates of its non-U.S. Person status on IRS Form W-8BEN or W-8BEN-E, as applicable. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, or if a lapse in time or change in circumstances renders the information on this certificate obsolete, expired or inaccurate in any respect, the undersigned shall promptly so inform such Lender in writing and deliver promptly to such Lender an updated certificate or other appropriate documentation (including any new documentation reasonably requested by such Lender) or promptly notify such Lender in writing of its legal ineligibility to do so, and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding each such payment. In the case of a participant that is a disregarded entity for U.S. federal income tax purposes, each of the above certifications and representations (other than the representation that such participant is the sole record owner, which is given by the participant) is given with respect to the person treated as such participant’s regarded owner for U.S. federal income tax purposes. [Signature Page Follows]

Exhibit E-3 [Foreign Participant] By: Name: Title: [Address] Dated: [ ] [ ], 20[ ]

Exhibit E-4 EXHIBIT E-4 UNITED STATES TAX COMPLIANCE CERTIFICATE (For Foreign Participants That Are Treated As Partnerships For U.S. Federal Income Tax Purposes and Foreign Participants That Are Disregarded Entities For U.S. Federal Income Tax Purposes Whose Owner, For U.S. Federal Income Tax Purposes, Is A Partnership) Reference is made to the Credit Agreement, dated as of August 25, 2026 (as the same may be amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Core Scientific, Inc., a Delaware corporation, as the Borrower, JPMorgan Chase Bank, N.A., as Administrative Agent and Collateral Agent and each Issuing Bank and Lender party thereto from time to time. Capitalized terms used but not otherwise defined herein shall have the meanings assigned to them in the Credit Agreement. Pursuant to the provisions of Sections 2.17(d)(ii)(D) of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the participation in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such participation, (iii) neither the undersigned nor any of its direct or indirect partners/members claiming the portfolio interest exemption on behalf of itself or any of its beneficial owners is a bank within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members claiming the portfolio interest exemption on its own behalf is a ten-percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code, (v) none of its direct or indirect partners/members claiming the portfolio interest exemption on its own behalf is a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code and (vi) no payment under any Loan Document is effectively connected with the conduct of a trade or business in the United States by the undersigned or any of its direct or indirect partners/members claiming the portfolio interest exemption on behalf of itself or any of its beneficial owners. The undersigned has furnished its participating Lender with two duly completed and executed certificates of its non-U.S. Person status on IRS Form W-8BEN, W-8BEN-E or W-8IMY (together with all required attachments), as applicable, from each of its direct or indirect partners/members claiming the portfolio interest exemption on behalf of such partner/member or any of its beneficial owners.28 By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, or if a lapse in time or change in circumstances renders the information on this certificate obsolete, expired or inaccurate in any respect, the undersigned shall promptly so inform such Lender in writing and deliver promptly to such Lender an updated certificate or other appropriate documentation (including any new documentation reasonably requested by such Lender) or promptly notify such Lender in writing of its legal ineligibility to do so and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding each such payment. In the case of a participant that is a disregarded entity for U.S. federal income tax purposes, each of the above certifications and representations (other than the representation that such participant is the sole record owner, which is given by the participant) is given with respect to the person treated as such participant’s owner for U.S. federal income tax purposes. [Signature Page Follows] 28

Exhibit E-4 [Foreign Participant] By: Name: Title: [Address] Dated: [ ] [ ], 20[ ]

Exhibit F EXHIBIT F FORM OF GUARANTEE AGREEMENT [see attached]

339751684 v2 GUARANTEE AGREEMENT dated and effective as of August 25, 2026, among CORE SCIENTIFIC, INC., as the Borrower, the Subsidiaries of the Borrower named herein and JPMORGAN CHASE BANK, N.A., as Collateral Agent

339751684 v2 -i- TABLE OF CONTENTS Page 1. DEFINITIONS ................................................................................................................................. 1 2. REPRESENTATIONS AND WARRANTIES ................................................................................ 1 3. THE GUARANTY .......................................................................................................................... 2 4. FURTHER ASSURANCES ............................................................................................................ 5 5. PAYMENTS FREE AND CLEAR OF TAXES.............................................................................. 5 6. OTHER TERMS .............................................................................................................................. 5 7. INDEMNITY; SUBROGATION AND SUBORDINATION ......................................................... 8 8. GOVERNING LAW ........................................................................................................................ 9 9. JURISDICTION; CONSENT TO SERVICE OF PROCESS .......................................................... 9 10. WAIVER OF JURY TRIAL .......................................................................................................... 10 11. RIGHT OF SET-OFF .................................................................................................................... 10 12. ADDITIONAL SUBSIDIARIES ................................................................................................... 10 13. AGENCY OF BORROWER FOR SUBSIDIARY GUARANTORS ........................................... 11

339751684 v2 This GUARANTEE AGREEMENT, dated as of August 25, 2026 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, this “Guaranty”), by and among CORE SCIENTIFIC, INC., a Delaware corporation (the “Borrower”), each Subsidiary of the Borrower listed on the signature pages hereof and each other Subsidiary of the Borrower that becomes a party hereto after the date hereof (together, the “Guarantors”), and JPMORGAN CHASE BANK, N.A., as collateral agent (in such capacity, together with any successor thereto, the “Collateral Agent”) for the Secured Parties. WITNESSETH: WHEREAS, the Borrower, JPMorgan Chase Bank, N.A., as Administrative Agent and Collateral Agent and each Issuing Bank and Lender party thereto from time to time, have entered into that certain Credit Agreement, dated as of August 25, 2026 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), providing for the extension of credit to the Borrower; WHEREAS, it is a condition to the Closing Date under the Credit Agreement that each Guarantor shall have entered into this Guaranty to guarantee the Guaranteed Obligations (as defined below); and WHEREAS, each Guarantor will obtain benefits from the extension of credit to the Borrower and accordingly desires to enter into this Guaranty in order to satisfy the conditions described in the preceding paragraph and to induce the Lenders and the Issuing Banks to extend credit to the Borrower. Accordingly, the parties hereto agree as follows: 1. DEFINITIONS Capitalized terms used herein, including the preamble and introductory paragraphs hereto, shall have the meanings assigned to them in the Credit Agreement unless otherwise defined herein. The rules of construction specified in Section 1.02 of the Credit Agreement also apply to this Guaranty, mutatis mutandis. As used herein, the terms: “Guaranteed Obligations” shall mean with respect to any Subsidiary Guarantor, the Obligations (other than any Obligations of such Subsidiary Guarantor); and “Subsidiary Guarantor” shall mean each Guarantor. 2. REPRESENTATIONS AND WARRANTIES Each of the Subsidiary Guarantors party hereto on the Closing Date, if any, represents and warrants as of the Closing Date, and each Subsidiary Guarantor that becomes a party to this Guaranty pursuant to the execution of a supplement hereto substantially in the form of Exhibit A hereto (with such modifications as shall be reasonably acceptable to the Collateral Agent, each, a “Guaranty Supplement”) represents and warrants as of the date of execution of such Guaranty Supplement (in each case, which representations and warranties shall be deemed to have been renewed at the time of each Credit Event after the Closing Date) to the Lenders that: (a) Such Subsidiary Guarantor (as applicable) (i) is a partnership, limited liability company, corporation or other entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization (to the extent that each such concept exists in such

339751684 v2 -2- jurisdiction), (ii) has all requisite power and authority to own its property and assets and to carry on its business as now conducted, (iii) is qualified to do business in each jurisdiction where such qualification is required, except, in the case of clauses (i), (ii) and (iii) directly above, where the failure so to be or to have, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect and (iv) has the power and authority to execute, deliver and perform its obligations under this Guaranty (or any Guaranty Supplement hereto, as applicable) and each other agreement or instrument contemplated hereby to which it is or will be a party. (b) The execution, delivery and performance by such Subsidiary Guarantor of this Guaranty (or any Guaranty Supplement hereto, as applicable) (i) have been duly authorized by all corporate, stockholder, partnership, limited liability company or other organizational action required to be obtained by such Subsidiary Guarantor and (ii) will not (A) violate (1) any provision of law, statute, rule or regulation applicable to such Subsidiary Guarantor, (2) the certificate or articles of incorporation or other constitutive documents (including any partnership, limited liability company or operating agreements) or by-laws of such Subsidiary Guarantor, (3) any applicable order of any court or any law, rule, regulation or order of any Governmental Authority applicable to such Subsidiary Guarantor or (4) any provision of any indenture, certificate of designation for preferred stock, agreement or other instrument to which such Subsidiary Guarantor is a party or by which it or any of its property is or may be bound, (B) result in a breach of or constitute (alone or with due notice or lapse of time or both) a default under, give rise to a right of or result in any cancellation or acceleration of any right or obligation (including any payment) under any such indenture, certificate of designation for preferred stock, agreement or other instrument, where any such conflict, violation, breach or default referred to in clause (ii)(A) or (ii)(B) of this Section 2(b), would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect or (C) result in the creation or imposition of any Lien upon or with respect to any property or assets now owned or hereafter acquired by such Subsidiary Guarantor, other than the Liens created by the Loan Documents, Permitted Liens and Liens not prohibited by Section 6.02 of the Credit Agreement. (c) This Guaranty (or any Guaranty Supplement hereto, as applicable) has been duly executed and delivered by such Subsidiary Guarantor and constitutes a legal, valid and binding obligation of such Subsidiary Guarantor enforceable against such Subsidiary Guarantor in accordance with its terms, subject to (i) the effects of bankruptcy, insolvency, moratorium, reorganization, fraudulent conveyance or other similar laws affecting creditors’ rights generally, (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and (iii) implied covenants of good faith and fair dealing. 3. THE GUARANTY (a) Guaranty of Guaranteed Obligations. Each Guarantor unconditionally guarantees to the Collateral Agent for the benefit of the Secured Parties, jointly and severally with the other Guarantors, as a primary obligor and not merely as a surety, the due and punctual payment and performance when due of the Guaranteed Obligations of such Guarantor, as applicable. Subject to the limitations set forth in Section 3(g), each Guarantor further agrees that the Guaranteed Obligations may be extended, renewed or increased, in whole or in part, without notice to or further assent from it, and that it will remain bound upon its guarantee notwithstanding any extension, renewal or increase of any Guaranteed Obligation. Each Guarantor waives presentment to, demand of payment from and protest to the Borrower or any other Loan Party of any of the Guaranteed Obligations, and also waives notice of acceptance of its guarantee and notice of protest for nonpayment.

339751684 v2 -3- (b) Guaranty of Payment. Each Guarantor further agrees that its guarantee hereunder constitutes an absolute, irrevocable and unconditional guarantee of payment when due (whether at stated maturity, by acceleration or otherwise) and not of collection, and waives any right to require that any resort be had by the Collateral Agent or any other Secured Party to any security held for the payment of the Guaranteed Obligations or to any balance of any deposit account or credit on the books of the Collateral Agent or any other Secured Party in favor of the Borrower or any other person. (c) No Limitations. Except for the termination or release of a Guarantor’s obligations hereunder as expressly provided for in Section 6(g) and subject to the provisions of Section 3(a) and Section 3(g), the obligations of each Guarantor hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason, including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to any defense or set-off, counterclaim, recoupment or termination whatsoever by reason of the invalidity, illegality or unenforceability of the Guaranteed Obligations or otherwise (other than defense of payment or performance). Without limiting the generality of the foregoing, the obligations of each Guarantor hereunder, to the fullest extent permitted by applicable law, and except for the termination or release of a Guarantor’s obligations hereunder as expressly provided for in Section 6(g) and subject to the provisions of Section 3(a) and Section 3(g), shall not be discharged or impaired or otherwise affected by: (i) the failure of the Collateral Agent or any other Secured Party to assert any claim or demand or to exercise or enforce any right or remedy under the provisions of any Loan Document or otherwise; (ii) the failure of any other Guarantor to sign or become party to this Guaranty or any rescission, waiver, amendment or modification of, or any release from any of the terms or provisions of, any Loan Document or any other agreement, including with respect to any other Guarantor under this Guaranty; (iii) the failure to perfect any security interest in, or the exchange, substitution, release or any impairment of, any security held by the Collateral Agent or any other Secured Party for the Guaranteed Obligations; (iv) any default, failure or delay, willful or otherwise, in the performance of the Guaranteed Obligations; (v) any other act or omission that may or might in any manner or to any extent vary the risk of any Guarantor or otherwise operate as a discharge of any Guarantor as a matter of law or equity (other than the occurrence of the Termination Date); (vi) any illegality, irregularity, invalidity or unenforceability of any Guaranteed Obligation or any part thereof or the genuineness, enforceability or validity of any agreement relating thereto or with respect to any collateral securing the Guaranteed Obligations or any part thereof, or any other invalidity or unenforceability relating to or against the Borrower or any Guarantor of any of the Guaranteed Obligations, for any reason related to the Credit Agreement, any other Loan Document or any provision of applicable law, decree, order or regulation of any jurisdiction purporting to prohibit the payment by the Borrower or any Guarantor of the Guaranteed Obligations or otherwise affecting any term of any of the Guaranteed Obligations; (vii) any change in the legal existence, structure or ownership of the Borrower or any other Guarantor of any of the Guaranteed Obligations, or any insolvency, bankruptcy, reorganization or other similar proceeding affecting the Borrower or any Guarantor of the Guaranteed Obligations, or any of their respective assets or any resulting release or discharge of any Guaranteed Obligation (other than the occurrence of the Termination Date); (viii) the existence of any claim, set-off or other rights that such Guarantor may have at any time against the Borrower, any other Guarantor, the Collateral Agent, or any other corporation or person, whether in connection herewith or any unrelated transactions; provided that nothing herein will prevent the assertion of any such claim by separate suit or compulsory counterclaim; (ix) any extension, renewal, settlement, indulgence, compromise, waiver or release of or with respect to the Guaranteed Obligations or any part thereof or any agreement relating thereto, or with respect to any obligation of any other Guarantor, whether (in any such case) by operation of law or otherwise, or any failure or omission to enforce any right, power or remedy with respect to the Guaranteed Obligations or any part thereof or any agreement relating thereto, or with respect to any obligation of any other guarantor of any of the Guaranteed Obligations; (x) any modification or amendment of or supplement to the Credit Agreement or any other Loan Document, including, without limitation, any such amendment which may increase the amount of, or the interest rates applicable to, any of the

339751684 v2 -4- Guaranteed Obligations; (xi) any release, surrender, compromise, settlement, waiver, subordination or modification, with or without consideration, of any collateral securing the Guaranteed Obligations or any part thereof, any other guaranties with respect to the Guaranteed Obligations or any part thereof, or any other obligation of any person or entity with respect to the Guaranteed Obligations or any part thereof, or any nonperfection or invalidity of any direct or indirect security for the Guaranteed Obligations; (xii) the election by, or on behalf of, any one or more of the Secured Parties, in any proceeding instituted under the Bankruptcy Code, of the application of Section 1111(b)(2) of the Bankruptcy Code (or any equivalent or similar provisions under any Debtor Relief Law); (xiii) any borrowing or grant of a security interest by the Borrower or any of its Subsidiaries, as debtor-in-possession, under Section 364 of the Bankruptcy Code (or any equivalent or similar provisions under any Debtor Relief Law) or in any other bankruptcy or insolvency proceeding; and (xiv) any other circumstance (including, without limitation, any statute of limitations) or any existence of or reliance on any representation by the Collateral Agent that might otherwise constitute a defense to, or a legal or equitable discharge of, the Borrower or any other Loan Party or any other guarantor or surety (other than defense of payment or performance). Except as otherwise set forth herein or in the Credit Agreement, each Guarantor expressly authorizes the Secured Parties (or the Collateral Agent on behalf of the Secured Parties) to take and hold security for the payment and performance of the Guaranteed Obligations, to exchange, waive or release any or all such security (with or without consideration), to enforce or apply such security and direct the order and manner of any sale thereof in their sole discretion or to release or substitute any one or more other Guarantors upon or in respect of the Guaranteed Obligations, all without affecting the obligations of any Guarantor hereunder. To the fullest extent permitted by applicable law, each Guarantor waives any defense based on or arising out of any defense of any other Guarantor or the unenforceability of the Guaranteed Obligations or any part thereof from any cause, or the cessation from any cause of the liability of any other Guarantor, other than the occurrence of the Termination Date or the release of such Guarantor from this Guaranty pursuant to Section 6(g). The Collateral Agent and the other Secured Parties may, at their election, foreclose on any security held by one or more of them by one or more judicial or nonjudicial sales, accept an assignment of any such security in lieu of foreclosure, compromise or adjust any part of the Guaranteed Obligations, make any other accommodation with the Borrower or any other Loan Party or exercise any other right or remedy available to them against the Borrower or any other Loan Party, without affecting or impairing in any way the liability of any Guarantor hereunder except to the extent the Termination Date shall have occurred and except for the termination or release of a Guarantor’s obligations hereunder as expressly provided for in Section 6(g). To the fullest extent permitted by applicable law, each Guarantor waives any defense arising out of any such election even though such election operates, pursuant to applicable law, to impair or to extinguish any right of reimbursement or subrogation or other right or remedy of such Guarantor against any other Guarantor, as the case may be, or any security. (d) Reinstatement. Notwithstanding the provisions of Section 6(g)(i), each Guarantor agrees that its guarantee hereunder shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of any Guaranteed Obligation is rescinded or must otherwise be restored or returned by the Collateral Agent or any other Secured Party upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of the Borrower or any other Loan Party, or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, the Borrower or any other Loan Party or any substantial part of its property, or otherwise, all as though such payment had not been made. (e) Agreement To Pay; Subrogation. In furtherance of the foregoing and not in limitation of any other right that the Collateral Agent or any other Secured Party has at law or in equity against any Guarantor by virtue hereof, upon the failure of the Borrower or any other Loan Party to pay any Guaranteed Obligation when and as the same shall become due, whether at maturity, by acceleration, after notice of

339751684 v2 -5- prepayment or otherwise, each Guarantor hereby promises to and will forthwith pay, or cause to be paid, to the Collateral Agent for distribution to the applicable Secured Party in cash in immediately available funds the amount of such unpaid Guaranteed Obligation. Upon payment by any Guarantor of any sums to the Collateral Agent as provided above, all rights of such Guarantor against the Borrower or any other Loan Party arising as a result thereof by way of right of subrogation, contribution, reimbursement, indemnity or otherwise shall in all respects be subject to Section 7. (f) Information. Each Guarantor assumes all responsibility for being and keeping itself informed of the financial condition and assets of the Borrower, each other Loan Party and their respective subsidiaries and any and all endorsers and/or other Guarantors of all or any part of the Guaranteed Obligations, and of all other circumstances bearing upon the risk of nonpayment of the Guaranteed Obligations, or any part thereof, and the nature, scope and extent of the risks that such Guarantor assumes and incurs hereunder, and agrees that neither the Collateral Agent nor any other Secured Party will have any duty to advise such Guarantor of information known to it or any of them regarding such circumstances or risks. In the event any Secured Party (including the Collateral Agent), in its sole discretion, undertakes at any time or from time to time to provide any such information to a Guarantor, such Secured Party (including the Collateral Agent) shall be under no obligation (i) to undertake any investigation, (ii) to disclose any information which such Secured Party (including the Collateral Agent), pursuant to accepted or reasonable commercial finance or banking practices, wishes to maintain confidential or (iii) to make any other or future disclosures of such information or any other information to such Guarantor. (g) Maximum Liability. Each Guarantor and, by its acceptance of this Guaranty, the Collateral Agent and each Secured Party, hereby confirms that it is the intention of all such persons that this Guaranty and the Guaranteed Obligations of each Guarantor hereunder not constitute a fraudulent transfer or conveyance for purposes of the Bankruptcy Code or any other federal, state or foreign bankruptcy, insolvency, receivership or similar law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar foreign, federal or state law to the extent applicable to this Guaranty and the Guaranteed Obligations of each Guarantor hereunder. To effectuate the foregoing intention, the Collateral Agent, the Secured Parties and the Guarantors hereby irrevocably agree that the Guaranteed Obligations of each Guarantor under this Guaranty at any time shall be limited to the maximum amount as will result in the Guaranteed Obligations of such Guarantor under this Guaranty not constituting a fraudulent transfer or conveyance or equivalent concept under such similar laws. 4. FURTHER ASSURANCES Each Guarantor agrees, upon the written request of the Collateral Agent, to execute and deliver to the Collateral Agent, from time to time, any additional instruments or documents reasonably considered necessary by the Collateral Agent to cause this Guaranty to be, become or remain valid and effective in accordance with its terms. 5. PAYMENTS FREE AND CLEAR OF TAXES Each Guarantor agrees that (a) it will perform or observe all of the terms, covenants and agreements that Section 2.17 of the Credit Agreement requires such Guarantor to perform or observe, subject to the qualifications set forth therein and (b) any payment required to be made by it hereunder shall be subject to Section 2.17 of the Credit Agreement, subject to the conditions and qualifications set forth therein. 6. OTHER TERMS (a) Entire Agreement. This Guaranty, together with the other Loan Documents, constitutes the entire agreement between the parties with respect to the subject matter hereof and thereof and supersedes

339751684 v2 -6- all prior agreements relating to a guaranty of the Loans and other extensions of credit under the Loan Documents. Nothing in this Guaranty, expressed or implied, is intended to confer upon any party other than the parties hereto any rights, remedies, obligations or liabilities under or by reason of this Guaranty. (b) Headings. The headings in this Guaranty are for convenience of reference only, are not part of the substance of this Guaranty and are not to affect the construction of, or to be taken into consideration in interpreting, this Guaranty. (c) Severability. In the event any one or more of the provisions contained in this Guaranty should be held invalid, illegal or unenforceable in any respect in any jurisdiction, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby as to such jurisdiction, and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction. The parties hereto shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions. (d) Notices. All communications and notices hereunder shall (except as otherwise expressly permitted herein) be given as provided in Section 9.01 of the Credit Agreement. (e) Successors and Assigns. This Guaranty is for the benefit of the Collateral Agent and the other Secured Parties and their respective successors and permitted assigns. Whenever in this Guaranty any Guarantor is referred to, such reference shall be deemed to include the permitted successors and assigns of such party and all covenants, promises and agreements by any Guarantor that are contained in this Guaranty shall bind and inure to the benefit of its respective permitted successors and assigns; provided, that no Guarantor shall have any right to assign its rights or obligations hereunder unless expressly permitted by the Credit Agreement or with such consents required by Section 9.08 of the Credit Agreement. (f) No Waiver; Cumulative Remedies; Amendments. No failure or delay by the Collateral Agent or any other Secured Party in exercising any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The rights, powers and remedies of the Collateral Agent and each other Secured Party provided in this Guaranty, the Credit Agreement or each other Loan Document are cumulative and are not exclusive of any rights, powers or remedies that it would otherwise have. No waiver of any provision of this Guaranty or consent to any departure by any Guarantor therefrom shall in any event be effective unless the same shall be permitted by this Section 6(f), and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the making of any Loan or the issuance, amendment, extension or renewal of any Letter of Credit shall not be construed as a waiver of any Default or Event of Default, regardless of whether the Collateral Agent or any other Secured Party may have had notice or knowledge of such Default or Event of Default at the time. No notice or demand on any Guarantor in any case shall entitle any Guarantor to any other or further notice or demand in similar or other circumstances. When making any demand hereunder against any of the Guarantors, the Collateral Agent or any other Secured Party may, but shall be under no obligation to, make a similar demand on the Borrower or any other Guarantor or guarantor, and any failure by the Collateral Agent or any other Secured Party to make any such demand or to collect any payments from the Borrower or any other Guarantor or guarantor or any release of the Borrower or any other Guarantor or guarantor shall not relieve any of the Guarantors in respect of which a demand or collection is not made or any of the Guarantors not so released of their several obligations or liabilities hereunder, and shall not impair or affect the rights and remedies, express or implied, or as a matter of law, of the Collateral Agent or any other Secured Party against any of the Guarantors. For the purposes hereof, “demand” shall include the commencement and continuance of any legal proceedings. Neither this Guaranty nor any provision hereof may be waived, amended or

339751684 v2 -7- modified (other than termination or release of this Guaranty pursuant to Section 6(g)) except pursuant to an agreement or agreements in writing entered into by the Collateral Agent and the Guarantor or Guarantors with respect to which such waiver, amendment or modification is to apply, subject to any consent required in accordance with Section 9.08 of the Credit Agreement; provided that the Collateral Agent may, without the consent of any other Secured Party, consent to an amendment to, or other modification of, this Guaranty to the extent such amendment or other modification is consistent with the authority of the Collateral Agent set forth in Section 5.10 in the Credit Agreement. (g) Termination and Release. (i) This Guaranty shall automatically terminate, and all Guarantors shall automatically be released from their obligations hereunder, on the Termination Date. (ii) A Guarantor shall automatically be released from its obligations hereunder in the circumstances set forth in Section 9.17 of the Credit Agreement. (iii) In connection with any termination or release pursuant to this Section 6(g), the Collateral Agent shall execute and deliver to the Borrower all documents that the Borrower shall reasonably request to evidence such termination or release; provided that (i) the Collateral Agent shall have received a certificate of a Responsible Officer of the Borrower containing such customary certifications as the Collateral Agent shall reasonably request, (ii) the Collateral Agent shall not be required to execute any such document on terms which, in the Collateral Agent’s reasonable opinion, would expose the Collateral Agent to liability or create any obligation or entail any consequence other than the applicable termination or release without recourse or warranty and (iii) in the case of a release under Section 6(g)(ii), such release shall not in any manner discharge, affect or impair the Guaranteed Obligations or the obligations of any other Guarantor hereunder. Any execution and delivery of documents pursuant to this Section 6(g) shall be made without recourse to or warranty by the Collateral Agent. The Borrower agrees to pay all reasonable and documented out-of-pocket expenses incurred by the Collateral Agent in connection with the execution and delivery of such documents. (h) Counterparts. This Guaranty may be executed in two or more counterparts, each of which shall constitute an original but all of which, when taken together, shall constitute but one contract. Delivery of an executed counterpart to this Guaranty by facsimile or other electronic transmission shall be as effective as delivery of a manually signed original. The words “execution,” “signed,” “signature,” and words of like import in this Guaranty shall be deemed to include electronic signatures or electronic records, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act. For the avoidance of doubt, the foregoing also applies to any amendment, extension or renewal of this Guaranty. (i) No Strict Construction. The parties hereto have participated jointly in the negotiation and drafting of this Guaranty. In the event an ambiguity or question of intent or interpretation arises, this Guaranty shall be construed as if drafted jointly by the parties hereto and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Guaranty.

339751684 v2 -8- 7. INDEMNITY; SUBROGATION AND SUBORDINATION (a) Indemnity and Subrogation. In addition to all such rights of indemnity and subrogation as the Subsidiary Guarantors may have under applicable law (but subject to Section 7(c)), the Borrower agrees that (i) in the event a payment shall be made by any Subsidiary Guarantor under this Guaranty in respect of any Obligation of the Borrower that constitutes a Guaranteed Obligation of such Subsidiary Guarantor, the Borrower shall indemnify such Subsidiary Guarantor for the full amount of such payment and such Subsidiary Guarantor shall be subrogated to the rights of the person to whom such payment shall have been made to the extent of such payment and (ii) in the event any assets of any Subsidiary Guarantor shall be sold pursuant to any Security Document to satisfy in whole or in part any Obligation of the Borrower that constitutes a Guaranteed Obligation of such Subsidiary Guarantor, the Borrower shall indemnify such Subsidiary Guarantor in an amount equal to the greater of the book value or the fair market value of the assets so sold. (b) Contribution and Subrogation. Each Subsidiary Guarantor (a “Contributing Guarantor”) agrees (subject to Section 7(c)) that, in the event a payment shall be made by any other Subsidiary Guarantor hereunder in respect of any Guaranteed Obligation or assets of any other Subsidiary Guarantor shall be sold pursuant to any Security Document to satisfy any Guaranteed Obligation owed to any Secured Party and such other Subsidiary Guarantor (the “Claiming Guarantor”) shall not have been fully indemnified by the Borrower as provided in Section 7(a) hereof, the Contributing Guarantor shall indemnify the Claiming Guarantor in an amount equal to the amount of such payment or the greater of the book value or the fair market value of such assets, as applicable, in each case multiplied by a fraction of which the numerator shall be the net worth of such Contributing Guarantor on the date hereof and the denominator shall be the aggregate net worth of all the Subsidiary Guarantors on the date hereof (or, in the case of any Subsidiary Guarantor becoming a party hereto pursuant to Section 5.10 of the Credit Agreement, the date of the Guaranty Supplement executed and delivered by such Subsidiary Guarantor). Any Contributing Guarantor making any payment to a Claiming Guarantor pursuant to this Section 7(b) shall be subrogated to the rights of such Claiming Guarantor under Section 7(a) hereof to the extent of such payment. The provisions of this Section 7(b) shall in no respect limit the obligations and liabilities of any Subsidiary Guarantor to the Collateral Agent and the other Secured Parties, and each Subsidiary Guarantor shall remain liable to the Collateral Agent and the other Secured Parties for the full amount guaranteed by such Subsidiary Guarantor hereunder. (c) Subordination, etc. Notwithstanding any provision of this Guaranty to the contrary, all rights of the Subsidiary Guarantors under Sections 7(a) and 7(b) and all other rights of indemnity, contribution or subrogation of any Guarantor under applicable law or otherwise shall be fully subordinated to the Guaranteed Obligations until the occurrence of the Termination Date. Notwithstanding any payment or payments made by any of the Guarantors hereunder or any set-off or appropriation or application of funds of any of the Guarantors by any Secured Party, no Guarantor shall be entitled to be subrogated to any of the rights of the Collateral Agent or any other Secured Party against the Borrower or any Guarantor or any collateral security or guarantee or right of set-off held by any Secured Party for the payment of the Guaranteed Obligations until the Termination Date shall have occurred, nor shall any Guarantor seek or be entitled to seek any contribution or reimbursement from the Borrower or any Guarantor in respect of payments made by such Guarantor hereunder until the Termination Date shall have occurred. If any amount shall be paid to any Guarantor on account of such subrogation rights at any time prior to the Termination Date of the Guaranteed Obligations, such amount shall be held by such Guarantor in trust for the Collateral Agent and the other Secured Parties, segregated from other funds of such Guarantor, and shall, forthwith upon receipt by such Guarantor, be paid to the Collateral Agent to be credited and applied against the Guaranteed Obligations, whether matured or unmatured, in accordance with the terms of the Credit Agreement. No failure on the part of the Borrower or any Subsidiary Guarantor to make the payments

339751684 v2 -9- required by Sections 7(a) and 7(b) (or any other payments required under applicable law or otherwise) shall in any respect limit the obligations and liabilities of the Borrower with respect to the Obligations or any Subsidiary Guarantor with respect to its obligations hereunder, and the Borrower shall remain liable for the full amount of the Obligations and each Subsidiary Guarantor shall remain liable for the full amount of the obligations of such Subsidiary Guarantor hereunder. The parties hereto acknowledge that the rights of contribution and indemnification hereunder shall constitute assets of the Guarantor or Guarantors to which such contribution and indemnification is owing. Notwithstanding anything to the contrary contained above, upon the release of any Subsidiary Guarantor from the provisions hereof (whether by the Collateral Agent in connection with an exercise of its remedies or in accordance with the relevant provisions of the Credit Agreement), then any indemnification and contribution obligations otherwise provided above in this Section 7 with respect to the Subsidiary Guarantor which was so released shall terminate and be of no further force and effect, and if any other Subsidiary Guarantors have theretofore made payments hereunder with respect to the Guaranteed Obligations which have not yet been reimbursed in full, then any amount which would have otherwise been payable under this Section 7 by the Subsidiary Guarantor which has been released herefrom shall be reallocated to the remaining Subsidiary Guarantors based on their respective net worths as redetermined on such date. 8. GOVERNING LAW THIS GUARANTY AND ANY CLAIM, CONTROVERSY, DISPUTE OR CAUSE OF ACTION (WHETHER IN CONTRACT OR TORT OR OTHERWISE) BASED UPON, ARISING OUT OF OR RELATING TO THIS GUARANTY SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK. 9. JURISDICTION; CONSENT TO SERVICE OF PROCESS (a) Each of the parties hereto irrevocably and unconditionally agrees that it will not commence any action, litigation or proceeding of any kind or description, whether in law or equity, whether in contract or in tort or otherwise, against the Collateral Agent, any other Secured Party, or any Affiliate of the foregoing in any way relating to this Guaranty or any other Loan Document or the transactions relating hereto or thereto, in any forum other than the courts of the State of New York sitting in New York County, Borough of Manhattan, and of the United States District Court of the Southern District of New York sitting in New York County, Borough of Manhattan, and any appellate court from any thereof, and each of the parties hereto irrevocably and unconditionally submits to the jurisdiction of such courts and agrees that all claims in respect of any such action, litigation or proceeding may be heard and determined in such New York State court or, to the fullest extent permitted by applicable law, in such federal court. Each of the parties hereto agrees that a final judgment in any such action, litigation or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Guaranty or in any other Loan Document shall affect any right that the Collateral Agent or any other Secured Party may otherwise have to bring any action or proceeding relating to this Guaranty or any other Loan Document against the Borrower or any Guarantor or their respective properties in the courts of any jurisdiction. (b) Each of the parties hereto hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Guaranty or the other Loan Documents in any court referred to in paragraph (a) of this Section 9. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

339751684 v2 -10- (c) Each party to this Guaranty irrevocably consents to service of process in the manner provided for notices in Section 6(d). Nothing in this Guaranty will affect the right of any party to this Guaranty or any other Loan Document to serve process in any other manner permitted by law. 10. WAIVER OF JURY TRIAL EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS GUARANTY OR ANY OF THE OTHER LOAN DOCUMENTS (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS GUARANTY AND THE OTHER LOAN DOCUMENTS, AS APPLICABLE, BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 10. 11. RIGHT OF SET-OFF If an Event of Default shall have occurred and be continuing, each Lender, each Issuing Bank and each of their respective Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final and in whatever currency denominated) at any time held and other obligations (in whatever currency) at any time owing by such Lender or such Issuing Bank to or for the credit or the account of the Borrower or any Guarantor against any and all the obligations of the Borrower or such Guarantor (as applicable) then due and owing under this Guaranty or any other Loan Document held by such Lender or such Issuing Bank, irrespective of whether or not such Lender or such Issuing Bank shall have made any demand under this Guaranty or any other Loan Document and although such obligations may be unmatured; provided, that any recovery by any Lender or such Issuing Bank or any Affiliate pursuant to its set-off rights under this Section 11 is subject to the provisions of Section 2.18(c) of the Credit Agreement; provided, further, that in the event that any Defaulting Lender shall exercise any such right of set-off, (x) all amounts so set off shall be paid over immediately to the Collateral Agent for further application in accordance with the provisions of Section 2.24 of the Credit Agreement and, pending such payment, shall be segregated by such Defaulting Lender from its other funds and deemed held in trust for the benefit of the Collateral Agent and the Lenders and Issuing Banks, and (y) the Defaulting Lender shall provide promptly to the Collateral Agent a statement describing in reasonable detail the Obligations owing to such Defaulting Lender as to which it exercised such right of setoff. The applicable Lender or Issuing Bank shall notify the Borrower or the applicable Guarantor and the Collateral Agent of such setoff and application; provided that any failure to give or any delay in giving such notice shall not affect the validity of any such setoff and application under this Section 11. The rights of each Lender and each Issuing Bank under this Section 11 are in addition to other rights and remedies (including other rights of set-off) that such Lender and such Issuing Bank may have. 12. ADDITIONAL SUBSIDIARIES Upon execution and delivery by any direct or indirect Subsidiary of the Borrower that is required to become a party hereto by Section 5.10 of the Credit Agreement (or that is referred to in the definition of “Guarantor” in the Credit Agreement) of a Guaranty Supplement, such Subsidiary shall become a Subsidiary Guarantor hereunder with the same force and effect as if originally named as a Subsidiary Guarantor herein. The rights and obligations of each party to this Guaranty shall remain in full force and

339751684 v2 -11- effect notwithstanding the addition of any new party to this Guaranty. Each reference to “Subsidiary Guarantor” in this Guaranty shall be deemed to include such Subsidiary. Notwithstanding anything to the contrary herein, in no circumstance shall an Excluded Subsidiary be required to become or remain a Subsidiary Guarantor. 13. AGENCY OF BORROWER FOR SUBSIDIARY GUARANTORS Each of the Subsidiary Guarantors hereby appoints the Borrower as its agent for all purposes relevant to this Guaranty and the other Loan Documents, including the giving and receipt of notices and the execution and delivery of all documents, instruments and certificates contemplated herein and therein and all modifications hereto and thereto. [Remainder of page intentionally left blank; signature pages follow]

339751684 v2 [Signature Page to Guarantee Agreement] IN WITNESS WHEREOF, each of the undersigned has caused this Guarantee Agreement to be executed and delivered as of the date first above written. CORE SCIENTIFIC, INC., as Borrower By: _____________________________________ Name: [ ] Title: [ ] CORE SCIENTIFIC FINANCE HOLDING LLC, as Guarantor By: _____________________________________ Name: [ ] Title: [ ]

339751684 v2 [Signature Page to Guarantee Agreement] Accepted and Agreed to: JPMORGAN CHASE BANK, N.A., as Collateral Agent By: Name: Title:

339751684 v2 A-1 Exhibit A to the Guarantee Agreement SUPPLEMENT NO. __ TO GUARANTEE AGREEMENT SUPPLEMENT NO. __, dated as of ____________, 20__ (this “Supplement”), to the Guarantee Agreement, dated as of August 25, 2026 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, this “Guaranty”), by and among CORE SCIENTIFIC, INC., a Delaware corporation (the “Borrower”), and each Subsidiary of the Borrower that becomes a party thereto (together, the “Subsidiary Guarantors” and, together with the Borrower, the “Guarantors”), and JPMORGAN CHASE BANK, N.A., as collateral agent (in such capacity, together with any successor thereto, the “Collateral Agent”) for the Secured Parties. A. Reference is made to the Credit Agreement dated as of August 25, 2026 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among the Borrower, JPMorgan Chase Bank, N.A., as Administrative Agent and Collateral Agent and each Issuing Bank and Lender party thereto from time to time. B. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement. C. Each existing Guarantor entered into the Guaranty in order to induce the Lenders to extend credit to the Borrower. Section 12 of the Guaranty provides that additional Subsidiaries may become Subsidiary Guarantors (as defined in the Guaranty) under the Guaranty by execution and delivery of an instrument substantially in the form of this Supplement. The undersigned Subsidiary of the Borrower (the “New Subsidiary”) is executing this Supplement in accordance with the requirements of the Credit Agreement to become a Subsidiary Guarantor under the Guaranty in order to induce the Lenders to extend credit to the Borrower, and as consideration for credit previously extended to the Borrower. Accordingly, the New Subsidiary agrees as follows: SECTION 1. In accordance with Section 12 of the Guaranty, the New Subsidiary by its signature below becomes a Subsidiary Guarantor under the Guaranty with the same force and effect as if originally named therein as a Subsidiary Guarantor and the New Subsidiary hereby agrees to all the terms and provisions of the Guaranty applicable to it as a Subsidiary Guarantor thereunder. In furtherance of the foregoing, the New Subsidiary does hereby guarantee to the Collateral Agent for the benefit of the Secured Parties the due and punctual payment and performance of the Guaranteed Obligations (as defined in the Guaranty) as set forth in the Guaranty [provided that the Subsidiary Guarantor’s guarantee is limited to [●]1]. Each reference to a “Subsidiary Guarantor” and “Guarantor” in the Guaranty and in this Supplement shall be deemed to include the New Subsidiary. The Guaranty is hereby incorporated herein by reference. SECTION 2. The New Subsidiary represents and warrants (as to itself) to the Collateral Agent and the other Secured Parties that each of the representations and warranties set forth in Section 2 of the Guaranty are true and correct in all respects as of the date hereof. 1 When Guarantors are Designated Project Entities, to include limitations on the scope of the guarantee based on the applicable Indebtedness documents.

339751684 v2 A-2 SECTION 3. This Supplement may be executed in two or more counterparts, each of which shall constitute an original but all of which, when taken together, shall constitute but one contract. This Supplement shall become effective when the Collateral Agent shall have received a counterpart of this Supplement that bears the signature of the New Subsidiary. Delivery of an executed counterpart to this Supplement by facsimile or other electronic transmission shall be as effective as delivery of a manually signed original. The words “execution,” “signed,” “signature,” and words of like import in this Supplement shall be deemed to include electronic signatures or electronic records, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act. For the avoidance of doubt, the foregoing also applies to any amendment, extension or renewal of this Supplement. SECTION 4. Except as expressly supplemented hereby, the Guaranty shall remain in full force and effect. SECTION 5. THIS SUPPLEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS SUPPLEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK. SECTION 6. In the event any one or more of the provisions contained in this Supplement should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and in the Guaranty shall not in any way be affected or impaired thereby. The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions. SECTION 7. All communications and notices hereunder shall be in writing and given as provided in Section 6(d) of the Guaranty. [remainder of page intentionally left blank; signature page follows]

339751684 v2 [Signature Page to Supplement to Guarantee Agreement] IN WITNESS WHEREOF, the New Subsidiary has duly executed this Supplement to the Guaranty as of the day and year first above written. [Name of New Subsidiary] By: Name: Title:

Exhibit G EXHIBIT G [FORM OF] COMPLIANCE CERTIFICATE1 For the fiscal [quarter][year] ended [ ], 20[ ] (the “Statement Date”) Date: [ ] [ ], 20[ ] To: JPMorgan Chase Bank, N.A., as Administrative Agent Re: Credit Agreement, dated as of August 25, 2026 (as the same may be amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Core Scientific, Inc., a Delaware corporation, as the Borrower, JPMorgan Chase Bank, N.A., as Administrative Agent and Collateral Agent and each Issuing Bank and Lender party thereto from time to time. Ladies and Gentlemen: Pursuant to Section 5.04(c) of the Credit Agreement, the undersigned, solely in [his/her] capacity as a Financial Officer of the Borrower, and not in any individual capacity, certifies as follows as of the date first written above: 1. To the knowledge of such Financial Officer, no Default or Event of Default has occurred since [the Closing Date]2[date of the last Compliance Certificate was delivered pursuant to Section 5.04(c) of the Credit Agreement][other than as specified in Schedule I hereto].3 2. Attached hereto as Schedule [I][II] is a report setting forth calculations in reasonable detail demonstrating compliance with Section 6.09 of the Credit Agreement as of [ ].4 [Remainder of Page Intentionally Left Blank] 1 To be delivered within 5 Business Days of any delivery of financial statements under 5.04(a) or 5.04(b). 2 Include in instance of the first certificate following the Closing Date only. 3 If such an Event of Default or Default has occurred, specify the nature and extent thereof and any corrective action taken or proposed to be taken with respect thereto. 4 Commencing with the last day of the first full fiscal quarter after the Closing Date and every subsequent fiscal quarter, and every subsequent fiscal quarter, a reasonably detailed computation of Liquidity in a form reasonably satisfactory to the Administrative Agent.

Exhibit G [Schedule I to Compliance Certificate [DEFAULTS][AND][EVENTS OF DEFAULT]]

Exhibit G Schedule [I][II] to Compliance Certificate REPORT REGARDING CALCULATION OF LIQUIDITY

[Signature Page to Compliance Certificate] IN WITNESS WHEREOF, the undersigned, in his/her capacity as a Financial Officer of the Borrower, and not in any individual capacity, has executed this certificate for and on behalf of the Borrower and has caused this certificate to be delivered on the day first written above. CORE SCIENTIFIC, INC., as the Borrower By: Name: Title:

Exhibit H EXHIBIT H FORM OF PERFECTION CERTIFICATE [see attached]

PERFECTION CERTIFICATE August 25, 2026 Reference is hereby made to (i) that certain Collateral Agreement, dated as of August 25, 2026 (the “Collateral Agreement”), by and among Core Scientific, Inc., a Delaware corporation (the “Borrower”), the Guarantors party thereto (the “Guarantors”) and JPMorgan Chase Bank, N.A. (the “Collateral Agent”), and (ii) that certain Credit Agreement, dated as of August 25, 2026 (the “Credit Agreement”), among the Bor- rower, the Issuing Banks and Lenders party thereto from time to time and the Administrative Agent. Capi- talized terms used but not defined herein have the meanings assigned in the Credit Agreement. As used herein, the term “Companies” means the Borrower and each Guarantor. The undersigned hereby certify to the Collateral Agent as follows: 1. Names. (a) The exact legal name of each Company, as such name appears in its respective certificate of incorporation or any other organizational document, is set forth in Schedule 1(a). Each Company is (i) the type of entity disclosed next to its name in Schedule 1(a) and (ii) a registered organization except to the extent disclosed in Schedule 1(a). Also set forth in Schedule 1(a) is the organizational identification number, if any, of each Company that is a registered organization, the Federal Taxpayer Identification Number of each Company and the jurisdiction of formation of each Company. (b) Set forth in Schedule 1(b) hereto is a list of any other corporate or organizational names each Company (or any other business or organization to which each Company became the successor by merger, consolidation, acquisition, change in form, nature or jurisdiction of organization or otherwise) has had in the past five years, together with the date of the relevant change. (c) Set forth in Schedule 1(c) is a list of all other names used by each Company on any filings with the Internal Revenue Service at any time within the five years preceding the date hereof. Except as set forth in Schedule 1(c), no Company has changed its jurisdiction of organization at any time during the past four months. 2. Current Locations. The chief executive office of each Company is located at the address set forth in Schedule 2 hereto. 3. Extraordinary Transactions. Except for those purchases, acquisitions and other transac- tions described in Schedule 3 attached hereto, all of the Collateral within the past five (5) years has been originated by each Company in the ordinary course of business or consists of goods which have been ac- quired by such Company in the ordinary course of business from a person in the business of selling goods of that kind. 4. Stock Ownership and Other Equity Interests. Attached hereto as Schedule 4(a) is a true and correct list of all of the authorized, and the issued and outstanding, stock, partnership interests, limited liability company membership interests or other equity interest of each Company and its Subsidiaries and the record and beneficial owners of such stock, partnership interests, membership interests or other equity interests setting forth the percentage of such equity interests pledged under the Collateral Agreement. Also set forth in Schedule 4(b) is each equity investment of each Company that represents 50% or less of the equity of the entity in which such investment was made setting forth the percentage of such equity interests pledged under the Collateral Agreement.

5. Instruments and Tangible Chattel Paper. Attached hereto as Schedule 5 is a true and cor- rect list of all promissory notes, instruments (other than checks to be deposited in the ordinary course of business), tangible chattel paper, electronic chattel paper and other evidence of indebtedness held by each Company as of the date hereof, including all intercompany notes between or among any two or more Com- panies or any of their Subsidiaries, stating if such instruments, chattel paper or other evidence of indebted- ness is pledged under the Collateral Agreement. 6. Intellectual Property. (a) Attached hereto as Schedule 6(a) is a schedule setting forth all of the Borrower’s Patents and Trademarks (each as defined in the Collateral Agreement) applied for or registered with the United States Patent and Trademark Office (the “USPTO”). (b) Attached hereto as Schedule 6(b) is a schedule setting forth all of the Borrower’s Cop- yrights (each as defined in the Collateral Agreement) applied for or registered with the United States Cop- yright Office (the “USCO”). (c) Attached hereto as Schedule 6(c) is a schedule setting forth all Patent Licenses, Trade- mark Licenses and Copyright Licenses, whether or not recorded with the USPTO or USCO, as applicable, including, but not limited to, the relevant signatory parties to each license along with the date of execution thereof and, if applicable, a recordation number or other such evidence of recordation. 7. Commercial Tort Claims. Attached hereto as Schedule 7 is a true and correct list of all Commercial Tort Claims (as defined in the Collateral Agreement) in excess of $10,000,000 on an individual basis held by the Borrower, including a brief description thereof and stating if such commercial tort claims are required to be pledged under the Collateral Agreement. 8. Insurance. Attached hereto as Schedule 8 is a true and correct list of all insurance policies of the Borrower. [The Remainder of this Page has been intentionally left blank]

[Signature Page to Perfection Certificate] IN WITNESS WHEREOF, we have hereunto signed this Perfection Certificate as of this 25 day of August, 2026. CORE SCIENTIFIC, INC. By: Name: Title: CORE SCIENTIFIC FINANCE HOLDING LLC By: Name: Title:

-2- Schedule 1(a) Legal Names, Etc. Legal Name Type of Entity Registered Organization (Yes/No) Organizational Number Federal Taxpayer Identification Number State of Formation Core Scientific, Inc. Corporation Yes 4571922 86-1243837 Delaware Core Scientific Finance Holding LLC LLC Yes 10583888 None Delaware

-3- Schedule 1(b) Prior Organizational Names Company Prior Name Date of Change Core Scientific, Inc. Power & Digital Infrastructure Acquisi- tion Corp. January 19, 2022 Core Scientific, Inc. Core Scientific Operating Company January 22, 2024 Core Scientific, Inc. Core Scientific Acquired Mining LLC January 22, 2024

-4- Schedule 1(c) Other Names on IRS Filings; Changes in Jurisdiction Company List of All Other Names Used on Any Filings with the Internal Revenue Service During Past Five Years Prior Jurisdiction of Organization Core Scientific, Inc. Power & Digital Infrastructure Acquisition Corp. Delaware

-5- Schedule 2 Chief Executive Offices Company Address Core Scientific, Inc. 1 701 Brickell Avenue, Suite 1650, Miami, Florida 33131 Core Scientific Finance Holding LLC C/O Core Scientific, Inc. 701 Brickell Avenue, Suite 1650, Miami, Florida 33131 1 Chief Executive Office: Core Scientific, Inc. headquarters is at 701 Brickell Avenue, Suite 1650, Miami, Florida 33131. The Company also maintains a virtual/mailing office at 838 Walker Road, Suite 21-2105, Dover, Delaware 19904, which is the address currently reflected as the Company’s principal executive office in its SEC filings.

-6- Schedule 3 Extraordinary Transactions None.

-7- Schedule 4(a) Equity Interests of Companies and Subsidiaries Issuer Record Owner Certificate No. Percent Owned Percent Pledged American Property Acqui- sition, LLC Core Scientific, Inc. N/A 100% 100% Core Scientific Specialty Mining (Oklahoma) LLC Core Scientific, Inc. N/A 100% 100% American Property Acqui- sitions I, LLC American Property Ac- quisition, LLC N/A 100% 100% American Property Acqui- sitions VII, LLC American Property Ac- quisition, LLC N/A 100% 100% Core Scientific Finance Holding LLC Core Scientific, Inc. N/A 100% 100% Core Scientific Finance Holding II LLC Core Scientific, Inc. N/A 100% 100% Telios Quinlan One LLC Core Scientific, Inc. N/A 100% 100% Core Scientific Finance I LLC Core Scientific Finance Holding LLC N/A 100% 100% Core Scientific Finance II LLC Core Scientific Finance Holding II LLC N/A 100% 100% Core Scientific Austin LLC Core Scientific Finance I LLC N/A 100% 100% Core Scientific Denton LLC Core Scientific Finance I LLC N/A 100% 100% Core Scientific Dalton LLC Core Scientific Finance I LLC N/A 100% 100%

-8- Issuer Record Owner Certificate No. Percent Owned Percent Pledged Core Scientific Pecos LLC Core Scientific Finance II LLC N/A 100% 100% Core Scientific Muskogee II LLC Core Scientific Finance II LLC N/A 100% 100% Core Scientific Muskogee LLC Core Scientific Finance I LLC N/A 100% 100% Core Scientific Marble LLC Core Scientific Finance I LLC N/A 100% 100%

-9- Schedule 4(b) Other Equity Interests None.

-10- Schedule 5 Instruments and Tangible Chattel Paper 1. Promissory Notes: None. 2. Chattel Paper: None.

-11- Schedule 6(a) Patents and Trademarks UNITED STATES PATENTS: Title Ctry Serial # Filed Date Patent # Issue Date Owner SYSTEM AND METHOD FOR COOLING COMPUTING DEVICES WITHIN A FA- CILITY US 16/268,410 2/5/2019 10,701,835 6/30/2020 Core Scientific, Inc. SYSTEM AND METHOD FOR COOLING COMPUTING DEVICES WITHIN A FA- CILITY HAVING A PLURALITY OF SUP- PLY AIR SPACES US 16/268,392 2/5/2019 10,806,055 10/13/2020 Core Scientific, Inc. COMPUTING DEVICE COOLING FACIL- ITY INCLUDING A MIXING CHAMBER US 16/268,433 2/5/2019 10,694,642 6/23/2020 Core Scientific, Inc. SYSTEM FOR PASSIVELY COOLING COMPUTING DEVICES US 16/268,428 2/5/2019 10,701,837 6/30/2020 Core Scientific, Inc. SYSTEM FOR COOLING COMPUTING DEVICES OF A PLURALITY OF FACILI- TIES US 16/268,424 2/5/2019 10,701,836 6/30/2020 Core Scientific, Inc. SYSTEM AND METHOD FOR COOLING COMPUTING DEVICES WITHIN A FA- CILITY US 16/053,648 8/2/2018 10,299,412 5/21/2019 Core Scientific, Inc. POWER DISTRIBUTION UNIT US 16/507,652 7/10/2019 Core Scientific, Inc. COMPUTING SYSTEM AND METHOD US 16/777,503 1/30/2020 11,734,004 8/22/2023 Core Scientific, Inc.

LOAD CENTER WITH INTEGRATED RE-CEPTACLES	US	29/712,517	11/8/2019	D968,336	11/1/2022	Core Scientific, Inc.
SYSTEM AND METHOD FOR COOLING COMPUTING DEVICES WITHIN A FA-CILITY	US	16/529,384	8/1/2019	10,908,658	2/2/2021	Core Scientific, Inc.
COMPUTING SYSTEM TRANSLATION TO PROMOTE EFFICIENCY	US	16/589,100	9/30/2019	11,068,292	7/20/2021	Core Scientific, Inc.
EFFICIENT COMPUTING IN VEHICLES	US	16/659,051	10/21/2019	11,485,241	11/1/2022	Core Scientific, Inc.
SYSTEM AND METHOD FOR VISUALLY MANAGING COMPUTING DEVICES IN A DATA CENTER	US	16/707,870	12/9/2019	11,178,021	11/16/2021	Core Scientific, Inc.
SYSTEM AND METHOD FOR MANAG-ING COMPUTING DEVICES	US	16/707,904	12/9/2019	11,489,736	11/1/2022	Core Scientific, Inc.
SYSTEM AND METHOD FOR HEALTH REPORTING IN A DATA CENTER	US	16/707,964	12/9/2019	11,748,674	9/5/2023	Core Scientific, Inc.
AUTOMATIC REPAIR OF COMPUTING DEVICES IN A DATA CENTER	US	16/776,213	1/29/2020	10,691,528	6/23/2020	Core Scientific, Inc.
COMMUNICATION NETWORK FOR GAMING REWARDS	US	16/841,659	4/6/2020	11,669,901	6/6/2023	Core Scientific, Inc.
SYSTEM AND METHOD FOR IDENTIFY-ING COMPUTING DEVICES IN A DATA CENTER	US	16/779,563	1/31/2020	10,783,410	9/22/2020	Core Scientific, Inc.
WORK PROVENANCE IN COMPUTING POOLS	US	16/900,860	6/12/2020	11,695,752	7/4/2023	Core Scientific, Inc.
AUTOMATIC REPAIR OF COMPUTING DEVICES IN A DATA CENTER	US	16/879,157	5/20/2020	11,249,835	2/15/2022	Core Scientific, Inc.

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-13- SYSTEM AND METHOD FOR COOLING COMPUTING DEVICES US 16/879,564 5/20/2020 11,237,605 2/1/2022 Core Scientific, Inc. HEALTH REPORTING FOR COMPUTING DEVICES US 16/936,101 7/22/2020 11,567,821 1/31/2023 Core Scientific, Inc. MEASURING AIRFLOW FOR COMPU- TING DEVICES US 16/938,085 7/24/2020 10,942,195 3/9/2021 Core Scientific, Inc. RACK FOR COOLING COMPUTING DE- VICES US 16/938,565 7/24/2020 11,363,743 6/14/2022 Core Scientific, Inc. SYSTEM AND METHOD FOR IDENTIFY- ING COMPUTING DEVICES IN A DATA CENTER US 16/992,093 8/12/2020 11,403,476 8/2/2022 Core Scientific, Inc. MEASURING AIRFLOW FOR COMPU- TING DEVICES US 17/076,711 10/21/2020 11,092,614 8/17/2021 Core Scientific, Inc. COMPUTING DEVICE SYSTEM AND METHOD WITH RACKS CONNECTED TOGETHER TO FORM A SLED US 17/102,604 11/24/2020 11,856,736 12/26/2023 Core Scientific, Inc. CONTAINER-BASED DATA CENTER US 17/081,393 10/27/2020 11,943,901 3/26/2024 Core Scientific, Inc. MANAGING AIRFLOW FOR COMPU- TING DEVICES US 17/095,310 11/11/2020 11,812,588 11/7/2023 Core Scientific, Inc. DYNAMIC AISLES FOR COMPUTING DEVICES US 17/095,329 11/11/2020 10,959,349 3/23/2021 Core Scientific, Inc. THERMAL MANAGEMENT FOR CON- TAINER-BASED DATA CENTERS US 17/095,335 11/11/2020 12,287,683 4/29/2025 Core Scientific, Inc.

-14- HELICAL-CONFIGURED SHELVING FOR COOLING COMPUTING DEVICES US 17/126,758 12/18/2020 11,516,942 11/29/2022 Core Scientific, Inc. DYNAMIC AISLES FOR COMPUTING DEVICES US 17/150,340 1/15/2021 11,153,988 10/19/2021 Core Scientific, Inc. RACK FOR COOLING COMPUTING DE- VICES IN A CYLINDRICAL CONFIGU- RATION US 17/161,042 1/28/2021 11,540,415 12/27/2022 Core Scientific, Inc. SYSTEM AND METHOD FOR COOLING COMPUTING DEVICES WITHIN A FA- CILITY EP 19752872.2 8/1/2019 3830670 1/28/2026 Core Scientific, Inc. SYSTEM AND METHOD FOR COOLING COMPUTING DEVICES WITHIN A FA- CILITY CA 3,108,291 8/1/2019 Core Scientific, Inc. SYSTEM AND METHOD FOR IDENTIFY- ING COMPUTING DEVICES IN A DATA CENTER WO PCT/US21/15799 1/29/2021 Core Scientific, Inc. AUTOMATED SWITCHING OF WORK- LOADS US 17/383,004 7/22/2021 12,112,208 10/8/2024 Core Scientific, Inc.

ENVIRONMENT-BASED TUNING FOR COMPUTING DEVICES	US	17/476,766	9/16/2021	12,342,509	6/24/2025	Core Scientific, Inc.
DATA CENTER COOLING	US	17/476,786	9/16/2021	11,956,928	4/9/2024	Core Scientific, Inc.
AIR DEFLECTOR FOR COOLING COMPUTING DEVICES	US	17/476,796	9/16/2021	11,882,644	1/23/2024	Core Scientific, Inc.
ADJUSTABLE DUCTS FOR COOLING COMPUTING DEVICES	US	17/476,836	9/16/2021	11,985,791	5/14/2024	Core Scientific, Inc.
AUTOMATIC REPAIR OF COMPUTING DEVICES IN A DATA CENTER	CA	3,133,672	7/22/2020			Core Scientific, Inc.
AUTOMATIC REPAIR OF COMPUTING DEVICES IN A DATA CENTER	CN	202080034743.4	7/22/2020	ZL 2020 8 0034743.4	11/14/2025	Core Scientific, Inc.
SYSTEM AND METHOD FOR VISUALLY MANAGING COMPUTING DEVICES IN A DATA CENTER	CA	3,147,648	7/22/2020	3,147,648	6/13/2023	Core Scientific, Inc.
SYSTEM AND METHOD FOR MANAGING COMPUTING DEVICES	CA	3,147,650	7/22/2020	3,147,650	7/22/2025	Core Scientific, Inc.
SYSTEM AND METHOD FOR MANAGING COMPUTING DEVICES	EP	20843872.1	7/22/2020	4004676	3/11/2026	Core Scientific, Inc.
SYSTEM AND METHOD FOR VISUALLY MANAGING COMPUTING DEVICES IN A DATA CENTER	CN	202080066225.0	7/22/2020	ZL 2020 8 0066225.0	2/23/2024	Core Scientific, Inc.
IDENTIFYING COMPUTING DEVICES IN A DATA CENTER	WO	PCT/US22/18163	2/28/2022			Core Scientific, Inc.
SYSTEM FOR COOLING COMPUTING DEVICES IN AN ARRAY	WO	PCT/US22/19519	3/9/2022			Core Scientific, Inc.
SYSTEM FOR COOLING CIRCUIT BOARDS	WO	PCT/US22/19521	3/9/2022			Core Scientific, Inc.
TURBULENT AIRFLOW FOR COOLING COMPUTING DEVICES	US	17/691,562	3/10/2022			Core Scientific, Inc.
POWER DISTRIBUTION SYSTEM AND METHOD	US	17/737,491	5/5/2022	12,554,315	2/17/2026	Core Scientific, Inc.
SYSTEM AND METHOD FOR OPERATING COMPUTING DEVICES	US	17/744,004	5/13/2022			Core Scientific, Inc.
COMPUTING SYSTEM AND METHOD	US	17/744,017	5/13/2022			Core Scientific, Inc.
SYSTEM AND METHOD FOR OPERATING COMPUTERS	US	17/737,505	5/5/2022	12,316,788	5/27/2025	Core Scientific, Inc.

-15-

SYSTEM FOR RECAPTURING WASTE HEAT FROM COMPUTING DEVICES	US	17/738,654	5/6/2022	12,144,154	11/12/2024	Core Scientific, Inc.
WASTE ENERGY RECLAMATION WITH DAMPERS	US	17/741,544	5/11/2022	12,316,199	5/27/2025	Core Scientific, Inc.
COMPUTER SYSTEM AND METHOD	US	17/744,023	5/13/2022	12,443,508	10/14/2025	Core Scientific, Inc.
THERMAL MANAGEMENT FOR CONTAINER-BASED DATA CENTERS	US	17/749,550	5/20/2022	11,985,803	5/14/2024	Core Scientific, Inc.
SYSTEM AND METHOD FOR USING WASTE HEAT FROM COMPUTING DEVICES	US	17/864,659	7/14/2022	12,146,685	11/19/2024	Core Scientific, Inc.
SYSTEM AND METHOD FOR MANAGING COMPUTING DEVICES	US	17/953,932	9/27/2022	12,627,574	5/12/2026	Core Scientific, Inc.
IDENTIFYING COMPUTING DEVICES IN A DATA CENTER	US	18/286,988	10/13/2023	12,504,707	12/23/2025	Core Scientific, Inc.
SYSTEM FOR COOLING COMPUTING DEVICES IN AN ARRAY	US	18/286,991	10/13/2023	12,575,066	3/10/2026	Core Scientific, Inc.
SYSTEM FOR COOLING CIRCUIT BOARDS	US	18/286,993	10/13/2023	12,474,751	11/18/2025	Core Scientific, Inc.
AUTOMATIC REPAIR OF COMPUTING DEVICES IN A DATA CENTER	CA	3,229,405	7/22/2020	3,229,405	4/21/2026	Core Scientific, Inc.
HEAT SINK THAT VARIES IN HEIGHT	US	18/752,781	6/24/2024	12,453,053	10/21/2025	Core Scientific, Inc.
HEAT SINK THAT VARIES IN HEIGHT	US	12,041,754	07/16/2024			Core Scientific, Inc.
RACK FOR COOLING COMPUTING DEVICES IN A HYPERBOLOID CONFIGURATION	US	12,041,747	7/16/2024			Core Scientific, Inc.
MULTI-ORACLE	US	17,744,915	08/04/2026			Core Scientific, Inc.
SYSTEM AND METHOD FOR USING WASTE HEAT FROM COMPUTING DEVICES	US	18/928,161	10/27/2024			Core Scientific, Inc.
SYSTEM AND METHOD FOR COOLING COMPUTING DEVICES WITHIN A FACILITY	DE	19752872.2	8/1/2019	3830670	1/28/2026	Core Scientific, Inc.

-16-

-17- SYSTEM AND METHOD FOR COOLING COMPUTING DEVICES WITHIN A FACILITY FR 19752872.2 8/1/2019 3830670 1/28/2026 Core Scientific, Inc. SYSTEM AND METHOD FOR COOLING COMPUTING DEVICES WITHIN A FACILITY GB 19752872.2 8/1/2019 3830670 1/28/2026 Core Scientific, Inc. SYSTEM AND METHOD FOR MANAG- ING COMPUTING DEVICES UK 20843872.1 7/22/2020 4004676 3/11/2026 Core Scientific, Inc. UNITED STATES TRADEMARKS: Applications: Mark Image Country Application # Allowance Date Registration # Registration Date Class(es) Owner Name CORE SCIEN- TIFIC UNITED STATES 97/379,997 1/2/2024 009, 042 Core Scientific, Inc. C & DESIGN UNITED STATES 97/379,971 009, 042 Core Scientific, Inc.

-18- MINDER UNITED STATES 97/440,128 12/12/2023 009, 042 Core Scientific, Inc. HYPERCORE UNITED STATES 99/029,107 2/5/2025 42 Core Scientific, Inc. CORE SCIEN- TIFIC HYPER- CORE UNITED STATES 99/029,133 2/5/2025 42 Core Scientific, Inc. Registrations: Mark Image Country Application # Allowance Date Registra- tion # Registra- tion Date Status Class(e s) Owner Name C CORE SCIEN- TIFIC & DE- SIGN (1 line) UNITED STATES 87/944,149 4/23/2019 6,267,073 2/9/2021 REGIS- TERED 037, 042 Core Scientific, Inc.

-19- C CORE SCIEN- TIFIC INFRA- STRUCTURE & TECHNOLOGY & DESIGN UNITED STATES 87/944,148 4/23/2019 6,257,539 1/26/2021 REGIS- TERED 042 Core Scientific, Inc. BORN OF THE BLOCKCHAIN. INSPIRED BY AI. UNITED STATES 88/191,911 6/9/2020 6,364,865 5/25/2021 REGIS- TERED 042 Core Scientific, Inc. HONEYMINER UNITED STATES 87/870,683 5,929,809 12/10/201 9 REGIS- TERED (Instruc- tions to al- low regis- tration to lapse.) 009, 042 Core Scientific, Inc. CORE SCIEN- TIFIC (Child) UNITED STATES 87/983,532 4/16/2019 6,217,131 12/8/2020 REGIS- TERED 042 Core Scientific, Inc.

-20- C (LOGO) (Child) UNITED STATES 87/983,834 4/16/2019 6,373,351 6/1/2021 REGIS- TERED 037, 042 Core Scientific, Inc. C CORE SCIEN- TIFIC (2-line) (Child) UNITED STATES 87/983,841 4/16/2019 6,373,353 6/1/2021 REGIS- TERED 037, 042 Core Scientific, Inc. CORE SCIEN- TIFIC CANADA 2,110,256 TMA1,406, 549 5/1/2026 REGIS- TERED 9, 37, 42 Core Scientific, Inc CORE SCIEN- TIFIC EUROPEAN UNION 018481356 018481356 10/1/2021 REGIS- TERED 9, 37, 42 Core Scientific, Inc CORE SCIEN- TIFIC UNITED KINGDOM 3648548 3648548 12/3/2021 REGIS- TERED 9, 37, 42 Core Scientific, Inc MINDER CANADA 2,114,725 TMA1,301, 565 3/26/2025 REGIS- TERED 42 Core Scientific, Inc MINDER UNITED STATES 90/778,545 6,622,643 1/18/2022 REGIS- TERED 042 Core Scientific, Inc.

-21- R & DESIGN UNITED STATES 88/364,439 6,061,787 5/26/2020 REGIS- TERED 036, 041, 042 Core Scientific, Inc. R & DESIGN WIPO 1516684 1516684 9/30/2019 REGIS- TERED 36 Core Scientific, Inc. R & DESIGN CANADA 2014062 TMA11120 35 10/20/202 1 REGIS- TERED 36 Core Scientific, Inc. ION WIPO 1516609 1516609 9/30/2019 REGIS- TERED 41 Core Scientific, Inc.

-22- ION UNITED STATES 88/364,421 6,066,791 6/2/2020 REGIS- TERED 041 Core Scientific, Inc. RADAR UNITED STATES 88/364,418 7,089,104 6/27/2023 REGIS- TERED 036, 042 Core Scientific, Inc. RADAR WIPO 1516643 1516643 9/30/2019 REGIS- TERED 36 Core Scientific, Inc. RADAR CANADA 2014063 TMA11120 36 10/20/202 1 REGIS- TERED 36 Core Scientific, Inc. REDSHIFT UNITED STATES 88/749,316 12/15/2020 6,429,223 7/20/2021 REGIS- TERED 036, 042 Core Scientific, Inc. CORE SCIEN- TIFIC HYPER- CORE EUROPEAN UNION 19184994 19184994 9/20/2025 REGIS- TERED 42 Core Scientific, Inc. HYPERCORE EUROPEAN UNION 19184996 19184996 9/20/2025 REGIS- TERED 42 Core Scientific, Inc. CORE SCIEN- TIFIC HYPER- CORE UNITED KINGDOM UK000042012 69 UK000042 01269 8/1/2025 REGIS- TERED 42 Core Scientific, Inc. HYPERCORE UNITED KINGDOM UK000042012 74 UK000042 01274 8/1/2025 REGIS- TERED 42 Core Scientific, Inc.

-23- CORE SCIEN- TIFIC HYPER- CORE CANADA 2,397,845 TMA1,412, 493 5/15/2026 REGIS- TERED 42 Core Scientific, Inc. HYPERCORE CANADA 2,397,852 TMA1,412, 494 5/15/2026 REGIS- TERED 42 Core Scientific, Inc.

-24- Schedule 6(b) Copyrights UNITED STATES COPYRIGHTS Registrations: None. Applications: None.

-25- Schedule 6(c) Intellectual Property Licenses Patent Licenses: None. Trademark Licenses: None. Copyright Licenses: None.

-26- Schedule 7 Commercial Tort Claims None.

-27- Schedule 8 Insurance [See Attached.]

Exhibit I EXHIBIT I FORM OF COLLATERAL AGREEMENT [see attached]

339751683 v6 COLLATERAL AGREEMENT dated and effective as of August 25, 2026, among CORE SCIENTIFIC, INC., as the Borrower, each other Subsidiary Loan Party party hereto from time to time and JPMORGAN CHASE BANK, N.A., as Collateral Agent

339751683 v6 -ii- TABLE OF CONTENTS Page ARTICLE I Definitions SECTION 1.1. Credit Agreement ......................................................................................................... 1 SECTION 1.2. Other Defined Terms .................................................................................................... 1 ARTICLE II Pledge of Securities SECTION 2.1. Pledge ........................................................................................................................... 4 SECTION 2.2. Delivery of the Pledged Collateral ............................................................................... 5 SECTION 2.3. Representations, Warranties and Covenants ................................................................ 5 SECTION 2.4. Certification of Limited Liability Company and Limited Partnership Interests .................................................................................................................. 7 SECTION 2.5. Registration in Nominee Name; Denominations .......................................................... 7 SECTION 2.6. Voting Rights; Dividends and Interest, Etc .................................................................. 8 ARTICLE III Security Interests in Other Personal Property SECTION 3.1. Security Interest ............................................................................................................ 9 SECTION 3.2. Representations and Warranties ................................................................................. 11 SECTION 3.3. Covenants ................................................................................................................... 13 SECTION 3.4. Other Actions ............................................................................................................. 15 SECTION 3.5. Covenants Regarding Patent, Trademark and Copyright Collateral .......................... 15 ARTICLE IV Remedies SECTION 4.1. Remedies Upon Default ............................................................................................. 16 SECTION 4.2. Application of Proceeds ............................................................................................. 18 SECTION 4.3. Securities Act, Etc ...................................................................................................... 18 SECTION 4.4. Collection of Receivables Assets ............................................................................... 19 SECTION 4.5. Special Collateral Account ......................................................................................... 19 SECTION 4.6. Pledgors’ Obligations Upon Event of Default............................................................ 19 SECTION 4.7. Grant of Intellectual Property License ....................................................................... 20 SECTION 4.8. Written Notice ............................................................................................................ 20

ARTICLE V

Miscellaneous

SECTION 5.1.	Notices	20
SECTION 5.2.	Security Interest Absolute	20
SECTION 5.3.	Limitation By Law	21
SECTION 5.4.	Binding Effect; Several Agreements	21
SECTION 5.5.	Successors and Assigns	21
SECTION 5.6.	Collateral Agent's Fees and Expenses; Indemnification	21
SECTION 5.7.	Collateral Agent Appointed Attorney-in-Fact	21
SECTION 5.8.	Governing Law	22
SECTION 5.9.	Waivers; Amendment	22
SECTION 5.10.	WAIVER OF JURY TRIAL	23
SECTION 5.11.	Severability	23
SECTION 5.12.	Counterparts	23
SECTION 5.13.	Headings	24
SECTION 5.14.	Jurisdiction; Consent to Service of Process	24
SECTION 5.15.	Termination or Release	24
SECTION 5.16.	Additional Subsidiaries	25
SECTION 5.17.	General Authority of the Collateral Agent	25
SECTION 5.18.	Subject to Intercreditor Agreement; Conflicts	26
SECTION 5.19.	[Reserved]	26
SECTION 5.20.	Person Serving as Collateral Agent	26
SECTION 5.21.	Survival of Agreement	27

<u>Schedules</u>

Schedule I	Subsidiary Loan Parties
Schedule II	Pledged Stock; Pledged Debt
Schedule III	Intellectual Property
Schedule IV	Commercial Tort Claims

<u>Exhibits</u>

Exhibit I	Form of Supplement to the Collateral Agreement
Exhibit II	Form of Notices of Grant of Security Interest in Intellectual Property

-iii-

339751683 v6

339751683 v6 COLLATERAL AGREEMENT, dated as of August 25, 2026 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, this “Agreement”), by and among CORE SCIENTIFIC, INC., a Delaware corporation (the “Borrower”) and each Subsidiary Loan Party that is a party hereto on the date hereof or becomes a party hereto after the date hereof (each such Subsidiary Loan Party together with the Borrower, the “Pledgors”), and JPMORGAN CHASE BANK, N.A., as collateral agent for the Secured Parties referred to herein (together with its successors and assigns, in such capacity, the “Collateral Agent”). PRELIMINARY STATEMENT Reference is made to the Credit Agreement, dated as of August 25, 2026 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among the Borrower, JPMorgan Chase Bank, N.A., as Administrative Agent and Collateral Agent, and each Issuing Bank and Lender party thereto from time to time. The Lenders and Issuing Banks have agreed to extend credit to the Borrower subject to the terms and conditions set forth in the Credit Agreement. The obligations of the Lenders and the Issuing Banks to extend such credit are conditioned upon, among other things, the parties hereto entering into this Agreement on or prior to the Closing Date. The Borrower and the Subsidiary Loan Parties, as affiliates of the Borrower, will derive substantial benefits from the extension of credit to the Borrower pursuant to the Credit Agreement. The Borrower and the Subsidiary Loan Parties are willing to enter into this Agreement in order to induce the Lenders and the Issuing Banks to extend such credit under the Credit Agreement. Therefore, to induce the Lenders and the Issuing Banks to make their respective extensions of credit under the Credit Agreement the parties hereto agree as follows: ARTICLE I Definitions SECTION 1.1. Credit Agreement. (a) Capitalized terms used in this Agreement and not otherwise defined herein have the respective meanings assigned thereto in the Credit Agreement. All terms defined in the Uniform Commercial Code (as defined herein) and not defined in this Agreement or the Credit Agreement have the meanings specified therein. The term “instrument” shall have the meaning specified in the Uniform Commercial Code. (b) The rules of construction and other interpretive provisions specified in Section 1.02 of the Credit Agreement also apply to this Agreement, including with respect to terms defined in the preamble and preliminary statements hereto. SECTION 1.2. Other Defined Terms. As used in this Agreement, the following terms have the meanings specified below: “2022 UCC Amendments” means amendments to the UCC in substantially the form of the 2022 revisions to the UCC drafted, in partnership with the American Law Institute, by the Uniform Law Commission and approved by it at its meeting on July 8-13, 2022. “Account Debtor” means any person who is or who may become obligated to any Pledgor under, with respect to or on account of an Account, Chattel Paper or General Intangibles.

339751683 v6 -2- “Agreement” has the meaning assigned to such term in the introductory paragraph hereof. “Article 9 Collateral” has the meaning assigned to such term in Section 3.1. “Collateral” means the Article 9 Collateral and Pledged Collateral. For the avoidance of doubt, the term “Collateral” does not include any Excluded Property or Excluded Securities. “Collateral Agent” has the meaning assigned to such term in the introductory paragraph of this Agreement. “Copyright License” means any written agreement, now or hereafter in effect, granting any right to any Pledgor under any Copyright now or hereafter owned by any third party, and all rights of any Pledgor under any such agreement (including any such rights that such Pledgor has the right to license). “Copyrights” means all of the following in which any Pledgor now or hereafter has any right, title or interest: (a) all copyright rights in any work subject to the copyright laws of the United States or any other country or jurisdiction, whether as author, assignee, transferee or otherwise; (b) all registrations and applications for registration of any of the foregoing in the United States or any other country or jurisdiction, including registrations, supplemental registrations and the right to obtain all renewals thereof, including those listed on Schedule III; and (c) all claims for, and rights to sue or otherwise recover for, past, present or future infringements of any of the foregoing. “Credit Agreement” has the meaning assigned to such term in the preliminary statement of this Agreement. “Federal Securities Laws” has the meaning assigned to such term in Section 4.3. “General Intangibles” means all “general intangibles” as defined in the Uniform Commercial Code, including (a) all choses in action and causes of action and all other intangible personal property of any Pledgor of every kind and nature (other than Accounts) now owned or hereafter acquired by any Pledgor, including corporate or other business records, indemnification claims, contract rights (including rights under leases, whether entered into as lessor or lessee, swap agreements, Copyright Licenses, Patent Licenses, Trademark Licenses and other agreements), Intellectual Property (together with all claims for, and rights to sue or otherwise recover for, past, present or future infringements, misappropriations, dilutions, or other violations of such Intellectual Property), goodwill, registrations, franchises, tax refund claims and any guarantee, claim, security interest or other security held by or granted to any Pledgor to secure payment by an Account Debtor of any of the Accounts. “Intellectual Property” means all intellectual property of every kind and nature in which any Pledgor now or hereafter has any right, title or interest including, inventions, designs, Patents, Copyrights, Trademarks, trade secrets, domain names, confidential or proprietary technical and business information and know-how, together with all claims for, and rights to sue or otherwise recover for, past, present or future infringements, misappropriations, or other violations of any of the foregoing, and all other rights, priorities and privileges arising thereunder or pertaining thereto. “Intellectual Property Collateral” has the meaning assigned to such term in Section 3.2(f). “Intercreditor Agreement” means with respect to any Indebtedness that is secured by the Collateral (as defined in the Credit Agreement) on a pari passu lien basis with the Initial Revolving Loans any intercreditor agreement reasonably acceptable to the Borrower and the Administrative Agent.

339751683 v6 -3- “IP Agreements” means all material Copyright Licenses, Patent Licenses and Trademark Licenses, including, without limitation, the Copyright Licenses set forth on Schedule III hereto. “Notices of Grant of Security Interest in Intellectual Property” means the notices of grant of security interest substantially in the form attached hereto as Exhibit II or such other form as shall be reasonably acceptable to the Collateral Agent. “Patent License” means any written agreement, now or hereafter in effect, granting to any Pledgor any right to make, use or sell any invention or design covered by a Patent, now or hereafter owned by any third party (including any such rights that such Pledgor has the right to license). “Patents” means all of the following in which any Pledgor now or hereafter has any right, title or interest: (a) all patents, including design patents, of the United States or the equivalent thereof in any other country or jurisdiction, including those listed on Schedule III, and all patent applications of the United States or the equivalent thereof in any other country or jurisdiction, including those listed on Schedule III; (b) all provisionals, reissues, extensions, continuations, divisions, continuations-in-part, reexaminations or revisions thereof; and (c) all claims for, and rights to sue or otherwise recover for, past, present or future infringements of any of the foregoing. “Perfection Certificate” means the Perfection Certificate with respect to the Borrower and each Guarantor delivered to the Collateral Agent as of the Closing Date. “Pledged Collateral” has the meaning assigned to such term in Section 2.1. “Pledged Debt” has the meaning assigned to such term in Section 2.1. “Pledged Securities” means any promissory notes, stock certificates or other certificated securities now or hereafter included in the Pledged Collateral, including all certificates or instruments representing or evidencing any Pledged Collateral. “Pledged Stock” has the meaning assigned to such term in Section 2.1. “Pledgor” means the Borrower and each Subsidiary Loan Party set forth on Schedule I and any other Subsidiary Loan Party that becomes a party hereto pursuant to Section 5.16. Notwithstanding anything to the contrary set forth herein, any entity that ceases to be a Guarantor in accordance with the terms of Section 9.17 of the Credit Agreement shall automatically cease to be a Pledgor. “Proceeds” means all “Proceeds” as defined in the Uniform Commercial Code, including all proceeds of, and all other profits, products, rents or receipts, in whatever form, arising from the collection, sale, lease, exchange, assignment, licensing or other disposition of, or other realization upon, any Collateral, including all claims of the relevant Pledgor against third parties for loss of, damage to or destruction of, or for proceeds payable under, or unearned premiums with respect to, policies of insurance in respect of, any Collateral, and any condemnation or requisition payments with respect to any Collateral. “Secured Obligations” means the “Obligations” as defined in the Credit Agreement. “Security Interest” has the meaning assigned to such term in Section 3.1(a). “Subsidiary Loan Party” means any Subsidiary set forth on Schedule I and any Subsidiary that becomes a party hereto pursuant to Section 5.16.

339751683 v6 -4- “Trademark License” means any written agreement, now or hereafter in effect, granting to any Pledgor any right to use any Trademark now or hereafter owned by any third party (including any such rights that such Pledgor has the right to license). “Trademarks” means all of the following in which any Pledgor now or hereafter has any right, title or interest: (a) all trademarks, service marks, corporate names, company names, business names, fictitious business names, trade styles, trade dress, other source or business identifiers, designs and general intangibles of like nature, now existing or hereafter adopted or acquired, (b) all registrations thereof (if any), and all registration and recording applications filed in connection therewith, including registrations and registration applications in the United States Patent and Trademark Office or any similar offices in any State of the United States or any other country or jurisdiction or any political subdivision thereof, and all renewals thereof, including those listed on Schedule III; (c) all goodwill of the business connected with the use of or symbolized by the foregoing; and (d) all claims for, and rights to sue or otherwise recover for, past, present or future infringements, dilutions or other violations of any of the foregoing. “Uniform Commercial Code” means the Uniform Commercial Code as the same may from time to time be in effect in the State of New York. ARTICLE II Pledge of Securities SECTION 2.1. Pledge. As security for the payment or performance when due (whether at the stated maturity, by acceleration or otherwise), as the case may be, in full of its Secured Obligations, each Pledgor hereby assigns and pledges to the Collateral Agent, its successors and permitted assigns, for the benefit of the Secured Parties, and hereby grants to the Collateral Agent, its successors and permitted assigns, for the benefit of the Secured Parties, a security interest in all of such Pledgor’s right, title and interest in, to and under (whether now owned or existing or hereafter acquired or in which such Pledgor now has or at any time in the future may acquire any right, title or interest): (a) all Equity Interests directly owned by it (including those listed on Schedule II) and any other Equity Interests obtained in the future by such Pledgor and any certificates representing such Equity Interests (any such Equity Interests, the “Pledged Stock”); provided that the Pledged Stock shall not include any Excluded Securities or Excluded Property; (b) (i) the debt obligations owed to such Pledgor listed opposite the name of such Pledgor on Schedule II, (ii) all other debt obligations existing on the Closing Date or in the future owed or issued to such Pledgor, and (iii) the certificates, promissory notes and any other instruments, if any, evidencing such debt obligations (the property described in clauses (b)(i), (ii) and (iii) above, the “Pledged Debt”); provided that the Pledged Debt shall not include any Excluded Securities or Excluded Property; (c) subject to Section 2.6, all payments of principal or interest, dividends, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of, in exchange for or upon the conversion of, and all other Proceeds received in respect of, the Pledged Stock and the Pledged Debt; (d) subject to Section 2.6, all rights and privileges of such Pledgor with respect to the Pledged Stock, Pledged Debt and other property referred to in clause (c) above; and

339751683 v6 -5- (e) all Proceeds of any of the foregoing (the Pledged Stock, Pledged Debt and other property referred to in this clause (e) and in clauses (c) and (d) above being collectively referred to as the “Pledged Collateral”); provided that notwithstanding anything herein to the contrary the Pledged Collateral shall not include any Excluded Securities or Excluded Property. SECTION 2.2. Delivery of the Pledged Collateral. (a) Subject to the terms of any Intercreditor Agreement and Section 5.14 of the Credit Agreement, each Pledgor agrees to deliver or cause to be delivered to the Collateral Agent, for the benefit of the Secured Parties, any and all certificates or other instruments (if any) representing such Pledged Securities, to the extent such Pledged Securities are either (i) Pledged Stock (other than Pledged Stock issued by a Person that is not a Subsidiary of the Borrower or that has a fair market value, as estimated by the Borrower in good faith, not exceeding $25,000,000) constituting Certificated Securities or (ii) in the case of promissory notes or other instruments evidencing Pledged Debt, required to be delivered pursuant to clause (b) of this Section 2.2. Each Pledgor shall be required to deliver or cause to be delivered such certificates and other instruments (if any) representing such Pledged Securities no later than (i) in the case of such certificates and other instruments (if any) required to be delivered in connection with the Closing Date, within the time period as set forth in Schedule 5.14 of the Credit Agreement, and (ii) in the case of any Pledged Securities acquired by any Pledgor after the Closing Date, within 90 days after the date such Pledged Securities are acquired. (b) To the extent any Indebtedness for borrowed money constituting Pledged Collateral (other than intercompany Indebtedness owed to the Borrower by another Pledgor) is evidenced by a duly executed promissory note in an individual amount in excess of $10,000,000, such Pledgor shall, subject to Section 5.14 of the Credit Agreement, cause such promissory note to be pledged and delivered to the Collateral Agent, for the benefit of the Secured Parties, pursuant to the terms of clause (a) above (except to the extent that a pledge or delivery of such promissory note would violate applicable law). To the extent any such promissory note is a demand note, each Pledgor agrees, if requested in writing by the Collateral Agent, to promptly demand payment thereunder upon the occurrence and during the continuance of a Specified Event of Default, unless such demand would not be commercially reasonable or would otherwise expose such Pledgor to liability to the maker of such promissory note. (c) Upon delivery to the Collateral Agent, (i) any Pledged Securities required to be delivered pursuant to the foregoing clauses (a) and (b) of this Section 2.2 shall be accompanied by undated stock powers or allonges, as applicable, duly executed in blank or other undated instruments of transfer duly executed in blank and reasonably satisfactory to the Collateral Agent, and by such other instruments and documents as the Collateral Agent may reasonably request in writing and (ii) all other property comprising part of the Pledged Collateral delivered pursuant to the terms of this Agreement shall be accompanied to the extent necessary to perfect the security interest in or allow realization on the Pledged Collateral by undated proper instruments of assignment duly executed in blank by the applicable Pledgor and such other instruments or documents (including issuer acknowledgments in respect of uncertificated securities that are created pursuant to Section 2.4(b)) as the Collateral Agent may reasonably request in writing. Each delivery of Pledged Securities shall be accompanied by a schedule describing the securities, which schedule shall be deemed to be attached hereto as Schedule II (or a supplement to Schedule II, as applicable) and made a part hereof; provided that failure to attach any such schedule hereto shall not affect the validity of such pledge of such Pledged Securities. Each schedule so delivered shall supplement any prior schedules so delivered. SECTION 2.3. Representations, Warranties and Covenants. The Pledgors, jointly and severally, represent, warrant and covenant to and with the Collateral Agent, for the benefit of the Secured Parties, that:

339751683 v6 -6- (i) Schedule II correctly sets forth (or, with respect to any Pledged Stock issued by an issuer that is not a Subsidiary of the Borrower, correctly sets forth, to the knowledge of the relevant Pledgor) in all material respects, as of the Closing Date, the percentage of the issued and outstanding units of each class of the Equity Interests of the issuer thereof represented by the Pledged Stock and includes (i) all Equity Interests pledged hereunder and (ii) Pledged Debt pledged hereunder and in an individual principal amount in excess of $10,000,000 ; (ii) the Pledged Stock and Pledged Debt (with respect to any Pledged Stock or Pledged Debt issued by an issuer that is not a subsidiary of the Borrower, to the knowledge of the relevant Pledgor), as of the Closing Date (and subject to Section 5.14 of the Credit Agreement), (x) have been duly and validly authorized and issued by the issuers thereof and (y) (i) in the case of Pledged Stock, are fully paid and, with respect to Equity Interests constituting capital stock of a corporation, nonassessable and (ii) in the case of Pledged Debt, are legal, valid and binding obligations of the issuers thereof, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally, general equitable principles (whether considered in a proceeding at law or in equity) and any implied covenant of good faith and fair dealing; (iii) except for the security interests granted hereunder (and other security interests not prohibited by the Loan Documents), each Pledgor (i) is and, subject to any transfers not in violation of the Credit Agreement, will continue to be the direct owner, beneficially and of record, of the Pledged Securities indicated on Schedule II (as may be supplemented from time to time pursuant to Section 2.2(c)) as owned by such Pledgor, (ii) holds the same free and clear of all Liens, other than Permitted Liens, (iii) will make no assignment, pledge, hypothecation or transfer of, or create or permit to exist any security interest in or other Lien on, the Pledged Collateral, other than pursuant to a transaction not prohibited by the Credit Agreement and other than Permitted Liens and (iv) subject to the rights of such Pledgor under the Loan Documents to Dispose of Pledged Collateral, will use commercially reasonable efforts to defend its title or interest thereto or therein against any and all Liens (other than the Liens created by this Agreement and the other Loan Documents and Permitted Liens), however arising, of all persons; (iv) other than as set forth in the Credit Agreement, and except for restrictions and limitations imposed by the Loan Documents or securities laws generally or otherwise not prohibited by the Credit Agreement, the Pledged Stock (other than partnership interests) is and will continue to be freely transferable and assignable, and none of the Pledged Stock is or will be subject to any option, right of first refusal, shareholders agreement, charter, by-law, memorandum of association or articles of association provisions or contractual restriction of any nature that might prohibit, impair, delay or otherwise affect the pledge of such Pledged Stock hereunder, the Disposition thereof pursuant hereto, or the exercise by the Collateral Agent of rights and remedies hereunder other than under applicable Requirements of Law; (v) each Pledgor has the power and authority to pledge the Pledged Collateral pledged by it hereunder in the manner hereby done or contemplated; (vi) other than as set forth in the Credit Agreement (including Section 3.04 thereof), as of the Closing Date, no consent or approval of any Governmental Authority, any securities exchange or any other person was or is necessary to the validity of the pledge effected hereby other than such as have been obtained and are in full force and effect; (vii) by virtue of the execution and delivery by the respective Pledgors of this Agreement or any supplement hereto, when any Pledged Securities are delivered to the Collateral

339751683 v6 -7- Agent, for the benefit of the Secured Parties, in accordance with this Agreement (to the extent required hereunder) and financing statements naming the Collateral Agent as the secured party described in Section 3.2 are filed in the appropriate filing office, the Collateral Agent will obtain, for the benefit of the Secured Parties, a legal, valid and perfected Lien upon and security interest in the Pledged Collateral under the Uniform Commercial Code or its equivalent in any applicable jurisdiction, subject only to Permitted Liens; and (viii) each Pledgor that is an issuer of the Pledged Collateral confirms that it has received notice of the security interest granted hereunder and consents to such security interest and, subject to the terms of any applicable Intercreditor Agreement, agrees to, within three (3) Business Days of any written request by the Collateral Agent, comply with all instructions of the Collateral Agent relating to the Pledged Collateral issued by it in such written request if an Event of Default has occurred and is continuing. SECTION 2.4. Certification of Limited Liability Company and Limited Partnership Interests. (a) As of the Closing Date, except as set forth on Schedule II, the Equity Interests in limited liability companies and limited partnerships that are pledged by the Pledgors hereunder and do not have a certificate described on Schedule II do not constitute a security under Section 8-103 of the Uniform Commercial Code or the corresponding code or statute of any other applicable jurisdiction. (b) The Pledgors shall at no time elect to treat any interest in any limited liability company or limited partnership Controlled by a Pledgor whose Equity Interests constitute Pledged Collateral and pledged hereunder as a “security” within the meaning of Article 8 of the Uniform Commercial Code or its equivalent in any jurisdiction or issue any certificate representing such interest that constitutes a “security”, unless within a commercially reasonable period thereafter (but in any event within 90 days or such longer period as the Collateral Agent may permit in its reasonable discretion) the applicable Pledgor provides notification to the Collateral Agent of such election and delivers, as applicable, any such certificate to the Collateral Agent pursuant to the terms hereof. SECTION 2.5. Registration in Nominee Name; Denominations. Subject to the terms of any applicable Intercreditor Agreement, the Collateral Agent, on behalf of the Secured Parties, shall have the right (in its sole and absolute discretion) to hold the Pledged Securities in the name of the applicable Pledgor, endorsed or assigned in blank or in favor of the Collateral Agent or, if an Event of Default shall have occurred and be continuing, in its own name as pledgee or the name of its nominee (as pledgee or as sub-agent). If an Event of Default shall have occurred and be continuing, each Pledgor will, promptly, give to the Collateral Agent copies of any notices or other communications received by it with respect to Pledged Securities registered in the name of such Pledgor. If an Event of Default shall have occurred and be continuing, the Collateral Agent shall have the right in accordance with Section 4.1 below to exchange the certificates representing Pledged Securities held by it for certificates of smaller or larger denominations for any reasonable purpose consistent with this Agreement, subject to any applicable Intercreditor Agreement. Subject to any applicable Intercreditor Agreement, each Pledgor shall cause any Subsidiary that is not a party to this Agreement to comply with a request by the Collateral Agent, pursuant to this Section 2.5, to exchange certificates representing Pledged Securities of such Subsidiary for certificates of smaller or larger denominations.

339751683 v6 -8- SECTION 2.6. Voting Rights; Dividends and Interest, Etc. (a) Unless and until an Event of Default shall have occurred and be continuing and the Collateral Agent shall have given at least three (3) Business Days’ prior written notice to the Borrower of the Collateral Agent’s intention to exercise its rights hereunder: (i) Each Pledgor shall be entitled to exercise any and all voting and/or other consensual rights and powers inuring to an owner of Pledged Collateral or any part thereof for any purpose not prohibited by the terms of this Agreement or the other Loan Documents; provided that, except as not prohibited by the Credit Agreement, such rights and powers shall not be exercised in any manner that would materially and adversely affect the rights and remedies of the Collateral Agent or any other Secured Party under this Agreement or any other Loan Document or the ability of the Secured Parties to exercise the same. (ii) The Collateral Agent shall promptly execute and deliver to each Pledgor, or cause to be executed and delivered to such Pledgor, all such proxies, powers of attorney and other instruments as such Pledgor may reasonably request for the purpose of enabling such Pledgor to exercise the voting and/or consensual rights and powers it is entitled to exercise pursuant to subclause (i) above. (iii) Each Pledgor shall be entitled to receive and retain any and all dividends, interest, principal and other distributions paid on or distributed in respect of the Pledged Collateral to the extent and only to the extent that such dividends, interest, principal and other distributions are not prohibited by, and otherwise paid or distributed in accordance with, the terms and conditions of the Loan Documents and applicable laws; provided that (A) any noncash dividends, interest, principal or other distributions, payments or other consideration in respect thereof, including any rights to receive the same to the extent not so distributed or paid, that would constitute Pledged Securities, whether resulting from a subdivision, combination or reclassification of the outstanding Equity Interests of the issuer of any Pledged Securities, received in exchange for Pledged Securities or any part thereof, or in redemption thereof, as a result of any merger, consolidation, acquisition or other exchange of assets to which such issuer may be a party or otherwise or (B) any non-cash dividends and other distributions paid or payable in respect of any Pledged Securities that would constitute Pledged Securities, in connection with a partial or total liquidation or dissolution or in connection with a reduction of capital, capital surplus or paid in surplus, in each case, shall be and become part of the Pledged Collateral (except to the extent constituting Excluded Property, Excluded Securities or any distributions or proceeds in respect of any Excluded Securities) and, to the extent required pursuant to Section 2.2 hereof, shall be delivered to the Collateral Agent. (b) Subject to the terms of any applicable Intercreditor Agreement, upon the occurrence and during the continuance of an Event of Default and after at least three (3) Business Days’ prior written notice by the Collateral Agent to the Borrower of the Collateral Agent’s intention to exercise its rights hereunder, all rights of any Pledgor to receive dividends, interest, principal or other distributions that such Pledgor is authorized to receive pursuant to subclause (a)(iii) of this Section 2.6 shall cease, and all such rights shall thereupon become vested, for the benefit of the Secured Parties, in the Collateral Agent, which shall have the sole and exclusive right and authority to receive and retain such dividends, interest, principal or other distributions. All dividends, interest, principal or other distributions received by any Pledgor contrary to the provisions of this Section 2.6 shall not be commingled by such Pledgor with any of its other funds or property but shall be held separate and apart therefrom, shall be held in trust for the benefit of the Collateral Agent, for the benefit of the Secured Parties, and shall be forthwith delivered to the Collateral Agent, for the benefit of the Secured Parties, in the same form as so received (endorsed in a manner reasonably satisfactory to the Collateral Agent). Any and all money and other property paid over to or received by the

339751683 v6 -9- Collateral Agent pursuant to the provisions of this clause (b) shall be retained by the Collateral Agent in an account to be established by the Collateral Agent upon receipt of such money or other property and shall be applied in accordance with the provisions of Section 4.2. After all Events of Default have been cured or waived and the Borrower has delivered to the Collateral Agent a certificate of a Responsible Officer of the Borrower to that effect, the Collateral Agent shall promptly repay to each Pledgor (without interest) all dividends, interest, principal or other distributions that such Pledgor would otherwise be permitted to retain pursuant to the terms of clause (a)(iii) of this Section 2.6 and that remain in such account. (c) Upon the occurrence and during the continuance of an Event of Default and after at least three (3) Business Days’ prior written notice by the Collateral Agent to the Borrower of the Collateral Agent’s intention to exercise its rights hereunder, all rights of any Pledgor to exercise the voting and/or consensual rights and powers it is entitled to exercise pursuant to paragraph (a)(i) of this Section 2.6, and the obligations of the Collateral Agent under paragraph (a)(ii) of this Section 2.6, shall cease, and all such rights shall thereupon become vested in the Collateral Agent, for the benefit of the Secured Parties, which shall have the sole and exclusive right and authority to exercise such voting and consensual rights and powers; provided that the Collateral Agent shall have the right from time to time following and during the continuance of an Event of Default to permit the Pledgors to exercise such rights. After all Events of Default have been cured or waived and the Borrower has delivered to the Collateral Agent a certificate of a Responsible Officer of the Borrower to that effect, each Pledgor shall have the right to exercise the voting and/or consensual rights and powers that such Pledgor would otherwise be entitled to exercise pursuant to the terms of clause (a)(i) of this Section 2.6 and the obligations of the Collateral Agent under clause (a)(ii) of this Section 2.6 shall be in effect. ARTICLE III Security Interests in Other Personal Property SECTION 3.1. Security Interest. (a) As security for the payment or performance when due (whether at the stated maturity, by acceleration or otherwise), as the case may be, in full of the Secured Obligations, each Pledgor hereby assigns and pledges to the Collateral Agent, its successors and permitted assigns, for the benefit of the Secured Parties, and hereby grants to the Collateral Agent, its successors and permitted assigns, for the benefit of the Secured Parties, a security interest (together with the security interest granted pursuant to Section 2.1, the “Security Interest”) in all of such Pledgor’s right, title and interest in, to and under any and all of the following assets and properties (whether now owned or existing or hereafter acquired or in which such Pledgor has or at any time in the future may acquire any right, title or interest) (collectively, the “Article 9 Collateral”): (i) all Accounts; (ii) all Chattel Paper; (iii) all cash and Deposit Accounts; (iv) all Documents; (v) all Equipment; (vi) all Fixtures;

339751683 v6 -10- (vii) all General Intangibles (including, without limitation, all Intellectual Property); (viii) all Instruments (other than Pledged Debt which is governed by Article II); (ix) all Inventory and all other Goods not otherwise described above; (x) all Investment Property (other than the Pledged Collateral, which is governed by Article II); (xi) all Letters of Credit and Letter of Credit Rights; (xii) all Commercial Tort Claims individually with a value in excess of $10,000,000, and specifically described on Schedule IV hereto (as such schedule may supplemented from time to time pursuant to Section 3.4 or the Supplement hereto in the form of Exhibit I); (xiii) all books and records, customer lists, credit files, programs, printouts and other computer materials and records pertaining to the Article 9 Collateral; and (xiv) to the extent not otherwise included, all Proceeds, Supporting Obligations and products of any and all of the foregoing and all collateral security and guarantees given by any person with respect to any of the foregoing. Notwithstanding anything to the contrary in this Agreement or the other Loan Documents, this Agreement shall not constitute a grant of a security interest in (and the Article 9 Collateral shall not include), and the other provisions of the Loan Documents with respect to Collateral need not be satisfied with respect to, and representations and warranties need not be accurate with respect to, the Excluded Property or the Excluded Securities. (b) Each Pledgor hereby irrevocably authorizes the Collateral Agent at any time and from time to time to file in any relevant United States jurisdiction any initial financing statements (including fixture filings) with respect to the Article 9 Collateral and the Pledged Collateral or any part thereof and amendments thereto that contain the information required by Article 9 of the Uniform Commercial Code or its equivalent in each applicable jurisdiction for the filing of any financing statement or amendment, including (i) whether such Pledgor is an organization, the type of organization and any organizational identification number issued to such Pledgor, (ii) in the case of a financing statement filed as a fixture filing, a sufficient description of the real property to which such Article 9 Collateral relates and (iii) a description of collateral that describes such property in any other manner as the Collateral Agent may reasonably determine is necessary or advisable to ensure the perfection of the Security Interest in the Collateral granted under this Agreement, including describing such property as “all assets” or “all personal property” or words of similar effect. Each Pledgor agrees to provide such information to the Collateral Agent promptly upon written request. The Collateral Agent is further authorized to file with the United States Patent and Trademark Office or United States Copyright Office (or any successor office) such documents as may be reasonably necessary for the purpose of perfecting, protecting, continuing or, if an Event of Default has occurred and is continuing, enforcing the Security Interest in Patents, Trademarks and Copyrights, without the signature of any Pledgor, and naming the applicable Pledgor as debtor and the Collateral Agent as secured party. (c) The security interest granted hereunder is security only and shall not subject the Collateral Agent or any other Secured Party to, or in any way alter or modify, any obligation or liability of any Pledgor with respect to or arising out of the Collateral.

339751683 v6 -11- (d) Notwithstanding anything to the contrary in this Agreement, in no event shall (1) control agreements or control, lockbox or similar agreements or arrangements be required with respect to deposit accounts, securities accounts or commodities accounts, (2) landlord, mortgagee and bailee waivers or subordination agreements be required, (3) notices be required to be sent to account debtors or other contractual third parties unless an Event of Default has occurred and is continuing and the Collateral Agent has provided advance written notice to the Borrower, (4) foreign-law governed security documents or perfection under foreign law be required, (5) estoppels or collateral access letters or similar arrangements be required or (6) actions other than (x) the filing of a financing statements under the Uniform Commercial Code and (y) the filing of Notices of Grant of Security Interest in Intellectual Property with the United States Patent and Trademark Office and/or United States Copyright Office, as applicable, be required by any Loan Party with respect to the perfection of the security interest in any Intellectual Property. SECTION 3.2. Representations and Warranties. The Pledgors jointly and severally represent and warrant to the Collateral Agent, for the benefit of the Secured Parties, that: (a) Each Pledgor has good and valid rights in and title to the Collateral with respect to which it has purported to grant a security interest hereunder, except where the failure to have such rights and title would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, and has full power and authority to grant to the Collateral Agent the Security Interest in such Article 9 Collateral pursuant hereto, and to execute, deliver and perform its obligations in accordance with the terms of this Agreement (or any supplement hereto, as applicable), without the consent or approval of any other person as of the Closing Date other than any consent or approval that has been obtained and is in full force and effect or has otherwise been disclosed herein or in the Credit Agreement, except where the failure to obtain such consent or approval would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. (b) The Perfection Certificate has been duly prepared, completed and executed and the information set forth therein, including the exact legal name of each Pledgor, is correct and complete, in all material respects, as of the Closing Date. Except as provided in Section 5.10 of the Credit Agreement or in the definition of “Collateral and Guarantee Requirement” contained therein, the Uniform Commercial Code financing statements or other appropriate filings, recordings or registrations containing a description of the Collateral that have been prepared for filing in each governmental, municipal or other office specified in the Perfection Certificate constitute all the filings, recordings and registrations (other than filings required to be made in the United States Patent and Trademark Office and the United States Copyright Office in order to perfect the Security Interest in Article 9 Collateral consisting of United States Patents, United States registered Trademarks and United States registered Copyrights and exclusive Copyright Licenses of United States registered Copyrights) that are necessary as of the Closing Date to publish notice of, protect the validity of, and to establish, a legal, valid and perfected security interest in favor of the Collateral Agent (for the benefit of the Secured Parties) in respect of all Collateral in which a security interest may be perfected by filing, recording or registration in the United States (or any political subdivision thereof), and no further or subsequent filing, refiling, recording, rerecording, registration or reregistration is necessary in any such jurisdiction (other than filings required to be made in the United States Patent and Trademark Office and the United States Copyright Office in order to perfect the Security Interest in Article 9 Collateral consisting of United States Patents, United States Trademarks, United States Copyrights, and exclusive Copyright Licenses of United States registered Copyrights), except as provided under applicable law with respect to the filing of continuation statements or amendments. Subject to Section 5.10 of the Credit Agreement, as of the Closing Date, each Pledgor represents and warrants that the Notices of Grant of Security Interest in Intellectual Property executed by such Pledgor (if any) containing descriptions of all Article 9 Collateral owned by such Pledgor that consists of United States federally issued Patents (and Patents for which United States federal registration applications are pending), United States federally registered Trademarks (and Trademarks for which United States federal registration applications are

339751683 v6 -12- pending), except for Copyrights created before January 1, 1978, United States federally registered Copyrights (and Copyrights for which United States federal registration applications are pending), and exclusive Copyright Licenses of United States registered Copyrights have been delivered to the Collateral Agent for recording with the United States Patent and Trademark Office and the United States Copyright Office pursuant to 35 U.S.C. § 261, 15 U.S.C. § 1060 or 17 U.S.C. § 205 and the regulations thereunder, as applicable, to protect the validity of and to establish a legal, valid and perfected security interest (or, in the case of Patents and Trademarks, notice thereof) in favor of the Collateral Agent, for the benefit of the Secured Parties, in respect of all Article 9 Collateral consisting of such Intellectual Property described in such Notices of Grant of Security Interest in Intellectual Property as of the Closing Date in which a security interest may be perfected by recording with the United States Patent and Trademark Office and the United States Copyright Office, and no further or subsequent filing, refiling, recording, rerecording, registration or reregistration is necessary (other than such actions as are necessary to perfect the Security Interest with respect to any Article 9 Collateral consisting of United States federally issued, registered or pending Patents, Trademarks and Copyrights and exclusive Copyright Licenses of United States registered Copyrights acquired or developed after the Closing Date). (c) The Security Interest constitutes (i) a legal and valid security interest in all the Article 9 Collateral securing the payment and performance of the Secured Obligations, (ii) subject to the filings described in Section 3.2(b), as of the Closing Date a perfected security interest in all Article 9 Collateral in which a security interest may be perfected by filing, recording or registering a financing statement or analogous document in the United States (or any political subdivision thereof) pursuant to the Uniform Commercial Code or other applicable law in such jurisdictions and (iii) a security interest that shall be perfected in all Article 9 Collateral in which a security interest may be perfected upon the receipt and recording of the Notices of Grant of Security Interest in Intellectual Property with the United States Patent and Trademark Office and the United States Copyright Office, as applicable, upon the making of such filings with such offices, other than Copyrights created before January 1, 1978. The Security Interest is and shall be prior to any other Lien on any of the Article 9 Collateral other than Permitted Liens. (d) The Collateral is owned by the Pledgors free and clear of any Lien, other than Permitted Liens. None of the Pledgors has filed or consented to the filing of (i) any financing statement or analogous document under the Uniform Commercial Code or any other applicable laws covering any Collateral, (ii) any assignment in which any Pledgor assigns any Article 9 Collateral or any security agreement or similar instrument covering any Article 9 Collateral with the United States Patent and Trademark Office or the United States Copyright Office for the benefit of a third party or (iii) any assignment in which any Pledgor assigns any Article 9 Collateral or any security agreement or similar instrument covering any Article 9 Collateral with any foreign governmental, municipal or other office, which financing statement or analogous document, assignment, security agreement or similar instrument is still in effect, except, in each case, for Permitted Liens and Dispositions permitted by the Credit Agreement. (e) No Pledgor holds any Commercial Tort Claim individually reasonably estimated to exceed $10,000,000 as of the Closing Date except as indicated on Schedule IV. (f) As to Article 9 Collateral consisting of Intellectual Property (the “Intellectual Property Collateral”) and IP Agreements: (i) The Intellectual Property Collateral set forth on Schedule III includes a true and complete list of all of the issued and applied for United States federal Patents, registered and applied for United States federal Trademarks and United States federal registered Copyrights hereof (excluding all Copyrights created before January 1, 1978), in each case, owned by such Pledgor as of the date hereof (in each case, other than Excluded Property).

339751683 v6 -13- (ii) The Intellectual Property Collateral is subsisting and has not been adjudged invalid or unenforceable in whole or in part and, to the best of Borrower’s knowledge, is not invalid and unenforceable, except as would not reasonably be expected to have a Material Adverse Effect. Borrower is not aware of any current uses of any item of Intellectual Property Collateral that would be expected to lead to such item becoming invalid or unenforceable, except as would not reasonably be expected to have a Material Adverse Effect. (iii) Except as would not reasonably be expected to have a Material Adverse Effect, (A) each Pledgor has made or performed commercially reasonable acts, including, without limitation, filings, recordings and payment of all required fees and taxes, required to maintain and protect its interest in each and every item of Intellectual Property Collateral owned by such Pledgor in full force and effect in the United States, and (B) solely to the extent it has used any Patent, Trademark or Copyright in the Intellectual Property Collateral owned by such Pledgor, such Pledgor has used proper statutory notice in connection with its use of such Patent, Trademark or Copyright. (iv) With respect to each IP Agreement, the absence, termination or violation of which would reasonably be expected to have a Material Adverse Effect: (A) no Pledgor has received any written notice of termination or cancellation under such IP Agreement; (B) no Pledgor has received a written notice of a breach or default under such IP Agreement, which breach or default has not been cured or waived; and (C) no Pledgor is in breach or default thereof in any material respect, and, to such Pledgor’s knowledge, no event has occurred that, with notice or lapse of time or both, would constitute any material breach or default or permit termination, modification or acceleration under such IP Agreement. (v) Except as would not reasonably be expected to have a Material Adverse Effect, to Borrower’s knowledge, no Intellectual Property Collateral is subject to any outstanding consent, settlement, decree, order, injunction, judgment or ruling restricting any Pledgor’s use of any Intellectual Property Collateral or that would impair the validity or enforceability of Intellectual Property Collateral. SECTION 3.3. Covenants. (a) Each Pledgor agrees to notify the Collateral Agent within thirty (30) days (or such longer period as the Collateral Agent may agree in its sole discretion from time to time) of any change in (i) its corporate or organization name, (ii) its identity or type of organization, or (iii) its jurisdiction of organization. (b) Subject to any rights of such Pledgor to Dispose of Collateral provided for in the Loan Documents, each Pledgor shall, at its own expense, use commercially reasonable efforts to defend title to the Collateral against all persons and to defend the security interest of the Collateral Agent granted hereunder, for the benefit of the Secured Parties, in the Collateral and the priority thereof against any Lien that is not a Permitted Lien. (c) Subject to Section 3.1(d), each Pledgor agrees, at its own expense, to execute, acknowledge, deliver and cause to be duly filed all such further instruments and documents and take all such actions as are necessary or as the Collateral Agent may from time to time reasonably request in writing to better assure, preserve, protect, defend and perfect the security interest granted hereunder and the rights and remedies created hereby, including the payment of any fees and taxes together with any interest and penalties, if any, required in connection with the execution and delivery of this Agreement and the granting of the security interest granted hereunder and the filing of any financing statements (including fixture

339751683 v6 -14- filings) or other documents in connection herewith or therewith, all in accordance with the terms hereof and the terms of the Credit Agreement. (d) After the occurrence and during the continuance of an Event of Default, each Pledgor will permit any representatives designated by the Collateral Agent or any Secured Party (pursuant to a request made through the Collateral Agent), at reasonable times upon reasonable prior written notice, (i) to inspect the Collateral (including to verify under reasonable procedures the validity, amount, quality, quantity, value, condition and status of, or any other matter relating to, the Collateral), and including, in the case of Accounts or Article 9 Collateral in the possession of any third person, by contacting Account Debtors or the third person possessing such Article 9 Collateral for the purpose of making such a verification, (ii) to examine and make copies of the records of such Pledgor relating to the Collateral and (iii) to discuss the Collateral and related records of such Pledgor with, and to be advised as to the same by, such Pledgor’s officers and employees; provided, however, that, for the purposes of this clause (d), all limitations regarding the delivery, disclosure, inspection, examination, copying, taking of abstracts and discussion of documents and information set forth in Section 5.04 of the Credit Agreement shall apply. The Collateral Agent shall have the right to share any information it gains from such inspection or verification with any Secured Party, subject to Sections 5.04 and 9.16 of the Credit Agreement. (e) If an Event of Default shall have occurred and be continuing and after at least one (1) Business Day prior written notice by the Collateral Agent to each Pledgor, the Collateral Agent may discharge past due taxes, assessments, charges, fees, Liens (except Permitted Liens), security interests or other encumbrances at any time levied or placed on the Collateral and may pay for the maintenance and preservation of the Collateral, and each Pledgor jointly and severally agrees to reimburse the Collateral Agent on demand for any reasonable and documented payment made or any reasonable and documented out-of-pocket expense incurred by the Collateral Agent pursuant to the foregoing authorization; provided that prior to the occurrence and continuance of an Event of Default, the Collateral Agent may take such actions as specified in this Section 3.3(e) to the extent any Pledgor fails to do so as required by the Credit Agreement or this Agreement; provided, however, that nothing in this Section 3.3(e) shall be interpreted as excusing any Pledgor from the performance of, or imposing any obligation on the Collateral Agent or any Secured Party to cure or perform, any covenants or other promises of any Pledgor with respect to taxes, assessments, charges, fees, Liens, security interests or other encumbrances and maintenance as set forth herein or in the other Loan Documents. (f) Each Pledgor (rather than the Collateral Agent or any Secured Party) shall remain liable for the observance and performance of all the conditions and obligations to be observed and performed by it under each contract, agreement or instrument relating to the Collateral and each Pledgor jointly and severally agrees to indemnify and hold harmless the Collateral Agent and the Secured Parties from and against any and all liability for such performance, subject to exceptions consistent with Section 9.05 of the Credit Agreement. (g) None of the Pledgors shall make or permit to be made an assignment, pledge or hypothecation of the Article 9 Collateral owned by it or in which it has an interest or shall grant any other Lien in respect of the Collateral owned by it or in which it has an interest, except as not prohibited by the Credit Agreement. None of the Pledgors shall make or permit to be made any transfer of the Collateral owned by it or in which it has an interest, except as not prohibited by the Credit Agreement or any Intercreditor Agreement. (h) Each Pledgor irrevocably makes, constitutes and appoints the Collateral Agent (and all officers, employees or agents designated by the Collateral Agent) as such Pledgor’s true and lawful agent (and attorney-in-fact) for the purpose, subject to any Intercreditor Agreement, during the continuance of an Event of Default, of making, settling and adjusting claims in respect of the Collateral under policies of

339751683 v6 -15- insurance, endorsing the name of such Pledgor on any check, draft, instrument or other item of payment for the proceeds of such policies of insurance and for making all determinations and decisions with respect thereto. In the event that any Pledgor at any time or times shall fail to obtain or maintain any of the policies of insurance required by the Loan Documents or to pay any premium in whole or part relating thereto, the Collateral Agent may, without waiving or releasing any obligation or liability of the Pledgors hereunder or any Event of Default, in its reasonable discretion, obtain and maintain such policies of insurance and pay such premium and take any other actions with respect thereto as the Collateral Agent reasonably deems advisable. All sums disbursed by the Collateral Agent in connection with this Section 3.3(h), including reasonable and documented attorneys’ fees, court costs, expenses and other charges relating thereto, shall be payable, upon demand, by the Pledgors to the Collateral Agent and shall be additional Secured Obligations secured hereby. (i) Each Pledgor shall keep and maintain, in all material respects, complete, accurate and proper books and records with respect to the Collateral owned by such Pledgor, and, after the occurrence and during the continuance of an Event of Default, furnish to the Collateral Agent such reports relating to the Collateral as the Collateral Agent shall from time to time reasonably request. SECTION 3.4. Other Actions. In order to further ensure the attachment, perfection and priority of, and the ability of the Collateral Agent to enforce, for the benefit of the Secured Parties, the Security Interest in the Article 9 Collateral, each Pledgor agrees, in each case at Borrower’s own expense, to take the following actions with respect to the following Article 9 Collateral: (a) [reserved.] (b) Commercial Tort Claims. If a Pledgor shall at any time hold or acquire a Commercial Tort Claim in an amount reasonably estimated to exceed $10,000,000, such Pledgor shall, within a commercially reasonable period, notify the Collateral Agent and upon request by the Collateral Agent (and in any event within 120 days of such request or such longer period as the Collateral Agent may permit in its reasonable discretion) notify the Collateral Agent thereof in a writing signed by such Pledgor, including a summary description of such claim, and deliver to the Collateral Agent in writing a supplement to Schedule IV including such description. SECTION 3.5. Covenants Regarding Patent, Trademark and Copyright Collateral. Except as not prohibited by the Credit Agreement: (a) Each Pledgor shall notify the Collateral Agent within a commercially reasonable period if it knows that any United States federally issued Patent, United States federally registered or applied for Trademark or United States federally registered Copyright may imminently become abandoned, lapsed or dedicated to the public, or of any adverse determination or development, excluding in each case office actions and similar determinations or developments in the United States Patent and Trademark Office, United States Copyright Office, any court or any similar office of any country or jurisdiction, regarding such Pledgor’s ownership of any such material Patent, Trademark or Copyright or its right to register or to maintain the same, in each case if the same would reasonably be expected to result in a Material Adverse Effect. (b) Each Pledgor agrees that, should it hereafter (i) obtain an ownership interest in any item of Intellectual Property consisting of issued Patents and pending Patent applications, registered Trademarks and applications for the registration of Trademarks, registered Copyrights and applications to register Copyrights, and exclusive Copyright Licenses of United States registered Copyrights (ii) (either by itself or through any agent, employee, licensee, or designee) file any application for the registration or issuance of any Patent or Trademark (except for any “intent-to-use” Trademark application prior to the filing of a

339751683 v6 -16- “Statement of Use” or “Amendment to Allege Use” with respect thereto) with the United States Patent and Trademark Office or Copyright with the United States Copyright Office, or any similar office or agency in any other country or jurisdiction or in any political subdivision of any of the foregoing, or (iii) file a “Statement of Use” or an “Amendment to Allege Use” with respect to any “intent-to-use” Trademark application that, prior to such filing, was Excluded Property, and such “Statement of Use” or “Amendment to Allege Use” is accepted (the items in clauses (i), (ii) and (iii), collectively, the “After-Acquired IP Collateral”), then such After-Acquired IP Collateral shall automatically become subject to the Security Interest and constitute Collateral and Intellectual Property Collateral, and, with respect to any such U.S. After-Acquired IP Collateral, (A) concurrently with the delivery of the Compliance Certificate pursuant to Section 5.04(c) of the Credit Agreement for the fiscal quarter in which such After-Acquired IP Collateral is acquired, provide written notice thereof to the Collateral Agent , and (B) upon the reasonable request of the Collateral Agent, execute and deliver to the Collateral Agent one or more Notices of Grant of Security Interest in Intellectual Property with respect to such U.S. After-Acquired IP Collateral for filing with the United States Patent and Trademark Office and/or the United States Copyright Office, as applicable. In addition, each Pledgor agrees that should any pending non-public U.S. Patent application owned by such Pledgor become a publicly pending application, concurrently with the delivery of the Compliance Certificate pursuant to Section 5.04(c) of the Credit Agreement for the fiscal quarter in which any such non- public U.S. Patent application becomes public, such Pledgor shall provide written notice thereof to the Collateral Agent, and, upon the reasonable request of the Collateral Agent, execute and deliver to the Collateral Agent a Notice of Grant of Security Interest in Intellectual Property, with respect to such application, for filing with the United States Patent and Trademark Office (and, notwithstanding anything in this Agreement or the Credit Agreement to the contrary, no Pledgor shall have any obligation to execute or deliver to the Collateral Agent any Notice of Grant of Security Interest in Intellectual Property with respect to any pending non-public U.S. Patent application) (c) Each Pledgor shall exercise its good faith business judgment (i) in any proceeding before the United States Patent and Trademark Office or the United States Copyright Office with respect to maintaining and pursuing each application relating to any Patent, Trademark and/or Copyright (and obtaining the relevant grant or registration) used in the normal conduct of such Pledgor’s business and (ii) to maintain (x) each United States federally issued Patent that is used in the normal conduct of such Pledgor’s business and (y) the registrations of each United States federally registered Trademark and each United States federally registered Copyright, in each case that is used in the normal conduct of such Pledgor’s business, except in each case of this clause (c) where the failure to do so would not reasonably be expected to result in a Material Adverse Effect. (d) Upon and during the continuance of an Event of Default, at the reasonable request of the Collateral Agent, each Pledgor shall use commercially reasonable efforts to obtain all requisite consents or approvals from each licensor under each Copyright License, Patent License or Trademark License to effect the assignment or sub-license of all its right, title and interest thereunder to (in the Collateral Agent’s reasonable discretion) the designee of the Collateral Agent or the Collateral Agent; provided, however, that nothing contained in this Section 3.5(d) should be construed as an obligation of Borrower to incur any costs or expenses in connection with obtaining any such approvals or consents. ARTICLE IV Remedies SECTION 4.1. Remedies Upon Default. In accordance with, and to the extent consistent with, the terms of any applicable Intercreditor Agreement, the Collateral Agent may take any action specified in this Section 4.1. Upon the occurrence and during the continuance of an Event of Default, each Pledgor

339751683 v6 -17- agrees to deliver each item of Collateral to the Collateral Agent on demand; provided that the Collateral Agent shall provide the Borrower with written notice at least three (3) Business Days prior to enforcing any rights with respect to the Pledged Stock. It is agreed that the Collateral Agent shall have the right to take any or all of the following actions at the same or different times upon the occurrence and during the continuance of an Event of Default: (a) exercise those rights and remedies provided in this Agreement, the Credit Agreement or any other Loan Document, (b) with respect to any Article 9 Collateral consisting of Intellectual Property, on demand, (i) cause the Security Interest to become an assignment, transfer and conveyance of any or all of such Article 9 Collateral by the applicable Pledgors to the Collateral Agent or (ii) license or sublicense (subject to any such licensee’s obligation to maintain the quality of the goods and/or services provided under any Trademark consistent with the quality of such goods and/or services provided by the Pledgors immediately prior to the Event of Default), whether general, special or otherwise, and whether on an exclusive or a nonexclusive basis, and on a royalty-fee basis, any such Article 9 Collateral throughout the world on such terms and conditions and in such manner as the Collateral Agent shall determine (other than in violation of any then-existing contract or licensing or trademark co-existence arrangements) and (c) with or without legal process and with prior written notice or demand for performance, take possession of the Article 9 Collateral and without liability for trespass to the applicable Pledgor enter any premises where the Article 9 Collateral or any records relating to the Article 9 Collateral may be located for the purpose of taking possession of or removing the Article 9 Collateral and, generally, to exercise any and all rights afforded to a secured party under the Uniform Commercial Code or other applicable law (including, without limitation, any law governing the exercise of a bank’s right of setoff or bankers’ lien) or in equity, in each case, subject to the mandatory of requirements of applicable law. The Collateral Agent agrees and covenants not to exercise any of the rights or remedies set forth in the preceding sentence unless and until the occurrence and during the continuance of an Event of Default. Without limiting the generality of the foregoing, each Pledgor agrees that the Collateral Agent shall have the right, subject to the mandatory requirements of applicable law and any applicable Intercreditor Agreement, to sell or otherwise Dispose of all or any part of the Collateral at a public or private sale or at any broker’s board or on any securities exchange, for cash, upon credit or for future delivery, as the Collateral Agent shall deem appropriate. The Collateral Agent shall be authorized in connection with any sale of a security (if it deems it advisable to do so) pursuant to the foregoing to restrict the prospective bidders or purchasers to persons who represent and agree that they are purchasing such Collateral for their own account, for investment, and not with a view to the distribution or sale thereof. Upon consummation of any such Disposition of Collateral pursuant to this Section 4.1, the Collateral Agent shall have the right to assign, transfer and deliver to the purchaser or purchasers thereof the Collateral so sold (other than in violation of any then-existing contract or licensing or trademark co-existence arrangements). Each such purchaser at any such Disposition shall hold the property sold absolutely, free from any claim or right on the part of any Pledgor, and each Pledgor hereby waives and releases (to the extent permitted by law) all rights of redemption, stay, valuation and appraisal that such Pledgor now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted. The Collateral Agent shall give the applicable Pledgors 10 Business Days’ written notice (which each Pledgor agrees is reasonable notice within the meaning of Section 9-611 of the Uniform Commercial Code or its equivalent in other jurisdictions) of the Collateral Agent’s intention to make any sale of Collateral. Such notice, in the case of a public sale, shall state the time and place for such sale and, in the case of a sale at a broker’s board or on a securities exchange, shall state the board or exchange at which such sale is to be made and the day on which the Collateral, or portion thereof, will first be offered for sale at such board or exchange. Any such public sale shall be held at such time or times within ordinary business hours and at such place or places as the Collateral Agent may fix and state in the notice (if any) of such sale, and each Pledgor agrees that the internet shall constitute a “place” for purposes of Section 9-610(b) of the Uniform Commercial Code or its equivalent in any applicable jurisdiction. At any such sale, the Collateral, or the portion thereof, to be sold may be sold in one lot as an entirety or in separate parcels, as the Collateral Agent may (in its sole and absolute discretion) determine. The Collateral Agent shall not be

339751683 v6 -18- obligated to make any sale of any Collateral if it shall determine not to do so, regardless of the fact that notice of sale of such Collateral shall have been given. The Collateral Agent may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for sale, and such sale may, without further notice, be made at the time and place to which the same was so adjourned. In the case of any sale of all or any part of the Collateral made on credit or for future delivery, the Collateral so sold may be retained by the Collateral Agent until the sale price is paid by the purchaser or purchasers thereof, but the Collateral Agent shall not incur any liability in the event that any such purchaser or purchasers shall fail to take up and pay for the Collateral so sold and, in the case of any such failure, such Collateral may be sold again upon notice given in accordance with provisions above. At any public (or, to the extent permitted by law, private) sale made pursuant to this Section 4.1, any Secured Party may bid for or purchase for cash, free (to the extent permitted by law) from any right of redemption, stay, valuation or appraisal on the part of any Pledgor (all such rights being also hereby waived and released to the extent permitted by law), the Collateral or any part thereof offered for sale and such Secured Party may, upon compliance with the terms of sale, hold, retain and Dispose of such property in accordance with Section 4.2 without further accountability to any Pledgor therefor. For purposes hereof, a written agreement to purchase the Collateral or any portion thereof shall be treated as a sale thereof; the Collateral Agent shall be free to carry out such sale pursuant to such agreement and no Pledgor shall be entitled to the return of the Collateral or any portion thereof subject thereto, notwithstanding the fact that after the Collateral Agent shall have entered into such an agreement all Events of Default shall have been remedied and the Secured Obligations paid in full. As an alternative to exercising the power of sale herein conferred upon it, the Collateral Agent may proceed by a suit or suits at law or in equity to foreclose this Agreement and to sell the Collateral or any portion thereof pursuant to a judgment or decree of a court or courts having competent jurisdiction or pursuant to a proceeding by a court-appointed receiver. Any sale pursuant to the provisions of this Section 4.1 shall be deemed to conform to the commercially reasonable standards as provided in Section 9-610(b) of the Uniform Commercial Code or its equivalent in other jurisdictions. SECTION 4.2. Application of Proceeds. The Collateral Agent shall, subject to any applicable Intercreditor Agreement, promptly apply the proceeds, moneys or balances of any collection or sale of Collateral realized through the exercise by the Collateral Agent of its remedies hereunder, as well as any Collateral consisting of cash at any time when remedies are being exercised hereunder, as set forth in Section 2.18(b) of the Credit Agreement. The Collateral Agent shall have absolute discretion as to the time of application of any such proceeds, moneys or balances in accordance with this Agreement. Upon any sale of Collateral by the Collateral Agent (including pursuant to a power of sale granted by statute or under a judicial proceeding), the receipt of the purchase money by the Collateral Agent or of the officer making the sale shall be a sufficient discharge to the purchaser or purchasers of the Collateral so sold and such purchaser or purchasers shall not be obligated to see to the application of any part of the purchase money paid over to the Collateral Agent or such officer or be answerable in any way for the misapplication thereof. SECTION 4.3. Securities Act, Etc. In view of the position of the Pledgors in relation to the Pledged Collateral, or because of other current or future circumstances, a question may arise under the Securities Act of 1933, as amended, or any similar federal statute hereafter enacted analogous in purpose or effect (such Act and any such similar statute as from time to time in effect being called the “Federal Securities Laws”) with respect to any Disposition of the Pledged Collateral permitted hereunder. Each Pledgor understands that compliance with the Federal Securities Laws might very strictly limit the course of conduct of the Collateral Agent if the Collateral Agent were to attempt to Dispose of all or any part of the Pledged Collateral, and might also limit the extent to which or the manner in which any subsequent transferee of any Pledged Collateral could Dispose of the same. Similarly, there may be other legal restrictions or limitations affecting the Collateral Agent in any attempt to Dispose of all or part of the

339751683 v6 -19- Pledged Collateral under applicable Blue Sky or other state securities laws or similar laws analogous in purpose or effect. Each Pledgor acknowledges and agrees that in light of such restrictions and limitations, the Collateral Agent, subject to the terms of any applicable Intercreditor Agreement, in its sole and absolute discretion, (a) may proceed to make such a sale whether or not a registration statement for the purpose of registering such Pledged Collateral or part thereof shall have been filed under the Federal Securities Laws or, to the extent applicable, Blue Sky or other state securities laws and (b) may approach and negotiate with a single potential purchaser to effect such sale. Each Pledgor acknowledges and agrees that any such sale might result in prices and other terms less favorable to the seller than if such sale were a public sale without such restrictions. In the event of any such sale, the Collateral Agent shall incur no responsibility or liability for selling all or any part of the Pledged Collateral at a price that the Collateral Agent, subject to the terms of any applicable Intercreditor Agreement, in its sole and absolute discretion, may in good faith deem reasonable under the circumstances, notwithstanding the possibility that a substantially higher price might have been realized if the sale were deferred until after registration as aforesaid or if more than a single purchaser were approached. The provisions of this Section 4.3 will apply notwithstanding the existence of a public or private market upon which the quotations or sales prices may exceed substantially the price at which the Collateral Agent sells. SECTION 4.4. Collection of Receivables Assets. Subject to any Intercreditor Agreement, the Collateral Agent may, at any time after the occurrence and during the continuance of an Event of Default, by giving each Pledgor prior written notice, elect to require that any Accounts of any Pledgor be paid directly to the Collateral Agent for the benefit of the Secured Parties. In such event, each such Pledgor shall, and shall permit the Collateral Agent to, promptly notify the account debtors or obligors under the Accounts owned by such Pledgor of the Collateral Agent’s interest therein and direct such account debtors or obligors to make payment of all amounts then or thereafter due under such Accounts directly to the Collateral Agent. Upon receipt of any such notice from the Collateral Agent, each Pledgor shall, so long as an Event of Default is continuing, thereafter hold in trust for the Collateral Agent, on behalf of the Secured Parties, all amounts and proceeds received by it with respect to the Accounts and other Collateral and, promptly, deliver to the Collateral Agent all such amounts and proceeds in the same form as so received, whether by cash, check, draft or otherwise, with any necessary endorsements. The Collateral Agent shall hold and apply funds so received as provided by the terms of Sections 4.2 and 4.5 hereof. SECTION 4.5. Special Collateral Account. Subject to any Intercreditor Agreement, the Collateral Agent may, at any time after the occurrence and during the continuation of an Event of Default, require all cash proceeds of the Collateral to be deposited in a special non-interest bearing cash collateral account with the Collateral Agent promptly after receipt thereof by a Pledgor and held in such cash collateral account as security for its Secured Obligations. No Pledgor shall have any control whatsoever over such cash collateral account; provided that the Collateral Agent shall, at the request of the Borrower, release all funds in such cash collateral account (less any amounts that have been applied in accordance with the immediately following sentence) to the applicable Pledgor promptly upon the cure or waiver of all Events of Default. Subject to any Intercreditor Agreement, the Collateral Agent may (and shall, at the direction of the Required Lenders), from time to time, apply the collected balances in said cash collateral account to the payment of the Secured Obligations then due in accordance with the terms of Section 4.2 hereof and the terms of any applicable Intercreditor Agreement. SECTION 4.6. Pledgors’ Obligations Upon Event of Default. Upon the request of the Collateral Agent after the occurrence and during the continuance of an Event of Default, each Pledgor will: (a) Assembly of Collateral. Assemble and make available to the Collateral Agent the Collateral at a place or places specified by the Collateral Agent that is reasonably convenient to the Collateral Agent and such Pledgor.

339751683 v6 -20- (b) Secured Party Access. Permit the Collateral Agent, by the Collateral Agent’s representatives and agents, to enter, occupy and use any premises owned or, to the extent lawful and permitted, leased by any of the Pledgors where all or any part of the Collateral is located, to take possession of all or any part of the Collateral, to remove all or any part of the Collateral, and to conduct sales of the Collateral, without any obligation to pay the Pledgor for such use and occupancy; provided that the Collateral Agent shall provide the applicable Pledgor with prior written notice thereof prior to such occupancy or use. SECTION 4.7. Grant of Intellectual Property License. For the purpose of enabling the Collateral Agent to exercise rights and remedies under this Section 4 (including in order to take possession of, collect, receive, assemble, process, appropriate, remove, realize upon, sell, assign, license, convey, transfer or grant options to purchase any Collateral, in each case, solely as set forth herein) at such time (and only for the duration of such time) as the Collateral Agent is lawfully entitled to exercise such rights and remedies, each Pledgor hereby grants to the Collateral Agent, for the benefit of the Secured Parties, an irrevocable, nonexclusive license, exercisable without payment of royalty or other compensation to any Pledgor, (subject, (i) to any pre-existing rights granted to or by any third parties, (ii) in the case of Trademarks, to sufficient rights to quality control and inspection in favor of Borrower to avoid the risk of invalidation of such Trademarks, and (iii) in the case of trade secrets and other confidential information, to the obligation that commercially reasonable steps be taken by the Collateral Agent (and its sublicensees) to maintain the secret status and confidentiality of all such trade secrets or confidential information), to use, practice, sublicense, and otherwise exploit any and all Intellectual Property now owned or held or hereafter acquired or held by any Pledgor (which license shall include access to all media in which any of the licensed items may be recorded or stored and to all software and programs used for the compilation or printout thereof) solely to the extent necessary to enable the Collateral Agent to exercise its rights and remedies under this Section 4 upon the occurrence and during the continuance of an Event of Default. SECTION 4.8. Written Notice. Notwithstanding anything to the contrary contained in this Agreement or the other Loan Documents, the Collateral Agent shall not be entitled to exercise any rights or remedies with regard to the Pledged Stock unless it has provided at least three (3) Business Days’ prior written notice of its intention to do so to the Borrower. ARTICLE V Miscellaneous SECTION 5.1. Notices. All communications and notices hereunder shall (except as otherwise expressly permitted herein) be in writing and given as provided in Section 9.01 of the Credit Agreement. All communications and notices hereunder to any Pledgor shall be given to it in care of the Borrower, with such notice to be given as provided in Section 9.01 of the Credit Agreement. SECTION 5.2. Security Interest Absolute. To the extent permitted by law, all rights of the Collateral Agent hereunder, the Security Interest in the Article 9 Collateral, the security interest in the Pledged Collateral and all obligations of each Pledgor hereunder shall be absolute and unconditional irrespective of (a) any lack of validity or enforceability of any Loan Document, any other agreement with respect to any of the Secured Obligations or any other agreement or instrument relating to any of the foregoing, (b) any change in the time, manner or place of payment of, or in any other term of, all or any of the Secured Obligations, or any other amendment or waiver of or any consent to any departure from any Loan Document, any Intercreditor Agreement or any other agreement or instrument, (c) any exchange, release or non-perfection of any Lien on other collateral, or any release or amendment or waiver of or consent under or departure from any guarantee, securing or guaranteeing all or any of the Secured Obligations or (d) any other circumstance that might otherwise constitute a defense available to, or a

339751683 v6 -21- discharge of, any Pledgor in respect of the Secured Obligations or this Agreement (other than a defense of payment in full or performance of such Secured Obligations (other than contingent indemnification and reimbursement obligations for which no claim has been made)). SECTION 5.3. Limitation By Law. All rights, remedies and powers provided in this Agreement may be exercised only to the extent that the exercise thereof does not violate any applicable provision of law, and all the provisions of this Agreement are intended to be subject to all applicable mandatory provisions of law that may be controlling and to be limited to the extent necessary so that they shall not render this Agreement invalid, unenforceable, in whole or in part, or not entitled to be recorded, registered or filed under the provisions of any applicable law. SECTION 5.4. Binding Effect; Several Agreements. This Agreement shall become effective as to any party to this Agreement when a counterpart hereof executed on behalf of such party shall have been delivered to the Collateral Agent and a counterpart hereof shall have been executed on behalf of the Collateral Agent, and thereafter shall be binding upon such party and the Collateral Agent and their respective permitted successors and assigns, and shall inure to the benefit of such party, the Collateral Agent and the other Secured Parties and their respective permitted successors and assigns, except that no party shall have the right to assign or transfer its rights or obligations hereunder or any interest herein or in the Collateral (and any such assignment or transfer shall be void) except as permitted under this Agreement or the Credit Agreement. This Agreement shall be construed as a separate agreement with respect to each party and may be amended, modified, supplemented, waived or released in accordance with Section 5.9 or 5.15, as applicable. SECTION 5.5. Successors and Assigns. Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the permitted successors and assigns of such party and all covenants, promises and agreements by or on behalf of any Pledgor or the Collateral Agent that are contained in this Agreement shall bind and inure to the benefit of their respective permitted successors and assigns; provided that no Pledgor may assign, transfer or delegate any of its rights or obligations under this Agreement except as permitted by Section 5.4. SECTION 5.6. Collateral Agent’s Fees and Expenses; Indemnification. (a) The parties hereto agree that the Collateral Agent shall be entitled to reimbursement of its expenses incurred hereunder by the Pledgors, and the Collateral Agent and other Protected Persons shall be indemnified by the Pledgors, in each case of this clause (a), mutatis mutandis, as provided in Section 9.05 of the Credit Agreement. (b) The provisions of this Section 5.6 shall remain operative and in full force and effect regardless of the resignation of the Collateral Agent, the termination of this Agreement or any other Loan Document, the consummation of the transactions contemplated hereby or thereby, the repayment of any of the Secured Obligations, the invalidity or unenforceability of any term or provision of this Agreement or any other Loan Document, or any investigation made by or on behalf any Secured Party. SECTION 5.7. Collateral Agent Appointed Attorney-in-Fact. Subject to any Intercreditor Agreement, each Pledgor hereby appoints the Collateral Agent as the attorney-in-fact of such Pledgor for the purpose of carrying out the provisions of this Agreement and taking any action and executing any instrument that the Collateral Agent may deem necessary or advisable to accomplish the purposes hereof, in each case upon the occurrence and during the continuance of an Event of Default, which appointment is irrevocable and coupled with an interest. Without limiting the generality of the foregoing, subject to applicable Requirements of Law and any Intercreditor Agreement, the Collateral Agent shall have the right, upon the occurrence and during the continuance of an Event of Default and reasonable prior written notice

339751683 v6 -22- by the Collateral Agent to the Borrower of its intent to exercise such rights, with full power of substitution either in the Collateral Agent’s name or in the name of such Pledgor: (a) to receive, endorse, assign or deliver any and all notes, acceptances, checks, drafts, money orders or other evidences of payment relating to the Collateral or any part thereof; (b) to demand, collect, receive payment of, give receipt for and give discharges and releases of all or any of the Collateral; (c) to ask for, demand, sue for, collect, receive and give acquittance for any and all moneys due or to become due under and by virtue of any Collateral; (d) to sign the name of any Pledgor on any invoice or bill of lading relating to any of the Collateral; (e) to send verifications of Accounts to any Account Debtor; (f) to commence and prosecute any and all suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect or otherwise realize on all or any of the Collateral or to enforce any rights in respect of any Collateral; (g) to settle, compromise, compound, adjust or defend any actions, suits or proceedings relating to all or any of the Collateral; (h) to notify, or to require any Pledgor to notify, Account Debtors to make payment directly to the Collateral Agent as contemplated by Section 4.4; and (i) to use, sell, assign, transfer, pledge, make any agreement with respect to or otherwise deal with all or any of the Collateral, and to do all other acts and things necessary to carry out the purposes of this Agreement, as fully and completely as though the Collateral Agent were the absolute owner of the Collateral for all purposes; provided that nothing herein contained shall be construed as requiring or obligating the Collateral Agent to make any commitment or to make any inquiry as to the nature or sufficiency of any payment received by the Collateral Agent, or to present or file any claim or notice, or to take any action with respect to the Collateral or any part thereof or the moneys due or to become due in respect thereof or any property covered thereby. Notwithstanding anything in this Section 5.7 to the contrary, the Collateral Agent agrees that it will not exercise any rights under the power of attorney provided for in this Section 5.7 unless an Event of Default shall have occurred and be continuing. The Collateral Agent and the other Secured Parties shall be accountable only for amounts actually received as a result of the exercise of the powers granted to them herein, and neither they nor their officers, directors, employees or agents shall be responsible to any Pledgor for any act or failure to act hereunder, except for their own or their Related Parties’ gross negligence or willful misconduct, as determined by a court of competent jurisdiction in a final and non-appealable judgment. For the avoidance of doubt, Section 8.03 of the Credit Agreement shall apply to the Collateral Agent as agent for the Secured Parties hereunder. SECTION 5.8. Governing Law. THIS AGREEMENT AND ANY CLAIM, CONTROVERSY, DISPUTE OR CAUSE OF ACTION (WHETHER IN CONTRACT OR TORT OR OTHERWISE) BASED UPON, ARISING OUT OF OR RELATING TO THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK. SECTION 5.9. Waivers; Amendment. (a) No failure or delay by the Collateral Agent or any other Secured Party in exercising any right, power or remedy hereunder or under any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy, or any abandonment or discontinuance of steps to enforce such a right, power or remedy, preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The rights, powers and remedies of the Collateral Agent and the other Secured Parties hereunder and under the other Loan Documents are cumulative and are not exclusive of any rights, powers or remedies that they would otherwise have. No waiver of any provision of this Agreement or consent to any departure by any Pledgor therefrom shall in any event be effective unless the same shall be permitted by clause (b) of this Section 5.9, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the making of a Loan or the issuance of a Letter of Credit shall not be construed as a waiver of any Default or Event of Default, regardless of whether the Collateral Agent or any other Secured Party may have had notice or knowledge of such Default or Event of Default

339751683 v6 -23- at the time. No notice or demand on any Pledgor in any case shall entitle any Pledgor to any other or further notice or demand in similar or other circumstances. (b) Neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Collateral Agent and the Pledgor or Pledgors with respect to which such waiver, amendment or modification is to apply, subject to any consent required in accordance with Section 9.08 of the Credit Agreement, and except as otherwise provided in any applicable Intercreditor Agreement. (c) Notwithstanding anything to the contrary contained herein, the Collateral Agent may (in its sole discretion) grant extensions of time or waivers (including retroactive extensions of time or waivers) of the requirements for the creation or perfection of security interests in or the obtaining of insurance (including title insurance) or surveys with respect to particular assets (including extensions beyond the Closing Date for the perfection of security interests in the assets of the Pledgors on such date), or the performance of any other obligations necessary to comply with this Agreement. SECTION 5.10. WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS, AS APPLICABLE, BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 5.10. SECTION 5.11. Severability. In the event any one or more of the provisions contained in this Agreement should be held invalid, illegal or unenforceable in any respect in any jurisdiction, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby as to such jurisdiction, and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction. The parties hereto shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions. SECTION 5.12. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall constitute an original but all of which when taken together shall constitute but one contract, and shall become effective as provided in Section 5.4. Delivery of an executed counterpart to this Agreement by facsimile or other electronic transmission shall be as effective as delivery of a manually signed original. The words “execution,” “signed,” “signature,” and words of like import in this Agreement shall be deemed to include electronic signatures or electronic records, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act. For the avoidance of doubt, the foregoing also applies to any amendment, extension or renewal of this Agreement.

339751683 v6 -24- SECTION 5.13. Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and are not to affect the construction of, or to be taken into consideration in interpreting, this Agreement. SECTION 5.14. Jurisdiction; Consent to Service of Process. (a) Each Pledgor irrevocably and unconditionally agrees that it will not commence any action, litigation or proceeding of any kind or description, whether in law or equity, whether in contract or in tort or otherwise, against any other party to this Agreement or any Affiliate of the foregoing, in any way relating to this Agreement or any other Loan Document or the transactions relating hereto or thereto, in any forum other than the courts of the State of New York sitting in New York County, Borough of Manhattan, and of the United States District Court of the Southern District of New York sitting in New York County, Borough of Manhattan, and any appellate court from any thereof, and each of the parties hereto irrevocably and unconditionally submits to the jurisdiction of such courts and agrees that all claims in respect of any such action, litigation or proceeding may be heard and determined in such New York State court or, to the fullest extent permitted by applicable law, in such federal court. Each of the parties hereto agrees that a final judgment in any such action, litigation or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement or in any other Loan Document shall affect any right that the Collateral Agent or any other Secured Party may otherwise have to bring any action or proceeding relating to this Agreement or any other Loan Document against any Pledgor or its properties in the courts of any jurisdiction. (b) Each party to this Agreement hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or the other Loan Documents in any court referred to in clause (a) of this Section 5.14. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court. (c) Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 5.1. Nothing in this Agreement will affect the right of any party to this Agreement or any other Loan Document to serve process in any other manner permitted by law. SECTION 5.15. Termination or Release. In each case subject to the terms of any Intercreditor Agreement: (a) This Agreement and the pledges made by the Pledgors herein and all other security interests granted by the Pledgors hereby shall automatically terminate and be released upon the occurrence of the Termination Date. (b) (i) a Subsidiary Loan Party shall automatically be released from its obligations and all the pledges made by such Subsidiary Loan Party and all other security interests granted by such Subsidiary Loan Party shall automatically terminate and be released upon the release of such Subsidiary Loan Party from its obligations under the Guarantee Agreement in accordance with Section 9.17(a)(1)(v) of the Credit Agreement and (ii) the Security Interest in any portion of the Collateral shall be automatically released upon the occurrence of any of the circumstances set forth in Section 9.17(a) of the Credit Agreement (other than Section 9.17(a)(1)(v) thereof) with respect to such portion of the Collateral, in the case of each of preceding subclauses (i) and (ii), in accordance with the requirements of such Section (or clause thereof, as applicable), and all rights to the applicable Collateral shall revert to any applicable Pledgor.

339751683 v6 -25- (c) The Security Interest in any portion of the Collateral shall be automatically released upon such portion of the Collateral becoming Excluded Property or Excluded Securities (and the Collateral Agent may rely conclusively on a certificate to that effect provided to it by a Responsible Officer of the Borrower upon its reasonable request without any further inquiry). (d) In connection with any termination or release pursuant to this Section 5.15, the Collateral Agent shall promptly execute and deliver to any Pledgor all documents that such Pledgor shall reasonably request to evidence such termination or release (including Uniform Commercial Code termination statements), and will duly assign and transfer to such Pledgor any of such released Collateral that is in the possession of the Collateral Agent and has not theretofore been sold or otherwise applied or released pursuant to this Agreement; provided that the Collateral Agent shall not be required to execute any such document on terms which, in the Collateral Agent’s reasonable opinion, would expose the Collateral Agent to liability or create any obligation or entail any consequence other than such termination or release without representation or warranty. Any execution and delivery of documents pursuant to this Section 5.15 shall be made without recourse to or warranty by the Collateral Agent. In connection with any release pursuant to this Section 5.15, the applicable Pledgor shall be permitted to take any action in connection therewith consistent with such release including, without limitation, the filing of Uniform Commercial Code partial release amendments or termination statements, as applicable, in each case, as may be reasonably acceptable to the Collateral Agent with respect to the released portion of the Collateral. Upon the receipt of any necessary or proper instruments of termination, satisfaction or release prepared by the Borrower, the Collateral Agent shall execute, deliver or acknowledge such instruments or releases to evidence the release of any Collateral permitted to be released pursuant to this Agreement; provided that the Collateral Agent shall not be required to execute, deliver or acknowledge any such document on terms which, in the Collateral Agent’s reasonable opinion, would expose the Collateral Agent to liability or create any obligation or entail any consequence other than such termination or release without representation or warranty. The Pledgors agree to pay all reasonable and documented out-of-pocket expenses incurred by the Collateral Agent (and its representatives and counsel) in connection with the execution and delivery of such release documents or instruments. (e) The Collateral Agent may conclusively rely on a certificate of a Responsible Officer of the Borrower as to whether any termination or release contemplated by this Section 5.15 is permitted. SECTION 5.16. Additional Subsidiaries. Upon execution and delivery by any Subsidiary that is required or permitted to become a party hereto by Section 5.10 of the Credit Agreement or the Collateral and Guarantee Requirement of the Credit Agreement of an instrument substantially in the form of Exhibit I hereto (or another instrument reasonably satisfactory to the Collateral Agent and the Borrower), such Subsidiary shall become a Pledgor hereunder with the same force and effect as if originally named as a Pledgor herein. The execution and delivery of any such instrument shall not require the consent of any other party to this Agreement. The rights and obligations of each party to this Agreement shall remain in full force and effect notwithstanding the addition of any new party to this Agreement. SECTION 5.17. General Authority of the Collateral Agent. (a) By acceptance of the benefits of this Agreement and any other Security Documents, each Secured Party (whether or not a signatory hereto) shall be deemed irrevocably (i) to consent to the appointment of the Collateral Agent as its agent hereunder and under such other Security Documents, (ii) to confirm that the Collateral Agent shall have the authority to act as the exclusive agent of such Secured Party for the enforcement of any provision of this Agreement and such other Security Documents against any Pledgor, the exercise of remedies hereunder or thereunder and the giving or withholding of any consent or approval hereunder or thereunder relating to any Collateral or any Pledgor’s obligations with respect thereto, (iii) to agree that it shall not take any action to enforce any provisions of this Agreement or any

339751683 v6 -26- other Security Document against any Pledgor, to exercise any remedy hereunder or thereunder or to give any consents or approvals hereunder or thereunder except as expressly provided in this Agreement or any other Security Document and (iv) to agree to be bound by the terms of this Agreement and any other Security Documents and any applicable Intercreditor Agreement then in effect. (b) Each Pledgor acknowledges that the rights and responsibilities of the Collateral Agent under this Agreement with respect to any action taken by the Collateral Agent or the exercise or non- exercise by the Collateral Agent of any option, voting right, request, judgment or other right or remedy provided for herein or resulting or arising out of this Agreement shall, as between the Collateral Agent and the Secured Parties, be governed by Article VIII of the Credit Agreement, any applicable Intercreditor Agreement and such other agreements with respect thereto as may exist from time to time among them, but, as between the Collateral Agent and the Pledgors, the Collateral Agent shall be conclusively presumed to be acting as agent for the applicable Secured Parties with full and valid authority so to act or refrain from acting, and no Pledgor shall be under any obligation, or entitlement, to make any inquiry respecting such authority. (c) Beyond the exercise of reasonable care thereof, the Collateral Agent shall have no duty as to any Collateral in its possession or control or in the possession or control of any agent or bailee or any income thereon or as to preservation of rights against prior parties or any other rights pertaining thereto. The Collateral Agent shall be deemed to have exercised reasonable care in the custody of the Collateral in its possession if the Collateral is accorded treatment substantially equal to that which it accords its own property and shall not be liable or responsible for any loss or diminution in the value of any of the Collateral, by reason of the act or omission of any carrier, forwarding agency or other agent or bailee selected by the Collateral Agent in good faith. It is expressly understood and agreed that the obligations of the Collateral Agent as holder of the Collateral and interests therein and with respect to the disposition thereof, and otherwise under this Agreement, are only those expressly set forth in this Agreement and Article VIII of the Credit Agreement. The Collateral Agent shall act hereunder on the terms and conditions set forth herein and in Article VIII of the Credit Agreement. SECTION 5.18. Subject to Intercreditor Agreement; Conflicts. Notwithstanding anything herein to the contrary, (i) the Liens and security interests granted to the Collateral Agent for the benefit of the Secured Parties pursuant to this Agreement and (ii) the exercise of any right or remedy by the Collateral Agent hereunder or the application of proceeds (including insurance and condemnation proceeds) of any Collateral, in each case, are subject to the limitations and provisions of any applicable Intercreditor Agreement to the extent provided therein. In the event of any conflict between the terms of such applicable Intercreditor Agreement and the terms of this Agreement, the terms of such applicable Intercreditor Agreement shall govern. SECTION 5.19. [Reserved]. SECTION 5.20. Person Serving as Collateral Agent. On the Closing Date, the Collateral Agent hereunder is the Administrative Agent. Written notice of resignation by the Administrative Agent under the Credit Agreement pursuant to the Credit Agreement shall, unless the Administrative Agent and the Borrower otherwise agree in writing, also constitute notice of resignation as the Collateral Agent under this Agreement. Upon the acceptance of any appointment as the Administrative Agent under the Credit Agreement by a successor, that successor shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Collateral Agent pursuant hereto. The Collateral Agent immediately prior to any change in Collateral Agent pursuant to this Section 5.20 (the “Prior Collateral Agent”) shall be deemed to have assigned all of its rights, powers and duties hereunder to the successor Collateral Agent determined in accordance with this Section 5.20 (the “Successor Collateral Agent”) and the Successor Collateral Agent shall be deemed to have accepted, assumed and succeeded to such rights,

339751683 v6 -27- powers and duties. The Prior Collateral Agent shall cooperate with the Pledgors and such Successor Collateral Agent to ensure that all actions are taken that are necessary or reasonably requested by the Successor Collateral Agent to vest in such Successor Collateral Agent the rights granted to the Prior Collateral Agent hereunder with respect to the Collateral, including (a) the filing of amended financing statements in the appropriate filing offices, (b) to the extent that the Prior Collateral Agent holds, or a third party holds on its behalf, physical possession of or “control” (as defined in the Uniform Commercial Code or its equivalent in any other applicable jurisdiction) (or any similar concept under foreign law) over Collateral pursuant to this Agreement or any other Security Document, the delivery to the Successor Collateral Agent of the Collateral in its possession or control together with any necessary endorsements to the extent required by this Agreement, and (c) the execution and delivery of any further documents, financing statements or agreements and the taking of all such further action that may be required under any applicable law, or that the Successor Collateral Agent may reasonably request, all without recourse to, or representation or warranty by, the Prior Collateral Agent, and at the sole cost and expense of the Pledgors. SECTION 5.21. Survival of Agreement. All covenants, agreements, representations and warranties made by the Pledgors in the Loan Documents and in the certificates or other instruments delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the Secured Parties and shall survive the execution and delivery of the Loan Documents and the making of any Loans and issuance of any Letters of Credit under the Credit Agreement, regardless of any investigation made by or on behalf of any Secured Party or any other person and notwithstanding that any Secured Party or any other person may have had notice or knowledge of any Default or incorrect representation or warranty at the time any Loan Document is executed and delivered or any credit is extended under the Credit Agreement, and shall continue in full force and effect until the Termination Date. [Signature Pages Follow]

339751683 v6 [Signature Page to Collateral Agreement] IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the day and year first above written. CORE SCIENTIFIC, INC., By: _____________________________________ Name: Title: CORE SCIENTIFIC FINANCE HOLDING LLC, as Guarantor By: _____________________________________ Name: [ ] Title: [ ]

339751683 v6 [Signature Page to Collateral Agreement] JPMORGAN CHASE BANK, N.A., as Collateral Agent By: Name: Title:

339751683 v6 Schedule I to the Collateral Agreement Schedule I Subsidiary Loan Parties 1. Core Scientific Finance Holding LLC

339751683 v6 Schedule II Schedule II to the Collateral Agreement Pledged Stock; Pledged Debt A. Pledged Stock None. B. Pledged Debt None.

Schedule III to the
Collateral Agreement

Intellectual Property

A. U.S. Federally Issued or Applied for Patents.

Title	Ctry	Serial #	Filed Date	Patent #	Issue Date	Owner
SYSTEM AND METHOD FOR COOLING COMPUTING DEVICES WITHIN A FACILITY	US	16/268,410	2/5/2019	10,701,835	6/30/2020	Core Scientific, Inc.
SYSTEM AND METHOD FOR COOLING COMPUTING DEVICES WITHIN A FACILITY HAVING A PLURALITY OF SUPPLY AIR SPACES	US	16/268,392	2/5/2019	10,806,055	10/13/2020	Core Scientific, Inc.
COMPUTING DEVICE COOLING FACILITY INCLUDING A MIXING CHAMBER	US	16/268,433	2/5/2019	10,694,642	6/23/2020	Core Scientific, Inc.
SYSTEM FOR PASSIVELY COOLING COMPUTING DEVICES	US	16/268,428	2/5/2019	10,701,837	6/30/2020	Core Scientific, Inc.
SYSTEM FOR COOLING COMPUTING DEVICES OF A PLURALITY OF FACILITIES	US	16/268,424	2/5/2019	10,701,836	6/30/2020	Core Scientific, Inc.
SYSTEM AND METHOD FOR COOLING COMPUTING DEVICES WITHIN A FACILITY	US	16/053,648	8/2/2018	10,299,412	5/21/2019	Core Scientific, Inc.
POWER DISTRIBUTION UNIT	US	16/507,652	7/10/2019			Core Scientific, Inc.
COMPUTING SYSTEM AND METHOD	US	16/777,503	1/30/2020	11,734,004	8/22/2023	Core Scientific, Inc.
LOAD CENTER WITH INTEGRATED RECEPTACLES	US	29/712,517	11/8/2019	D968,336	11/1/2022	Core Scientific, Inc.
SYSTEM AND METHOD FOR COOLING COMPUTING DEVICES WITHIN A FACILITY	US	16/529,384	8/1/2019	10,908,658	2/2/2021	Core Scientific, Inc.
COMPUTING SYSTEM TRANSLATION TO PROMOTE EFFICIENCY	US	16/589,100	9/30/2019	11,068,292	7/20/2021	Core Scientific, Inc.

Schedule III

EFFICIENT COMPUTING IN VEHICLES	US	16/659,051	10/21/2019	11,485,241	11/1/2022	Core Scientific, Inc.
SYSTEM AND METHOD FOR VISUALLY MANAGING COMPUTING DEVICES IN A DATA CENTER	US	16/707,870	12/9/2019	11,178,021	11/16/2021	Core Scientific, Inc.
SYSTEM AND METHOD FOR MANAGING COMPUTING DEVICES	US	16/707,904	12/9/2019	11,489,736	11/1/2022	Core Scientific, Inc.
SYSTEM AND METHOD FOR HEALTH REPORTING IN A DATA CENTER	US	16/707,964	12/9/2019	11,748,674	9/5/2023	Core Scientific, Inc.
AUTOMATIC REPAIR OF COMPUTING DEVICES IN A DATA CENTER	US	16/776,213	1/29/2020	10,691,528	6/23/2020	Core Scientific, Inc.
COMMUNICATION NETWORK FOR GAMING REWARDS	US	16/841,659	4/6/2020	11,669,901	6/6/2023	Core Scientific, Inc.
SYSTEM AND METHOD FOR IDENTIFYING COMPUTING DEVICES IN A DATA CENTER	US	16/779,563	1/31/2020	10,783,410	9/22/2020	Core Scientific, Inc.
WORK PROVENANCE IN COMPUTING POOLS	US	16/900,860	6/12/2020	11,695,752	7/4/2023	Core Scientific, Inc.
AUTOMATIC REPAIR OF COMPUTING DEVICES IN A DATA CENTER	US	16/879,157	5/20/2020	11,249,835	2/15/2022	Core Scientific, Inc.
SYSTEM AND METHOD FOR COOLING COMPUTING DEVICES	US	16/879,564	5/20/2020	11,237,605	2/1/2022	Core Scientific, Inc.
HEALTH REPORTING FOR COMPUTING DEVICES	US	16/936,101	7/22/2020	11,567,821	1/31/2023	Core Scientific, Inc.
MEASURING AIRFLOW FOR COMPUTING DEVICES	US	16/938,085	7/24/2020	10,942,195	3/9/2021	Core Scientific, Inc.
RACK FOR COOLING COMPUTING DEVICES	US	16/938,565	7/24/2020	11,363,743	6/14/2022	Core Scientific, Inc.
SYSTEM AND METHOD FOR IDENTIFYING COMPUTING DEVICES IN A DATA CENTER	US	16/992,093	8/12/2020	11,403,476	8/2/2022	Core Scientific, Inc.
MEASURING AIRFLOW FOR COMPUTING DEVICES	US	17/076,711	10/21/2020	11,092,614	8/17/2021	Core Scientific, Inc.
COMPUTING DEVICE SYSTEM AND METHOD WITH RACKS CONNECTED TOGETHER TO FORM A SLED	US	17/102,604	11/24/2020	11,856,736	12/26/2023	Core Scientific, Inc.
CONTAINER-BASED DATA CENTER	US	17/081,393	10/27/2020	11,943,901	3/26/2024	Core Scientific, Inc.

Schedule III

MANAGING AIRFLOW FOR COMPUTING DEVICES	US	17/095,310	11/11/2020	11,812,588	11/7/2023	Core Scientific, Inc.
DYNAMIC AISLES FOR COMPUTING DEVICES	US	17/095,329	11/11/2020	10,959,349	3/23/2021	Core Scientific, Inc.
THERMAL MANAGEMENT FOR CONTAINER-BASED DATA CENTERS	US	17/095,335	11/11/2020	12,287,683	4/29/2025	Core Scientific, Inc.
HELICAL-CONFIGURED SHELVING FOR COOLING COMPUTING DEVICES	US	17/126,758	12/18/2020	11,516,942	11/29/2022	Core Scientific, Inc.
DYNAMIC AISLES FOR COMPUTING DEVICES	US	17/150,340	1/15/2021	11,153,988	10/19/2021	Core Scientific, Inc.
RACK FOR COOLING COMPUTING DEVICES IN A CYLINDRICAL CONFIGURATION	US	17/161,042	1/28/2021	11,540,415	12/27/2022	Core Scientific, Inc.
SYSTEM AND METHOD FOR COOLING COMPUTING DEVICES WITHIN A FACILITY	EP	19752872.2	8/1/2019	3830670	1/28/2026	Core Scientific, Inc.
SYSTEM AND METHOD FOR COOLING COMPUTING DEVICES WITHIN A FACILITY	CA	3,108,291	8/1/2019			Core Scientific, Inc.
SYSTEM AND METHOD FOR IDENTIFYING COMPUTING DEVICES IN A DATA CENTER	WO	PCT/US21/15799	1/29/2021			Core Scientific, Inc.
AUTOMATED SWITCHING OF WORKLOADS	US	17/383,004	7/22/2021	12,112,208	10/8/2024	Core Scientific, Inc.
ENVIRONMENT-BASED TUNING FOR COMPUTING DEVICES	US	17/476,766	9/16/2021	12,342,509	6/24/2025	Core Scientific, Inc.
DATA CENTER COOLING	US	17/476,786	9/16/2021	11,956,928	4/9/2024	Core Scientific, Inc.
AIR DEFLECTOR FOR COOLING COMPUTING DEVICES	US	17/476,796	9/16/2021	11,882,644	1/23/2024	Core Scientific, Inc.
ADJUSTABLE DUCTS FOR COOLING COMPUTING DEVICES	US	17/476,836	9/16/2021	11,985,791	5/14/2024	Core Scientific, Inc.
AUTOMATIC REPAIR OF COMPUTING DEVICES IN A DATA CENTER	CA	3,133,672	7/22/2020			Core Scientific, Inc.
AUTOMATIC REPAIR OF COMPUTING DEVICES IN A DATA CENTER	CN	202080034743.4	7/22/2020	ZL 2020 8 0034743.4	11/14/2025	Core Scientific, Inc.
SYSTEM AND METHOD FOR VISUALLY MANAGING COMPUTING DEVICES IN A DATA CENTER	CA	3,147,648	7/22/2020	3,147,648	6/13/2023	Core Scientific, Inc.

Schedule III

SYSTEM AND METHOD FOR MANAGING COMPUTING DEVICES	CA	3,147,650	7/22/2020	3,147,650	7/22/2025	Core Scientific, Inc.
SYSTEM AND METHOD FOR MANAGING COMPUTING DEVICES	EP	20843872.1	7/22/2020	4004676	3/11/2026	Core Scientific, Inc.
SYSTEM AND METHOD FOR VISUALLY MANAGING COMPUTING DEVICES IN A DATA CENTER	CN	202080066225.0	7/22/2020	ZL 2020 8 0066225.0	2/23/2024	Core Scientific, Inc.
IDENTIFYING COMPUTING DEVICES IN A DATA CENTER	WO	PCT/US22/18163	2/28/2022			Core Scientific, Inc.
SYSTEM FOR COOLING COMPUTING DEVICES IN AN ARRAY	WO	PCT/US22/19519	3/9/2022			Core Scientific, Inc.
SYSTEM FOR COOLING CIRCUIT BOARDS	WO	PCT/US22/19521	3/9/2022			Core Scientific, Inc.
TURBULENT AIRFLOW FOR COOLING COMPUTING DEVICES	US	17/691,562	3/10/2022			Core Scientific, Inc.
POWER DISTRIBUTION SYSTEM AND METHOD	US	17/737,491	5/5/2022	12,554,315	2/17/2026	Core Scientific, Inc.
SYSTEM AND METHOD FOR OPERATING COMPUTING DEVICES	US	17/744,004	5/13/2022			Core Scientific, Inc.
COMPUTING SYSTEM AND METHOD	US	17/744,017	5/13/2022			Core Scientific, Inc.
SYSTEM AND METHOD FOR OPERATING COMPUTERS	US	17/737,505	5/5/2022	12,316,788	5/27/2025	Core Scientific, Inc.
SYSTEM FOR RECAPTURING WASTE HEAT FROM COMPUTING DEVICES	US	17/738,654	5/6/2022	12,144,154	11/12/2024	Core Scientific, Inc.
WASTE ENERGY RECLAMATION WITH DAMPERS	US	17/741,544	5/11/2022	12,316,199	5/27/2025	Core Scientific, Inc.
COMPUTER SYSTEM AND METHOD	US	17/744,023	5/13/2022	12,443,508	10/14/2025	Core Scientific, Inc.
THERMAL MANAGEMENT FOR CONTAINER-BASED DATA CENTERS	US	17/749,550	5/20/2022	11,985,803	5/14/2024	Core Scientific, Inc.
SYSTEM AND METHOD FOR USING WASTE HEAT FROM COMPUTING DEVICES	US	17/864,659	7/14/2022	12,146,685	11/19/2024	Core Scientific, Inc.
SYSTEM AND METHOD FOR MANAGING COMPUTING DEVICES	US	17/953,932	9/27/2022	12,627,574	5/12/2026	Core Scientific, Inc.
IDENTIFYING COMPUTING DEVICES IN A DATA CENTER	US	18/286,988	10/13/2023	12,504,707	12/23/2025	Core Scientific, Inc.

Schedule III

SYSTEM FOR COOLING COMPUTING DEVICES IN AN ARRAY	US	18/286,991	10/13/2023	12,575,066	3/10/2026	Core Scientific, Inc.
SYSTEM FOR COOLING CIRCUIT BOARDS	US	18/286,993	10/13/2023	12,474,751	11/18/2025	Core Scientific, Inc.
AUTOMATIC REPAIR OF COMPUTING DEVICES IN A DATA CENTER	CA	3,229,405	7/22/2020	3,229,405	4/21/2026	Core Scientific, Inc.
HEAT SINK THAT VARIES IN HEIGHT	US	18/752,781	6/24/2024	12,453,053	10/21/2025	Core Scientific, Inc.
HEAT SINK THAT VARIES IN HEIGHT	US	12,041,754	07/16/2024			Core Scientific, Inc.
RACK FOR COOLING COMPUTING DEVICES IN A HYPERBOLOID CONFIGURATION	US	12,041,747	7/16/2024			Core Scientific, Inc.
MULTI-ORACLE	US	17,744,915	08/04/2026			Core Scientific, Inc.
SYSTEM AND METHOD FOR USING WASTE HEAT FROM COMPUTING DEVICES	US	18/928,161	10/27/2024			Core Scientific, Inc.
SYSTEM AND METHOD FOR COOLING COMPUTING DEVICES WITHIN A FACILITY	DE	19752872.2	8/1/2019	3830670	1/28/2026	Core Scientific, Inc.
SYSTEM AND METHOD FOR COOLING COMPUTING DEVICES WITHIN A FACILITY	FR	19752872.2	8/1/2019	3830670	1/28/2026	Core Scientific, Inc.
SYSTEM AND METHOD FOR COOLING COMPUTING DEVICES WITHIN A FACILITY	GB	19752872.2	8/1/2019	3830670	1/28/2026	Core Scientific, Inc.
SYSTEM AND METHOD FOR MANAGING COMPUTING DEVICES	UK	20843872.1	7/22/2020	4004676	3/11/2026	Core Scientific, Inc.

B. U.S. Federally Registered or Applied for Trademarks.

Applications:

Mark	Image	Country	Application #	Application Date	Registration #	Registration Date	Class(es)	Owner Name

Schedule III

Schedule III CORE SCIENTIFIC UNITED STATES 97/379,9971 4/25/2022 009, 042 Core Scientific, Inc. C & DESIGN UNITED STATES 97/379,9712 4/25/2022 009, 042 Core Scientific, Inc. MINDER UNITED STATES 97/440,1283 6/2/2022 009, 042 Core Scientific, Inc. HYPERCORE UNITED STATES 99/029,1074 2/4/2025 42 Core Scientific, Inc. 1 Intent-to-Use Trademark Application 2 Intent-to-Use Trademark Application 3 Intent-to-Use Trademark Application 4 Intent-to-Use Trademark Application

Schedule III CORE SCIENTIFIC HYPERCORE UNITED STATES 99/029,1335 2/4/2025 42 Core Scientific, Inc. Registrations: Mark Image Country Application # Allowance Date Registration # Registration Date Status Class(es) Owner Name C CORE SCIENTIFIC & DESIGN (1 line) UNITED STATES 87/944,149 4/23/2019 6,267,073 2/9/2021 REGISTERE D 037, 042 Core Scientific, Inc. C CORE SCIENTIFIC INFRASTRUCTURE & TECHNOLOGY & DESIGN UNITED STATES 87/944,148 4/23/2019 6,257,539 1/26/2021 REGISTERE D 042 Core Scientific, Inc. 5 Intent-to-Use Trademark Application

Schedule III BORN OF THE BLOCKCHAIN. INSPIRED BY AI. UNITED STATES 88/191,911 6/9/2020 6,364,865 5/25/2021 REGISTERE D 042 Core Scientific, Inc. CORE SCIENTIFIC (Child) UNITED STATES 87/983,532 4/16/2019 6,217,131 12/8/2020 REGISTERE D 042 Core Scientific, Inc. C (LOGO) (Child) UNITED STATES 87/983,834 4/16/2019 6,373,351 6/1/2021 REGISTERE D 037, 042 Core Scientific, Inc. C CORE SCIENTIFIC (2-line) (Child) UNITED STATES 87/983,841 4/16/2019 6,373,353 6/1/2021 REGISTERE D 037, 042 Core Scientific, Inc. CORE SCIENTIFIC CANADA 2,110,256 TMA1,406,54 9 5/1/2026 REGISTERE D 9, 37, 42 Core Scientific, Inc CORE SCIENTIFIC EUROPEAN UNION 018481356 018481356 10/1/2021 REGISTERE D 9, 37, 42 Core Scientific, Inc

Schedule III CORE SCIENTIFIC UNITED KINGDOM 3648548 3648548 12/3/2021 REGISTERE D 9, 37, 42 Core Scientific, Inc MINDER CANADA 2,114,725 TMA1,301,56 5 3/26/2025 REGISTERE D 42 Core Scientific, Inc MINDER UNITED STATES 90/778,545 6,622,643 1/18/2022 REGISTERE D 042 Core Scientific, Inc. R & DESIGN UNITED STATES 88/364,439 6,061,787 5/26/2020 REGISTERE D 036, 041, 042 Core Scientific, Inc. (f/k/a Radar Relay, Inc.) R & DESIGN WIPO 1516684 1516684 9/30/2019 REGISTERE D 36 Core Scientific, Inc. (f/k/a Radar Relay, Inc.) R & DESIGN CANADA 2014062 TMA1112035 10/20/2021 REGISTERE D 36 Core Scientific, Inc. (f/k/a Radar Relay, Inc.)

Schedule III ION WIPO 1516609 1516609 9/30/2019 REGISTERE D 41 Core Scientific, Inc. (f/k/a Radar Relay, Inc.) ION UNITED STATES 88/364,421 6,066,791 6/2/2020 REGISTERE D 041 Core Scientific, Inc. (f/k/a Radar Relay, Inc.) RADAR UNITED STATES 88/364,418 7,089,104 6/27/2023 REGISTERE D 036, 042 Core Scientific, Inc. (f/k/a Radar Relay, Inc.) RADAR WIPO 1516643 1516643 9/30/2019 REGISTERE D 36 Core Scientific, Inc. (f/k/a Radar Relay, Inc.) RADAR CANADA 2014063 TMA1112036 10/20/2021 REGISTERE D 36 Core Scientific, Inc. (f/k/a Radar Relay, Inc.) REDSHIFT UNITED STATES 88/749,316 12/15/2020 6,429,223 7/20/2021 REGISTERE D 036, 042 Core Scientific, Inc. (f/k/a Radar Relay, Inc.) CORE SCIENTIFIC HYPERCORE EUROPEAN UNION 19184994 19184994 9/20/2025 REGISTERE D 42 Core Scientific, Inc. HYPERCORE EUROPEAN UNION 19184996 19184996 9/20/2025 REGISTERE D 42 Core Scientific, Inc. CORE SCIENTIFIC HYPERCORE UNITED KINGDOM UK00004201269 UK000042012 69 8/1/2025 REGISTERE D 42 Core Scientific, Inc. HYPERCORE UNITED KINGDOM UK00004201274 UK000042012 74 8/1/2025 REGISTERE D 42 Core Scientific, Inc. CORE SCIENTIFIC HYPERCORE CANADA 2,397,845 TMA1,412,49 3 5/15/2026 REGISTERE D 42 Core Scientific, Inc. HYPERCORE CANADA 2,397,852 TMA1,412,49 4 5/15/2026 REGISTERE D 42 Core Scientific, Inc.

Schedule III C. U.S. Federally Registered Copyrights. None. D. Exclusive Licenses of U.S. Registered Copyrights. None.

339751683 v6 Schedule IV Schedule IV to the Collateral Agreement Commercial Tort Claims None.

Exhibit I Exhibit I to the Collateral Agreement [Form of] Supplement to the Collateral Agreement SUPPLEMENT NO. [●] (this “Supplement”), dated as of [●], 20[●] to the Collateral Agreement, dated as of August 25, 2026 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Collateral Agreement”), among CORE SCIENTIFIC, INC., a Delaware corporation (the “Borrower”) and each Subsidiary Loan Party party thereto and each Subsidiary Loan Party that becomes a party thereto after the date thereof (collectively, the “Pledgors”) and JPMORGAN CHASE BANK, N.A., as collateral agent (together with its successors and assigns, in such capacity, the “Collateral Agent”) for the Secured Parties. A. Reference is made to the Credit Agreement, dated as of August 25, 2026 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among the Borrower, JPMorgan Chase Bank, N.A., as Administrative Agent and Collateral Agent, and each Issuing Bank and Lender party thereto from time to time. B. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Collateral Agreement. C. The Pledgors have entered into the Collateral Agreement pursuant to the requirements set forth in Section 5.10 of the Credit Agreement. Section 5.16 of the Collateral Agreement provides that additional Subsidiary Loan Parties may become Pledgors under the Collateral Agreement by execution and delivery of an instrument substantially in the form of this Supplement. The undersigned Subsidiary (the “New Subsidiary”) is executing this Supplement in accordance with the requirements of the Credit Agreement to become a Pledgor under the Collateral Agreement. Accordingly, the New Subsidiary agrees as follows: SECTION 1. In accordance with Section 5.16 of the Collateral Agreement, the New Subsidiary by its signature below becomes a Pledgor under the Collateral Agreement with the same force and effect as if originally named therein as a Pledgor and the New Subsidiary hereby (a) agrees to all the terms and provisions of the Collateral Agreement applicable to it as a Pledgor thereunder and (b) makes each of the representations and warranties in the Collateral Agreement solely with respect to itself (with references to the schedules therein being references to the schedules hereto and with references to the Closing Date therein being deemed references to the date hereof) and its assets and Collateral as of the date hereof.6 The New Subsidiary represents and warrants that set forth under its signature hereto is the true and correct legal name of the New Subsidiary, its jurisdiction of organization and the location of its chief executive office. In furtherance of the foregoing, the New Subsidiary, as security for the payment or performance when due (whether at the stated maturity, by acceleration or otherwise), as the case may be, in full of its Secured Obligations, does hereby assign and pledge to the Collateral Agent, its successors and permitted assigns, for the benefit of the Secured Parties, and hereby grants to the Collateral Agent, its successors and permitted assigns, for the benefit of the Secured Parties, a security interest in all of the New Subsidiary’s right, title and interest in, to and under (whether now owned or hereafter acquired or in which such New Subsidiary now has or at any time in the future may acquire any right, title or interest) Collateral, including such collateral listed on Schedule II hereto; provided that, for the avoidance of doubt, the Collateral shall not include any Excluded Property or Excluded Securities. From and after the date hereof each reference to a 6 Any required qualifications to be included at time of entry into this Supplement.

Exhibit I “Pledgor” in the Collateral Agreement shall be deemed to include the New Subsidiary. The Collateral Agreement is hereby incorporated herein by reference. SECTION 2. The New Subsidiary represents and warrants to the Collateral Agent, for the benefit of the Secured Parties, that this Supplement has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally, general equitable principles (whether considered in a proceeding at law or in equity) and any implied covenant of good faith and fair dealing. SECTION 3. This Supplement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Supplement shall become effective when the Collateral Agent shall have received a counterpart of this Supplement that bears the signature of the New Subsidiary. Delivery of an executed signature page to this Supplement by facsimile or other electronic transmission shall be as effective as delivery of a manually signed counterpart of this Supplement. The words “execution,” “signed,” “signature,” and words of like import in this Supplement shall be deemed to include electronic signatures or electronic records, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act. SECTION 4. The New Subsidiary has attached hereto Schedule II which reflects information relating to the undersigned that would have been required to be disclosed on Schedules II, III and IV if the undersigned were a party to the Collateral Agreement on the Closing Date, and the undersigned hereby certifies, as of the date first above written, that such schedules have been prepared by the undersigned in substantially the form of the equivalent schedules to the Collateral Agreement and are complete and correct in all material respects. Schedules II, III and IV hereto shall supplement corresponding schedules to the Collateral Agreement. SECTION 5. Except as expressly supplemented hereby, the Collateral Agreement shall remain in full force and effect. SECTION 6. THIS SUPPLEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS SUPPLEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK. SECTION 7. In case any one or more of the provisions contained in this Supplement should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and in the Collateral Agreement shall not in any way be affected or impaired thereby (it being understood that the invalidity of a particular provision in a particular jurisdiction shall not in and of itself affect the validity of such provision in any other jurisdiction). The parties hereto shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions. SECTION 8. All communications and notices hereunder shall (except as otherwise expressly permitted by the Collateral Agreement) be in writing and given as provided in Section 5.1 of the Collateral Agreement.

Exhibit I SECTION 9. The New Subsidiary agrees to reimburse the Collateral Agent for its reasonable and documented out-of-pocket expenses in connection with this Supplement, including the reasonable and documented fees, other charges and disbursements of counsel for the Collateral Agent. [Signature Page Follows]

339751683 v6 [Signature Page to Supplement to Collateral Agreement] IN WITNESS WHEREOF, the New Subsidiary has duly executed this Supplement to the Collateral Agreement as of the day and year first above written. [NAME OF NEW SUBSIDIARY] By: Name: Title: Address: Legal Name: Jurisdiction of Formation:

Schedule II to Supplement No. __ to the Collateral Agreement Schedule II to Supplement No. __ to the Collateral Agreement Pledged Stock; Pledged Debt A. Pledged Stock Issuer Record Owner Certificate No. Number and Class Percentage of Equity Interest Owned Percent Pledged B. Pledged Debt Payee Payor Principal Date of Issuance Maturity Date

Exhibit I Schedule III to Supplement No. __ to the Collateral Agreement Intellectual Property

Exhibit I Schedule IV to Supplement No. __ to the Collateral Agreement Commercial Tort Claims

339751683 v6 Exhibit II Exhibit II to the Collateral Agreement [Form of] Notice of Grant of Security Interest in [Patents][Copyrights][Trademarks] NOTICE OF GRANT OF SECURITY INTEREST IN [PATENTS][COPYRIGHTS] [TRADEMARKS], dated as of [●], 20[●] (this “Agreement”), made by _________ (the “Pledgor[s]”), in favor of JPMORGAN CHASE BANK, N.A., as collateral agent for the Secured Parties (together with its successors and assigns, in such capacity, the “Collateral Agent”). Reference is made to the Collateral Agreement dated as of August 25, 2026 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Collateral Agreement”), among the Pledgor, the other pledgors party thereto and the Collateral Agent. The parties hereto agree as follows: SECTION 1. Terms. Capitalized terms used in this Agreement and not otherwise defined herein have the meanings specified (including by reference) in the Collateral Agreement. All terms defined in the Uniform Commercial Code and not defined in this Agreement or the Collateral Agreement have the meanings specified therein. The rules of construction specified in Section 1.1(b) of the Collateral Agreement also apply to this Agreement. SECTION 2. Grant of Security Interest. As security for the payment or performance when due (whether at the stated maturity, by acceleration or otherwise), as the case may be, in full of the Secured Obligations, each Pledgor hereby assigns and pledges to the Collateral Agent, its successors and permitted assigns, for the benefit of the Secured Parties, and hereby grants to the Collateral Agent, its successors and permitted assigns, for the benefit of the Secured Parties, a security interest in all of such Pledgor’s right, title and interest in, to and under any and all of the following assets and properties (whether now owned or held or hereafter acquired) (collectively, but excluding any Excluded Property, the “IP Collateral”): all [Patents][Copyrights and exclusive Copyright licenses][Trademarks] of the United States of America, including those listed on Schedule I; provided, however, that the foregoing shall not constitute a grant of security interest in (and the IP Collateral shall not include) any Excluded Property [, including, without limitation, any “intent-to-use” Trademark applications prior to the filing and acceptance of a “Statement of Use” or “Amendment to Allege Use” with respect thereto, to the extent that the grant of a security interest therein would impair the validity or enforceability of, or render void or voidable or result in the cancellation of such Pledgor’s right, title or interest therein or in any Trademark issued as a result of such application under applicable federal law]7. SECTION 3. Collateral Agreement. The security interest granted to the Collateral Agent herein are granted in furtherance, and not in limitation, of the security interest granted to the Collateral Agent pursuant to the Collateral Agreement. The Pledgor hereby acknowledges and affirms that the rights and remedies of the Collateral Agent with respect to the IP Collateral are more fully set forth in the Collateral Agreement, the terms and provisions of which are hereby incorporated herein by reference as if fully set forth herein. In the event of any conflict between the terms of this Agreement and the Collateral Agreement, the terms of the Collateral Agreement shall govern. SECTION 4. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall constitute an original but all of which when taken together shall constitute but one contract. Delivery of an executed counterpart to this Agreement by facsimile or other electronic transmission shall 7 Note to Form: Only include in Notice of Grant of Security Interest in Trademarks.

339751683 v6 Exhibit II be as effective as delivery of a manually signed original. The words “execution,” “signed,” “signature,” and words of like import in this Agreement shall be deemed to include electronic signatures or electronic records, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act. SECTION 5. Governing Law. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK. [Signature Pages Follow]

339751683 v6 [Signature Page to Notice of Grant of Security Interest in [Patents][Trademarks][Copyrights]] IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written. [Name of Pledgor] By: Name: Title:

339751683 v6 [Signature Page to Notice of Grant of Security Interest in [Patents][Trademarks][Copyrights]] JPMORGAN CHASE BANK, N.A., as Collateral Agent By: Name: Title:

339751683 v6 Schedule I to Notice of Grant of Security Interest in Patents Schedule I to Notice of Grant of Security Interest in Patents Patents Owned by [Name of Pledgor] U.S. Patent Registrations Title Patent No. Issue Date U.S. Patent Applications Title Application No. Filing Date

339751683 v6 Schedule I to Notice of Grant of Security Interest in Copyrights Schedule I to Notice of Grant of Security Interest in Copyrights Copyrights Owned by [Name of Pledgor] U.S. Copyright Registrations Title Registration No. Registration Date

339751683 v6 Schedule I to Notice of Grant of Security Interest in Trademarks Schedule I to Notice of Grant of Security Interest in Trademarks Trademarks Owned by [Name of Pledgor] U.S. Trademark Registrations Mark Registration No. Registration Date U.S. Trademark Applications Mark Application No. Filing Date

Schedule 1.01(A) L/C Fronting Commitments Issuing Bank L/C Fronting Commitment JPMorgan Chase Bank, N.A. $125,000,000.00 Morgan Stanley Senior Funding, Inc. $125,000,000.00 Goldman Sachs Lending Partners LLC $125,000,000.00 The Toronto-Dominion Bank, New York Branch $125,000,000.00 Total $500,000,000.00

Schedule 1.01(B) Unrestricted Subsidiaries None.

Schedule 2.01 Revolving Facility Commitments Revolving Facility Lender Revolving Facility Commitment JPMorgan Chase Bank, N.A. $25,000,000.00 Morgan Stanley Senior Funding, Inc. $25,000,000.00 Goldman Sachs Lending Partners LLC $25,000,000.00 The Toronto-Dominion Bank, New York Branch $25,000,000.00 Total $100,000,000.00

Schedule 3.04 Governmental Approvals None.

Schedule 3.09 Existing Litigation None.

Schedule 3.21 Intellectual Property, Licenses, Etc. None.

Schedule 5.14 Post-Closing Actions 1. No later than five (5) Business Days after the Closing Date (or such later date as the Collateral Agent may agree in its reasonable discretion), the Borrower shall deliver, or cause to be delivered, to the Collateral Agent certificates of insurance with respect to all insurance policies required by Section 5.02 and the applicable provisions of the Security Documents, in form and substance reasonably satisfactory to the Collateral Agent. 2. No later than sixty (60) days after the Closing Date (or such later date as the Collateral Agent may agree in its reasonable discretion), the Borrower shall deliver, or cause to be delivered, to the Collateral Agent insurance endorsements with respect to all insurance policies required by Section 5.02 and the applicable provisions of the Security Documents, in form and substance reasonably satisfactory to the Collateral Agent, including endorsements naming the Collateral Agent as loss payee and endorsements naming the Collateral Agent as an additional insured, as applicable. 3. On or before the date that is 30 days after the Closing Date (or such later date that the Collateral Agent shall agree in its reasonable discretion), with respect to any Intellectual Property Collateral (as defined in the Collateral Agreement) granted or purported to be granted to the Collateral Agent pursuant to any Intellectual Property Security Agreement, to the extent that the owner of record in the files of (i) the United States Patent and Trademark Office or (ii) the United States Copyright Office is reflected under any former or alternate name of any Loan Party that is not its exact legal name as of the Closing Date, the applicable Loan Party shall promptly file, or cause to be filed, all documents, instruments and recordation’s necessary to update and correct such records to reflects is exact current legal name, and the Collateral Agent shall have received evidence reasonably satisfactory to it of the filing of such corrective name change documents.

Schedule 6.01 Indebtedness None.

Schedule 6.02

Liens

Secured Party / Lessor	**File Date**	**File Number**	**Collateral Description**
Corporation Service Company, as Representative	03/27/2020	20202258236	Equipment
Trinity Capital Inc.	09/01/2021	2021 6940424	Equipment
Toyota Industries Commercial Finance, Inc.	11/05/2021	2021 8945868	Equipment
Corporation Service Company, as Representative	12/16/2021	2021 0313113	Equipment
Massmutal Asset Finance LLC	12/21/2021	2021 0461623	Equipment
Anchorage Lending CA, LLC	03/14/2022	2022 2164887	Equipment
Barings BDC, Inc.	04/07/2022	2022 2950293	Equipment
Barings Private Credit Corp.	04/07/2022	2022 2950301	Equipment
Barings Capital Investment Corporation	04/08/2022	2022 2950285	Equipment
Barings BDC, Inc.	05/02/2022	2022 3679198	Equipment
Barings Capital Investment Corporation	05/02/2022	2022 3679206	Equipment
Barings Private Credit Corp.	05/02/2022	2022 3679214	Equipment
Anchorage Lending CA, LLC	05/26/2022	2022 4455481	Equipment and Software Rights
Maddox Industrial Transformer, LLC	09/01/2022	2022 7364441	Equipment
Blockfi Lending LLC	01/23/2024	2024 0480549	Bitcoin Mining Equipment
Stonebriar Commercial Finance LLC	01/25/2024	2024 0552073	Equipment

Schedule 6.04 Investments None.

Schedule 6.10 Transactions with Affiliates None.

Schedule 9.01 Notice Information 1. Loan Parties Borrower and Guarantors: Core Scientific, Inc. 838 Walker Road Suite 21-2 Dover, DE 19904 Attention: Todd M. DuChene Telephone: (408) 464-3421 Email: tduchene@corescientific.com with copies (which shall not constitute notice) to: Cooley LLP 55 Hudson Yards New York, NY 10001 Attention: Mike Tollini; Adam J. Longenbach Telephone: (202) 962-8380; (212) 479-6785 Email: mtollini@cooley.com; alongenbach@cooley.com 2. Administrative Agent [Notice Information Separately Provided to Borrower] 3. Issuing Banks If to any Issuing Bank, to the notice information on file with the Administrative Agent. 4. Website Address Borrower's Website Address: https://corescientific.com/